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TABLE OF CONTENTS 2

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-212387

Prospectus

$845,172,000

EXCHANGE OFFER FOR
$445,172,000 6.75% senior notes due 2022
FOR
A LIKE PRINCIPAL AMOUNT OF OUTSTANDING
6.75% senior notes due 2022

$400,000,000 6.375% senior notes due 2024
FOR
A LIKE PRINCIPAL AMOUNT OF OUTSTANDING
6.375% senior notes due 2024

         Match Group, Inc. ("Match Group") is offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange an aggregate principal amount of up to (i) $445,172,000 of our 6.75% senior notes due 2022 (the "2022 exchange notes") for an equal principal amount of our outstanding 6.75% senior notes due 2022 (the "2022 old notes") and (ii) $400,000,000 of our 6.375% senior notes due 2024 (the "2024 exchange notes" and, together with the 2022 exchange notes, the "exchange notes") for an equal principal amount of our outstanding 6.375% senior notes due 2024 (the "2024 old notes" and, together with the 2022 old notes, the "old notes"). The exchange notes will represent the same debt as the old notes and we will issue the exchange notes under the same respective indentures as the old notes.

         The exchange offer expires at 5:00 p.m., New York City time, on August 15, 2016, unless extended.

Terms of the Exchange Offer

  •
  We will issue exchange notes for all old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

  •
  You may withdraw tendered old notes at any time prior to the expiration of the exchange offer.

  •
  The terms of the exchange notes are identical in all material respects (including principal amount, interest rate, maturity and redemption rights) to the old notes for which they may be exchanged, except that the exchange notes generally will not be subject to transfer restrictions or be entitled to registration rights and the exchange notes will not have the right to earn additional interest under circumstances relating to our registration obligations.

  •
  Certain of our subsidiaries may be required to guarantee the exchange notes in the circumstances described under "Description of 2024 exchange notes—Future Note Guarantees" and "Description of 2022 exchange notes—Future Note Guarantees."

  •
  The exchange of old notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. See the discussion under the caption "Certain U.S. federal income tax considerations."

  •
  There is no existing market for the exchange notes to be issued, and we do not intend to apply for listing or quotation on any securities exchange or market.

         See "Risk factors" beginning on page 9 for a discussion of the factors you should consider in connection with the exchange offer.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Each broker-dealer that receives exchange notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The accompanying letter of transmittal relating to the exchange offer states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will amend or supplement this prospectus in order to expedite or facilitate the disposition of any exchange notes by such broker-dealers. See "Plan of Distribution."

The date of this prospectus is July 18, 2016.

i

        In this prospectus, unless we indicate otherwise or the context requires, "we," "us," "our," "Match Group" and the "Company," refer to Match Group, Inc. and its subsidiaries; "notes" refers to the old notes and the exchange notes collectively; "North America" refers to the United States and Canada; "Western Europe" refers to Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom; and "other select countries" refers to Argentina, Australia, Brazil, Chile, China, Colombia, Costa Rica, Czech Republic, Greece, Hong Kong SAR, Hungary, Iceland, India, Indonesia, Israel, Japan, South Korea, Kuwait, Malaysia, Mexico, New Zealand, Philippines, Poland, Romania, the Russian Federation, Singapore, South Africa, Thailand, Turkey, Ukraine, United Arab Emirates and Vietnam.

References to Additional Information

        This prospectus incorporates important business and financial information about Match Group that is not included in or delivered with this prospectus. You can obtain any of the documents filed with or furnished to the Securities and Exchange Commission (the "SEC") by Match Group at no cost from the SEC's website at http://www.sec.gov. You may also request copies of these documents, including documents incorporated by reference in this prospectus, at no cost by contacting us at the following address:

Match Group
8300 Douglas Avenue
Suite 800
Dallas, TX 75225
(214) 576-9352

        To obtain timely delivery of these documents, you must make your request to us no later than August 8, 2016. In the event that we extend the exchange offer, you must submit your request at least five business days before the expiration date of the exchange offer, as extended. We may extend the exchange offer in our sole discretion. See "Exchange offer" for more detailed information.

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date printed on the front of this prospectus.

ii

 Forward-looking information

        This prospectus, any documents incorporated by reference herein in the future and any other written reports and oral statements made from time to time in the future by the Company may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as "anticipates," "estimates," "expects," "plans" and "believes," among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to: Match Group's future financial performance, Match Group's business prospects and strategy, anticipated trends and prospects in the industries in which Match Group's businesses operate and other similar matters. These forward-looking statements are based on Match Group management's expectations and assumptions about future events as of the date of this prospectus, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

        Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others, the risk factors set forth elsewhere in this prospectus. Other unknown or unpredictable factors that could also adversely affect Match Group's business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, the forward-looking statements discussed in this prospectus may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of Match Group's management as of the date of this prospectus. Match Group does not undertake any obligation to update these forward-looking statements.

Where you can find more information

        We have filed with the SEC a registration statement on Form S-4 under the Securities Act that registers the exchange notes that will be offered in exchange for the old notes. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the exchange notes. The rules and regulations of the SEC allow us to omit from this document certain information included in the registration statement.

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and file reports and other information with the SEC. The public may read and copy any reports or other information that we file with the SEC at the SEC's public reference room, 100 F Street NE, Washington, D.C. 20549-2521. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. In addition, we make available, free of charge through our website at http://ir.mtch.com, under the tab "Financial Information" and the heading "SEC Filings," our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (including related amendments), among other reports, as soon as reasonably practicable after they have been electronically filed with (or furnished to) the SEC.

        The information on our website is not incorporated by reference into this prospectus, or in any other filings with, or in any other information furnished or submitted to, the SEC.

iii

Summary

        This summary highlights information that is contained elsewhere in this prospectus. It does not contain all of the information that you may consider important in making your decision to exchange your old notes for exchange notes. Therefore, you should read the entire prospectus carefully, including the sections entitled "Risk factors" and "Management's discussion and analysis of financial condition and results of operations," "Unaudited pro forma combined financial statements," the consolidated and combined financial statements and the related notes thereto and other financial data included elsewhere in this prospectus.

Business Overview

        Match Group is the world's leading provider of dating products. We operate a portfolio of over 45 brands, including Match, OkCupid, PlentyOfFish, Tinder, Meetic, Twoo, OurTime, BlackPeopleMeet and FriendScout24, each designed to increase our users' likelihood of finding a romantic connection. Through our portfolio of trusted brands, we provide tailored products to meet the varying preferences of our users. We currently offer our dating products in 38 languages across more than 190 countries. Match Group operates in two segments: Dating and Non-dating.

        Our target market includes all adults in North America, Western Europe and other select countries around the world who are not in a committed relationship and who have access to the internet. Consumer preferences within this population vary significantly, influenced in part by demographics, geography, religion and sensibility. As a result, the market for dating products is fragmented, and no single product has been able to effectively serve the dating category as a whole.

        Given wide ranging consumer preferences, we approach the category with a brand portfolio strategy, through which we attempt to offer dating products that collectively appeal to the broadest spectrum of consumers. We believe that this approach maximizes our ability to capture additional users. We increasingly apply a centralized discipline to learnings, best practices and technologies across our brands in order to increase growth, reduce costs and maximize profitability. This approach allows us to quickly introduce new products and features, optimize marketing strategies, reduce operating costs and more effectively deploy talent across our organization.

        Coinciding with the general trend toward mobile technology, we have experienced a meaningful shift in our user base from desktop devices to mobile devices, and now offer mobile experiences on substantially all of our dating products. This shift has enabled us to reach groups of users which had previously proven elusive, such as the millennial audience; for example, Tinder, a mobile-only product, has been able to tap into this audience rapidly over the last few years. Additionally, in previously desktop-oriented products like Match, the shift to mobile has led to increased usage of our products, as mobile users on average access our products at meaningfully higher rates than do those users who access our products on desktop.

        In addition to our dating business, we also operate The Princeton Review, which provides a variety of test preparation, academic tutoring and college counseling services.

Corporate Information

        Match Group's principal executive office is located at 8300 Douglas Avenue, Dallas, TX 75225. Match Group's telephone number is (214) 576-9352. Match Group's website address is www.mtch.com. The information contained on or accessible through Match Group's website is not part of this prospectus.

Recent Developments

        On July 11, 2016, Jeffrey Dawson, the Company's Chief Financial Officer, Dating, informed the Company that he is resigning from his position, in order to accept a position with another company. Mr. Dawson will remain with the Company through mid-August to assist with transition.

 Summary terms of the exchange offer

        Set forth below is a brief summary of some of the principal terms of the exchange offer. In this summary of the exchange offer, "we," "us," "our," "Match Group," and the "Company" refer only to Match Group, Inc. and any successor obligor, and not to any of its subsidiaries. You should also read the information in the section entitled "Exchange offer" in this prospectus for a more detailed description and understanding of the terms of the exchange offer.

The exchange offer	We are offering to exchange up to: (i) $445,172,000 in aggregate principal amount of our 2022 exchange notes for an equal principal amount of our 2022 old notes and (ii) $400,000,000 in aggregate principal amount of our 2024 exchange notes for an equal principal amount of our 2024 old notes.
Expiration of the exchange offer; withdrawal of tender

The exchange offer will expire at 5:00 p.m., New York City time, on August 15, 2016, or a later date and time to which we may extend it. We do not currently intend to extend the expiration of the exchange offer. You may withdraw your tender of old notes in the exchange offer at any time before the expiration of the exchange offer. Any old notes not accepted for exchange for any reason will be returned without expense to you promptly after the expiration or termination of the exchange offer.

Conditions to the exchange offer

The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange. The exchange offer is subject to customary conditions, which we may waive. See "Exchange offer—Conditions" for more information regarding the conditions to the exchange offer.

Procedures for tendering notes

To tender old notes held in book-entry form through the Depository Trust Company, or "DTC," you must transfer your old notes into the exchange agent's account in accordance with DTC's Automated Tender Offer Program, or "ATOP" system. In lieu of delivering a letter of transmittal to the exchange agent, a computer-generated message, in which the holder of the old notes acknowledges and agrees to be bound by the terms of the letter of transmittal, must be transmitted by DTC on behalf of a holder and received by the exchange agent before 5:00 p.m., New York City time, on the expiration date. In all other cases, a letter of transmittal must be manually executed and received by the exchange agent before 5:00 p.m., New York City time, on the expiration date.

By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:
• you are acquiring the exchange notes in the ordinary course of your business;
• you have no arrangement or understanding with any person to participate in the distribution of the exchange notes (within the meaning of the Securities Act);

• you are not engaged in and do not intend to engage in a distribution of the exchange notes (within the meaning of the Securities Act);
• you are not our "affiliate" (as defined in Rule 405 under the Securities Act); and

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you will deliver or make available a prospectus in connection with any resale of the exchange notes.

Special procedures for beneficial owners

If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you want to tender old notes in the exchange offer, you should contact the registered owner promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. See "Exchange offer—Procedures for tendering."

Guaranteed delivery procedures

If you wish to tender your old notes, and time will not permit your required documents to reach the exchange agent by the expiration date, or the procedure for book-entry transfer cannot be completed on time, you may tender your old notes under the procedures described under "Exchange offer—Guaranteed delivery procedures."

Consequences of failure to exchange

Any old notes that are not tendered in the exchange offer, or that are not accepted in the exchange, will remain subject to the restrictions on transfer. Since the old notes have not been registered under the U.S. federal securities laws, you will not be able to offer or sell the old notes except under an exemption from the requirements of the Securities Act or unless the old notes are registered under the Securities Act. Upon the completion of the exchange offer, we will have no further obligations, except under limited circumstances, to provide for registration of the old notes under the U.S. federal securities laws. See "Exchange offer—Consequences of failure to tender."

Certain U.S. federal income tax considerations	The exchange of old notes for exchange notes in the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. See "Certain U.S. federal income tax considerations."

Transferability

Under existing interpretations of the Securities Act by the staff of the SEC contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the exchange notes will generally be freely transferable by holders after the exchange offer without further compliance with the registration and prospectus delivery requirements of the Securities Act (subject to certain representations required to be made by each holder of old notes, as set forth under "Exchange offer—Procedures for tendering"). However, any holder of old notes who:

• is one of our "affiliates" (as defined in Rule 405 under the Securities Act);
• does not acquire the exchange notes in the ordinary course of business;
• distributes, intends to distribute, or has an arrangement or understanding with any person to distribute the exchange notes as part of the exchange offer; or
• is a broker-dealer who purchased old notes from us in the initial offering of the old notes for resale pursuant to Rule 144A or any other available exemption under the Securities Act;

will not be able to rely on the interpretations of the staff of the SEC, will not be permitted to tender old notes in the exchange offer and, in the absence of any exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Our belief that transfers of exchange notes would be permitted without registration or prospectus delivery under the conditions described above is based on SEC interpretations given to other, unrelated issuers in similar exchange offers. We cannot assure you that the SEC would make a similar interpretation with respect to our exchange offer. We will not be responsible for or indemnify you against any liability you may incur under the Securities Act.

Each broker-dealer that receives exchange notes for its own account under the exchange offer in exchange for old notes that were acquired by the broker-dealer as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of distribution."

Dissenters' rights

Holders of old notes do not have any appraisal or dissenters' rights in connection with the exchange offer. Old notes that are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture under which they were issued, including accrual of interest, but, subject to a limited exception, will not be entitled to any registration rights under the applicable registration rights agreement. See "Exchange offer—Consequences of failure to tender."

Use of proceeds	We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer.
Exchange agent	Computershare Trust Company, N.A. is the exchange agent for the exchange offer. The address and telephone number of the exchange agent are set forth under "Exchange offer—Exchange agent."

 Summary terms of the exchange notes

        Set forth below is a brief summary of some of the principal terms of the exchange notes. In this summary of the exchange notes, "we," "us," "our," "Match Group," and the "Company" refer only to Match Group, Inc. and any successor obligor, and not to any of its subsidiaries. You should also read the information in the section entitled "Description of 2024 exchange notes" and "Description of 2022 exchange notes" in this prospectus for a more detailed description and understanding of the terms of the exchange notes.

        The exchange notes will be identical in all material respects to the old notes for which they have been exchanged, except:

  •
  the offer and sale of the exchange notes will have been registered under the Securities Act, and thus the exchange notes generally will not be subject to the restrictions on transfer applicable to the old notes or bear restrictive legends;

  •
  the exchange notes will not be entitled to registration rights; and

  •
  the exchange notes will not have the right to earn additional interest under circumstances relating to our registration obligations.

Issuer	Match Group, Inc.
Securities offered	$445,172,000 aggregate principal amount of 6.75% senior notes due 2022.
$400,000,000 aggregate principal amount of 6.375% senior notes due 2024.
Maturity date	The 2022 exchange notes will mature on December 15, 2022.
The 2024 exchange notes will mature on June 1, 2024.
Interest

We will pay interest on the 2022 exchange notes on June 15 and December 15 of each year, beginning on December 15, 2016. The 2022 exchange notes will bear interest at 6.75% per year payable semi-annually in cash in arrears. The 2022 exchange notes will bear interest from (and including) June 15, 2016, or from the most recent date to which interest has been paid or provided for.

We will pay interest on the 2024 exchange notes on June 1 and December 1 of each year, beginning on December 1, 2016. The 2024 exchange notes will bear interest at 6.375% per year payable semi-annually in cash in arrears. The 2024 exchange notes will bear interest from (and including) June 1, 2016, or from the most recent date to which interest has been paid or provided for.

Guarantors

The exchange notes will not be guaranteed by any of our subsidiaries on the issue date. Under certain circumstances, our obligations under the exchange notes and their respective indentures will be jointly and severally guaranteed by certain of our subsidiaries. See "Description of 2024 exchange notes—Certain covenants—Future Note Guarantees" and "Description of 2022 exchange notes—Certain covenants—Future Note Guarantees."

Ranking

The exchange notes will be our general unsecured unsubordinated obligations, will rank senior in right of payment to any of our indebtedness that by its terms is subordinated to the exchange notes, will rank equally in right of payment with all of our other existing and future unsubordinated indebtedness, and will be structurally subordinated to the indebtedness of our non-guarantor subsidiaries including the guarantees by our subsidiaries of our credit facilities. The exchange notes will be effectively subordinated to our secured indebtedness and the secured indebtedness of any of our subsidiaries that guarantee the exchange notes in the future, in each case to the extent of the value of the assets securing such indebtedness including our credit facilities.

Denomination	The exchange notes will only be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Optional redemption

At any time prior to December 15, 2017, we may redeem all or a part of the 2022 exchange notes at a price equal to 100% of the principal amount of the 2022 exchange notes redeemed plus a "make-whole premium," and accrued and unpaid interest, if any, to, but not including, the date of redemption as described under "Description of 2022 exchange notes—Optional redemption."

The 2022 exchange notes will be redeemable at our option, in whole or in part, at any time on or after December 15, 2017, at the redemption prices set forth in this prospectus, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

At any time prior to June 1, 2019, we may redeem all or a part of the 2024 exchange notes at a price equal to 100% of the principal amount of the 2024 exchange notes redeemed plus a "make-whole premium," and accrued and unpaid interest, if any, to but not including, the redemption date as described under "Description of 2024 exchange notes—Optional redemption."

The 2024 exchange notes will be redeemable at our option, in whole or in part, at any time on or after June 1, 2019, at the redemption prices set forth in this prospectus, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Until June 1, 2019, we may, on one or more occasions redeem up to 40% of the aggregate principal amount of the 2024 exchange notes, plus accrued and unpaid interest, if any, to, but not including, the redemption date with the net cash proceeds of one or more equity offerings at a redemption price of 106.375% of the principal amount of the 2024 exchange notes.

See "Description of 2024 exchange notes—Optional redemption."

Repurchase upon a change of control

Upon the occurrence of a Change of Control Triggering Event (as defined elsewhere in this prospectus), we will be required to make an offer to purchase the exchange notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to, but not including, the date of repurchase. See "Description of 2024 exchange notes—Change of control" and "Description of 2022 exchange notes—Change of control."

Certain covenants

The indentures under which the exchange notes will be issued contain covenants that, among other things, limit our ability and the ability of our Restricted Subsidiaries (as defined elsewhere in this prospectus) to: (i) create liens on certain assets; (ii) incur additional debt; (iii) make certain investments or acquisitions; (iv) consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; (v) sell certain assets; (vi) pay dividends on or make distributions in respect of our capital stock or make restricted payments; (vii) enter into certain transactions with our affiliates and (viii) place restrictions on distributions from subsidiaries. See "Description of 2024 exchange notes—Certain covenants" and "Description of 2022 exchange notes—Certain covenants."

In addition, at any time when the exchange notes are rated investment grade by both Moody's Investor Services and Standard & Poor's and no default or event of default has occurred and is continuing under the applicable indentures, we and our subsidiaries will not be subject to many of the foregoing covenants contained in such indentures. See "Description of 2024 exchange notes—Suspension event" and "Description of 2022 exchange notes—Suspension event."

Absence of a public market for the exchange notes

The exchange notes generally are freely transferable, but are also new securities for which there will not initially be an active trading market. Accordingly, there can be no assurances to the development or liquidity of any trading market for the exchange notes.

Risk factors

See "Risk factors" beginning on page 9 and other information contained in this prospectus for a discussion of factors that you should carefully consider before deciding to exchange your old notes for exchange notes.

Risk factors

        An investment in the exchange notes is subject to numerous risks, including those listed below. You should consider carefully these risks along with the information provided elsewhere in this prospectus in connection with the exchange offer. These risks could adversely and materially affect our ability to meet our obligations under the exchange notes, and you, under the circumstances described in this section, could lose all or part of your investment in, and fail to achieve the expected return on, the exchange notes.

Risks Relating to Our Business

The limited operating history of our newer dating brands and products makes it difficult to evaluate our current business and future prospects.

        We seek to tailor each of our dating brands and products to meet the preferences of specific communities of users. Building a given brand or product is generally an iterative process that occurs over a meaningful period of time and involves considerable resources and expenditures. Although certain of our newer brands and products have experienced significant growth over relatively short periods of time, you cannot necessarily rely on the historical growth rates of these brands and products as an indication of future growth rates for our newer brands and products generally. We have encountered, and may continue to encounter, risks and difficulties as we build our newer brands and products. The failure to successfully address these risks and difficulties could adversely affect our business, financial condition and results of operations.

The dating industry is competitive, with low switching costs and a consistent stream of new products and entrants, and innovation by our competitors may disrupt our business.

        The dating industry is competitive, with a consistent stream of new products and entrants. Some of our competitors may enjoy better competitive positions in certain geographical regions or user demographics that we currently serve or may serve in the future. These advantages could enable these competitors to offer products that are more appealing to users and potential users than our products or to respond more quickly and/or cost-effectively than us to new or changing opportunities.

        In addition, within the dating industry generally, costs for consumers to switch between products are low, and consumers have a propensity to try new approaches to connecting with people. As a result, new products, entrants and business models are likely to continue to emerge. It is possible that a new product could gain rapid scale at the expense of existing brands through harnessing a new technology or distribution channel, creating a new approach to connecting people or some other means. If we are not able to compete effectively against our current or future competitors and products that may emerge, the size and level of engagement of our user base may decrease, which could have an adverse effect on our business, financial condition and results of operations.

Each of our dating products monetizes users at different rates. If a meaningful migration of our user base from our higher monetizing dating products to our lower monetizing dating products were to occur, it could adversely affect our business, financial condition and results of operations.

        We own, operate and manage a large and diverse portfolio of dating products. Each dating product has its own mix of free and paid features designed to optimize the user experience and revenue generation from that product's community of users. In general, the mix of features for the various dating products within our more established brands leads to higher monetization rates per user than the mix of features for the various dating products within our newer brands. If a significant portion of our user base were to migrate to our less profitable brands, our business, financial condition and results of operations could be adversely affected. See "Management's discussion and analysis of financial condition and results of operations—Management Overview—Trends affecting our Dating business."

Our growth and profitability rely, in part, on our ability to attract and retain users through cost-effective marketing efforts. Any failure in these efforts could adversely affect our business, financial condition and results of operations.

        Attracting and retaining users for our dating products involve considerable expenditures for online and offline marketing. Historically, we have had to increase our marketing expenditures over time in order to attract and retain users and sustain our growth.

        Evolving consumer behavior can affect the availability of profitable marketing opportunities. For example, as traditional television viewership declines and as consumers spend more time on mobile devices rather than desktop computers, the reach of many of our traditional advertising channels is contracting. Similarly, as consumers communicate less via email and more via text messaging and other virtual means, the reach of email campaigns designed to attract new and repeat users (and retain current users) for our dating products is adversely impacted. To continue to reach potential users and grow our businesses, we must identify and devote more of our overall marketing expenditures to newer advertising channels, such as mobile and online video platforms, as well as targeted campaigns in which we communicate directly with potential, former and current users via new virtual means. Generally, the opportunities in and sophistication of newer advertising channels are relatively undeveloped and unproven, and there can be no assurance that we will be able to continue to appropriately manage and fine-tune our marketing efforts in response to these and other trends in the advertising industry. Any failure to do so could adversely affect our business, financial condition and results of operations.

Communicating with our users via email is critical to our success, and any erosion in our ability to communicate in this fashion that is not sufficiently replaced by other means could adversely affect our business, financial condition and results of operations.

        As consumer habits evolve in the era of smart phones and messaging/social networking apps, usage of email, particularly among our younger users, has declined. In addition, deliverability restrictions imposed by third party email providers could limit or prevent our ability to send emails to our users. One of our primary means of communicating with our users and keeping them engaged with our products is via email. Our ability to communicate via email enables us to keep our users updated on activity with respect to their profile, present or suggest new or interesting users from the community, invite them to offline events and present discount and free trial offers, among other things. Any erosion in our ability to communicate successfully with our users via email could have an adverse impact on user experience and the rate at which non-paying users become paid members.

        While we continually work to find new means of communicating and connecting with our members (for example, through push notifications), there is no assurance that such alternative means of communication will be as effective as email has been. Any failure to develop or take advantage of new means of communication could have an adverse effect on our business, financial condition and results of operations.

Foreign currency exchange rate fluctuations could adversely affect our results of operations.

        We operate in various international markets, primarily in various jurisdictions within the European Union. During the three months ended March 31, 2016 and 2015 and for the fiscal years ended December 31, 2015, 2014 and 2013, 34%, 31%, 32%, 35% and 36% of our total revenues, respectively, were international revenues. Our primary exposure to foreign currency exchange risk relates to investments in foreign subsidiaries that transact business in a functional currency other than the U.S. dollar, primarily the Euro.

        As foreign currency exchange rates fluctuate, the translation of our international results into U.S. dollars affects the period-over-period comparability of our U.S dollar-denominated operating results. For example, the average Euro to U.S. dollar exchange rate was 16% lower in the fiscal year ended

December 31, 2015 than it was in the fiscal year ended December 31, 2014, which significantly reduced our revenue. Our total revenue, Dating revenue and International Dating revenue for the fiscal year ended December 31, 2015, as compared to the fiscal year ended December 31, 2014, would have increased approximately 20%, 15% and 21%, respectively, as compared to the reported increases of 15%, 9% and 3%, respectively, had foreign currency exchange rates remained constant during such period. See also "Management's discussion and analysis of financial condition and results of operations—Results of operations for the three months ended March 31, 2016 and 2015 and the years ended December 31, 2015, 2014 and 2013—Effects of foreign exchange."

        Historically, we have not hedged any foreign currency exposures. The continued growth and expansion of our international operations into new countries increases our exposure to foreign exchange rate fluctuations. These fluctuations could have a significant impact on our future results of operations.

Distribution and use of our dating products depends, in significant part, on a variety of third party publishers, platforms and mobile app stores. If these third parties limit, prohibit or otherwise interfere with the distribution or use of our dating products in any material way, it could adversely affect our business, financial condition and results of operations.

        We market and distribute our dating products (including related mobile applications) through a variety of third party publishers and distribution channels. Our ability to market our brands on any given property or channel is subject to the policies of the relevant third party. Certain publishers and channels have, from time to time, limited or prohibited advertisements for dating products for a variety of reasons, including as a result of poor behavior by other industry participants. There is no assurance that we will not be limited or prohibited from using certain current or prospective marketing channels in the future. If this were to happen in the case of a significant marketing channel and/or for a significant period of time, our business, financial condition and results of operations could be adversely affected.

        Additionally, our mobile applications are increasingly accessed through the Apple App Store and the Google Play Store. Both Apple and Google have broad discretion to change their respective terms and conditions applicable to the distribution of our applications, and to interpret their respective terms and conditions in ways that may limit, eliminate or otherwise interfere with our ability to distribute our applications through their stores. There is no assurance that Apple or Google will not limit or eliminate or otherwise interfere with the distribution of our applications. If either or both of them did so, our business, financial condition and results of operations could be adversely affected.

        Lastly, in the case of Tinder, users currently register for (and log in to) the application exclusively through their Facebook profiles. Facebook has broad discretion to change its terms and conditions applicable to the use of its platform in this manner and to interpret its terms and conditions in ways that could limit, eliminate or otherwise interfere with our ability to use Facebook in this manner and if Facebook did so, our business, financial condition and results of operations could be adversely affected.

As the distribution of our dating products through app stores increases, in order to maintain our profit margins, we may need to offset increasing app store fees by decreasing traditional marketing expenditures, increasing user volume or monetization per user or by engaging in other efforts to increase revenue or decrease costs generally, or our business, financial condition and results of operations could be adversely affected.

        As our user base continues to shift to mobile solutions, we increasingly rely on the Apple App Store and the Google Play Store to distribute our mobile applications and related in-app products. While our mobile applications are generally free to download from these stores, we offer our users the opportunity to purchase paid memberships and certain à la carte features through these applications. We determine the prices at which these memberships and features are sold and, in exchange for facilitating the purchase of these memberships and features through these applications to users who download our applications from these stores, we pay Apple and Google, as applicable, a share (currently 30%) of the revenue we receive from these transactions. As the distribution of our dating products through app stores increases, we may need to offset these increased app store fees by decreasing traditional marketing expenditures as a percentage of revenue, increasing user volume or monetization per user, or by engaging in other efforts to increase revenue or decrease costs generally, or our business, financial condition and results of operations could be adversely affected.

Our success depends, in part, on the integrity of our systems and infrastructures and on our ability to enhance, expand and adapt these systems and infrastructures in a timely and cost-effective manner.

        In order for us to succeed, our systems and infrastructures must perform well on a consistent basis. From time to time, we may experience system interruptions that make some or all of our systems or data unavailable and prevent our products from functioning properly for our users; any such interruption could arise for any number of reasons. Further, our systems and infrastructures are vulnerable to damage from fire, power loss, telecommunications failures and similar events. While we have backup systems in place for certain aspects of our operations, our systems and infrastructures are not fully redundant, disaster recovery planning is not sufficient for all eventualities and our property and business interruption insurance coverage may not be adequate to compensate us fully for any losses that we may suffer. Any interruptions or outages, regardless of the cause, could negatively impact our users' experiences with our products, tarnish our brands' reputation and decrease demand for our products, any or all of which could adversely affect our business, financial condition and results of operations.

        We also continually work to expand and enhance the efficiency and scalability of our technology and network systems to improve the experience of our users, accommodate substantial increases in the volume of traffic to our various dating products and to keep up with changes in technology and user preference. Any failure to do so in a timely and cost-effective manner could adversely affect our users' experience with our various products and thereby negatively impact the demand for our products, and could increase our costs, either of which could adversely affect our business, financial condition and results of operations.

We are currently undertaking a significant and complex update to the technology relating to some of our businesses, and failure to complete this project in a timely and effective manner could adversely affect our business.

        We are currently in the process of an ongoing consolidation and streamlining of the technology and network systems and infrastructures of a number of our businesses, including Match, OurTime and Meetic. The goal of this project is to modernize, optimize and improve the scalability and cost-effectiveness of these systems and infrastructures and to increase our ability to deploy product changes more rapidly across devices and product lines. We have budgeted significant human and financial resources for these efforts and if we experience delays, inefficiencies or operational failures, we will incur additional costs, which would adversely affect our profitability. Moreover, these efforts may not be successful generally, may not be completed in a timely or cost-effective manner, may not result in the cost savings or other benefits we anticipate and may disrupt operations, any or all of which could adversely affect our business, financial condition and results of operations.

We may not be able to protect our systems and infrastructures from cyber attacks and may be adversely affected by cyber attacks experienced by third parties.

        We are regularly under attack by perpetrators of random or targeted malicious technology-related events, such as cyber attacks, computer viruses, worms or other destructive or disruptive software, distributed denial of service attacks and attempts to misappropriate customer information, including credit card information. While we have invested heavily in the protection of our systems and infrastructures and in related training, there can be no assurance that our efforts will prevent significant breaches in our systems or other such events from occurring. Any cyber or similar attack we are unable to protect ourselves against could damage our systems and infrastructure, prevent us from providing our products, erode our reputation and brands, result in the disclosure of confidential information of our users and/or be costly to remedy.

        The impact of cyber security events experienced by third parties with whom we do business (or upon whom we otherwise rely in connection with our day-to day operations) could have a similar effect on us. Moreover, even cyber or similar attacks that do not directly affect us or third parties with whom we do business may result in a loss of consumer confidence generally, which could make users less likely to use or continue to use our products. The occurrence of any of these events could have an adverse effect on our business, financial condition and results of operations.

Our success depends, in part, on the integrity of third party systems and infrastructures.

        We rely on third parties, primarily data center service providers, as well as third party computer systems, broadband and other communications systems and service providers, in connection with the provision of our products generally, as well as to facilitate and process certain transactions with our users. We have no control over any of these third parties or their operations.

        Problems experienced by third party data center service providers upon whom we rely, the telecommunications network providers with whom they contract or with the systems through which telecommunications providers allocate capacity among their customers could also adversely affect us. Any changes in service levels at our data centers or any interruptions, outages or delays in our systems or those of our third party providers, or deterioration in the performance of these systems, could impair our ability to provide our products or process transactions with our users, which would adversely impact our business, financial condition and results of operations.

If the security of personal and confidential user information that we maintain and store is breached or otherwise accessed by unauthorized persons, it may be costly to mitigate the impact of such an event and our reputation could be harmed.

        We receive, process, store and transmit a significant amount of personal user and other confidential information, including credit card information, and enable our users to share their personal information with each other. In some cases, we retain third party vendors to store this information. We continuously develop and maintain systems to protect the security, integrity and confidentiality of this information, but cannot guarantee that inadvertent or unauthorized use or disclosure will not occur or that third parties will not gain unauthorized access to this information despite our efforts. If any such event were to occur, we may not be able to remedy the event, and we may have to expend significant capital and resources to mitigate the impact of such an event, and to develop and implement protections to prevent future events of this nature from occurring. If a breach of our security (or the security of our vendors and partners) occurs, the perception of the effectiveness of our security measures and our reputation may be harmed, we could lose current and potential users and the recognition of our various brands and their competitive positions could be diminished, any or all of which could adversely affect our business, financial condition and results of operations.

Unauthorized access of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements or differing views of personal privacy rights.

        Security breaches or other unauthorized access to, or the use or transmission of, personal user information could result in a variety of claims against us, including privacy-related claims. There are numerous laws in the countries in which we operate regarding privacy and the storage, sharing, use, processing, disclosure and protection of this kind of information, the scope of which are changing, inconsistent and conflicting and subject to differing interpretations. For example, in April 2016, the European Union General Data Protection Regulation (the "GDPR") was adopted, replacing existing European Union and national data protection laws, and the European Commission is currently reviewing a proposed new framework for transfers of personal data between European Union member states and the United States (the "EU-US Privacy Shield"). The GDPR is expected to take effect in 2018 and a decision regarding the EU-US Privacy Shield is due in July 2016, with the expectation that if passed, it will face a higher court ruling challenge at the Court of Justice of the European Union. In addition, certain developing countries in which we do business are currently considering adopting privacy and data protection laws and regulations, and legislative proposals concerning privacy and the protection of user information are often pending before the U.S. Congress and various U.S. state legislatures.

        While we believe that we comply with industry standards and applicable laws and industry codes of conduct relating to privacy and data protection, there is no assurance that we will not be subject to claims that we have violated applicable laws or codes of conduct or that we will be able to successfully defend against such claims.

        Any failure or perceived failure by us (or the third parties with whom we have contracted to store such information) to comply with applicable privacy laws, privacy policies or privacy-related contractual obligations or any compromise of security that results in unauthorized access to personal information may result in governmental enforcement actions, significant fines, litigation, claims of breach of contract and indemnity by third parties and adverse publicity. In the case of such an event, our reputation may be harmed, we could lose current and potential users and the competitive positions of our various brands could be diminished, any or all of which could adversely affect our business, financial condition and results of operations.

We are subject to a number of risks related to credit card payments, including data security breaches and fraud that we or third parties experience or additional regulation, any of which could adversely affect our business, financial condition and results of operations.

        We accept payment from our users primarily through credit card transactions and certain online payment service providers. The ability to access credit card information on a real time-basis without having to proactively reach out to the consumer each time we process an auto-renewal payment or a payment for the purchase of a premium feature on any of our dating products is critical to our success.

        When we or a third party experiences a data security breach involving credit card information, affected cardholders will often cancel their credit cards. In the case of a breach experienced by a third party, the more sizable the third party's customer base and the greater the number of credit card accounts impacted, the more likely it is that our users would be impacted by such a breach. To the extent our users are ever affected by such a breach experienced by us or a third party, affected users would need to be contacted to obtain new credit card information and process any pending transactions. It is likely that we would not be able to reach all affected users, and even if we could, some users' new credit card information may not be obtained and some pending transactions may not be processed, which could adversely affect our business, financial condition and results of operations.

        Even if our users are not directly impacted by a given data security breach, they may lose confidence in the ability of service providers to protect their personal information generally, which could cause them to stop using their credit cards online and choose alternative payment methods that are not as convenient for us or restrict our ability to process payments without significant user effort.

        Additionally, if we fail to adequately prevent fraudulent credit card transactions, we may face fines, governmental enforcement action, civil liability, diminished public perception of our security measures, significantly higher credit card-related costs and substantial remediation costs, any of which could adversely affect our business, financial condition and results of operations.

        Finally, the passage or adoption of any legislation or regulation affecting the ability of service providers to periodically charge consumers for recurring membership payments may adversely affect our business, financial condition and results of operations.

Inappropriate actions by certain of our users could be attributed to us and damage our brands' reputation, which in turn could adversely affect our business.

        The reputation of our brands may be adversely affected by the actions of our users that are deemed to be hostile, offensive, defamatory, inappropriate or unlawful. While we monitor and review the appropriateness of the content accessible through our dating products and have adopted policies regarding illegal or offensive use of our dating products, our users could nonetheless engage in activities that violate our policies. These safeguards may not be sufficient to avoid harm to our reputation and brands, especially if such hostile, offensive or inappropriate use is well-publicized.

        In addition, it is possible that a user of our products could be physically, financially, emotionally or otherwise harmed by an individual that such user met through the use of one of our products. If one or more of our users suffers or alleges to have suffered any such harm, we could experience negative publicity or legal action that could damage our reputation and our brands. Similar events affecting users of our competitors' dating products could result in negative publicity for the dating industry generally, which could in turn negatively affect our business. Concerns about such harms and the use of dating products and social networking platforms for illegal conduct, such as romance scams and financial fraud, could produce future legislation or other governmental action that could require changes to our dating products, restrict or impose additional costs upon the conduct of our business generally or cause users to abandon our dating products.

We may fail to adequately protect our intellectual property rights or may be accused of infringing the intellectual property rights of third parties.

        We rely heavily upon our trademarks and related domain names and logos to market our brands and to build and maintain brand loyalty and recognition, as well as upon trade secrets. We also rely, to a lesser extent, upon patented and patent-pending proprietary technologies relating to matching process systems and related features and products.

        We also rely on a combination of laws, and contractual restrictions with employees, customers, suppliers, affiliates and others, to establish and protect our various intellectual property rights. For example, we have generally registered and continue to apply to register and renew, or secure by contract where appropriate, trademarks and service marks as they are developed and used, and reserve, register and renew domain names as we deem appropriate. Effective trademark protection may not be available or may not be sought in every country in which our products are made available and contractual disputes may affect the use of marks governed by private contract. Similarly, not every variation of a domain name may be available or be registered, even if available.

        We also generally seek to apply for patents or for other similar statutory protections as and if we deem appropriate, based on then-current facts and circumstances, and will continue to do so in the future. No assurances can be given that any patent application we have filed or will file will result in a patent being issued, or that any existing or future patents will afford adequate protection against competitors and similar technologies. In addition, no assurances can be given that third parties will not create new products or methods that achieve similar results without infringing upon patents we own.

        Despite these measures, our intellectual property rights may still not be protected in a meaningful manner, challenges to contractual rights could arise or third parties could copy or otherwise obtain and use our intellectual property without authorization. The occurrence of any of these events could result in the erosion of our brands and limit our ability to market our brands using our various domain names, as well as impede our ability to effectively compete against competitors with similar technologies, any of which could adversely affect our business, financial condition and results of operations.

        From time to time, we have been subject to legal proceedings and claims, including claims of alleged infringement of trademarks, copyrights, patents and other intellectual property rights held by third parties. In addition, litigation may be necessary in the future to enforce our intellectual property rights, protect our trade secrets or to determine the validity and scope of proprietary rights claimed by others. Any litigation of this nature, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could adversely affect our business, financial condition and results of operations.

We operate in various international markets, including certain markets in which we have limited experience. As a result, we face additional risks in connection with certain of our international operations.

        Our brands are available in over 190 countries. Our international revenue represented 34%, 31% 32%, 35% and 36% of our total revenue for the three months ended March 31, 2016 and 2015 and for the fiscal years ended December 31, 2015, 2014 and 2013, respectively.

        Operating internationally, particularly in countries in which we have limited experience, exposes us to a number of additional risks, including:

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  operational and compliance challenges caused by distance, language and cultural differences;

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  difficulties in staffing and managing international operations;

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  differing levels of social and technological acceptance of our dating products or lack of acceptance of them generally;

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  foreign currency fluctuations;

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  restrictions on the transfer of funds among countries and back to the United States and costs associated with repatriating funds to the United States;

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  differing and potentially adverse tax laws;

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  multiple, conflicting and changing laws, rules and regulations, and difficulties understanding and ensuring compliance with those laws by both our employees and our business partners, over whom we exert no control;

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  competitive environments that favor local businesses;

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  limitations on the level of intellectual property protection; and

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  trade sanctions, political unrest, terrorism, war and epidemics or the threat of any of these events.

        The occurrence of any or all of the events described above could adversely affect our international operations, which could in turn adversely affect our business, financial condition and results of operations.

We may experience operational and financial risks in connection with acquisitions.

        We have made numerous acquisitions in the past and we continue to seek potential acquisition candidates. We may experience operational and financial risks in connection with historical and future acquisitions if we are unable to:

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  properly value prospective acquisitions, especially those with limited operating histories;

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  successfully integrate the operations, as well as the accounting, financial controls, management information, technology, human resources and other administrative systems, of acquired businesses with our existing operations and systems;

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  successfully identify and realize potential synergies among acquired and existing businesses;

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  retain or hire senior management and other key personnel at acquired businesses; and

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  successfully manage acquisition-related strain on our management, operations and financial resources and those of the various brands in our portfolio.

        Furthermore, we may not be successful in addressing other challenges encountered in connection with our acquisitions. The anticipated benefits of one or more of our acquisitions may not be realized or the value of goodwill and other intangible assets acquired could be impacted by one or more continuing unfavorable events or trends, which could result in significant impairment charges. The occurrence of any of these events could have an adverse effect on our business, financial condition and results of operations.

We will incur some increased costs and devote substantial management time as a result of operating as a public company.

        The obligations of being a public company, including public reporting and investor relations obligations, require (and will continue to require) new expenditures, place new demands on our management and will require the hiring of additional personnel. While IAC has provided (and will continue to provide) us with certain corporate and shared services related to corporate functions for a period of time for negotiated fees, we also expect that we will need to implement additional systems and hire additional personnel to adequately function as a public company. We cannot precisely predict the amount and timing of these significant expenditures. See "—Risks related to our ongoing relationship with IAC—The services that IAC provides to us may not be sufficient to meet our needs, which may result in increased costs and otherwise adversely affect our business."

We are subject to litigation and adverse outcomes in such litigation could have an adverse effect on our financial condition.

        We are, and from time to time may become, subject to litigation and various legal proceedings, including litigation and proceedings related to intellectual property matters, privacy and consumer protection laws, as well as stockholder derivative suits, class action lawsuits and other matters, that involve claims for substantial amounts of money or for other relief or that might necessitate changes to our business or operations. For example, as discussed in "Business—Legal Proceedings," we were recently named, among other defendants, in purported class action lawsuits on behalf of purchasers of shares of our common stock in our initial public offering and thereafter. The defense of these actions may be both time consuming and expensive. We evaluate these litigation claims and legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, we may establish reserves and/or disclose the relevant litigation claims or legal proceedings, as and when required or appropriate. These assessments and estimates are based on information available to management at the time of such assessment or estimation and involve a significant amount of judgment. As a result, actual outcomes or losses could differ materially from those envisioned by our current assessments and estimates. Our failure to successfully defend or settle any of these litigations or legal proceedings could result in liability that, to the extent not covered by our insurance, could have an adverse effect on our business, financial condition and results of operations.

Risks related to our ongoing relationship with IAC

IAC controls our company and has the ability to control the direction of our business.

        As of the date of this prospectus, IAC owned 921,008 shares of our common stock and 209,919,402 shares of Class B common stock representing 100% of our outstanding Class B common stock. Based on the number of shares of Match Group capital stock outstanding on May 31, 2016, IAC's ownership of our outstanding common stock and Class B common stock represents approximately 84.4% of our outstanding shares of capital stock and approximately 98.2% of the combined voting power of our outstanding capital stock. As long as IAC owns shares of our capital stock representing a majority of the combined voting power of our outstanding capital stock, it will be able to control any corporate action that requires a stockholder vote, regardless of the vote of any other stockholder. As a result, IAC has the ability to control significant corporate activities, including:

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  the election of our board of directors and, through our board of directors, decision-making with respect to our business direction and policies, including the appointment and removal of our officers;

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  acquisitions or dispositions of businesses or assets, mergers or other business combinations;

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  issuances of shares of our common stock, Class B common stock, Class C common stock and our capital structure;

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  corporate opportunities that may be suitable for us and IAC, subject to the corporate opportunity provisions in our certificate of incorporation, as described below;

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  our financing activities, including the issuance of additional debt and equity securities, or the incurrence of other indebtedness generally; the payment of dividends; and

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  the number of shares available for issuance under our equity incentive plans for our prospective and existing employees.

        This voting control will limit the ability of other stockholders to influence corporate matters and, as a result, we may take actions that stockholders other than IAC do not view as beneficial. This voting control may also discourage transactions involving a change of control of our company, including transactions in which you as a holder of our common stock might otherwise receive a premium for your shares. Furthermore, IAC generally has the right at any time to sell or otherwise dispose of the shares of our capital stock that it owns, including the ability to transfer a controlling interest in us to a third party, without the approval of the holders of our common stock and without providing for the purchase of shares of common stock.

        Even if IAC owns shares of our capital stock representing less than a majority of the combined voting power of our outstanding capital stock, so long as IAC retains shares representing a significant percentage of our combined voting power, IAC will have the ability to substantially influence these significant corporate activities.

        In addition, pursuant to an investor rights agreement between us and IAC, IAC has the right to maintain its level of ownership in us to the extent we issue additional shares of our capital stock in the future and, pursuant to an employee matters agreement between us and IAC, IAC may receive payment for certain compensation expenses through the receipt of additional shares of our capital stock. For a more complete summary of our agreements with IAC, see "Description of related party transactions—Relationship with IAC" and Note 17 to the audited consolidated and combined financial statements for the years ended December 31, 2015, 2014 and 2013 beginning on page F-1 of this prospectus.

        In addition, because of our relationship with IAC, credit rating agencies have considered, and could continue to consider, IAC's creditworthiness when determining a corporate credit rating for us or credit ratings for our debt, including the exchange notes offered hereby. Accordingly, the activities of, or developments at, IAC that are outside of our control could have a negative impact on such credit ratings. A lowering of our corporate credit ratings or the credit ratings assigned to our debt could harm our ability to incur additional debt on acceptable terms and may adversely affect the market price or liquidity of the exchange notes offered hereby.

        Until such time as IAC no longer controls or has the ability to substantially influence us, we will continue to face the risks described in this "Risk factors" section relating to IAC's control of us and the potential conflicts of interest between IAC and us.

Our certificate of incorporation could prevent us from benefiting from corporate opportunities that might otherwise have been available to us.

        Our certificate of incorporation has a "corporate opportunity" provision in which we renounce any interests or expectancy in corporate opportunities which become known to: (i) any of our directors or officers who are also officers, directors, employees or other affiliates of IAC or its affiliates (except that we and our subsidiaries shall not be deemed affiliates of IAC or its affiliates for the purposes of the provision) or (ii) IAC itself, and which relate to the business of IAC or may constitute a corporate opportunity for both IAC and us. Generally, neither IAC nor our officers or directors who are also officers or directors of IAC or its affiliates will be liable to us or our stockholders for breach of any fiduciary duty by reason of the fact that any such person pursues or acquires any corporate opportunity for the account of IAC or its affiliates, directs or transfers such corporate opportunity to IAC or its affiliates, or does not communicate information regarding such corporate opportunity to us. The corporate opportunity provision may exacerbate conflicts of interest between IAC and us because the provision effectively permits any of our directors or officers who also serves as a director or officer of IAC to choose to direct a corporate opportunity to IAC instead of to us.

IAC's interests may conflict with our interests and the interests of our noteholders. Conflicts of interest between IAC and us could be resolved in a manner unfavorable to us and our noteholders.

        Various conflicts of interest between us and IAC could arise. As of the date of this prospectus, four of our ten directors are current members of the board of directors or executive officers of IAC. Ownership interests of directors or officers of IAC in our stock and ownership interests of our directors and officers in the stock of IAC, or a person's service as either a director or officer of both companies, could create or appear to create potential conflicts of interest when those directors and officers are faced with decisions relating to our company. These decisions could include:

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  corporate opportunities;

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  the impact that operating decisions for our business may have on IAC's consolidated financial statements;

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  the impact that operating or capital decisions (including the incurrence of indebtedness) for our business may have on IAC's current or future indebtedness or the covenants under that indebtedness;

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  business combinations involving us;

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  our dividend policy;

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  management stock ownership; and

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  the intercompany services and agreements between IAC and us.

        Potential conflicts of interest could also arise if we decide to enter into any new commercial arrangements with IAC in the future or in connection with IAC's desire to enter into new commercial arrangements with third parties.

        Furthermore, disputes may arise between IAC and us relating to our past and ongoing relationships, and these potential conflicts of interest may make it more difficult for us to favorably resolve such disputes, including those related to:

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  tax, employee benefit, indemnification and other matters arising from this exchange offer;

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  the nature, quality and pricing of services IAC agrees to provide to us;

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  sales or other disposal by IAC of all or a portion of its ownership interest in us; and

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  business combinations involving us.

        We may not be able to resolve any potential conflicts, and even if we do, the resolution may be less favorable to us than if we were dealing with an unaffiliated party. While we are controlled by IAC, we may not have the leverage to negotiate amendments to these agreements, if required, on terms as favorable to us as those we would negotiate with an unaffiliated third party.

Our historical combined financial information may not be representative of the results we would have achieved as a public company and may not be a reliable indicator of our future results.

        The historical combined financial information that we have included in this prospectus may not necessarily reflect what our financial position, results of operations or cash flows would have been had we been a public company during the periods presented or those that we will achieve in the future. Our combined financial statements reflect the historical financial position, results of operations and cash flows of our various businesses since their respective dates of acquisition by IAC and the allocation to us by IAC of expenses for certain functions based on various methodologies. We have not adjusted our historical combined financial information to reflect changes that have occurred (or will occur) in our cost structure, financing and operations as a result of our recent transition to a public company, including anticipated increased costs associated with public company reporting and other obligations. Accordingly, our historical combined financial information may not necessarily be indicative of what our financial position, results of operations or cash flows will be in the future.

In order to preserve the ability of IAC to distribute its shares of our capital stock on a tax-free basis, we may be prevented from pursuing opportunities to raise capital, to effectuate acquisitions or to provide equity incentives to our employees, which could hurt our ability to grow.

        Under current laws, IAC must retain beneficial ownership of at least 80% of our combined voting power and 80% of each class of our nonvoting capital stock (if any is outstanding) in order to effect a tax-free distribution of our shares held by IAC to its stockholders. As of the date of this prospectus, IAC has advised us that it does not have any present intention or plans to undertake such a tax-free distribution. However, IAC does currently intend to use its majority voting interest to retain its ability to engage in such a transaction. This intention may cause IAC to not support transactions we wish to pursue that involve issuing shares of our common stock, including for capital raising purposes, as consideration for an acquisition or as equity incentives to our employees. The inability to pursue such transactions, if it occurs, may adversely affect our company. See "—IAC controls our company and will have the ability to control the direction of our business" and "—IAC's interests may conflict with our interests and the interests of our stockholders. Conflicts of interest between IAC and us could be resolved in a manner unfavorable to us and our noteholders."

Our agreements with IAC will require us to indemnify IAC for certain tax liabilities and may limit our ability to engage in desirable strategic or capital raising transactions, including following any distribution by IAC of our capital stock to its stockholders.

        Under a tax sharing agreement between us and IAC, we generally are responsible and are required to indemnify IAC for: (i) all taxes imposed with respect to any consolidated, combined or unitary tax return of IAC or one of its subsidiaries that includes us or any of our subsidiaries to the extent attributable to us or any of our subsidiaries, as determined under the tax sharing agreement, and (ii) all taxes imposed with respect to any consolidated, combined, unitary or separate tax returns of us or any of our subsidiaries. To the extent IAC failed to pay taxes imposed with respect to any consolidated, combined or unitary tax return of IAC or one of its subsidiaries that includes us or any of our subsidiaries, the relevant taxing authority could seek to collect such taxes (including taxes for which IAC is responsible under the tax sharing agreement) from us or our subsidiaries.

        Under the tax sharing agreement, we generally will be responsible for any taxes and related amounts imposed on IAC or us that arise from the failure of a future spin-off of IAC's interest in us to qualify as a transaction that is generally tax-free, for U.S. federal income tax purposes, under Section 368(a)(1)(D) and/or Section 355 of the Internal Revenue Code of 1986, as amended, or the Code, to the extent that the failure to so qualify is attributable to: (i) a breach of the relevant representations and covenants made by us in the tax sharing agreement or any representation letter provided in support of any tax opinion or ruling obtained by IAC with respect to the U.S. federal income tax treatment of such spin-off or (ii) an acquisition of our equity securities.

        To preserve the tax-free treatment of any potential future spin-off by IAC of its interest in us, and in addition to our indemnity obligation described above, the tax sharing agreement will restrict us, for the two-year period following any such spin-off, except in specific circumstances, from: (i) entering into any transaction pursuant to which all or a portion of shares of our stock would be acquired, whether by merger or otherwise, (ii) issuing equity securities beyond certain thresholds, (iii) repurchasing our shares other than in certain open-market transactions, (iv) ceasing to actively conduct our businesses or (v) taking or failing to take any other action that prevents the distribution and related transactions from qualifying as a transaction that is generally tax-free, for U.S. federal income tax purposes, under Section 368(a)(1)(D) and/or Section 355 of the Code.

        These indemnity obligations and other limitations could have an adverse effect on our business, financial condition and results of operations. For a more complete description of the tax sharing agreement, see "Description of related-party transactions—Relationship with IAC."

The services that IAC provides to us may not be sufficient to meet our needs, which may result in increased costs and otherwise adversely affect our business.

        IAC currently provides (and is expected to continue to provide) us with significant corporate and shared services related to corporate functions, such as executive oversight, risk management, information technology, accounting, audit, legal, investor relations, tax, treasury and other services, for a fee provided in the services agreement described in "Description of related-party transactions-Relationship with IAC." IAC is not obligated to provide these services in a manner that differs from the nature of the service when we were a wholly-owned subsidiary of IAC, and thus we may not be able to modify these services in a manner desirable to us as a stand-alone public company. Further, if we no longer receive these services from IAC, we may not be able to perform these services ourselves, or find appropriate third-party arrangements at a reasonable cost, and the cost may be higher than that charged by IAC.

Risks relating to the exchange notes and this exchange offer

Our indebtedness may affect our ability to operate our business, and may have a material adverse effect on our financial condition and results of operations. We and our subsidiaries may incur additional indebtedness, including secured indebtedness.

        As of March 31, 2016, on an as adjusted basis giving effect to the private placement of $400 million in aggregate principal amount of 2024 old notes in May 2016 (the "2024 Offering") and use of proceeds therefrom, we would have had total debt outstanding of approximately $1.235 billion and borrowing availability of $500.0 million under the revolving credit facility (the "Revolving Credit Facility") provided for by the Credit Agreement (as defined below). Our indebtedness could have important consequences, such as:

  •
  limiting our ability to obtain additional financing to fund our working capital needs, acquisitions, capital expenditures or other debt service requirements or for other purposes;

  •
  limiting our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to service debt;

  •
  limiting our ability to compete with other companies who are not as highly leveraged, as we may be less capable of responding to adverse economic and industry conditions;

  •
  restricting us from making strategic acquisitions, developing properties or exploiting business opportunities;

  •
  restricting the way in which we conduct our business because of financial and operating covenants in the agreements governing our and certain of our subsidiaries' existing and future indebtedness, including, in the case of certain indebtedness of subsidiaries, certain covenants that restrict the ability of subsidiaries to pay dividends or make other distributions to us;

  •
  exposing us to potential events of default (if not cured or waived) under financial and operating covenants contained in our or our subsidiaries' debt instruments that could have a material adverse effect on our business, financial condition and operating results;

  •
  increasing our vulnerability to a downturn in general economic conditions or in pricing of our products; and

  •
  limiting our ability to react to changing market conditions in our industry and in our customers' industries.

        In addition to our debt service obligations, our operations require substantial investments on a continuing basis. Our ability to make scheduled debt payments, to refinance our obligations with respect to our indebtedness and to fund capital and non-capital expenditures necessary to maintain the condition of our operating assets and properties, as well as to provide capacity for the growth of our business, depends on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and financial, business, competitive, legal and other factors.

        Subject to the restrictions in the Amended and Restated Credit Agreement, dated as of November 16, 2015, among Match Group, Inc., as Borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties thereto (the "Credit Agreement"), the restrictions included in the Indenture, dated as of November 16, 2015 (the "2022 Indenture"), between the Company and Computershare Trust Company, N.A., as trustee, governing the 2022 old notes and under which the 2022 exchange notes will be issued, and the restrictions included in the Indenture, dated as of June 1, 2016 (the "2024 Indenture," and together with the 2022 Indenture, the "Indentures"), between the Company and Computershare Trust Company, N.A., as trustee, governing the 2024 old notes and under which the 2024 exchange notes will be issued, we and our subsidiaries may incur significant additional indebtedness, including additional secured indebtedness. Although the terms of the Credit Agreement and the Indentures contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and additional indebtedness incurred in compliance with these restrictions could be significant. If new debt is added to our and our subsidiaries' current debt levels, the risks described above could increase.

We may not be able to generate sufficient cash to service all of our indebtedness, including the exchange notes, and may be forced to take other actions to satisfy our obligations under our indebtedness that may not be successful.

        Our ability to satisfy our debt obligations will depend upon, among other things:

  •
  our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, many of which are beyond our control; and

  •
  our future ability to borrow under the Revolving Credit Facility, the availability of which depends on, among other things, our complying with the covenants in the Indentures.

        We cannot assure you that our business will generate sufficient cash flow from operations, or that we will be able to draw under the Revolving Credit Facility or otherwise, in an amount sufficient to fund our liquidity needs.

        If our cash flows and capital resources are insufficient to service our indebtedness, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including the exchange notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. In addition, the terms of existing or future debt agreements may restrict us from adopting some of these alternatives. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations, sell equity, and/or negotiate with our lenders to restructure the applicable debt, in order to meet our debt service and other obligations. We may not be able to consummate those dispositions for fair market value or at all. The Credit Agreement and the Indentures may restrict, or market or business conditions may limit, our ability to avail ourselves of some or all of these options. Furthermore, any proceeds that we could realize from any such dispositions may not be adequate to meet our debt service obligations then due.

Our debt agreements contain restrictions that will limit our flexibility in operating our business.

        The Credit Agreement and the Indentures contain, and any instruments governing future indebtedness of ours would likely contain, a number of covenants that will impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

  •
  create liens on certain assets;

  •
  incur additional debt;

  •
  make certain investments and acquisitions;

  •
  consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

  •
  sell certain assets;

  •
  pay dividends on or make distributions in respect of our capital stock or make restricted payments;

  •
  enter into certain transactions with our affiliates; and

  •
  place restrictions on distributions from subsidiaries.

        Any of these restrictions could limit our ability to plan for or react to market conditions and could otherwise restrict corporate activities. Any failure to comply with these covenants could result in a default under the Credit Agreement and the Indentures, and any instruments governing future indebtedness of ours. Upon a default, unless waived, the lenders under the Credit Agreement could elect to terminate their commitments, cease making further loans, foreclose on our assets pledged to such lenders to secure our obligations under the Credit Agreement and force us into bankruptcy or liquidation. Holders of the 2022 old notes, and the 2024 old notes also have, and holders of the exchange notes will have, the ability ultimately to force us into bankruptcy or liquidation, subject to the Indentures. In addition, a default under the Credit Agreement or the Indentures may trigger a cross default under our other agreements and could trigger a cross default under the agreements governing our future indebtedness. Our operating results may not be sufficient to service our indebtedness or to fund our other expenditures and we may not be able to obtain financing to meet these requirements. See "Description of 2024 exchange notes," "Description of 2022 exchange notes" and "Description of certain indebtedness."

We will depend on dividends and distributions from our direct and indirect subsidiaries to fulfill our obligations under the exchange notes. The creditors of these subsidiaries are entitled to amounts payable to them by the subsidiaries before the subsidiaries may pay any dividends or distributions to us.

        Substantially all of our assets are held through our subsidiaries. We depend on these subsidiaries for substantially all of our cash flow. The creditors of each of our direct and indirect subsidiaries are entitled to payment of that subsidiary's obligations to them, when due and payable, before distributions may be made by that subsidiary to us. Thus, our ability to service our debt obligations, including our ability to pay the interest on and principal of the exchange notes when due, depends on our subsidiaries' ability first to satisfy their obligations to their creditors and then to make distributions to us. Our subsidiaries are separate and distinct legal entities and have no obligations to make any funds available to us. If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the exchange notes.

        Any default under the agreements governing our indebtedness, including a default under the Credit Agreement or the Indentures, that is not waived by the required holders of such indebtedness, could leave us unable to pay principal, premium, if any, or interest on the exchange notes and could substantially decrease the market value of the exchange notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on such indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, including the Credit Agreement and the Indentures, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with any accrued and unpaid interest, the lenders under the Credit Agreement could elect to terminate their commitments, cease making further loans, foreclose on our assets pledged to such lenders to secure our obligations under the Credit Agreement and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek waivers from the required lenders under the Credit Agreement to avoid being in default. If we breach our covenants under the Credit Agreement and seek waivers, we may not be able to obtain waivers from the required lenders thereunder.

Your right to receive payments on the exchange notes is effectively subordinated to the right of lenders who have a security interest in our assets to the extent of the value of those assets.

        Our obligations under the exchange notes will be unsecured, but our obligations under the Credit Agreement are secured by certain of our ownership interests in certain of our subsidiaries. In addition, the Indentures permit additional secured indebtedness to be incurred in the future subject to certain limitations. If we are declared bankrupt or insolvent, or if we default under our secured financing arrangements, the funds borrowed thereunder, together with accrued interest, could become immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the exchange notes, even if an event of default exists under the Indentures. In any such event, because the exchange notes are not secured by any of such assets, it is possible that there would not be sufficient assets from which the claims of the holders of the exchange notes could be satisfied.

None of our subsidiaries will initially guarantee the exchange notes and claims of holders of the exchange notes will be structurally subordinated to claims of creditors of our non-guarantor subsidiaries.

        We conduct all of our operations through our subsidiaries, none of which will initially be required to guarantee the exchange notes. Further, our non-guarantor subsidiaries will have no obligations to pay any amounts due on the exchange notes or to provide us with funds to meet our payment obligations on the exchange notes, whether in the form of dividends, distributions, loans or other payments. Any payment of dividends, loans or advances by our non-guarantor subsidiaries could be subject to contractual restrictions. In addition, payments to us by our non-guarantor subsidiaries will also be contingent upon the subsidiaries' earnings, legal ability to pay dividends and business considerations. Under certain circumstances, the Indentures may require certain of our subsidiaries to guarantee the exchange notes, but there can be no assurance that such circumstances will occur. Subject to certain limitations, the Indentures permit us to form or acquire in the future subsidiaries and to permit such subsidiaries to acquire assets and incur indebtedness, and holders of the exchange notes would initially not have any claim as a creditor against any of our non-guarantor subsidiaries to the assets and earnings of our non-guarantor subsidiaries. The claims of the creditors of our subsidiaries that do not guarantee the exchange notes, including their trade creditors, banks and other lenders, would have priority over any of our claims as equity holders of our subsidiaries. Consequently, in any insolvency, liquidation, reorganization, dissolution or other winding-up of any of such subsidiaries, creditors of such non-guarantor subsidiaries would be paid before any amounts would be distributed to us as equity, and thus be available to satisfy our obligations under the exchange notes and other claims against us.

We may not be able to satisfy our obligations to holders of the exchange notes upon a change of control.

        Upon the occurrence of a "Change of Control Triggering Event," as defined in each of the Indentures, each holder of the 2022 old notes, the 2024 old notes or the exchange notes as applicable will have the right to require us to purchase the 2022 old notes, the 2024 old notes or the exchange notes, respectively, at a price equal to 101% of the principal amount thereof, with certain exceptions. Our failure to purchase, or to give notice of purchase of, the 2022 old notes, the 2024 old notes or the exchange notes would be a default under the applicable Indenture and any such default could result in a default under certain of our other indebtedness, including the Credit Agreement or the Indentures.

Variable rate indebtedness that we have incurred or may incur under the Credit Agreement will subject us to interest rate risk, which could cause our debt service obligations to increase significantly.

        As of March 31, 2016 on an as adjusted basis after giving effect to the 2024 Offering and use of proceeds therefrom, we would have had $390 million of indebtedness outstanding under a seven-year term loan under the Credit Agreement (the "Term Loan"). Borrowings under the Term Loan are, and any borrowings under the Revolving Credit Facility will be, at variable rates of interest. Indebtedness that bears interest at variable rates exposes us to interest rate risk. The Term Loan currently bears interest at LIBOR plus 4.50%, with a LIBOR floor of 1.00%. LIBOR, at March 31, 2016, for similar borrowings of three months was approximately 60 basis points. If LIBOR were to increase by 100 basis points, the annual interest payments on the Term Loan would increase by 60 basis points or $2.5 million in 2016. If LIBOR decreased, annual interest payments on the Term Loan would remain the same because of the 1% floor. Such potential changes in interest payments are based on the quarterly amortization schedule and certain simplifying assumptions, including a constant rate of variable-rate debt and an immediate across-the-board increase or decrease in the level of interest rates with no other subsequent changes for the remainder of the period.

There is no established trading market for the exchange notes. If an actual trading market does not develop for the exchange notes, you may not be able to resell your exchange notes quickly, for the price that you paid or at all.

        The exchange notes will constitute new issues of securities and there is no established trading market for the exchange notes. We do not intend to apply for the exchange notes to be listed on any securities exchange or to arrange for quotation of the exchange notes on any automated dealer quotation systems. As a result, we cannot assure you as to the liquidity of any trading market for the exchange notes.

        We also cannot assure you that you will be able to sell your exchange notes at a particular time or at all, or that the prices that you receive when you sell them will be favorable. If no active trading market develops, you may not be able to resell your exchange notes at their fair market value, or at all. The liquidity of, and trading market for, the exchange notes may also be adversely affected by, among other things:

  •
  prevailing interest rates;

  •
  our operating performance and financial condition;

  •
  the interest of securities dealers in making a market; and

  •
  the market for similar securities.

        It is possible that the market for the exchange notes will be subject to disruptions. Any disruptions may have a negative effect on holders of the exchange notes, regardless of our prospects and financial performance.

If the exchange notes are rated investment grade at any time by both Moody's Investors Service and Standard & Poor's Ratings Services, most of the restrictive covenants and corresponding events of default contained in each Indenture will be suspended, resulting in a reduction of credit protection.

        If, at any time, the credit rating on the exchange notes, as determined by both Moody's Investors Service and Standard & Poor's Ratings Services, equals or exceeds Baa3 and BBB-, respectively, or any equivalent replacement ratings, and no default has occurred and is continuing under an Indenture, we will no longer be subject to most of the restrictive covenants and corresponding events of default contained in such Indenture. Any restrictive covenants or corresponding events of default that cease to apply to us as a result of achieving these ratings will be restored if one or both of the credit ratings on the exchange notes later falls below these thresholds. However, during any period in which these restrictive covenants are suspended, we may incur other indebtedness, make restricted payments and take other actions that would have been prohibited if these covenants had been in effect. If the restrictive covenants are later restored, the actions taken while the covenants were suspended will not result in an event of default under such Indenture even if they would constitute an event of default at the time the covenants are restored. Accordingly, if these covenants and corresponding events of default are suspended, you will have less credit protection than you will at the time the exchange notes are issued. See "Description of 2024 exchange notes—Suspension event" and "Description of 2022 exchange notes—Suspension event."

Broker-dealers may become subject to the registration and prospectus delivery requirements of the Securities Act and any profit on the resale of the exchange notes may be deemed to be underwriting compensation under the Securities Act.

        Any broker-dealer that acquires exchange notes in the exchange offer for its own account in exchange for old notes which it acquired through market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their exchange notes. In addition, any profit on the resale of the exchange notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

You may not receive the exchange notes in the exchange offer if the exchange offer procedures are not properly followed.

        We will issue the exchange notes in exchange for your old notes only if you properly tender the old notes before expiration of the exchange offer. If you fail to properly tender your old notes before the expiration of the exchange offer, you may not receive any exchange notes. Neither we nor the exchange agent are under any duty to give notification of defects or irregularities with respect to the tenders of the old notes for exchange. If you are the beneficial holder of old notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such notes in the exchange offer, you should promptly contact the person through whom your old notes are held and instruct that person to tender on your behalf.

If you do not exchange your old notes, they may be difficult to resell.

        It may be difficult for you to sell old notes that are not exchanged in the exchange offer, since any old notes not exchanged will continue to be subject to the restrictions on transfer described in the legend on the global security representing the outstanding old notes. These restrictions on transfer exist because we issued the old notes pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Generally, the old notes that are not exchanged for exchange notes will remain restricted securities. Accordingly, those old notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Exchange offer—Consequences of failure to tender."

Use of proceeds

        We will not receive cash proceeds from the issuance of the exchange notes under the exchange offer. In consideration for issuing the exchange notes in exchange for old notes as described in this prospectus, we will receive old notes of equal principal amount. The old notes surrendered in exchange for the exchange notes will be retired and cancelled.

 Ratio of earnings to fixed charges

        The following table presents Match Group's ratio of earnings to fixed charges for the three months ended March 31, 2016 and 2015 and for the years ended December 31, 2015, 2014, 2013 and 2012. For purposes of determining the ratio of earnings to fixed charges, earnings consist of earnings before income taxes and fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs and discount and premium relating to indebtedness, and an estimated amount of rental expense that is deemed to be representative of the interest factor. The information set forth below should be read together with our financial statements including the notes thereto, included in this prospectus.

	Three months ended March 31,		Years ended December 31,
	2016	2015	2015	2014	2013	2012
Ratio of earnings to fixed charges	1.6x	12.5x	7.1x	8.5x	6.1x	5.8x

 Selected financial data

        The following selected historical consolidated and combined financial information as of March 31, 2016, and for the three months ended March 31, 2016 and 2015, has been derived from our unaudited consolidated and combined interim financial statements. The following selected historical consolidated and combined financial information as of December 31, 2015, 2014 and 2013, and for the years ended December 31, 2015, 2014, 2013 and 2012, has been derived from our audited consolidated and combined financial statements. The unaudited consolidated and combined interim financial statements have been prepared on the same basis as our audited consolidated and combined financial statements and, in the opinion of management, reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of this information. Our historical results are not necessarily indicative of the results to be expected for any future period, and results for any interim period are not necessarily indicative of the results to be expected for the full year.

        The information presented below should be read in conjunction with the information under "Management's discussion and analysis of financial condition and results of operations" and our unaudited and audited consolidated and combined financial statements, including the notes thereto, appearing elsewhere in this prospectus.

	Three months ended March 31,		Years ended December 31,
	2016	2015	2015	2014	2013	2012
	(in thousands)
Consolidated and Combined Statement of Operations information:
Revenue	$285,283	$235,069	$1,020,431	$888,268	$803,089	$713,449
Operating costs and expenses:
Cost of revenue (exclusive of depreciation)(1)	53,677	38,953	177,988	120,024	85,945	72,794
Selling and marketing expense(1)	113,495	111,965	359,598	335,107	321,870	304,597
General and administrative expense(1)	51,321	29,738	175,857	117,890	93,641	76,711
Product development expense(1)	22,863	16,451	67,348	49,738	42,973	38,921
Depreciation	6,487	7,045	25,983	25,547	20,202	16,341
Amortization of intangibles	8,252	3,877	20,101	11,395	17,125	17,455

Total operating costs and expenses	256,095	208,029	826,875	659,701	581,756	526,819

Operating income	29,188	27,040	193,556	228,567	221,333	186,630
Interest expense—third party	(20,431)	—	(18,049)	—	—	—
Interest expense—related party	—	(2,179)	(8,009)	(25,541)	(34,307)	(29,489)
Other income (expense), net	3,607	9,307	11,887	12,610	217	(7,428)

Earnings before income taxes	12,364	34,168	179,385	215,636	187,243	149,713
Income tax provision	(5,145)	(8,288)	(58,898)	(67,277)	(60,616)	(59,432)

Net earnings	7,219	25,880	120,487	148,359	126,627	90,281
Net (earnings) loss attributable to noncontrolling interests	(67)	326	(104)	(595)	(1,624)	(4,606)

Net earnings attributable to Match Group, Inc. shareholders	$7,152	$26,206	$120,383	$147,764	$125,003	$85,675

(1)
Includes stock-based compensation expense as follows:

	Three months ended March 31,		Years ended December 31,
	2016	2015	2015	2014	2013	2012
	(in thousands)
Cost of revenue	$402	$86	$490	$396	$1,012	$1,975
Selling and marketing expense	938	933	6,787	194	562	823
General and administrative expense	10,197	4,253	36,530	17,326	8,520	10,368
Product development expense	5,961	1,027	6,276	2,935	2,134	2,898

Total stock-based compensation expense	$17,498	$6,299	$50,083	$20,851	$12,228	$16,064

		As of December 31,
	As of March 31, 2016
		2015	2014	2013
	(in thousands)
Consolidated and Combined Balance Sheet information:(1)
Cash and cash equivalents	$135,898	$88,173	$127,630	$125,226
Total current assets	256,890	204,695	189,177	168,509
Total assets	1,964,884	1,909,392	1,302,109	1,286,705
Total liabilities	1,651,378	1,624,674	498,655	390,731
Total shareholders' equity	307,535	278,811	799,776	877,026

(1)
As described in Note 1 to our unaudited consolidated and combined interim financial statements, the Company adopted the provisions of Accounting Standards Update ("ASU") 2015-03 and ASU 2015-15 in the first quarter of 2016 and applied the provisions retrospectively, resulting in $16.6 million of deferred debt issuance costs being reclassified from other non-current assets to long-term debt, net of current maturities, in the December 31, 2015 consolidated balance sheet.

Unaudited pro forma combined financial statements

        The unaudited pro forma combined statements of operations for the three months ended March 31, 2016 and 2015 and for the year ended December 31, 2015 present: (i) the acquisition of Plentyoffish Media, Inc. ("PlentyOfFish"), (ii) the exchange of $445.2 million of the 2022 old notes for $445.3 million of IAC 4.75% senior notes due 2022 (the "Prior Match Exchange Offer") and the borrowings under the Term Loan, and (iii) the 2024 Offering and the application of proceeds thereof, each as if they had been completed as of January 1, 2015. The unaudited pro forma combined balance sheet at March 31, 2016 presents the 2024 Offering and the application of proceeds thereof each as if they had been completed as of March 31, 2016.

        The unaudited pro forma combined financial statements were prepared using: (i) the historical consolidated and combined financial statements of Match Group, Inc. and Subsidiaries for the three months ended March 31, 2016 and 2015 and for the year ended December 31, 2015; and (ii) the historical consolidated financial statements of Plentyoffish Media, Inc. and Subsidiaries for the three months ended March 31, 2015 and the period from January 1, 2015 through October 27, 2015, the day prior to the date Match Group, Inc. acquired PlentyOfFish.

        The assumptions used and pro forma adjustments derived from such assumptions are based on currently available information and management believes such assumptions are reasonable. These unaudited pro forma combined financial statements are for informational purposes and are not necessarily indicative of the Company's results of operations had (i) the acquisition of PlentyOfFish, (ii) the Prior Match Exchange Offer and the borrowings under the Term Loan and (iii) the 2024 Offering and the application of proceeds thereof been completed on the dates assumed. These unaudited pro forma combined financial statements are not necessarily indicative of the Company's future results of operations or financial condition.

Acquisition of PlentyOfFish

        On July 13, 2015, the Company entered into a stock purchase agreement to acquire all of the outstanding equity interests in PlentyOfFish for aggregate consideration of $575.0 million, subject to a customary post-closing adjustment based on, among other things, the amount of working capital in the business at the closing date. The acquisition closed on October 28, 2015. The acquisition price was allocated to the fair value of the assets acquired and liabilities assumed. The final working capital adjustment has not yet been finalized.

The Prior Match Exchange Offer and Term Loan

        The pro forma information has been prepared reflecting:

  •
  The Prior Match Exchange Offer.

  •
  $800.0 million of borrowings under the Term Loan.

  •
  $24.5 million in fees and expenses associated with the Term Loan, the Prior Match Exchange Offer and the $500 million Revolving Credit Facility provided for by the Credit Agreement.

The 2024 Offering

        The pro forma financial information has been prepared reflecting the following:

  •
  The issuance of $400 million of the 2024 old notes offered in the 2024 Offering.

  •
  The application of the proceeds of the 2024 Offering to prepay $400 million of borrowings under the Term Loan.

MATCH GROUP, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

MARCH 31, 2016

(In thousands)	Match Group Historical	2024 Offering Pro Forma Adjustments	Note	Match Group Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$135,898	$(6,000)	(j)	$129,898
Marketable securities	11,622	—		11,622
Accounts receivable, net of allowance	68,975	—		68,975
Other current assets	40,395	—		40,395

Total current assets	256,890	(6,000)		250,890
Property and equipment, net	50,807	—		50,807
Goodwill	1,301,880	—		1,301,880
Intangible assets, net	271,017	—		271,017
Long-term investments	54,855	—		54,855
Other non-current assets	29,435	—		29,435

TOTAL ASSETS	$1,964,884	$(6,000)		$1,958,884

LIABILITIES AND SHAREHOLDER EQUITY
Liabilities:
Current portion of long-term debt	$40,000	$—		$40,000
Accounts payable	28,827	—		28,827
Deferred revenue	191,553	—		191,553
Accrued expenses and other current liabilities	122,418	—		122,418

Total current liabilities	382,798	—		382,798
Long-term debt, net of current maturities	1,167,897	(6,000)	(j)
		5,592	(k)
		5,750	(l)	1,173,239
Income taxes payable	9,325	—		9,325
Deferred income taxes	35,472	—		35,472
Other long-term liabilities	55,886	—		55,886

Redeemable noncontrolling interests	5,971	—		5,971
Contingencies and commitments
Shareholder Equity:
Common stock	39	—		39
Class B convertible common stock	210	—		210
Class C common stock	—	—		—
Preferred stock	—	—		—
Additional paid-in capital	418,852	—		418,852
Retained earnings	17,764	(5,592)	(k)
		(5,750)	(l)	6,422
Accumulated other comprehensive loss	(129,330)	—		(129,330)

Total Match Group, Inc. shareholder equity	307,535	(11,342)		296,193

TOTAL LIABILITIES AND SHAREHOLDER EQUITY	$1,964,884	$(6,000)		$1,958,884

Derived from the historical unaudited balance sheets as of March 31, 2016 for Match Group.

See notes to unaudited pro forma combined financial statements.

MATCH GROUP, INC.

PRO FORMA COMBINED STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2016

(Unaudited)

	Match Group Historical	Acquisition Pro Forma Adjustments	Note	Subtotal	Prior Match Exchange Offer and Term Loan Pro Forma Adjustments	Note	Match Group Subtotal	2024 Offering Pro Forma Adjustments	Note	Match Group Pro Forma
	(In thousands)
Revenue	$285,283	$3,719	(e)	$289,002	$—		$289,002	$—		$289,002
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	53,677	—		53,677	—		53,677	—		53,677
Selling and marketing expense	113,495	—		113,495	—		113,495	—		113,495
General and administrative expense	51,321	—		51,321	—		51,321	—		51,321
Product development expense	22,863	—		22,863	—		22,863	—		22,863
Depreciation	6,487	—		6,487	—		6,487	—		6,487
Amortization of intangibles	8,252	(5,143)	(a)	3,109	—		3,109	—		3,109

Total operating costs and expenses	256,095	(5,143)		250,952	—		250,952	—		250,952

Operating income	29,188	8,862		38,050	—		38,050	—		38,050
Interest expense—third party	(20,431)	—		(20,431)	687	(f)	(19,744)	(1,001)	(h), (i)	(20,745)
Other income, net	3,607	—		3,607	—		3,607	—		3,607

Earnings before income taxes	12,364	8,862		21,226	687		21,913	(1,001)		20,912
Income tax provision	(5,145)	(2,304)	(a), (e)	(7,449)	(254)	(f)	(7,703)	371	(h), (i)	(7,332)

Net earnings	7,219	6,558		13,777	433		14,210	(630)		13,580
Net earnings attributable to noncontrolling interests	(67)	—		(67)	—		(67)	—		(67)

Net earnings attributable to Match Group, Inc. shareholders	$7,152	$6,558		$13,710	$433		$14,143	$(630)		$13,513

Derived from the historical unaudited statements of operations for the three months ended March 31, 2016 for Match Group.

See notes to unaudited pro forma combined financial statements.

MATCH GROUP, INC.

PRO FORMA COMBINED STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2015

(Unaudited)

	Match Group Historical	PlentyOfFish Historical(d)	Acquisition Pro Forma Adjustments	Note	Subtotal	Prior Match Exchange Offer and Term Loan Pro Forma Adjustments	Note	Match Group Subtotal	2024 Offering Pro Forma Adjustments	Note	Match Group Pro Forma
	(In thousands)
Revenue	$235,069	$19,004	$(129)	(c)	$253,944	$—		$253,944	$—		$253,944
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	38,953	1,835	—		40,788	—		40,788	—		40,788
Selling and marketing expense	111,965	3,306	(129)	(c)	115,142	—		115,142	—		115,142
General and administrative expense	29,738	1,387	—		31,125	—		31,125	—		31,125
Product development expense	16,451	256	—		16,707	—		16,707	—		16,707
Depreciation	7,045	541	—		7,586	—		7,586	—		7,586
Amortization of intangibles	3,877	—	350	(a)	4,227	—		4,227	—		4,227

Total operating costs and expenses	208,029	7,325	221		215,575	—		215,575	—		215,575

Operating income	27,040	11,679	(350)		38,369	—		38,369	—		38,369
Interest expense—third party	—	—	—		—	(20,178)	(f)	(20,178)	(1,063)	(h), (i)	(21,241)
Interest expense—related party	(2,179)	—	—		(2,179)	1,849	(g)	(330)	—		(330)
Other income (expense), net	9,307	(91)	—		9,216	—		9,216	—		9,216

Earnings before income taxes	34,168	11,588	(350)		45,406	(18,329)		27,077	(1,063)		26,014
Income tax provision	(8,288)	(3,013)	91	(a)	(11,210)	6,874	(f), (g)	(4,336)	393	(h), (i)	(3,943)

Net earnings	25,880	8,575	(259)		34,196	(11,455)		22,741	(670)		22,071
Net loss attributable to noncontrolling interests	326	—	—		326	—		326	—		326

Net earnings attributable to Match Group, Inc. shareholders	$26,206	$8,575	$(259)		$34,522	$(11,455)		$23,067	$(670)		$22,397

Derived from the historical unaudited statements of operations for the three months ended March 31, 2015 for Match Group and PlentyOfFish.

See notes to unaudited pro forma combined financial statements.

MATCH GROUP, INC.

PRO FORMA COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2015

(Unaudited)

	Match Group Historical	PlentyOfFish Historical(d)	Acquisition Pro Forma Adjustments	Note	Subtotal	Prior Match Exchange Offer and Term Loan Pro Forma Adjustments	Note	Match Group Subtotal	2024 Offering Pro Forma Adjustments	Note	Match Group Pro Forma
	(In thousands)
Revenue	$1,020,431	$71,694	$7,422	(c), (e)	$1,099,547	$—		$1,099,547	$—		$1,099,547
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	177,988	7,351	(126)	(b)	185,213	—		185,213	—		185,213
Selling and marketing expense	359,598	11,239	(961)	(b), (c)	369,876	—		369,876	—		369,876
General and administrative expense	175,857	8,829	(3,466)	(b)	181,220	—		181,220	—		181,220
Product development expense	67,348	1,351	(433)	(b)	68,266	—		68,266	—		68,266
Depreciation	25,983	2,274	—		28,257	—		28,257	—		28,257
Amortization of intangibles	20,101	—	12,660	(a)	32,761	—		32,761	—		32,761

Total operating costs and expenses	826,875	31,044	7,674		865,593	—		865,593	—		865,593

Operating income	193,556	40,650	(252)		233,954	—		233,954	—		233,954
Interest expense—third party	(18,049)	—	—		(18,049)	(62,434)	(f)	(80,483)	(3,944)	(h), (i)	(84,427)
Interest expense—related party	(8,009)	—	—		(8,009)	7,396	(g)	(613)	—		(613)
Other income (expense), net	11,887	(1,976)	—		9,911	—		9,911	—		9,911

Earnings before income taxes	179,385	38,674	(252)		217,807	(55,038)		162,769	(3,944)		158,825
Income tax provision	(58,898)	(10,055)	(34)	(a), (b), (c), (e)	(68,987)	20,733	(f), (g)	(48,254)	1,459	(h), (i)	(46,795)

Net earnings	120,487	28,619	(286)		148,820	(34,305)		114,515	(2,485)		112,030
Net earnings attributable to noncontrolling interests	(104)	—	—		(104)	—		(104)	—		(104)

Net earnings attributable to Match Group, Inc. shareholders	$120,383	$28,619	$(286)		$148,716	$(34,305)		$114,411	$(2,485)		$111,926

Derived from the historical audited statements of operations for the year ended December 31, 2015 for Match Group and the historical unaudited statement of operations for PlentyOfFish from January 1, 2015 to October 27, 2015.

See notes to unaudited pro forma combined financial statements.

Match Group, Inc.

Notes to unaudited pro forma combined financial statements

NOTE 1—ADJUSTMENTS RELATED TO THE PLENTYOFFISH ACQUISITION:

(a)
To reflect the amortization expense associated with the valuation of the definite-lived intangible assets acquired by Match Group in connection with its acquisition of PlentyOfFish. This expense is being amortized on a straight-line basis based upon the assets' estimated useful lives. The average useful lives range from 0.9 to 5 years.

(b)
To reflect the elimination of costs incurred by Match Group and PlentyOfFish related to the acquisition of PlentyOfFish for the year ended December 31, 2015 as they are not expected to have a continuing impact on the combined results. The income tax effect is calculated at 37% for Match Group adjustments and 26% for PlentyOfFish adjustments.

(c)
To reflect the elimination of intercompany revenue between Match Group and PlentyOfFish.

(d)
The historical financial information of PlentyOfFish was prepared in accordance with U.S. GAAP and in Canadian dollars. The historical financial information was translated from Canadian dollars to U.S. dollars using the following historical exchange rates:

CAD/U.S.
Average exchange rate for the three months ended March 31, 2016 (statement of operations)	0.7268
Average exchange rate for the three months ended March 31, 2015 (statement of operations)	0.8114
Average exchange rate for the year ended December 31, 2015 (statement of operations)	0.7858
(e)
To reflect the elimination of deferred revenue purchase accounting adjustments.

NOTE 2—ADJUSTMENTS RELATED TO THE PRIOR MATCH EXCHANGE OFFER AND TERM LOAN:

(f)
To reflect: (1) the interest expense related to the $445.2 million of the 2022 old notes that were exchanged for $445.3 million of IAC 4.75% senior notes due 2022 and the $800 million in borrowings under the Term Loan at an assumed combined interest rate of 5.95%; (2) the amortization of fees and expenses related to the Term Loan, the 2022 old notes, and the Revolving Credit Facility; and (3) fees for maintenance of the Revolving Credit Facility and the related income tax effect. The income tax effect is calculated at 37%.

(g)
To reflect the elimination of related party interest expense and the related income tax effect. The income tax effect is calculated at 32%.

NOTE 3—ADJUSTMENTS RELATED TO THE 2024 OFFERING:

(h)
To reflect interest expense related to the $400 million of the 2024 old notes and the amortization of fees and expenses related to such notes and related income tax effect. The income tax effect is calculated at 37%.

(i)
To reflect the elimination of interest expense related to the $400 million of principal amount of the Term Loan that was prepaid with the proceeds from the 2024 Offering. The income tax effect is calculated at 37%.

Match Group, Inc.

Notes to unaudited pro forma combined financial statements (Continued)

(j)
To reflect the capitalization of fees and expenses of $6.0 million related to the 2024 Offering.

(k)
To reflect the write-off of a proportionate share of capitalized fees and expenses related to the Term Loan.

(l)
To reflect the write-off of a proportionate share of the original issue discount related to the Term Loan.

Management's discussion and analysis of
financial condition and results of operations

        The following discussion and analysis should be read in conjunction with our consolidated and combined financial statements and the related notes beginning on page F-1 and the sections in this prospectus entitled "Selected Financial Data" and "Business."

Key Terms:

        When the following terms appear in this section, they have the meanings indicated below:

  •
  Reportable Segments

  •
  Dating—consists of all of our dating businesses globally.

  •
  Non-dating—consists of The Princeton Review.

  •
  Dating North America—consists of the financial results of our Dating businesses for customers located in the United States and Canada.

  •
  Dating International—consists of the financial results of our Dating businesses for customers located outside of the United States and Canada.

  •
  Direct Revenue—is revenue that is directly received from an end user of our products.

  •
  Indirect Revenue—is revenue that is not received directly from an end user of our products, substantially all of which is currently advertising revenue.

  •
  Average PMC—is calculated by summing the number of paid members, or paid member count ("PMC") at the end of each day in the relevant measurement period and dividing it by the number of calendar days in that period. PMC as of any given time represents the number of users with a paid membership at that time. Users who purchase à la carte features from us do not qualify as paid members for purposes of PMC by virtue of such purchase, though often such purchasers are also paid members.

  •
  Average Revenue Per Paying User ("ARPPU")—is Direct Revenue in the relevant measurement period divided by the Average PMC in such period divided by the number of calendar days in such period.

  •
  Cost of revenue—consists primarily of compensation (including stock-based compensation) and other employee-related costs for personnel engaged in data center and customer care functions, in-app purchase fees, credit card processing fees, hosting fees, content acquisition costs, and data center rent, energy and bandwidth costs. In-app purchase fees are monies paid to Apple and Google for the distribution and facilitation of in-app purchase of product features. Content acquisition cost consists principally of payments made to tutors at The Princeton Review.

  •
  Selling and marketing expense—consists primarily of advertising expenditures and compensation (including stock-based compensation) and other employee-related costs for personnel engaged in selling and marketing, and sales support functions. Advertising expenditures includes online marketing, including fees paid to search engines, offline marketing, which is primarily television advertising and partner-related payments to those who direct traffic to our brands.

  •
  General and administrative expense—consists primarily of compensation (including stock-based compensation) and other employee-related costs for personnel engaged in executive management, finance, legal, tax and human resources, fees for professional services and facilities costs.

  •
  Product development expense—consists primarily of compensation (including stock-based compensation) and other employee-related costs that are not capitalized for personnel engaged in the design, development, testing and enhancement of product offerings and related technology.

  •
  2022 old notes—The Company's 6.75% senior notes due December 15, 2022, with interest payable each June 15 and December 15; which were issued on November 16, 2015 in exchange for IAC's 4.75% senior notes due December 15, 2022 ("2012 IAC senior notes").

  •
  2024 old notes—The Company's 6.375% senior notes due June 1, 2024, with interest payable each June 1 and December 1, beginning December 1, 2016; which were issued on June 1, 2016.

  •
  Term Loan—The Company's $800 million, seven year term loan entered into on November 16, 2015. On March 31, 2016, a $10 million principal payment was made. On June 1, 2016, an additional $400 million principal payment was made with the proceeds from the 2024 old notes.

Management Overview

        Match Group, Inc. ("Match Group," the "Company," "we," "our," or "us") is the world's leading provider of dating products. We operate a portfolio of over 45 dating brands, including Match, OkCupid, PlentyOfFish, Tinder, Meetic, Twoo, OurTime, BlackPeopleMeet and FriendScout24, each designed to increase our users' likelihood of finding a romantic connection. Through our portfolio of trusted brands, we provide tailored products to meet the varying preferences of our users. We currently offer our dating products in 38 languages across more than 190 countries. In addition to our Dating businesses, we also operate The Princeton Review, which provides a variety of test preparation, academic tutoring and college counseling services.

Sources of Revenue

        All our dating products provide the use of certain features for free, and then offer a variety of additional features for paid members. Our Dating revenue is primarily derived directly from users in the form of recurring membership fees.

        Membership revenue is presented net of credits and credit card chargebacks. Members pay in advance, primarily by using a credit card, and, subject to certain conditions identified in our terms and conditions, all purchases are final and nonrefundable. Fees collected, or contractually due, in advance for memberships are deferred and recognized as revenue using the straight-line method over the terms of the applicable membership period, which primarily range from one to six months. We also earn revenue from online advertising, the purchase of à la carte features and offline events. Online advertising revenue is recognized every time an ad is displayed. Revenue from the purchase of à la carte features is recognized based on usage. Revenue and the related expenses associated with offline events are recognized when each event occurs.

        Non-dating revenue consists primarily of fees received directly from students for in-person and online test preparation classes, access to online test preparation materials and individual tutoring services. Fees from classes and access to online materials are recognized over the period of the course and the period of the online access, respectively. Tutoring fees are recognized based on usage.

Trends affecting our Dating business

        Over the last several years, we have seen significant changes in our business. During this time, our portfolio has evolved from one dominated by our Match and affinity brands in North America, and Meetic internationally, to one in which Tinder, OkCupid, PlentyOfFish and Twoo now represent the majority of our overall user base. This portfolio evolution has led to, been driven by, or coincided with, a number of significant trends in our business including the following:

        Meaningful subscriber growth.    Over the last several years, we have seen substantial growth in users paying for our products. This growth, however, has come at a slower pace than our user growth, as the mix of paid and free features at our Tinder, OkCupid, PlentyOfFish and Twoo brands inherently results in conversion of users to paid members ("conversion") at lower rates than our other brands. However, because these brands have tended to grow their number of users at a more rapid pace, they contribute paid members in substantial numbers despite lower conversion rates. Additionally, we expect the percentage of users who are paid members (which we refer to as penetration) in these brands to increase meaningfully, as penetration tends to increase rapidly during the early years following the introduction of a Direct Revenue, or paying, model. This is driven by both the introduction of new features that attract different users to convert and by the dynamics of a subscription business in which members are retained for extended periods and new members are increasingly added. Thus, while we do expect the mix of users to continue to shift into these lower penetration brands, we expect penetration within these brands to increase meaningfully over the coming years.

        Strong mobile adoption.    We have recently experienced strong growth in the usage of our products on mobile devices. Mobile adoption leads to higher user engagement and also opens new customer acquisition channels. As a result, mobile adoption has represented, and continues to represent, a significant growth opportunity for us. However, it also requires dedication of additional product and technology resources and often requires the payment of additional fees to app stores. Additionally, our mobile products, taken as a whole, have tended to have lower conversion rates than our desktop products, when we control for other factors impacting conversion. This has led to challenges over the last few years for those of our brands that had significant pre-existing desktop businesses with high percentages of paid members. Unlike a mobile only brand like Tinder, where each new mobile user is incremental to the total number of users, for those brands with significant desktop usage, many new mobile users are users who previously would have been likely to sign up for those products using the desktop. As a result, as the mobile migration has been rapidly underway, we have seen our overall conversion rates challenged in those businesses. However, we expect to see this trend reverse itself for two reasons. First, the migration to mobile will either slow rapidly or end as mobile devices obtain a more stable level of penetration within the population. Second, we expect to be able to make significant product improvements to our mobile products over the coming years, driving meaningful conversion increases. Our mobile products are relatively early in their development stages, as we only began to devote meaningful resources to optimizing these products in the last few years; in contrast, we have focused on optimizing our desktop products for increased conversion for many years. Therefore, based on our prior experience with product improvement, and the finite nature of the mobile migration, we believe the conversion challenges we have been facing as a result of the rapid mobile migration in these businesses will level off and then reverse.

        Lower cost users.    All of our brands rely on word-of-mouth, or free, customer acquisition to varying degrees. Word-of-mouth acquisition is typically a function of scale (with larger communities driving greater numbers of referrals), youthfulness (with the viral effect being more pronounced in younger populations due, in part, to a significantly higher concentration of single people in any given social circle) and monetization rate (with people generally more likely to talk openly about using dating products that are less heavily monetized). Additionally, some, but not all, of our brands spend meaningfully on paid marketing. Accordingly, the average amount we spend to acquire a user differs significantly across brands based in large part on each brand's mix of paid and free acquisition channels. As our mix has shifted toward younger users, our mix of acquisition channels has shifted toward free channels, driving a significant decline over the past several years in the average amount we spend to acquire a new user across our portfolio. Our costs of acquiring paid members have also declined meaningfully. We expect the dynamics that have led to the growth in word-of-mouth customer acquisition to continue going forward and for our brands to continue to acquire significant numbers of users through low-cost means.

        Mix-driven decline in consolidated ARPPU.    Tinder, OkCupid, PlentyOfFish and Twoo all have a lower ARPPU, than our other brands. As the number of paid members from the lower ARPPU brands has become an increasingly large percentage of our aggregate number of paid members, our overall or consolidated ARPPU has declined. However, within many of our significant brands individually, ARPPU is increasing. Additionally, the decline in ARPPU has coincided with the decline in the cost of acquiring new users discussed above. Although brand mix shift is reducing consolidated ARPPU, we see continued ability to increase price at many of our brands.

        Changing paid acquisition dynamics.    Even as our acquisition of lower cost users increases, paid acquisition of users remains an important driver of our business. The channels through which we market our brands are always evolving, but we are currently in a period of rapid change as TV and video consumption patterns evolve and internet consumption shifts from desktop to mobile devices. However, advertising opportunities have not kept up with audience migration, putting pressure on our paid marketing activities. Recently, we have been able to increase our marketing spend despite these trends, and to bring down the costs of acquiring new users to our products through our paid channels. However, our increases in spend have generally been made in less effective channels, bringing in lower converting users. We believe that advertising opportunities will increasingly follow consumer usage patterns, and that as this occurs, and as we improve our expertise at exploiting these evolving marketing channels, we will be able to increase our marketing efficiency over time.

Other factors affecting the comparability of our results

        Advertising spend.    Our advertising spend, which is included in our selling and marketing expense, has consistently been our largest operating expense. In recent periods, we have focused our advertising spend on display, mobile, television and search channels. We seek to optimize for total return on advertising spend by frequently analyzing and adjusting this spend through numerous campaigns to focus on marketing channels and markets that generate a high return. Our data-driven approach provides us the flexibility to scale and optimize our advertising spend. We spend marketing dollars against an expected lifetime value of a customer that is realized by us over a multi-year period; and while this marketing is intended to be profitable on that basis, it is nearly always negative during the period in which the expense is incurred. Accordingly, our operating results, in particular our profit measures, for a particular period may be meaningfully impacted by the timing, size, number or effectiveness of our advertising campaigns in that period. Additionally, advertising spend is typically higher during the first quarter of our fiscal year, and lower during the fourth quarter. See "Seasonality."

        Seasonality.    Historically, our Dating business has experienced seasonal fluctuations in quarterly operating results, particularly with respect to our profit measurements. This is driven primarily by a higher concentration of advertising spend in the first quarter, when advertising prices are lowest and demand for our products is highest, and a lower concentration of advertising spend in the fourth quarter, when advertising costs are highest and demand for our products is lowest.

        International markets.    Our products are available in over 190 countries. Our international revenue represented 34%, 31%, 32%, 35% and 36% of our total revenue for the three months ended March 31, 2016 and 2015 and for the years ended December 31, 2015, 2014 and 2013, respectively. We vary our pricing to align with local market conditions and our international businesses typically earn revenue in local currencies, primarily the Euro. As foreign currency exchange rates change, translation of the statement of operations of our international businesses into U.S. dollars affects year-over-year comparability of operating results.

        Business combinations.    Acquisitions are an important part of our growth strategy, and we expect to make additional acquisitions in the future. During the three years ended December 31, 2015, we have invested approximately $661.8 million to acquire 15 new brands for our dating portfolio including

Twoo, FriendScout24, Eureka and PlentyOfFish. As a consequence of the contributions of these businesses and acquisition-related expenses, our consolidated and combined results of operations may not be comparable between periods.

Non-dating business

        In addition to our Dating business, we also operate The Princeton Review, which provides a variety of test preparation, academic tutoring and college counseling services. We acquired this business because it relies on many of the same competencies as those relied upon by our Dating business, such as paid customer acquisition, a combination of paid and free business models, a deep understanding of the lifetime values of customers and a strong expertise in user-interface development. Our strategy in the Non-dating business is to focus on digitizing delivery of our education services and cross-selling multiple products, including academic tutoring, college counseling services and test preparation services, to our customers. We believe that by doing so, we can improve the economics of this business and drive earnings growth over time.

Recent Developments

        On June 1, 2016, the Company issued $400 million of 2024 old notes in a private offering. The proceeds from the issuance of the 2024 old notes were used to repay a portion of the outstanding principal amount under the Term Loan.

        On November 24, 2015, the Company completed its initial public offering ("IPO"). At December 31, 2015, IAC's ownership interest and voting interest in the Company were 84.6% and 98.2%, respectively.

        On November 16, 2015:

  •
  The Company exchanged $445.3 million of 2012 IAC senior notes for $445.2 million of 2022 old notes.

  •
  The Company amended and restated its credit agreement to provide for an $800 million Term Loan.

        On October 28, 2015, the Company completed the purchase of PlentyOfFish, for $575 million in cash.

        On October 7, 2015, the Company entered into a credit agreement, which provides for a $500 million Revolving Credit Facility that expires on October 7, 2020.

First Quarter 2016 Consolidated Results

        For the three months ended March 31, 2016, we delivered 21%, 94% and 8% revenue, Adjusted EBITDA and operating income growth, respectively. Revenue growth was primarily driven by an increase in Direct revenue with strong contributions from Tinder and PlentyOfFish. Adjusted EBITDA increased 94% due primarily to higher revenue, reduced selling and marketing expense as a percentage of revenue and $1.2 million of lower costs in the current year period related to our consolidation and streamlining of technology systems and European operations. The growth in operating income was slower than the growth in Adjusted EBITDA due primarily to a decrease of $14.2 million in gains from acquisition-related contingent consideration fair value adjustments to a loss in the current year period and an increase of $11.2 million in stock-based compensation expense.

2015 Consolidated Results

        In 2015, we delivered 15% revenue growth and 2% Adjusted EBITDA growth; however, operating income declined 15%. Revenue growth was primarily driven by an increase in Direct revenue and the full year contribution from The Princeton Review. Foreign exchange effects negatively impacted Dating revenue by 6%. Adjusted EBITDA increased 2%, slower than the 15% increase in revenue due to $16.8 million of costs in the current year related to our ongoing consolidation and streamlining of technology systems and European operations at the Dating businesses. The operating income decline was due primarily to an increase in stock-based compensation.

Results of Operations for the Three Months Ended March 31, 2016 And 2015 and the Years Ended December 31, 2015, 2014 and 2013

Revenue

For the three months ended March 31, 2016 compared to the three months ended March 31, 2015

	Three Months Ended March 31,
	2016	Change	% Change	2015
	(Dollars in thousands, except ARPPU)
Direct Revenue:
North America	$164,382	$25,860	19%	$138,522
International	84,646	21,282	34%	63,364

Total Direct Revenue	249,028	47,142	23%	201,886
Indirect Revenue	11,373	3,112	38%	8,261

Total Dating Revenue	260,401	50,254	24%	210,147
Non-dating Revenue	24,882	(40)	—%	24,922

Total Revenue	$285,283	$50,214	21%	$235,069

Percentage of Total Revenue:
Direct Revenue:
North America	58%			59%
International	30%			27%

Total Direct Revenue	88%			86%
Indirect Revenue	3%			3%

Total Dating Revenue	91%			89%
Non-dating Revenue	9%			11%

Total Revenue	100%			100%

Average PMC:
North America	3,221	668	26%	2,553
International	1,862	683	58%	1,179

Total	5,083	1,351	36%	3,732

ARPPU:
North America	$0.56	$(0.04)	(7)%	$0.60
International	$0.50	$(0.10)	(16)%	$0.60
Total	$0.54	$(0.06)	(10)%	$0.60

        Revenue increased $50.2 million, or 21%, in 2016 versus 2015, or 23% excluding the effects of foreign exchange. Revenue during the period was favorably impacted by the strong contributions from Tinder and PlentyOfFish, which was acquired October 28, 2015.

        North America Direct Revenue grew $25.9 million, or 19%, in 2016 versus 2015, driven by 26% growth in Average PMC, partially offset by a 7% decline in ARPPU. Average PMC growth was driven by higher beginning PMC, growth in new users and an increase in the percentage of new users becoming paid members. ARPPU decreased as a result of mix shifts to lower rate brands, which was partially offset by increases in mix-adjusted rates.

        International Direct Revenue grew $21.3 million, or 34%, in 2016 versus 2015, primarily driven by 58% growth in Average PMC, partially offset by a 16% decline in ARPPU. Average PMC growth was driven by higher beginning PMC, growth in new users and an increase in the percentage of new users becoming paid members. The decline in ARPPU was partially due to the effects of foreign exchange. Adjusting for foreign exchange effects, International Direct Revenue grew 40% and International ARPPU declined 13% primarily due to a mix shift to lower rate brands.

        Non-dating revenue was flat at $24.9 million reflecting lower SAT test preparation course volume due to recent changes to the exam format.

For the years ended December 31, 2015, 2014 and 2013

	Years Ended December 31,
	2015	Change	% Change	2014	Change	% Change	2013
	(Dollars in thousands, except ARPPU)
Direct Revenue:
North America	$583,232	$57,304	10.9%	$525,928	$32,199	6.5%	$493,729
International	283,351	9,752	3.6%	273,599	13,259	5.1%	260,340

Total Direct Revenue	866,583	67,056	8.4%	799,527	45,458	6.0%	754,069
Indirect Revenue	43,122	6,191	16.8%	36,931	2,803	8.2%	34,128

Total Dating Revenue	909,705	73,247	8.8%	836,458	48,261	6.1%	788,197
Non-dating Revenue	110,726	58,916	113.7%	51,810	36,918	247.9%	14,892

Total Revenue	$1,020,431	$132,163	14.9%	$888,268	$85,179	10.6%	$803,089

Percentage of Total Revenue:
Direct Revenue:
North America	57.2%			59.2%			61.5%
International	27.8%			30.8%			32.4%

Total Direct Revenue	85.0%			90.0%			93.9%
Indirect Revenue	4.2%			4.2%			4.2%

Total Dating Revenue	89.2%			94.2%			98.1%
Non-dating Revenue	10.8%			5.8%			1.9%

Total Revenue	100.0%			100.0%			100.0%

Average PMC:
North America	2,712	308	12.8%	2,404	235	10.8%	2,169
International	1,435	338	30.8%	1,097	77	7.5%	1,020

Total	4,147	646	18.5%	3,501	312	9.8%	3,189

ARPPU:
North America	$0.59	$(0.01)	(1.7)%	$0.60	$(0.02)	(3.9)%	$0.62
International	$0.54	$(0.14)	(20.8)%	$0.68	$(0.02)	(2.3)%	$0.70
Total	$0.57	$(0.06)	(8.5)%	$0.63	$(0.02)	(3.4)%	$0.65
For the year ended December 31, 2015 compared to the year ended December 31, 2014

        Revenue increased $132.2 million or 14.9% in 2015 versus 2014, or 20.3% excluding the effects of foreign exchange.

        North America Direct Revenue grew $57.3 million, or 10.9%, in 2015 versus 2014, driven by 12.8% growth in Average PMC, partially offset by a 1.7% decline in ARPPU. Average PMC growth was driven by an increase in the percentage of new users becoming paid members, growth in new users and higher beginning PMC. ARPPU decreased due to mix shifts to lower rate brands, partially offset by an increase in mix-adjusted rates.

        International Direct Revenue grew $9.8 million, or 3.6%, in 2015 versus 2014, primarily driven by 30.8% growth in Average PMC, partially offset by a 20.8% decline in ARPPU. Average PMC growth was driven by an increase in the percentage of new users becoming paid members, growth in new users, and higher beginning PMC. The majority of the decline in ARPPU was due to the effects of foreign exchange. Adjusting for foreign exchange effects, International Direct Revenue grew 20.8%, and International ARPPU declined 7.6% as a result of a mix shift to lower rate brands, partially offset by increases in mix adjusted rates.

        Non-dating revenue increased $58.9 million, or 113.7%, as a result of the full year contribution from The Princeton Review, which was acquired in August 2014.

For the year ended December 31, 2014 compared to the year ended December 31, 2013

        Revenue increased $85.2 million, or 10.6%, in 2014 versus 2013.

        North America Direct Revenue increased $32.2 million, or 6.5%, in 2014 versus 2013, driven by 10.8% growth in Average PMC, partially offset by a 3.9% decline in ARPPU. Average PMC growth was driven by a strong increase in beginning PMC and strong new user growth, partially offset by mix shift to brands where a lower percentage of new users become paid members. ARPPU decreased due to mix shifts to lower rate brands as well as a decline in mix-adjusted rates.

        International Direct Revenue increased $13.3 million, or 5.1%, in 2014 versus 2013, driven by 7.5% growth in Average PMC, partially offset by a 2.3% decline in ARPPU. Average PMC growth was driven by a strong increase in beginning PMC, the acquisition of FriendScout24 and growth in new users, partially offset by mix shift to brands where a lower percentage of new users became paid members. ARPPU decreased due to mix shift to lower rate brands, partially offset by mix-adjusted rate increases.

        Non-dating revenue grew $36.9 million, or 247.9%, as a result of our acquisition of The Princeton Review in August 2014.

Effects of foreign exchange

        The impact of foreign exchange rates on our business, due to its global reach, is an important factor in understanding period over period comparisons. International revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S dollar strengthens relative to other foreign currencies. We believe the presentation of revenue excluding foreign exchange in addition to reported revenue helps improve the ability to understand our performance because it excludes the impact of foreign currency volatility that is not indicative of our core operating results.

        Foreign exchange information compares results between periods as if exchange rates had remained constant period over period. Revenue, excluding foreign exchange effects is calculated by translating current period revenues using prior period exchange rates in the current period. Revenue, excluding foreign exchange growth (expressed as a percentage) is calculated by determining the increase in current period revenues over prior period revenues where current period foreign currency revenues are translated using prior period exchange rates.

        This non-GAAP measure should be considered in addition to results reported in accordance with GAAP, but should not be considered a substitute for or superior to GAAP.

        The following tables present the impact of our foreign exchange on total revenue, International Direct revenue and International ARPPU for the three months ended March 31, 2016 versus 2015 and for the year ended December 31, 2015 versus 2014 (in thousands):

	Three Months Ended March 31,
	2016	2015	Change	% Change
	(Dollars in thousands, except ARPPU)
Total Revenue, as reported	$285,283	$235,069	$50,214	21%
Foreign exchange impact	4,269

Total Revenue, excluding fx impact	$289,552	$235,069	$54,483	23%

International Direct Revenue, as reported	$84,646	$63,364	$21,282	34%
Foreign exchange impact	3,880

International Direct Revenue, excluding fx impact	$88,526	$63,364	$25,162	40%

International ARPPU, as reported	$0.50	$0.60	$(0.10)	(16)%
Foreign exchange impact	0.02

International ARPPU, excluding fx impact	$0.52	$0.60	$(0.08)	(13)%

	Years Ended December 31,
	2015	2014	Change	% Change
	(Dollars in thousands, except ARPPU)
Total Revenue, as reported	$1,020,431	$888,268	$132,163	14.9%
Foreign exchange impact	48,109

Total Revenue, excluding fx impact	$1,068,540	$888,268	$180,272	20.3%

International Direct Revenue, as reported	$283,351	$273,599	$9,752	3.6%
Foreign exchange impact	47,080

International Direct Revenue, excluding fx impact	$330,431	$273,599	$56,832	20.8%

International ARPPU, as reported	$0.54	$0.68	$(0.14)	(20.8)%
Foreign exchange impact	0.09

International ARPPU, excluding fx impact	$0.63	$0.68	$(0.05)	(7.6)%

Cost of revenue (exclusive of depreciation)

For the three months ended March 31, 2016 compared to the three months ended March 31, 2015

	Three Months Ended March 31,
	2016	$ Change	% Change	2015
	(Dollars in thousands)
Cost of revenue	$53,677	$14,724	38%	$38,953
Percentage of revenue	19%			17%

        Cost of revenue increased $14.7 million, or 38%, in 2016 versus 2015.

        Dating cost of revenue increased $16.0 million, or 58%, outpacing revenue growth, driven primarily by a significant increase in in-app purchase fees across multiple brands, including Tinder, the acquisitions of PlentyOfFish and Eureka, in October and April 2015, respectively, and higher hosting fees driven by growth in users and product features.

        Non-dating cost of revenue decreased $1.3 million, or 12%, driven by a mix shift to higher margin online products from in-person courses.

For the years ended December 31, 2015, 2014 and 2013

	Years Ended December 31,
	2015	$ Change	% Change	2014	$ Change	% Change	2013
	(Dollars in thousands)
Cost of revenue	$177,988	$57,964	48.3%	$120,024	$34,079	39.7%	$85,945
Percentage of revenue	17.4%			13.5%			10.7%

For the year ended December 31, 2015 compared to the year ended December 31, 2014

        Cost of revenue increased $58.0 million, or 48.3%, in 2015 versus 2014.

        Dating cost of revenue increased $39.6 million, or 41.8%, meaningfully more than the growth in revenue, driven primarily by a significant increase in in-app purchase fees across multiple brands, including Tinder, which started to monetize in earnest in 2015, as well as higher hosting fees driven by growth in users and product features.

        Non-dating cost of revenue increased $18.4 million, or 72.8%, driven by the acquisition of The Princeton Review, for which cost of revenue represents a meaningfully larger percentage of revenue than in Dating.

For the year ended December 31, 2014 compared to the year ended December 31, 2013

        Cost of revenue increased $34.1 million, or 39.7%, in 2014 versus 2013.

        Dating cost of revenue increased $16.0 million, or 20.4%, meaningfully more than the growth in revenue driven primarily by a significant increase in in-app purchases given that our native mobile apps were largely introduced in the second quarter of 2014, as well as higher hosting fees driven by growth in users and product features.

        Non-dating cost of revenue increased $18.0 million, or 250.6%, driven by the acquisition of The Princeton Review, for which cost of revenue represents a meaningfully larger percentage of revenue than in Dating.

Selling and marketing expense

For the three months ended March 31, 2016 compared to the three months ended March 31, 2015

	Three Months Ended March 31,
	2016	$ Change	% Change	2015
	(Dollars in thousands)
Selling and marketing expense	$113,495	$1,530	1%	$111,965
Percentage of revenue	40%			48%

        Selling and marketing expense increased $1.5 million, or 1%, in 2016 versus 2015, slower than the growth in revenue, as the product mix at Dating increasingly shifts towards brands with lower marketing spend.

For the years ended December 31, 2015, 2014 and 2013

	Years Ended December 31,
	2015	$ Change	% Change	2014	$ Change	% Change	2013
	(Dollars in thousands)
Selling and marketing expense	$359,598	$24,491	7.3%	$335,107	$13,237	4.1%	$321,870
Percentage of revenue	35.2%			37.7%			40.1%

For the year ended December 31, 2015 compared to the year ended December 31, 2014

        Selling and marketing expense increased $24.5 million, or 7.3%, in 2015 versus 2014.

        Dating selling and marketing expense increased $18.1 million, or 5.6%, driven primarily by the acquisitions of FriendScout24 in 2014 and Eureka in 2015, and an increase in stock-based compensation expense, partially offset by declines in advertising spend as a percentage of revenue.

        Non-dating selling and marketing expense increased $6.4 million, or 61.6%, primarily driven by the acquisition of The Princeton Review. Selling and marketing expense at Non-dating generally represents a smaller percentage of revenue than in Dating.

For the year ended December 31, 2014 compared to the year ended December 31, 2013

        Selling and marketing expense increased $13.2 million, or 4.1%, in 2014 versus 2013.

        Dating selling and marketing expense increased $8.3 million, or 2.6%, driven by an increase of $5.4 million from the acquisition of FriendScout24 and an increase in advertising spend.

        Non-dating selling and marketing expense increased $5.0 million, or 91.7%, driven primarily by $4.5 million from the acquisition of The Princeton Review.

General and administrative expense

For the three months ended March 31, 2016 compared to the three months ended March 31, 2015

	Three Months Ended March 31,
	2016	$ Change	% Change	2015
	(Dollars in thousands)
General and administrative expense	$51,321	$21,583	73%	$29,738
Percentage of revenue	18%			13%

        General and administrative expense increased $21.6 million, or 73%, in 2016 versus 2015.

        Dating general and administrative expense increased $22.8 million, or 140%, driven primarily by a decrease of $14.2 million in gains from acquisition-related contingent consideration fair value adjustments to a loss in the current year period and a $6.1 million increase in stock-based compensation expense due to new grants. The change in the acquisition-related contingent consideration fair value adjustments was due to a $3.2 million increase in the amount of contingent consideration expected to be paid in connection with the Eureka acquisition, compared to an $11.0 million reduction in the amount of contingent consideration expected to be paid in connection with the 2013 acquisition of Twoo, which was included in the prior year period.

        Non-dating general and administrative expense decreased $1.2 million, or 9%, driven primarily by a decline in legal and consulting fees.

For the years ended December 31, 2015, 2014 and 2013

	Years Ended December 31,
	2015	$ Change	% Change	2014	$ Change	% Change	2013
	(Dollars in thousands)
General and administrative expense	$175,857	$57,967	49.2%	$117,890	$24,249	25.9%	$93,641
Percentage of revenue	17.2%			13.3%			11.7%

For the year ended December 31, 2015 compared to the year ended December 31, 2014

        General and administrative expense increased $58.0 million, or 49.2%, in 2015 versus 2014.

        Dating general and administrative expense increased $33.9 million, or 38.3%, driven primarily by an increase of $19.6 million in stock-based compensation expense due to the modification of certain equity awards and new grants, as well as an increase of $3.3 million in severance expense and costs during the current year related to on-going consolidation and streamlining of technology systems and European operations. Additionally, 2014 was impacted by a $3.9 million benefit related to the expiration of the statute of limitations for a non-income tax matter.

        Non-dating general and administrative expense increased $24.1 million, or 81.7%, driven by the acquisition of The Princeton Review.

For the year ended December 31, 2014 compared to the year ended December 31, 2013

        General and administrative expense increased $24.2 million, or 25.9%, in 2014 versus 2013.

        Dating general and administrative expense increased $1.7 million, or 2.0%, primarily driven by an increase in compensation of $10.7 million at our existing businesses, primarily due to an increase of $8.5 million in stock-based compensation expense due to new grants and increased headcount. These increases were partially offset by a decrease of $13.3 million for an acquisition-related contingent consideration fair value adjustment at Twoo driven by changes in the forecast of earnings and operating metrics, and a $3.9 million benefit recorded in the first quarter of 2014 related to the expiration of the statute of limitations for a non-income tax matter.

        Non-dating general and administrative expense increased $22.5 million, or 327.2%, driven primarily by $21.2 million from the acquisition of The Princeton Review.

Product development expense

For the three months ended March 31, 2016 compared to the three months ended March 31, 2015

	Three Months Ended March 31,
	2016	$ Change	% Change	2015
	(Dollars in thousands)
Product development expense	$22,863	$6,412	39%	$16,451
Percentage of revenue	8%			7%

        Product development expense increased $6.4 million, or 39%, in 2016 versus 2015, driven primarily by a $4.9 million increase in stock-based compensation expense due primarily to the modification of certain equity awards, and from the acquisitions of PlentyOfFish and Eureka in October and April 2015, respectively.

For the years ended December 31, 2015, 2014 and 2013

	Years Ended December 31,
	2015	$ Change	% Change	2014	$ Change	% Change	2013
	(Dollars in thousands)
Product development expense	$67,348	$17,610	35.4%	$49,738	$6,765	15.7%	$42,973
Percentage of revenue	6.6%			5.6%			5.4%

For the year ended December 31, 2015 compared to the year ended December 31, 2014

        Product development expense increased $17.6 million or 35.4%, in 2015 versus 2014, driven primarily by increased salaries and wages from existing businesses and from acquisitions at Dating,

$4.0 million in severance expense and costs in the current year, primarily in the first half of 2015, related to our ongoing consolidation and streamlining of technology systems and European operations at Dating and an increase of $3.3 million in stock-based compensation expense due to the modification of certain equity awards and new grants.

For the year ended December 31, 2014 compared to the year ended December 31, 2013

        Product development expense increased $6.8 million, or 15.7%, in 2014 versus 2013, primarily driven by an increase in compensation driven by increased headcount at Tinder and Tutor.com (now The Princeton Review).

Depreciation

For the three months ended March 31, 2016 compared to the three months ended March 31, 2015

	Three Months Ended March 31,
	2016	$ Change	% Change	2015
	(Dollars in thousands)
Depreciation	$6,487	$(558)	(8)%	$7,045
Percentage of revenue	2%			3%

        Depreciation decreased $0.6 million, or 8%, in 2016 versus 2015, driven by lower depreciation at Non-dating.

For the years ended December 31, 2015, 2014 and 2013

	Years Ended December 31,
	2015	$ Change	% Change	2014	$ Change	% Change	2013
	(Dollars in thousands)
Depreciation	$25,983	$436	1.7%	$25,547	$5,345	26.5%	$20,202
Percentage of revenue	2.5%			2.9%			2.5%

For the year ended December 31, 2015 compared to the year ended December 31, 2014

        Depreciation increased $0.4 million, or 1.7%, in 2015 versus 2014, driven by the acquisition of The Princeton Review, partially offset by a decline in depreciation at Dating.

For the year ended December 31, 2014 compared to the year ended December 31, 2013

        Depreciation increased by $5.3 million, or 26.5%, in 2014 versus 2013, primarily driven by $3.8 million from the acquisition of The Princeton Review and the incremental depreciation associated with capital expenditures.

Adjusted EBITDA

For the three months ended March 31, 2016 compared to the three months ended March 31, 2015

        Refer to Note 9 to the unaudited consolidated and combined interim financial statements for the three months ended March 31, 2016 and 2015 attached to this prospectus for reconciliations of

Adjusted EBITDA to operating income (loss) by reportable segment and to net earnings attributable to Match Group, Inc. shareholders.

	Three Months Ended March 31,
	2016	$ Change	% Change	2015
	(Dollars in thousands)
Adjusted EBITDA	$64,586	$31,336	94%	$33,250
Percentage of revenue	23%			14%

        Adjusted EBITDA increased $31.3 million, or 94%, in 2016 versus 2015.

        Dating Adjusted EBITDA increased $29.4 million, or 78%, as a result of the increase in revenue of $50.3 million and a decrease in selling and marketing expense as a percentage of revenue as a result of continued mix shifts towards brands with lower marketing spend, partially offset by the increase in cost of revenue. Additionally, costs incurred related to the consolidation and streamlining of our technology systems and European operations were $2.1 million, a decline of $1.2 million compared to the prior year period.

        Non-dating Adjusted EBITDA loss declined $1.9 million, or 42%, primarily due to reduced losses as a result of a mix-shift to higher margin online products from in-person courses and a decrease in legal and consulting fees.

For the years ended December 31, 2015, 2014 and 2013

        Refer to Note 13 to our audited consolidated and combined financial statements for the years ended December 31, 2015, 2014 and 2013 attached to this prospectus for reconciliations of Adjusted EBITDA to operating income and net earnings attributable to Match Group, Inc. shareholders.

	Years Ended December 31,
	2015	$ Change	% Change	2014	$ Change	% Change	2013
	(Dollars in thousands)
Adjusted EBITDA	$278,667	$5,219	1.9%	$273,448	$2,217	0.8%	$271,231
Percentage of revenue	27.3%			30.8%			33.8%

For the year ended December 31, 2015 compared to the year ended December 31, 2014

        Adjusted EBITDA increased $5.2 million or 1.9%, in 2015 versus 2014.

        Dating Adjusted EBITDA decreased $4.7 million, or 1.6%, despite higher revenue, primarily due to $16.8 million of costs in the current year across our expense categories related to our ongoing consolidation and streamlining of technology systems and European operations, an increase in cost of revenue and a $3.9 million benefit in the prior year related to the expiration of the statute of limitations for a non-income tax matter.

        Non-dating Adjusted EBITDA loss declined $10.0 million, or 62.8%, primarily due to reduced losses from The Princeton Review.

For the year ended December 31, 2014 compared to the year ended December 31, 2013

        Adjusted EBITDA increased $2.2 million or 0.8%, in 2014 versus 2013.

        Dating Adjusted EBITDA increased $11.8 million or 4.3%, due primarily to the increase in revenue of 6.1%, partially offset by the increase in cost of revenue, which grew at a meaningfully faster rate than revenue due to the factors described above.

        Non-dating Adjusted EBITDA loss increased $9.6 million, or 154.2%, due primarily to losses from the acquisition of The Princeton Review.

Operating income

For the three months ended March 31, 2016 compared to the three months ended March 31, 2015

	Three Months Ended March 31,
	2016	$ Change	% Change	2015
	(Dollars in thousands)
Operating income	$29,188	$2,148	8%	$27,040
Percentage of revenue	10%			12%

        Operating income increased $2.1 million, or 8%, in 2016 versus 2015.

        Dating operating income decreased $1.9 million, or 5%, primarily due to a decrease of $14.2 million in gains from acquisition-related contingent consideration fair value adjustments to a loss in the current year period resulting from the update of the future forecast of earnings and operating metrics related to acquired businesses, increases of $11.4 million in stock-based compensation expense, which is due to new grants and the modification of certain equity awards, and $4.5 million in amortization of intangibles, which is due to acquisitions that occurred in 2015. The change in the acquisition related contingent consideration fair value adjustments was due to a $3.2 million increase in the amount of contingent consideration expected to be paid in connection with the Eureka acquisition, compared to an $11.0 million reduction in the amount of contingent consideration expected to be paid in connection with the 2013 acquisition of Twoo, which was included in the prior year period.

        Non-dating operating loss decreased $4.0 million, or 45%, as a result of the reduced Adjusted EBITDA losses described above as well as lower depreciation in 2016.

        At March 31, 2016, there was $105.4 million of unrecognized compensation cost, net of estimated forfeitures, related to all equity-based awards, which is expected to be recognized over a weighted average period of approximately 2.8 years.

For the years ended December 31, 2015, 2014 and 2013

	Years Ended December 31,
	2015	$ Change	% Change	2014	$ Change	% Change	2013
	(Dollars in thousands)
Operating income	$193,556	$(35,011)	(15.3)%	$228,567	$7,234	3.3%	$221,333
Percentage of revenue	19.0%			25.7%			27.6%

For the year ended December 31, 2015 compared to the year ended December 31, 2014

        Operating income decreased $35.0 million, or 15.3%, in 2015 versus 2014.

        Dating operating income decreased $40.7 million, or 16.1%, primarily due to the decrease of $4.7 million in Adjusted EBITDA described above and an increase of $29.9 million in stock-based compensation expense, which is due to the modification of certain equity awards, the periodic reassessment of certain performance-based restricted stock units and new grants; and an increase of $6.0 million in amortization of intangibles related to acquisitions occurring in 2015.

        Non-dating operating loss decreased $5.7 million, or 22.8%, as a result of the reduced Adjusted EBITDA losses described above, offset by increases of $2.1 million in depreciation expense and $2.7 million in amortization expense, which are primarily due to the acquisition of The Princeton Review.

        At December 31, 2015, there was $95.9 million of unrecognized compensation cost, net of estimated forfeitures, related to all equity-based awards, which is expected to be recognized over a weighted average period of approximately 2.8 years.

For the year ended December 31, 2014 compared to the year ended December 31, 2013

        Operating income increased $7.2 million, or 3.3%, in 2014 versus 2013.

        Dating operating income increased $23.5 million, or 10.2%, primarily due to the increase of $11.8 million in Adjusted EBITDA described above and decreases of $13.3 million in acquisition-related contingent consideration fair value adjustments and $7.7 million in amortization of intangibles, partially offset by an increase of $7.8 million in stock-based compensation expense. The change in acquisition-related contingent consideration fair value adjustments was related to changes in Twoo's forecast of earnings and operating metrics. The decrease in amortization of intangibles was due to certain intangible assets becoming fully amortized. The increase in stock-based compensation expense was primarily due to new grants.

        Non-dating operating loss increased $16.2 million, or 181.4%, primarily due to the increase in Adjusted EBITDA loss of $9.6 million described above as well as increases of $3.8 million in depreciation expense and $2.0 million in amortization of intangibles due primarily to the acquisition of The Princeton Review.

Interest expense

For the three months ended March 31, 2016 compared to the three months ended March 31, 2015

	Three Months Ended March 31,
	2016	$ Change	% Change	2015
	(Dollars in thousands)
Interest expense—third party	$(20,431)	$(20,431)	NA	$—
Interest expense—related party	—	2,179	NA	(2,179)

NA = not applicable

        Interest expense—third party relates to interest on the Term Loan and 2022 old notes and the commitment fee on the Company's Revolving Credit Facility, all of which commenced in the fourth quarter of 2015.

        Interest expense—related party in 2015 included interest charged by IAC and its subsidiaries on long-term related party debt. The long-term related party debt was settled during the fourth quarter of 2015.

For the years ended December 31, 2015, 2014 and 2013

	Years Ended December 31,
	2015	$ Change	% Change	2014	$ Change	% Change	2013
	(Dollars in thousands)
Interest expense—third party	$(18,049)	$(18,049)	NA	$—	$—	NA	$—
Interest expense—related party	(8,009)	17,532	(68.6)%	(25,541)	8,766	(25.6)%	(34,307)

For the year ended December 31, 2015 compared to the year ended December 31, 2014

        Interest expense—third party relates to interest on the $800 million Term Loan and 2022 old notes and the commitment fee on the Company's Revolving Credit Facility, all of which commenced in the fourth quarter of 2015. Included in third party interest expense is $7.3 million of debt issuance costs related to the 2022 old notes.

        Interest expense—related party includes interest charged by IAC and its subsidiaries on long-term debt, related party, as well as on other acquisitions-related loans, a portion of which was capitalized on June 30, 2014. The long-term debt, related party was settled during the fourth quarter of 2015.

Other income, net

For the three months ended March 31, 2016 compared to the three months ended March 31, 2015

	Three Months Ended March 31,
	2016	$ Change	% Change	2015
	(Dollars in thousands)
Other income, net	$3,607	$(5,700)	(61)%	$9,307

        Other income, net in 2016 includes $4.8 million in foreign currency exchange gains primarily related to an intercompany receivable, a $0.8 million mark-to-market adjustment pertaining to subsidiary denominated equity awards issued to non-employees and a $0.7 million other-than-temporary impairment charge related to a certain cost method investment as a result of our assessment of the near-term prospects and financial condition of the investee.

        Other income, net in 2015 includes $6.7 million in foreign currency exchange gains related to a €53 million 5.00% Note payable to an IAC subsidiary. This note was settled during the fourth quarter of 2015.

For the years ended December 31, 2015, 2014 and 2013

	Years Ended December 31,
	2015	$ Change	% Change	2014	$ Change	% Change	2013
	(Dollars in thousands)
Other income, net	$11,887	$(723)	(5.7)%	$12,610	$12,393	NM	$217

NM = not meaningful

For the year ended December 31, 2015 compared to the year ended December 31, 2014

        Other income, net includes $7.6 million and $8.3 million in 2015 and 2014, respectively, in foreign currency exchange gains related to our €53 million 5.00% Note payable to an IAC subsidiary. This note was settled during the fourth quarter of 2015 prior to the Company's IPO.

For the year ended December 31, 2014 compared to the year ended December 31, 2013

        Other income, net in 2014 includes $8.3 million in foreign currency exchange gains related to our €53 million 5.00% Note payable issued on April 8, 2014 to an IAC subsidiary.

Income tax provision

For the three months ended March 31, 2016 compared to the three months ended March 31, 2015

	Three Months Ended March 31,
	2016	$ Change	% Change	2015
	(Dollars in thousands)
Income tax provision	$(5,145)	NM	NM	$(8,288)
Effective income tax rate	42%			24%

        In 2016, the Company recorded an income tax provision of $5.1 million, which represents an effective income tax rate of 42%. The effective income tax rate is higher than the statutory rate of 35% due primarily to the non-deductible loss on contingent consideration fair value adjustments, partially offset by foreign income taxed at lower rates.

        In 2015, the Company recorded an income tax provision of $8.3 million, which represents an effective income tax rate of 24%. The effective income tax rate was lower than the statutory rate of 35% due primarily to the non-taxable gain on contingent consideration fair value adjustments.

        For further details of income tax matters see Note 2—Income Taxes to the unaudited consolidated and combined interim financial statements for the three months ended March 31, 2016 and 2015.

For the years ended December 31, 2015, 2014 and 2013

	Years Ended December 31,
	2015	$ Change	% Change	2014	$ Change	% Change	2013
	(Dollars in thousands)
Income tax provision	$(58,898)	NM	NM	$(67,277)	NM	NM	$(60,616)
Effective income tax rate	32.8%			31.2%			32.4%

        For discussion of income taxes, see Note 3 to the audited consolidated and combined financial statements for the years ended December 31, 2015, 2014 and 2013.

        For the years ended December 31, 2015, 2014 and 2013, the Company recorded income tax provisions of $58.9 million, $67.3 million, and $60.6 million, respectively, which represent effective income tax rates of 32.8%, 31.2% and 32.4%, respectively. In 2015 and 2014, the effective income tax rates were lower than the statutory rate of 35% due primarily to non-taxable contingent consideration fair value adjustments and non-taxable foreign currency exchange gains, partially offset by state taxes. In 2013, the effective income tax rate was lower than the statutory rate of 35% due primarily to the settlement of uncertain tax positions.

Financial position, liquidity and capital resources

Financial Position

	March 31, 2016	December 31, 2015
	(In thousands)
Cash and cash equivalents:
United States(1)	$50,575	$34,422
All other countries(2)	85,323	53,751

Total cash and cash equivalents	135,898	88,173
Marketable equity security (United States)	11,622	11,622

Total cash and cash equivalents and marketable securities	$147,520	$99,795

Long-term debt:
Term Loan, final payment due November 16, 2022(3)	$790,000	$800,000
Match Group Senior Notes due December 15, 2022	445,172	445,172

Total long-term debt	1,235,172	1,245,172
Less: Current portion of long-term debt	40,000	40,000
Less: Unamortized original issue discount and original issue premium, net	11,266	11,691
Less: Unamortized debt issuance costs	16,009	16,610

Total long-term debt, net of current maturities	$1,167,897	$1,176,871

(1)
Domestically, the entire balance reflects cash deposits held in financial institutions.

(2)
Internationally, there is $4.0 million and $3.6 million of cash equivalents, at March 31, 2016 and December 31, 2015, respectively, which consist of money market funds; the balance reflects cash deposits held in financial institutions. If needed for our U.S. operations, most of the cash and cash equivalents held by the Company's foreign subsidiaries could be repatriated, which, under current tax law, would be subject to U.S. federal and state income taxes. We currently do not anticipate a need to repatriate these funds to finance our U.S. operations and it is our intent to indefinitely reinvest these funds outside of the U.S.; therefore, we have not provided for any U.S. income taxes related to these funds.

(3)
Principal payments of $10 million under the Term Loan are due quarterly through maturity, at which point a final principal payment of $530 million will become due.

Cash Flow Information

        In summary, the Company's cash flows are as follows:

	Three Months Ended March 31,		Years Ended December 31,
	2016	2015	2015	2014	2013
	(In thousands)
Net cash provided by operating activities	$74,967	$39,964	$209,082	$173,615	$174,797
Net cash used in investing activities	(4,469)	(8,558)	(648,862)	(140,200)	(53,986)
Net cash (used in) provided by financing activities	(22,589)	(33,335)	408,219	(20,058)	(105,262)

For the three months ended March 31, 2016 and 2015

2016

        Net cash provided by operating activities consists of earnings adjusted for stock-based compensation expense, depreciation, amortization of intangibles, deferred income taxes, acquisition-related contingent consideration fair value adjustments, excess tax benefits and the effect of changes from working capital activities. Adjustments to earnings primarily consist of $17.5 million of stock-based compensation expense, $8.3 million of amortization of intangibles, $6.5 million of depreciation, $3.2 million in losses from acquisition-related contingent consideration fair value adjustments and $4.0 million in excess tax benefits. The increase from changes in working capital primarily consists of an increase in deferred revenue of $20.9 million, due mainly to growth in membership revenue, and an increase in accounts payable and accrued expenses and other current liabilities of $20.6 million. The increase in accounts payable and accrued expenses and other current liabilities is primarily due to an increase in accrued advertising arising mainly from increased expenses, partially offset by a decrease in accrued employee compensation and benefits from payment of the 2015 cash bonuses in 2016.

        Net cash used in investing activities in 2016 consists mostly of capital expenditures of $6.5 million that are primarily related to the internal development of software to support our products and services.

        Net cash used in financing activities in 2016 includes the first quarterly principal payment of $10.0 million on the Term Loan and net payments of $4.5 million related to the issuance of Match common stock, net of withholding taxes.

2015

        Adjustments to earnings primarily consist of $12.8 million in excess benefits, $11.1 million in other adjustments, net, primarily related to a $6.7 million foreign currency gain on a note due to an IAC subsidiary, and $11.0 million in gains from acquisition-related contingent consideration fair value adjustments, partially offset by $7.0 million of depreciation, $6.3 million of stock-based compensation expense and $3.9 million of amortization of intangibles. The increase from changes from working capital activities primarily consist of an increase in accounts payable and accrued expenses and other current liabilities of $19.4 million and an increase of $17.5 million in deferred revenue, partially offset by an increase in accounts receivable of $8.3 million. The increase in accounts payable and accrued expenses and other current liabilities is primarily due to an increase in accrued advertising, partially offset by a decrease in accrued employee compensation and benefits. The decrease in accrued employee compensation and benefits is primarily due to the payment of the 2014 cash bonuses in 2015. The increase in deferred revenue is primarily due to growth in membership revenue. The increase in accounts receivable is primarily due to the growth in in-app purchases sold through Dating's mobile products.

        Net cash used in investing activities in 2015 includes capital expenditures of $4.3 million, primarily related to the internal development of software to support our products and services and cash consideration used in acquisitions of $3.8 million.

        Net cash used in financing activities in 2015 includes cash transfers of $45.9 million to IAC, partially offset by $12.8 million in excess tax benefits from stock-based awards. The cash transfers to IAC related to IAC's centrally managed U.S. treasury management function, prior to the IPO.

For the years ended December 31, 2015, 2014 and 2013

2015

        Net cash provided by operating activities consists of earnings adjusted for non-cash items, including stock-based compensation expense, depreciation, amortization of intangibles, deferred income taxes, acquisition-related contingent consideration fair value adjustments, and the effect of changes in working capital activities. Adjustments for non-cash items primarily consist of $50.1 million of stock-based compensation expense, $26.0 million of depreciation and $20.1 million of amortization of intangibles, partially offset by deferred income taxes of $22.5 million and $11.1 million of acquisition-related contingent consideration fair value adjustments. The increase in changes in working capital consists primarily of an increase in deferred revenue of $37.8 million and an increase in accounts payable and accrued expenses and other current liabilities of $31.7 million, partially offset by an increase in accounts receivable of $29.3 million and an increase in other assets of $11.3 million. The increase in deferred revenue is primarily due to growth in membership fees in the Dating business and acquisitions. The increase in accounts payable and accrued expenses and other current liabilities is primarily due to increased advertising spending, the timing of advertising payments, and an increase in accrued interest related to the Company's Term Loan and 2022 old notes. The increase in accounts receivable is primarily due to growth in in-app purchases sold through Dating's mobile products. The increase in other assets was primarily due to an increase in prepaid expenses, mainly from growth and the signing of longer-term contracts.

        Net cash used in investing activities in 2015 includes acquisitions of $611.3 million, which includes $575.0 million for PlentyOfFish, and capital expenditures of $29.2 million, primarily related to the internal development of software to support our products and services, and computer hardware.

        Net cash provided by financing activities in 2015 includes $788.0 million in borrowings under the Term Loan, $428.8 million in net proceeds received from the IPO, $500.0 million in capital contribution from IAC to partially fund the acquisition of PlentyOfFish and excess tax benefits from stock-based awards of $38.4 million, partially offset by a cash dividend to IAC of $1.0 billion, the repayment of $182.5 million in related party debt, net cash transfers of $86.0 million to IAC related to its centrally managed U.S. treasury management function, $23.4 million for the repurchase of stock-based awards, $17.2 million in debt issuance costs related to the Term Loan and revolving credit facility and $7.0 million of debt issuance costs related to the 2022 old notes.

2014

        Adjustments for non-cash items primarily consist of $25.5 million of depreciation, $20.9 million of stock-based compensation expense and $11.4 million of amortization of intangibles, partially offset by $12.9 million in acquisition-related contingent consideration fair value adjustments, $9.0 million in other adjustments, net, principally related to an $8.3 million foreign currency gain on the €53 million note and $5.9 million of deferred income taxes. The changes from working capital activities primarily consist of an increase in other assets of $10.6 million and a decrease of $8.0 million in accounts payable and accrued expenses and other current liabilities, partially offset by an increase in deferred revenue of $8.6 million. The increase in other assets is due to an increase in prepaid marketing at Dating and an increase in prepaid hosting fees in connection with the growth in users and product features. The decrease in accounts payable and accrued expenses and other current liabilities is due to the timing of payments. The increase in deferred revenue is primarily due to the acquisition of The Princeton Review and growth in Dating membership revenue.

        Net cash used in investing activities in 2014 includes acquisitions of $114.1 million, which includes The Princeton Review, and capital expenditures of $21.8 million, primarily related to the internal development of software to support our products and services.

        Net cash used in financing activities in 2014 includes cash transfers of $108.7 million to IAC, $33.2 million for the purchase of noncontrolling interests in Tinder and Meetic and a $7.4 million contingent consideration payment related to the 2013 Twoo acquisition, partially offset by $111.6 million in proceeds from the issuance of related party debt, the return of $12.4 million of funds held in escrow related to the Meetic tender offer and $5.3 million in excess tax benefits from stock-based awards.

2013

        Adjustments for non-cash items primarily consist of $20.2 million of depreciation, $17.1 million of amortization of intangibles and $12.2 million of stock-based compensation expense. The changes from working capital activities primarily consist of an increase in deferred revenue of $12.4 million, partially offset by an increase in accounts receivable of $3.7 million. The increase in deferred revenue is primarily due to the growth in membership revenue. The increase in accounts receivable is primarily due to growth in indirect revenue at Dating.

        Net cash used in investing activities in 2013 includes acquisitions of $32.1 million, which includes Twoo, and capital expenditures of $19.8 million primarily related to the internal development of software to support our products and services.

        Net cash used in financing activities in 2013 includes $71.5 million held in escrow related to the Meetic tender offer and $52.6 million for the purchase of noncontrolling interests in Meetic, partially offset by $10.8 million in excess tax benefits from stock-based awards and cash transfers of $9.7 million from IAC.

Liquidity and Capital Resources

        The Company's principal sources of liquidity are its cash flows generated from operations as well as cash and cash equivalents and marketable securities. The Company has a $500 million Revolving Credit Facility that expires on October 7, 2020. At March 31, 2016, there were no outstanding borrowings under the Revolving Credit Facility.

        On November 16, 2015, the Company completed the Prior Match Exchange Offer, a private exchange offer to eligible holders to exchange any and all of IAC's 4.75% senior notes due December 15, 2022 for 2022 old notes issued by the Company. Promptly following the closing of the Prior Match Exchange Offer, the Company and its subsidiaries were designated as unrestricted subsidiaries of IAC for purposes of the indentures governing IAC's 4.875% Senior Notes due November 30, 2018, the 2012 IAC senior notes and the IAC Credit Facility. Following the designation, neither the Company nor any of its subsidiaries guaranteed any debt of IAC, or are subject to any of the covenants related to such debt.

        The 2022 Indenture would limit the Company's ability to incur additional indebtedness in the event Match Group's leverage ratio (as defined in the 2022 Indenture) exceeds 5.0 to 1.0. At March 31, 2016, there were no limitations pursuant thereto. There are additional covenants that limit the ability of the Company and its subsidiaries to, among other things, (i) incur indebtedness, make investments, or sell assets in the event the Company is not in compliance with the financial ratio set forth in the 2022 Indenture, and (ii) incur liens, enter into agreements restricting the ability of the Company's subsidiaries to pay dividends, enter into transactions with affiliates and consolidate, merge or sell substantially all of their assets.

        On November 16, 2015, the Company borrowed $800 million under the Credit Agreement, in the form of the Term Loan. Principal payments of $10 million under the Term Loan are due quarterly through maturity, at which point a final principal payment of $530 million will become due. Additionally, the Term Loan may require additional annual principal payments as part of an excess cash flow sweep provision, the amount of which is governed by the net secured leverage ratio. The Term Loan bears interest, at our option, at a base rate or LIBOR, plus 3.50% or 4.50%, respectively, with, in the case of LIBOR, a floor of 1.00%. Interest payments are due at least semi-annually through the term of the loan. The Term Loan and outstanding borrowings, if any, under the Revolving Credit Facility rank equally with each other, and have priority over the 2022 old notes to the extent of the value of the assets securing the borrowings under the Credit Agreement.

        The terms of the Revolving Credit Facility require the Company to maintain a leverage ratio of not more than 5.00 to 1.00 and a minimum interest coverage ratio of not less than 2.50 to 1.00. As of March 31, 2016, the Company was in compliance with all applicable covenants. There are additional covenants under the Revolving Credit Facility and the Term Loan that limit the ability of the Company and its subsidiaries to, among other things, incur indebtedness, pay dividends or make distributions.

While the Term Loan remains outstanding, these same covenants under the Credit Agreement are more restrictive than the covenants that are applicable to the Revolving Credit Facility. Obligations under the Revolving Credit Facility and Term Loan are unconditionally guaranteed by certain Match Group wholly-owned domestic subsidiaries, and are also secured by the stock of certain Match Group domestic and foreign subsidiaries.

        On June 1, 2016, the Company completed the 2024 Offering, an issuance of and private offering to eligible holders of $400 million in aggregate principal amount of 2024 old notes issued by the Company. The proceeds from the issuance of the 2024 old notes were used to repay a portion of the outstanding principal amount under the Term Loan.

        The 2024 Indenture would limit the Company's ability to incur additional indebtedness in the event Match Group's leverage ratio (as defined in the 2024 Indenture) exceeds 5.0 to 1.0. There are additional covenants that limit the ability of the Company and its subsidiaries to, among other things, (i) incur indebtedness, make investments, or sell assets in the event the Company is not in compliance with the financial ratio set forth in the 2024 Indenture, and (ii) incur liens, enter into agreements restricting the ability of the Company's subsidiaries to pay dividends, enter into transactions with affiliates and consolidate, merge or sell substantially all of their assets.

        Prior to the IPO, the Company entered into an uncommitted subordinated loan facility with IAC (the "IAC Subordinated Loan Facility"), which allows the Company to make one or more requests to IAC to borrow funds from it. If IAC agrees to fulfill any such borrowing request from the Company, such borrowing will be incurred in accordance with the terms of the IAC Subordinated Loan Facility. Any indebtedness outstanding under the IAC Subordinated Loan Facility will be by its terms subordinated in right of payment to the obligations under the Revolving Credit Facility, the Term Loan and the 2022 old notes. The IAC Subordinated Loan Facility has a scheduled final maturity date of no earlier than 90 days after the maturity date of the Revolving Credit Facility or the latest maturity date in respect of any class of Term Loans outstanding under the Credit Agreement. At March 31, 2016, the Company has no indebtedness outstanding under the IAC Subordinated Loan Facility.

        The Company anticipates that it will need to make capital and other expenditures in connection with the development and expansion of its operations. The Company expects that 2016 capital expenditures will be higher than 2015 by approximately 40% to 50%, driven primarily by leasehold improvements related to a new lease for the Company's corporate headquarters and costs related to a new data center.

        The Company believes its expected positive cash flows generated from operations together with its existing cash, cash equivalents and marketable securities and available borrowing capacity under the Revolving Credit Facility will be sufficient to fund its normal operating requirements, including capital expenditures, debt service, withholding taxes related to net-settled stock-based awards, and investing and other commitments for the foreseeable future. The Company's liquidity could be negatively affected by a decrease in demand for its products and services. Our indebtedness could limit our ability to: (i) obtain additional financing to fund working capital needs, acquisitions, capital expenditures or debt service or other requirements; and (ii) use operating cash flow to make acquisitions, capital expenditures, invest in other areas, such as developing properties and exploiting business opportunities. Based on the number of shares of Match Group capital stock outstanding on May 31, 2016 and the number of shares of Match Group capital stock owned by IAC as of the date of this prospectus, IAC owns 84.4% of our outstanding shares of capital stock and has approximately 98.2% of the combined voting power of our outstanding capital stock. As a result of IAC's ability to control the election and removal of our board of directors, IAC effectively has the ability to control our financing activities, including the issuance of additional debt and equity securities, or the incurrence of other indebtedness. While the Company believes we will have the ability to access debt and equity markets if needed, such transactions may require the concurrence of IAC.

Contractual Obligations and Commercial Commitments

	Payments Due by Period
Contractual Obligations(a)	Less Than 1 Year	1 - 3 Years	3 - 5 Years	More Than 5 Years	Total
	(In thousands)
Long-term debt(b)	$116,073	$220,371	$211,546	$1,150,255	$1,698,245
Operating leases(c)	10,196	19,952	10,143	18,841	59,132
Purchase obligations(d)	10,000	20,000	—	—	30,000

Total contractual obligations	$136,269	$260,323	$221,689	$1,169,096	$1,787,377

(a)
The Company has excluded $25.9 million in unrecognized tax benefits and related interest from the table above as we are unable to make a reasonably reliable estimate of the period in which these liabilities might be paid. For additional information on income taxes, see Note 2 to the unaudited consolidated and combined interim financial statements for the three months ended March 31, 2016 and 2015.

(b)
Represents contractual amounts due including interest. Long-term debt at March 31, 2016 consists of 2022 old notes of $445 million, which bears interest at a fixed rate, and the Term Loan of $790 million, which bears interest at a variable rate. The Term Loan currently bears interest at LIBOR plus 4.50%, with a LIBOR floor of 1.00%. The amount of interest ultimately paid on the Term Loan may differ based on future changes in interest rates and amounts outstanding.

(c)
The Company leases office space, data center facilities and equipment used in connection with its operations under various operating leases, many of which contain escalation clauses. In addition, future minimum lease payments include our allocable share of an IAC data center lease.

(d)
The purchase obligations include web hosting commitments.

        In addition to amounts included in the table above, as of March 31, 2016, we were contingently obligated to pay, in connection with our acquisitions, up to an additional $90.3 million of cash consideration based on the combination of earnings performance and user growth at the businesses acquired. This amount excludes the contingent consideration arrangement related to the acquisition, on January 4, 2013, of Massive Media NV, which operates Twoo.com. While the remaining maximum contingent payment cannot exceed €72.9 million ($81.4 million at March 31, 2016), based on results for the year ended December 31, 2015, the Company will not be required to make additional payments with respect to this contingent consideration arrangement. The Company has accrued $32.2 million as of March 31, 2016 for its other contingent consideration arrangements.

Off-Balance Sheet Arrangements

        Other than the items described above, the Company does not have any off-balance sheet arrangements as of March 31, 2016.

Principles of financial reporting

        Match Group reports Adjusted EBITDA as a supplemental measure to U.S. generally accepted accounting principles ("GAAP"). This measure is one of the primary metrics by which we evaluate the performance of our businesses, on which our internal budgets are based and by which management is compensated. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Match Group endeavors to compensate for the limitations of the non-GAAP measure presented by providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measure. We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measure, which we discuss below.

Definition of Match Group's Non-GAAP Measures

        Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA") is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of (i) amortization of intangible assets and impairments of goodwill and intangible assets and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements. We believe this measure is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. Moreover, our management uses this measure internally to evaluate the performance of our business as a whole and our individual business segments. The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, and we believe that by excluding these items, Adjusted EBITDA corresponds more closely to the cash operating income generated from our business, from which capital investments are made and debt is serviced. Adjusted EBITDA has certain limitations in that it does not take into account the impact to our consolidated and combined statement of operations of certain expenses.

Non-Cash Expenses That Are Excluded From Match Group's Adjusted EBITDA

        Stock-based compensation expense consists principally of expense associated with the grants of stock options, restricted stock units ("RSUs") and performance-based RSUs. These expenses are not paid in cash. Upon the exercise of certain stock options and vesting of RSUs and performance-based RSUs, the awards are settled, at the Company's discretion, on a net basis, with the Company remitting the required tax-withholding amount from its current funds.

        Depreciation is a non-cash expense relating to our property and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives.

        Amortization of intangible assets and impairments of goodwill and intangible assets are non-cash expenses. At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as customer lists, trade names, content, technology and franchise rights are valued and amortized over their estimated lives. Value is also assigned to acquired indefinite-lived intangible assets, which comprise trade names and trademarks, and goodwill that are not subject to amortization. An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value. We believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairment charges of goodwill or intangible assets, if applicable, are not ongoing costs of doing business.

        Gains and losses recognized on changes in the fair value of contingent consideration arrangements are accounting adjustments to report contingent consideration liabilities at fair value. These adjustments can be highly variable and are excluded from our assessment of performance because they are considered non-operational in nature and, therefore, are not indicative of current or future performance or ongoing costs of doing business.

Reconciliation of Adjusted EBITDA

        For a reconciliation of Adjusted EBITDA to operating income (loss) by reportable segment and to net earnings attributable to Match Group, Inc. shareholders for the three months ended March 31, 2016 and 2015 and for the years ended December 31, 2015, 2014 and 2013, see Note 9 and Note 13, respectively, to the consolidated and combined financial statements beginning on page F-1 of this prospectus.

Critical Accounting Policies and Estimates

        The following disclosure is provided to supplement the descriptions of Match Group's accounting policies contained in Note 2 to the audited consolidated and combined financial statements for the years ended December 31, 2015, 2014 and 2013 beginning on page F-1 of this prospectus in regard to significant areas of judgment. Management of the Company is required to make certain estimates, judgments and assumptions during the preparation of its consolidated and combined financial statements in accordance with GAAP. These estimates, judgments and assumptions impact the reported amount of assets, liabilities, revenue and expenses and the related disclosure of contingent assets and liabilities. Actual results could differ from those estimates. Because of the size of the financial statement elements to which they relate, some of our accounting policies and estimates have a more significant impact on our consolidated and combined financial statements than others. What follows is a discussion of some of our more significant accounting policies and estimates.

Business Combinations

        The purchase price of each acquisition is attributed to the assets acquired and liabilities assumed based on their fair values at the date of acquisition, including identifiable intangible assets that either arise from a contractual or legal right or are separable from goodwill. The fair value of these intangible assets is based on detailed valuations that use information and assumptions provided by management. The excess purchase price over the net tangible and identifiable intangible assets is recorded as goodwill.

        In connection with some business combinations, the Company has entered into contingent consideration arrangements that are included in the determination of the purchase price. Each of these arrangements is recorded at its fair value at the time of the acquisition and reflected at current fair value for each subsequent reporting period thereafter until settled. The contingent consideration arrangements are generally based upon earnings performance and/or operating metrics such as monthly active users. The Company determines the fair value of the contingent consideration arrangements by using probability-weighted analyses to determine the amounts of the gross liability, and, if the arrangement is long-term in nature, applying a discount rate that appropriately captures the risk associated with the obligation to determine the net amount reflected in the financial statements. Determining the fair value of these arrangements is inherently difficult and subjective. Significant changes in forecasted earnings or operating metrics would result in a significantly higher or lower fair value measurement and can have a material impact on our consolidated and combined financial statements. The changes in the estimated fair value of the contingent consideration arrangements each reporting period, including the accretion of the discount, if applicable, are recognized in "General and administrative expense" in the accompanying consolidated and combined statement of operations. See Note 7 to the audited consolidated and combined financial statements for the years ended December 31, 2015, 2014 and 2013 beginning on page F-1 of this prospectus for a discussion of contingent consideration arrangements.

Recoverability of Goodwill and Indefinite-Lived Intangible Assets

        Goodwill and indefinite-lived intangible assets, which consist of the Company's acquired trade names and trademarks, are assessed annually for impairment as of October 1 or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit or the fair value of an indefinite-lived intangible asset below its carrying value. The 2015, 2014 and 2013 annual assessments identified no material impairments. The value of goodwill and indefinite-lived intangible assets that is subject to annual assessment for impairment is $1.3 billion and $243.7 million, respectively, at December 31, 2015.

        The Company has the option to qualitatively assess whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. The Company elected to forgo the option to qualitatively assess the goodwill of its two reporting units, Dating and Non-dating, as of October 1, 2015 and determined the fair value of each reporting unit. For the Company's annual goodwill test at October 1, 2014, a qualitative assessment of the Non-dating reporting unit's goodwill was performed. It was determined that it was not more likely than not that the fair value of the reporting unit was less than its carrying value based primarily on valuations of the reporting unit that were prepared immediately prior to October 1, 2014, in August and September 2014. For the Dating reporting unit, the Company elected to forgo the option to qualitatively assess goodwill and determined the fair value as of October 1, 2014. As of October 1, 2015, the fair value of each of the Company's reporting units exceeds its carrying values by more than 20%. When the Company elects to perform a qualitative assessment and concludes it is not more likely than not that the fair value of the reporting unit is less than its carrying value, no further assessment of that reporting unit's goodwill is necessary; otherwise, goodwill must be tested for impairment using a two-step process.

        The first step involves a comparison of the estimated fair value of each of the Company's reporting units to its carrying value, including goodwill. In performing the first step, the Company determines the fair value of a reporting unit using both an income approach based on discounted cash flows ("DCF") and a market approach. Determining fair value using a DCF analysis requires the exercise of significant judgment with respect to several items, including judgment about the amount and timing of expected future cash flows and appropriate discount rates. The expected cash flows used in the DCF analyses are based on the Company's most recent budget and, for years beyond the budget, the Company's estimates, which are based, in part, on forecasted growth rates. The discount rates used in the DCF analyses are intended to reflect the risks inherent in the expected future cash flows of the respective reporting units. Assumptions used in the DCF analyses, including the discount rate, are assessed annually based on the reporting units' current results and forecast, as well as macroeconomic and industry specific factors. The discount rate used in the Company's annual goodwill impairment assessment was 12% in 2015 and 16% in 2014. Determining fair value using a market approach considers multiples of financial metrics based on both acquisitions and trading multiples of a selected peer group of companies. From the comparable companies, a representative market multiple is determined which is applied to financial metrics to estimate the fair value of a reporting unit. To determine a peer group of companies for our respective reporting units, we considered companies relevant in terms of consumer use, monetization model, margin and growth characteristics and brand strength operating in their respective sectors.

        If the estimated fair value of a reporting unit exceeds its carrying value, goodwill of the reporting unit is not impaired and the second step of the impairment test is not necessary. If the carrying value of a reporting unit exceeds its estimated fair value, then the second step of the goodwill impairment test must be performed. The second step of the goodwill impairment test compares the implied fair value of the reporting unit's goodwill with its carrying value to measure the amount of impairment, if any. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. In other words, the estimated fair value of the reporting unit is allocated to all of the assets and liabilities of that unit (including any unrecognized intangible assets) as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the purchase price paid. If the carrying value of the reporting unit's goodwill exceeds the implied fair value of that goodwill, an impairment is recognized in an amount equal to that excess.

        Any impairment charge that might result in the future would be determined based upon the excess of the carrying value of goodwill over its implied fair value using the second step of the impairment analysis that is described above but, in any event, would not be expected to be lower than the excess of the carrying value of the reporting unit over its fair value. A primary driver in the DCF valuation analyses and the determination of the fair values of the Company's reporting units is the estimate of future revenue and profitability. Generally, the Company would expect an impairment if forecasted revenue and profitability are no longer expected to be achieved and as a result, the carrying value of a reporting unit(s) exceeds its fair value. This assessment would be based, in part, upon the performance of its businesses relative to budget, the Company's assessment of macroeconomic factors, industry and competitive dynamics and the strategies of its businesses in response to these factors.

        While the Company also has the option to qualitatively assess whether it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying value, the Company's policy is to determine the fair value of each of its indefinite-lived intangible assets annually as of October 1. The Company determines the fair values of its indefinite-lived intangible assets using avoided royalty DCF valuation analyses. Significant judgments inherent in these analyses include the selection of appropriate royalty and discount rates and estimating the amount and timing of expected future cash flows. The discount rates used in the DCF analyses reflect the risks inherent in the expected future cash flows generated by the respective intangible assets. The royalty rates used in the DCF analyses are based upon an estimate of the royalty rates that a market participant would pay to license the Company's trade names and trademarks. Assumptions used in the avoided royalty DCF analyses, including the discount rate and royalty rate, are assessed annually based on the actual and projected cash flows related to the asset, as well as macroeconomic and industry specific factors. The discount rates used in the Company's annual indefinite-lived impairment assessment ranged from 11% to 16% in 2015 and 10% to 20% in 2014, and the royalty rates used ranged from 3% to 7% in both 2015 and 2014.

Recoverability of Long-Lived Assets

        We review the carrying value of all long-lived assets, comprising property and equipment and definite-lived intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. The carrying value of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If the carrying value is deemed not to be recoverable, an impairment loss is recorded equal to the amount by which the carrying value of the long-lived asset exceeds its fair value. The carrying value of property and equipment and definite-lived intangible assets is $80.8 million at December 31, 2015.

Income Taxes

        We recognize liabilities for uncertain tax positions based on the two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. This measurement step is inherently difficult and requires subjective estimations of such amounts to determine the probability of various possible outcomes. We consider many factors when evaluating and estimating our tax positions and tax benefits, which may require periodic adjustments and which may not accurately anticipate actual outcomes. At December 31, 2015, the Company has unrecognized tax benefits of $26.2 million, including interest. Changes to reserves from period to period and differences between amounts paid, if any, upon resolution of issues raised in audits and amounts previously provided may be material. Differences between the reserves for income tax contingencies and the amounts owed by the Company are recorded in the period they become known.

        The Company accounts for income taxes under the liability method, and deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying values of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided on deferred tax assets if it is determined that it is more likely than not that the deferred tax asset will not be realized. As of December 31, 2015, the balance of deferred tax liabilities, net, is $23.2 million. Actual income taxes could vary from these estimates due to future changes in income tax law, state income tax apportionment or the outcome of any review of our tax returns by the various tax authorities, as well as actual operating results of the Company that vary significantly from anticipated results.

Stock-Based Compensation

        Stock-based compensation expense reflected in our consolidated and combined statement of operations consists of expense related to the Company's stock options and RSUs, equity instruments denominated in shares of subsidiaries, and IAC denominated stock options, RSUs and PSUs held by Match Group employees.

        As disclosed in Note 12 to the audited consolidated and combined financial statements for the years ended December 31, 2015, 2014 and 2013 beginning on page F-1 of this prospectus, the Company estimates the fair value of stock options using a Black-Scholes option pricing model and, for those with a market condition, a lattice model. For stock options, including subsidiary denominated equity, the value of the stock option is measured at the grant date at fair value and expensed over the vesting term. The impact on stock-based compensation expense for the year ended December 31, 2015, assuming a 1% increase in the risk-free interest rate, a 10% increase in the volatility factor and a one year increase in the weighted average expected term of the outstanding options would be an increase of $2.2 million, $9.9 million and $6.2 million, respectively. The Company also issues RSUs. For RSUs issued, the value of the instrument is measured at the grant date as the fair value of Match Group common stock and expensed as stock-based compensation expense over the vesting term.

        Prior to the IPO, the equity awards that relate to the Company's common stock or the common stock of certain of our subsidiaries were settleable in shares of IAC common stock having a value equal to the difference between the exercise price and the fair market value of our common stock or that of the relevant subsidiary at the date of exercise. Upon completion of the IPO, the options that relate to the Company's common stock have been adjusted in accordance with their terms to provide that the awards are exercisable for shares of our common stock, and the equity awards that relate to these subsidiaries provide that the awards are settleable, at IAC's election, in shares of IAC common stock or in shares of the Company's common stock. To the extent shares of IAC common stock are issued in settlement of these awards, the Company will reimburse IAC for the cost of those shares by issuing to IAC additional shares of our common stock. Therefore, the number of shares issued by the Company to settle these awards will be the same whether issued to IAC as reimbursement or directly to equity award holders.

        The aggregate number of Match Group common shares that would have been required to settle these interests at estimated fair values on December 31, 2015, including vested and unvested interests (and without giving effect to the withholding of shares to cover withholding taxes), is 18.2 million shares (the substantial majority of which relate to Tinder). The number of shares ultimately needed to settle these awards can vary from the estimated number as a result both of movements in our stock price and a determination of fair value of the relevant subsidiary that is different than our estimate. Assuming no change in the value of the Company's common stock, if the fair value of these subsidiaries were 10% higher or lower than the Company's December 31, 2015 fair value estimate, the number of shares required to settle these awards would increase or decrease by 2.4 million shares. Assuming no change in the estimated fair value of these subsidiaries, if the Company's stock price were 10% higher or lower the number of shares required to settle these awards would decrease by 1.7 million shares and increase by 2.0 million shares, respectively.

Marketable Securities and Long-term Investments

        At December 31, 2015, marketable securities consist of an equity security. Long-term investments include three cost method investments.

        Marketable securities are adjusted to fair value each quarter, and the unrealized gains and losses, net of tax, are included in accumulated other comprehensive income as a separate component of shareholders' equity. The specific-identification method is used to determine the cost of securities sold and the amount of unrealized gains and losses reclassified out of accumulated other comprehensive income into earnings. Additionally, the Company evaluates its cost method investments for indicators of impairment on a quarterly basis, and recognizes an impairment loss if the decline in value is deemed to be other-than-temporary. Future events may result in reconsideration of the nature of losses as other-than-temporary and market and other factors may cause the value of our investments to decline.

        The Company employs a methodology that considers available evidence in evaluating potential other-than-temporary impairments of its investments. Investments are considered to be impaired when a decline in fair value below the cost basis is determined to be other-than-temporary. Such impairment evaluations include, but are not limited to: the length of time and extent to which fair value has been less than the cost basis, the current business environment, including competition; going concern considerations such as financial condition, the rate at which the investee utilizes cash and the investee's ability to obtain additional financing to achieve its business plan; the need for changes to the investee's existing business model due to changing business and regulatory environments and its ability to successfully implement necessary changes; and comparable valuations.

Recent Accounting Pronouncements

        For a discussion of recent accounting pronouncements, see Note 2 to the audited consolidated and combined financial statements for the years ended December 31, 2015, 2014 and 2013 beginning on page F-1 of this prospectus.

Quantitative and qualitative disclosures about market risk

        At March 31, 2016, there have been no material changes to the Company's instruments or positions that are sensitive to market risk since the disclosure below for the year ended December 31, 2015.

Interest Rate Risk

        The Company's exposure to market risk for changes in interest rates relates primarily to the Company's long-term debt, including current maturities.

        At December 31, 2015, the Company's outstanding debt was $1.245 billion, which consists of an $800 million Term Loan, including $40 million of current maturities, which bears interest at a variable rate and $445.2 million of 2022 old notes, which bear interest at a fixed rate. If market rates decline, the Company runs the risk that the related required payments on our fixed rate debt will exceed those based on market rates. A 100 basis point increase or decrease in the level of interest rates would, respectively, decrease or increase the fair value of the fixed-rate debt by $24.3 million. Such potential increase or decrease in fair value is based on certain simplifying assumptions, including a constant level and rate of fixed-rate debt and an immediate across-the-board increase or decrease in the level of interest rates with no other subsequent changes for the remainder of the period. The Term Loan currently bears interest at LIBOR plus 4.50%, with a LIBOR floor of 1.00%. LIBOR, at December 31, 2015, for similar borrowings of three months was approximately 60 basis points. If LIBOR were to increase by 100 basis points, the annual interest payments on the Term Loan would increase by 60 basis points or $4.8 million in 2016. If LIBOR decreased annual interest payments on the Term Loan would remain the same because of the 1% floor. Such potential changes in interest payments are based on the quarterly amortization schedule and certain simplifying assumptions, including a constant rate of variable-rate debt and an immediate across-the-board increase or decrease in the level of interest rates with no other subsequent changes for the remainder of the period.

Foreign Currency Exchange Risk

        The Company conducts business in certain foreign markets, primarily in the European Union. For the year ended December 31, 2015, international revenue accounted for 32% of consolidated revenue. Our primary exposure to foreign currency exchange risk relates to investments in foreign subsidiaries that transact business in a functional currency other than the U.S. Dollar, primarily the Euro. As foreign currency exchange rates change, translation of the statement of operations of our international businesses into U.S. dollars affects year-over-year comparability of operating results. The average Euro versus the U.S. Dollar exchange rate was 16% lower in 2015 than 2014. The decrease had a significant impact to revenue. Total revenue, Dating revenue and International Dating Revenue would have increased approximately 20%, 15% and 21%, respectively, as compared to the reported increases of 15%, 9% and 3%, respectively, had the foreign currency exchange rates been the same during 2014.

        Foreign currency exchange gains and losses included in the Company's earnings for the years ended December 31, 2015, 2014 and 2013 are gains of $9.9 million and $10.9 million and losses of $1.7 million, respectively. Included in the December 31, 2015 and 2014 amounts are a foreign currency exchange gain of $7.6 million and $8.3 million, respectively, related to a €53 million 5.00% Note that was issued to an IAC subsidiary on April 8, 2014 in connection with the financing of the purchase of the remaining publicly traded shares of Meetic. This related party debt was a liability of one of the Company's subsidiaries with a U.S. dollar functional currency and the gain was due to the significant strengthening of the U.S. dollar versus the Euro in 2015. This related party debt was repaid to IAC prior to the Company's IPO in the fourth quarter of 2015.

        Historically, the Company has not hedged any foreign currency exposures. Our continued international expansion increases our exposure to exchange rate fluctuations and as a result such fluctuations could have a significant impact on our future results of operations.

Business

Who we are

        Match Group is the world's leading provider of dating products. We operate a portfolio of over 45 brands, including Match, OkCupid, PlentyOfFish, Tinder, Meetic, Twoo, OurTime, BlackPeopleMeet and FriendScout24, each designed to increase our users' likelihood of finding a romantic connection. Through our portfolio of trusted brands, we provide tailored products to meet the varying preferences of our users. We currently offer our dating products in 38 languages across more than 190 countries. Match Group operates in two segments: Dating and Non-dating.

        Our target market includes all adults in North America, Western Europe and other select countries around the world who are not in a committed relationship and who have access to the internet. Consumer preferences within this population vary significantly, influenced in part by demographics, geography, religion and sensibility. As a result, the market for dating products is fragmented, and no single product has been able to effectively serve the dating category as a whole.

        Given wide ranging consumer preferences, we approach the category with a brand portfolio strategy, through which we attempt to offer dating products that collectively appeal to the broadest spectrum of consumers. We believe that this approach maximizes our ability to capture additional users. We increasingly apply a centralized discipline to learnings, best practices and technologies across our brands in order to increase growth, reduce costs and maximize profitability. This approach allows us to quickly introduce new products and features, optimize marketing strategies, reduce operating costs and more effectively deploy talent across our organization.

        Coinciding with the general trend toward mobile technology, we have experienced a meaningful shift in our user base from desktop devices to mobile devices, and now offer mobile experiences on substantially all of our dating products. This shift has enabled us to reach groups of users which had previously proven elusive, such as the millennial audience; for example, Tinder, a mobile-only product, has been able to tap into this audience rapidly over the last few years. Additionally, in previously desktop-oriented products like Match the shift to mobile has led to increased usage of our products, as mobile users on average access our products at meaningfully higher rates than do those users who access our products on desktop.

        In addition to our dating business, we also operate The Princeton Review, which provides a variety of test preparation, academic tutoring and college counseling services.

Market opportunity

        We believe that connecting with people and fostering relationships are critical needs that influence everyone's happiness. As a result, the dating market presents a significant opportunity for Match Group. We consider our addressable market to be all adults in North America, Western Europe and other select countries around the world who are not in committed relationships and who have access to the internet.

        In countries with developed economies such as the United States, our addressable market has been expanding due to the aging population, increasing internet use among older adults and growth in singles as a percent of the total population. In countries with emerging economies, such as India and China, growth in the addressable market is driven by similar factors, most notably pronounced growth in internet access.

Enabling dating in a digital world

        Prior to the proliferation of computers and mobile devices, human connections traditionally were limited by social circles, geography and time. Today, the adoption of the internet and mobile technology has significantly expanded the ways in which people can build relationships, create new interactions and develop romantic connections.

        We believe that dating products serve as a natural extension of the traditional means of meeting people and provide a number of benefits for their users, including:

  •
  Expanded options:  Dating products provide users access to a large number of like-minded people they otherwise would not have a chance to meet.

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  Efficiency:  The search and matching features, as well as the profile information available on dating products, allow users to filter a large number of options in a short period of time, increasing the likelihood that users will make a connection with someone.

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  More comfort and control:  Compared to the traditional ways that people meet, dating products provide an environment that makes the process of reaching out to new people less uncomfortable. This leads to many people who would otherwise be passive participants in the dating process taking a more active role.

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  Convenience:  The nature of the internet and the proliferation of mobile devices allow users to connect with new people at any time of the day, regardless of where they are.

        Depending on a person's circumstances at any given time, dating products can act as a supplement to, or substitute for, the traditional means of meeting people. When selecting a dating product, we believe that users consider the following attributes:

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  Brand recognition:  Brand is very important. Users generally associate strong dating brands with a higher likelihood of success and a higher level of security. Successful dating brands typically depend on large, active communities of users, strong algorithmic filtering technology and awareness of successful usage among similar users.

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  Successful experiences:  Demonstrated success of other users attracts new users through word-of-mouth recommendations. Successful experiences also drive repeat usage.

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  Community identification:  Users typically look for dating products that offer a community with which the user most strongly associates. By selecting a dating product that is focused on a particular demographic, religion, geography or intent (for example, casual dating or more serious relationships), users can increase the likelihood that they will make a connection with someone with whom they may identify.

  •
  Product features and user experience:  Users tend to gravitate towards dating products that offer features and user experiences that resonate with them, such as question-based matching algorithms, location-based features, offline events or searching capabilities. User experience is also driven by the type of user interface (for example, swiping versus scrolling), a particular mix of free and paid features, ease of use and security. Users expect every interaction with a dating product to be seamless, intuitive and secure.

Our Dating portfolio

        Dating is a highly personal endeavor and consumers have a wide variety of preferences that determine what type of dating product they choose. For example, some users may look for a specific type of user interface, while others may look for a dating product that offers a community of people with similar demographic characteristics or that has a particular mix of free and paid features.

        As a result, we approach the category with a portfolio strategy in order to reach a broad range of users. Our portfolio consists of over 45 brands, available in 38 languages, and offered in over 190 countries. The following is a list of our key brands:

        Match.    Match was launched in 1995 and helped create the online dating category. Among its distinguishing features is the ability to both search profiles, receive algorithmic matches and the ability to attend live events, promoted by Match with other members. Because the ability to communicate between members is generally a component of paid membership, Match has a high percentage of paying users which generally indicates a higher level of intent than some of our other brands. Match relies heavily on word-of-mouth traffic, repeat usage and paid marketing, and has a relatively balanced age distribution across the single population.

        Meetic.    Meetic was founded in 2001 and enjoys market leadership by number of users in France, Spain, Italy and the Netherlands. Similar to Match, among its distinguishing features is the ability to both search profiles and receive algorithmic matches, and the ability to attend live events, promoted by Meetic, with other members. Also, similar to Match, because the ability to communicate between members is generally a component of paid membership, Meetic's high percentage of paying users indicates a generally higher level of intent than some of our other brands. Meetic relies heavily on word-of-mouth traffic, repeat usage and paid marketing, and has a relatively balanced age distribution across the single population.

        OkCupid.    OkCupid was launched in 2004, and has attracted users through a mathematical and Q&A approach to the category. Additionally, it has published much of the data it collects in its popular blog, generating a bold and edgy reputation. OkCupid has grown meaningfully over the years without significant marketing spend. OkCupid has a loyal user base in many major United States cities, which tends, on average, to be younger than the user base of Match.

        Tinder.    Tinder was launched in 2012, and has since risen to scale and popularity faster than any other product in the dating category. Tinder's mobile-only offering and distinctive "right swipe" and location-based features have led to significant adoption among the millennial generation, previously underserved by the dating category.

        PlentyOfFish.    PlentyOfFish was launched in 2003 and acquired in October 2015. Similar to Match, among its distinguishing features is the ability to both search profiles and receive algorithmic matches. Similar to OkCupid, PlentyOfFish has grown to popularity over the years with very limited marketing spend. PlentyOfFish has broad appeal in the central United States, Canada, the United Kingdom and a number of other international markets.

        OurTime, BlackPeopleMeet and our other affinity brands.    Our affinity brands serve the needs of individuals for whom commonalities around age, religion, ethnicity or circumstance are of fundamental importance when making a romantic connection. For example, OurTime is age-centric, while BlackPeopleMeet is race-centric.

        Twoo.    Twoo was founded in 2011 and has been highly successful in creating dating products seeded through existing social networks. Its viral acquisition tactics and internationalized platform have enabled Twoo to rapidly expand in over 190 countries and 38 languages in a relatively short time. Twoo's user base is concentrated in Europe, Asia and South America.

        FriendScout24.    Founded in 2007, FriendScout24 is the market leader in dating products in Germany with a strong presence in Austria and Switzerland. It is characterized by its search-based product offering, in contrast to the "matching" products which are otherwise predominant in the German markets.

        Product Features and Pricing.    All our Dating products enable a user to establish a profile and review other people's profiles without charge. Each of them also offers additional features, some of which are free, and some of which require payment depending on the particular product. In general, access to premium features requires a paid membership, which is typically offered in packages from one-month to 12 months, depending on the product and circumstance. Prices differ meaningfully within a given brand by the duration of membership purchased, by the bundle of paid features that a user chooses to access, and by whether or not a customer is taking advantage of any special offers. In addition to paid memberships, many of our products now offer the user the ability to promote themselves for a given period of time, or to review certain profiles without any signaling to the other members, and these features are offered on a pay-per-use basis. The precise mix of paid and premium features is established over time on a brand-by-brand basis and is constantly subject to iteration and evolution.

        Portfolio approach.    The brands in our portfolio both compete and collaborate with each other. We attempt to empower individual business leaders with the authority and incentives to grow each of our brands. Our businesses compete with each other and with third-party businesses in our category on brand characteristics, product features, and business model. We also attempt to centrally facilitate excellence and efficiency across the entire portfolio by:

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  centralizing certain administrative areas, like legal, human resources and finance, across the entire portfolio to enable each brand to focus more on growth;

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  centralizing other areas across certain businesses where we have strength in personnel and sufficient commonality of business interest (for example, ad sales, online marketing and technology centralized across some, but not all, businesses);

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  developing talent across the portfolio to allow for expertise development and career advancement while giving us the ability to deploy the best talent in the most critical positions across the company at any given time; and

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  sharing data to leverage product and marketing successes across our businesses rapidly for competitive advantage.

Our Non-dating business

        In addition to our Dating business, we also operate The Princeton Review, which provides a variety of educational test preparation, academic tutoring and college counseling services. The Princeton Review includes Tutor.com (acquired in 2012) and The Princeton Review (acquired in 2014). Our Non-dating businesses rely on many of the same competencies as our Dating business, such as paid customer acquisition, a combination of free and paid features, deep understanding of the lifetime values of customers, and strong expertise in user interface development.

Revenue

        Our Dating revenue is primarily derived directly from users in the form of recurring membership fees, which typically provide unlimited access to a bundle of features for a specific period of time, and the balance from à la carte features, where users pay a fee for a specific action or event. Each of our brands offers a combination of free and paid features targeted to its unique community. On a brand-by-brand basis, our monetization decisions seek to optimize user growth, revenue and the vibrancy and productivity of the relevant community of users. In addition to direct revenue from our users, we generate revenue from online advertising.

        Non-dating revenue consists primarily of fees received directly from students for in-person and online test preparation classes, access to online test preparation materials and individual tutoring services.

Sales and marketing

        We attract the majority of our users through word-of-mouth and other free channels. In addition, many of our brands rely on paid customer acquisition for a significant percentage of their users. Our online marketing activities generally consist of purchasing banner and other display advertising, search engine marketing, email campaigns and business development or partnership deals. Our offline marketing activities generally consist of television advertising and related public relations efforts, as well as events.

Technology

        Consistent with our general operating philosophy, each of our brands tends to develop its own technology systems to support its product, leveraging both open-source and vendor supported software technology. Each of our brands has dedicated engineering teams responsible for software development and creation of new features to support our products across the full range of devices, from desktop to mobile-web to native mobile applications. Our engineering teams use an agile development process, allowing us to deploy frequent iterative releases for product features. The Company spent $22.9 million, $16.5 million, $67.3 million, $49.7 million and $43.0 million for the three months ended March 31, 2016 and 2015 and for the years ended December 31, 2015, 2014 and 2013, respectively, on product development.

        We are currently working to modernize the software and technology supporting certain of our North American brands and to consolidate their back-end services such as billing and payments, online marketing, chat and photos, as well as reusable API services that will be leveraged by an adaptive desktop and mobile web front end unique to each brand. This will, among other things, allow us to be more efficient in terms of ongoing development on our desktop platform while being able to deploy a greater percentage of our total development resources to our mobile products. We will continue to support brand-specific native mobile applications that will integrate to the common back-end and API services layer. Similar efforts are underway at Meetic and our other predominantly European brands. We expect these initiatives will allow us to increase speed to market, reduce execution time and drive cost efficiencies.

        We host the majority of our brands in leased data centers located within the general geography served by the brand. Other brands utilize Amazon Web Services to support their infrastructure.

Competition

        The dating industry is competitive and has no single, dominant brand. We compete primarily with other companies that provide similar dating and matchmaking products, including eHarmony, Spark Networks (Jdate, ChristianMingle), Zoosk, Parship, ElitePartner, e-Darling and Badoo.

        In addition to other online dating brands, we compete indirectly with offline dating services, such as in-person matchmakers, and social media platforms. Arguably, our biggest competition comes from the traditional ways that people meet each other, and the choices some people make to not utilize dating products or services.

        We believe that our ability to compete successfully will depend primarily upon the following factors:

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  our ability to increase consumer acceptance of dating products;

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  the continued strength of our brands;

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  the breadth and depth of our active communities of users relative to our competitors;

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  our ability to evolve our products in response to our competitors' offerings, user requirements, social trends and the technological landscape;

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  our ability to efficiently acquire new users for our products;

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  our ability to continue to optimize our monetization strategies; and

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  the design and functionality of our products.

        A large portion of users in our category use multiple dating products over a given period of time, either concurrently or sequentially, making our broad portfolio of brands a competitive advantage.

Intellectual property

        We regard our intellectual property rights, including trademarks, domain names and other intellectual property, as critical to our success.

        For example, we rely heavily upon the use of trademarks (primarily Match, Meetic, OkCupid, OurTime, Tinder and The Princeton Review, and associated domain names, taglines and logos) to market our dating products and applications and build and maintain brand loyalty and recognition. We have an ongoing trademark and service mark registration program, pursuant to which we register our brand names and product names, taglines and logos and renew existing trademark and service mark registrations in the United States and other jurisdictions to the extent we determine it to be necessary or otherwise appropriate and cost-effective. In addition, we have a trademark and service mark monitoring policy pursuant to which we monitor applications filed by third parties to register trademarks and service marks that may be confusingly similar to ours, as well as potential unauthorized use of our material trademarks and service marks. Our enforcement of this policy affords us valuable protection under current laws, rules and regulations. We also reserve and file registrations (to the extent available) and renew existing registrations for domain names that we believe are material to our business.

        We also rely upon a combination of in-licensed third-party and proprietary trade secrets, including proprietary algorithms, and to a lesser extent, upon patented and patent-pending technologies, processes and features relating to our matching process systems or related features, products and services with expiration dates from 2025 to 2034. We have an ongoing invention recognition program pursuant to which we apply for patents to the extent we determine it to be necessary or otherwise appropriate and cost-effective.

        We rely on a combination of internal and external controls, including applicable laws, rules and regulations and contractual restrictions with employees, contractors, customers, suppliers, affiliates and others, to establish, protect and otherwise control access to our various intellectual property rights.

Government regulation

        We are subject to foreign and domestic laws and regulations that affect companies conducting business on the internet generally, including laws relating to the liability of providers of online services for their operations and the activities of their users. As a result, we could be subject to actions based on negligence, various torts and trademark and copyright infringement, among other actions. See "Risk factors—Risks relating to our business—Inappropriate actions by certain of our users could be attributed to us and damage our brands' reputation, which in turn could adversely affect our business" and "—Risks relating to our business—We may fail to adequately protect our intellectual property rights or may be accused of infringing the intellectual property rights of third parties."

        Because we receive, store and use a substantial amount of information received from or generated by our users, we are also impacted by laws and regulations governing privacy, use of personal data and data breaches, primarily in the case of our operations in the European Union. As a result, we could be subject to various private and governmental claims and actions. See "Risk factors—Risks relating to our business—Unauthorized access of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements or differing views of personal privacy rights."

        As the provider of dating products with a membership-based element, we are also subject to laws and regulations in certain U.S. states and other countries that apply to our automatically-renewing membership payment models. Finally, certain U.S. states and certain countries in Asia have laws that specifically govern dating services.

Financial information about segments and geographic areas

        For segment and geographic information, see "Management's discussion and analysis of financial condition and results of operations" and our consolidated and combined financial statements and supplementary data.

Properties

        Match Group's corporate headquarters are located in Dallas, Texas. We do not own any real property.

        The facilities for our various businesses, which we lease (in some cases, from IAC) both in the United States and abroad, consist of executive and administrative offices and data centers. Certain significant properties that we lease, all of which consist of executive and administrative offices, are described in the table immediately below.

Location	Business	Square Feet	Lease Expiration
Dallas, Texas	Match Group/Match Headquarters	50,000	September 30, 2016(1)
Paris, France	Meetic Headquarters	41,000	December 31, 2021
New York, New York	OkCupid Headquarters	11,000	October 31, 2017
West Hollywood, California	Tinder Headquarters	14,000	December 31, 2016(2)
Ghent, Belgium	Twoo Headquarters	12,000	December 31, 2018

(1)
In October 2015, we entered into a new lease for these operations in Dallas, Texas, pursuant to which we have agreed to lease approximately 73,000 square feet through March 31, 2027. We will move these operations to this space on or before the expiration of our current lease.

(2)
Tinder leases the space for its headquarters in a building owned by IAC pursuant to the services agreement we entered into with IAC in connection with our initial public offering. The original lease term, which runs through December 31, 2016, will automatically renew unless terminated by either party.

        We also lease space in four data centers: two for our North American, Latin American and Asian operations (one in North Dallas, Texas from a third party and another in Ashburn, Virginia from IAC), and two for our European operations (one in Paris, France and another in Zaventem, Belgium, both from third parties).

        We believe that our current facilities are adequate to meet our ongoing needs. We also believe that, if we require additional space, we will be able to lease additional facilities on commercially reasonable terms.

Legal proceedings

Overview

        We are, and from time to time may become, involved in various legal proceedings arising in the normal course of business activities, such as patent infringement claims, trademark oppositions and consumer or advertising complaints, as well as stockholder derivative actions, class action lawsuits and other matters. The amounts that may be recovered in such matters may be subject to insurance coverage. Although the results of legal proceedings and claims cannot be predicted with certainty, we are not currently a party to any legal proceedings the outcome of which, we believe, if determined adversely to us, would individually or in the aggregate have a material adverse effect on our business, financial condition or results of operations. See "Risk factors—Risks relating to our business—We are subject to litigation and adverse outcomes in such litigation could have an adverse effect on our financial condition."

        Rules of the SEC require the description of material pending legal proceedings (other than ordinary, routine litigation incident to the registrant's business) and advise that proceedings ordinarily need not be described if they primarily involve damages claims for amounts (exclusive of interest and costs) not exceeding 10% of the current assets of the registrant and its subsidiaries on a consolidated basis. In the judgment of Match Group management, none of the pending litigation matters which we are defending, including those described below, involves or is likely to involve amounts of that magnitude. The litigation matters described below involve issues or claims that may be of particular interest to our stockholders and noteholders, regardless of whether any of these matters may be material to our financial position or operations based upon the standard set forth in the SEC's rules.

Securities Class Action Litigation against Match Group

        On February 26, 2016, a putative nationwide class action was filed in federal court in Texas against the Company, five of its officers and directors, and twelve underwriters of the Company's initial public offering in November 2015. See David M. Stein v. Match Group, Inc. et al., No. 3:16-cv-549 (U.S. District Court, Northern District of Texas). The complaint alleges that the Company's registration statement and prospectus issued in connection with its initial public offering were materially false and misleading due to their failure to state that: (i) the Company's non-dating business would miss its revenue projection for the quarter ended December 31, 2015, and (ii) ARPPU would decline substantially in the quarter ended December 31, 2015. The complaint asserts that these alleged failures to timely disclose material information caused the Company's stock price to drop after the announcement of its earnings for the quarter ended December 31, 2015. The complaint pleads claims under the Securities Act for untrue statements of material fact in, or omissions of material facts from, the registration statement, the prospectus, and related communications in violation of Sections 11 and 12 and, as to the officer/director defendants only, control-person liability under Section 15 for the Company's alleged violations. The complaint seeks class certification, damages in an unspecified amount and attorneys' fees. On March 9, 2016, a virtually identical class action complaint was filed in the same court against the same defendants by a different named plaintiff. See Stephany Kam-Wan Chan v. Match Group, Inc. et al., No. 3:16-cv-668 (U.S. District Court, Northern District of Texas). On April 25, 2016, Judge Boyle in the Chan case issued an order granting the parties' joint motion to transfer that case to Judge Lindsay, who is presiding over the earlier-filed Stein case. On April 27, 2016, various current or former Match Group shareholders and their respective law firms filed motions seeking appointment as lead plaintiff(s) and lead or liaison counsel for the putative class. On April 28, 2016, the court issued orders (i) consolidating the Chan case into the Stein case, (ii) approving the parties' stipulation to extend the defendants' time to respond to the complaint until after the court has appointed a lead plaintiff and lead counsel for the putative class and has set a schedule for the plaintiff's filing of a consolidated complaint and the defendants' response to that pleading, and (iii) referring the various motions for appointment of lead plaintiff(s) and lead or liaison counsel for the putative class to a magistrate judge for determination. On June 9, 2016, the magistrate judge issued an order appointing two lead plaintiffs, two law firms as co-lead counsel, and a third law firm as liaison counsel. The Company believes that the allegations in this lawsuit are without merit and will defend vigorously against them.

Additional Information

        Corporate information.    We were incorporated in the State of Delaware on February 12, 2009 as a wholly-owned subsidiary of IAC.

        Company website and public filings.    The Company maintains a corporate website at www.mtch.com. Neither the information on the Company's website, nor the information on the website of any Match Group business, is incorporated by reference into this prospectus, or into any other filings with, or into any other information furnished or submitted to, the SEC.

        The Company makes available, free of charge through its website, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (including related amendments) as soon as reasonably practicable after they have been electronically filed with (or furnished to) the SEC.

        Code of ethics.    The Company's code of ethics applies to all employees (including Match Group's principal executive officers (its Chairman and Chief Executive Officer), principal financial officer (its Chief Financial Officer) and principal accounting officer (its Vice President and Principal Accounting Officer)) and directors and is posted on the Company's website at http://ir.mtch.com/phoenix.zhtml?c=254224&p=irol-govHighlights. This code of ethics complies with Item 406 of SEC Regulation S-K and the rules of The Nasdaq Stock Market LLC. Any changes to the code of ethics that affect the provisions required by Item 406 of Regulation S-K, and any waivers of such provisions of the code of ethics for Match Group's executive officers, senior financial officers or directors, will also be disclosed on Match Group's website.

Executive officers and directors

Executive officers

        The named executive officers of Match Group are as follows:

Name	Title	Age
Gregory R. Blatt	Chairman and Chief Executive Officer	48
Jeffrey Dawson	Chief Financial Officer—Dating	41
Gary Swidler	Chief Financial Officer	46
Amarnath Thombre	Chief Strategy Officer	43

Executive officer biographical information

        Gregory R. Blatt, age 48, has been a director of Match Group since October 2015, Chairman of Match Group since December 2013 and Chief Executive Officer of Match Group since January 2016. Prior to his current roles, Mr. Blatt served as Chief Executive Officer of IAC from December 2010 through December 2013, as head of its Match segment during 2009 and 2010 and as its General Counsel from 2003 through 2008. Prior to joining IAC, Mr. Blatt was General Counsel at Martha Stewart Living Omnimedia and an associate at the law firms Grubman Indursky & Shire and Wachtell, Lipton, Rosen & Katz. He has a B.A. from Colgate University and a J.D. from Columbia Law School.

        Jeffrey Dawson, age 41, has served as Chief Financial Officer of the Company's Dating business since May 2013. Prior to this time, Mr. Dawson served in a variety of finance related roles since joining the Company in 2008, most recently as Vice President, Finance from January 2011 to April 2013, Director, Finance from February 2010 to December 2010 and Director, International Finance from February 2009 to January 2010. Prior to joining the Company, Mr. Dawson served as a financial analyst for American Airlines and prior to joining American Airlines, served in a variety of roles for several technology startups. Mr. Dawson began his career as a management consultant at Price Waterhouse. Mr. Dawson holds a BBA in Finance from the University of Texas at Austin and an MBA from Southern Methodist University's Cox School of Business. On July 11, 2016, Mr. Dawson informed the Company that he is resigning from his position as Chief Financial Officer of the Company's Dating business in order to accept a position with another company. Mr. Dawson will remain with the Company through mid-August to assist with transition.

        Gary Swidler, age 46, has served as Chief Financial Officer of Match Group since September 2015. Prior to that time, Mr. Swidler was a Managing Director and Head of the Financial Institutions Investment Banking Group at Bank of America Merrill Lynch ("Merrill Lynch") from April 2014 to August 2015. Prior to that time, Mr. Swidler held a variety of positions at Merrill Lynch and its predecessors since 1997, most recently as Managing Director and Head of Specialty Finance from April 2009 to April 2014. Prior to joining Merrill Lynch, Mr. Swidler was an associate at the law firm of Wachtell, Lipton, Rosen & Katz. Mr. Swidler has a BSE from the Wharton School at the University of Pennsylvania and a JD from New York University School of Law.

        Amarnath Thombre, age 43, has served as Chief Strategy Officer of Match Group, where he oversees the Company's strategy, research and analytics functions, since March 2015. Prior to that time, he served in a variety of roles at the Company, most recently as President, Match North America from April 2013 to March 2015 and prior to that time, as Senior Vice President and Vice President, Analytics. Prior to joining the Company in 2008, Mr. Thombre held various management and strategy roles at i2 Technologies, Inc., where he worked closely with multiple consumer businesses in order to drive the company's growth through supply chain innovation. Mr. Thombre holds an undergraduate degree in Engineering from the Indian Institute of Technology in Mumbai and a master's degree in Engineering from the University of Arizona.

Directors

        The directors of Match Group are as follows:

Name	Age	Director Since
Gregory R. Blatt	48	2015
Sonali De Rycker	42	2015
Joseph Levin	36	2015
Ann L. McDaniel	60	2015
Thomas J. McInerney	51	2015
Pamela S. Seymon	60	2015
Alan G. Spoon	65	2015
Mark Stein	48	2015
Gregg Winiarski	45	2015
Sam Yagan (non-executive Vice Chairman)	39	2016

Non-executive director biographical information

        Sonali De Rycker, age 42, has served as a Partner at Accel Partners in London, a leading global venture firm, where she focuses on investments in the consumer internet and digital media sectors, since April 2008. Prior to her tenure at Accel, Ms. De Rycker was a Partner at Atlas Venture in London from August 2000 to April 2008, where she focused on investments in the internet and software service sectors. Prior to her venture capital work, Ms. De Rycker was an investment banker at Goldman Sachs from August 1995 to August 1998. Ms. De Rycker served on the board of directors of IAC from September 2011 to December 2015 and serves on the boards of directors of a number of private consumer internet and other companies.

        Joseph Levin, age 36, has been a director of Match Group since October 2015. Mr. Levin has served as Chief Executive Officer of IAC since June 2015 and prior to that time, served as Chief Executive Officer of IAC Search & Applications, overseeing the desktop software, mobile applications and media properties that comprised IAC's former Search & Applications segment, since January 2012. From November 2009 to January 2012, Mr. Levin served as Chief Executive Officer of Mindspark Interactive Network, an IAC subsidiary that builds, markets and delivers a wide range of consumer software products, and previously served in various capacities at IAC in strategic planning, mergers and acquisitions and finance since joining IAC in 2003. Prior to joining IAC, Mr. Levin worked in the Technology Mergers & Acquisitions group for Credit Suisse First Boston (now Credit Suisse) advising public and private technology and e-commerce companies on a variety of transactions. Mr. Levin has served on the board of directors of IAC since June 2015 and served on the boards of directors of LendingTree, Inc. from August 2008 through November 2014 and The Active Network beginning prior to its 2011 initial public offering through its sale in December 2013.

        Ann L. McDaniel, age 60, has been a director of Match Group since December 2015. Ms. McDaniel currently serves as a consultant to Graham Holdings Company and previously served as Senior Vice President of Graham Holdings Company (and its predecessor companies) from June 2008 to April 2015. Prior to that time, Ms. McDaniel served as Vice President—Human Resources of Graham Holdings Company since September 2001. Ms. McDaniel also served as Managing Director of Newsweek, Inc., a Graham Holdings Company property, from January 2008 until its sale in September 2010, and prior to that time, held various editorial positions at Newsweek.

        Thomas J. McInerney, age 51, has been a director of Match Group since November 2015. Mr. McInerney previously served as Executive Vice President and Chief Financial Officer of IAC from January 2005 to March 2012. From January 2003 through December 2005, he served as Chief Executive Officer of the retailing division of IAC, which included HSN, Inc. and Cornerstone Brands. From May

1999 to January 2003, Mr. McInerney served as Executive Vice President and Chief Financial Officer of Ticketmaster, formerly Ticketmaster Online-CitySearch, Inc., a live entertainment ticketing and marketing company. From 1986 to 1988 and from 1990 to 1999, Mr. McInerney worked at Morgan Stanley, a global financial services firm, most recently as a Principal. Mr. McInerney has served on the boards of directors of HSN, Inc. and Interval Leisure Group, Inc. since August 2008, of Yahoo! Inc. since April 2012 and of Cardlytics, Inc. since July 2015.

        Pamela S. Seymon, age 60, has been a director of Match Group since November 2015. Ms. Seymon was a partner at Wachtell, Lipton, Rosen & Katz, a New York law firm ("WLRK"), from January 1989 to January 2011, and prior to that time, was an associate at WLRK since 1982. During her tenure at WLRK, Ms. Seymon specialized in corporate law, mergers and acquisitions, securities and corporate governance, and represented public and private corporations on offense as well as defense, in both friendly and unsolicited transactions. Ms. Seymon is a graduate of Wellesley College, where she was a Wellesley Scholar, and New York University School of Law.

        Alan G. Spoon, age 65, has been a director of Match Group since November 2015. Since May 2000, Mr. Spoon has been a Partner at Polaris Partners (formerly Managing General Partner and now Partner Emeritus). Polaris is a private investment firm that provides venture capital and management assistance to development-stage information technology and life sciences companies. Mr. Spoon was Chief Operating Officer and a director of The Washington Post Company (now known as Graham Holdings Company) from March 1991 through May 2000 and served as President from September 1993 through May 2000. Prior to his service in these roles, he held a wide variety of positions at The Washington Post Company, including President of Newsweek from September 1989 to May 1991. Mr. Spoon has served as a member of the boards of directors of IAC since February 2003, Danaher Corporation since July 1999 and CableOne since July 2015. In his not-for-profit affiliations, Mr. Spoon was a member of the Board of Regents at the Smithsonian Institution (formerly Vice Chairman) and is now a member of the MIT Corporation, where he also serves as a member of the board of directors of edX (an online education platform).

        Mark Stein, age 48, has been a director of Match Group since November 2015. Mr. Stein has served as Executive Vice President and Chief Strategy Officer of IAC since January 2016 and prior to that time, served as Senior Vice President and Chief Strategy Officer of IAC from September 2015. Mr. Stein previously served as both Senior Vice President of Corporate Development at IAC (since January 2008) and Chief Strategy Officer of IAC Search & Applications, the desktop software, mobile applications and media properties that comprised IAC's former Search & Applications segment (since November 2012). Prior to his service in these roles, Mr. Stein served in several other capacities for IAC and its businesses, including as Chief Strategy Officer of Mindspark Interactive Network from 2009 to 2012, and prior to that time as Executive Vice President of Corporate and Business Development of IAC Search & Media.

        Gregg Winiarski, age 45, has been a director of Match Group since October 2015. Mr. Winiarski has served as Executive Vice President, General Counsel and Secretary of IAC since February 2014 and previously served as Senior Vice President, General Counsel and Secretary of IAC from February 2009 to February 2014. Mr. Winiarski previously served as Associate General Counsel of IAC since February 2005, during which time he had primary responsibility for all legal aspects of IAC's mergers and acquisitions and other transactional work. Prior to joining IAC in February 2005, Mr. Winiarski was an associate with Skadden, Arps, Slate, Meagher & Flom LLP, a global law firm, from 1996 to February 2005. Prior to joining Skadden, Mr. Winiarski was a certified public accountant with Ernst & Young in New York.

        Sam Yagan, age 39, has been a director and served as Vice Chairman (in a non-executive capacity) of Match Group since February 2016. Mr. Yagan previously served as Chief Executive Officer of the Company from December 2013 through December 2015 and as Chief Executive Officer of

Match.com, Inc. from September 2012 to December 2013. Prior to his services in these roles, Mr. Yagan served as Chief Executive Officer of OkCupid, which he co-founded in May 2003 and IAC acquired in February 2011.

Director Independence

        Under the Marketplace Rules, the Board of Directors of Match Group (the "Board") has a responsibility to make an affirmative determination that those members of the Board who serve as independent directors do not have any relationships with us and our businesses that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In connection with the independence determinations described below, the Board reviewed information regarding transactions, relationships and arrangements relevant to independence, including those required by the Marketplace Rules. This information is obtained from director responses to questionnaires circulated by Company management, as well as from Company records and publicly available information. Following these determinations, Company management monitors those transactions, relationships and arrangements that were relevant to such determinations, as well as periodically solicits updated information potentially relevant to independence from internal personnel and directors, to determine whether there have been any developments that could potentially have an adverse impact on the Board's prior independence determination.

        In November 2015, the Board determined that each of Messrs. McInerney and Spoon and Mmes. De Rycker and Seymon is independent, and in December 2015, the Board determined that Ms. McDaniel is independent. In connection with this determination, the Board considered that in the ordinary course of business, Match Group and its businesses may sell products and services to, and/or purchase products and services from, companies at which certain directors are employed or serve as directors, or over which certain directors otherwise exert control. Furthermore, the Board considered whether there were any payments made to (or received from) such entities by Match Group and its respective businesses.

        In the case of Messrs. McInerney and Spoon and Mmes. De Rycker, McDaniel and Seymon, there were no such payments to/from Match Group or its businesses known to Company management for the Board to consider. In the case of Mr. Spoon, the Board also considered a co-investment that IAC made with a Polaris portfolio company, as well as payments for services between IAC and certain Polaris portfolio companies. Of the remaining incumbent directors, Mr. Blatt is an executive officer of the Company, Mr. Yagan served as an executive officer of the Company during the past three years and Messrs. Levin, Stein and Winiarski are executive officers of IAC. Given these relationships, none of these directors is independent.

        In addition to the satisfaction of the director independence requirements set forth in the Marketplace Rules, members of the Audit and Compensation Committees have also satisfied separate independence requirements under the current standards imposed by the SEC and the Marketplace Rules for audit committee members and by the SEC, the Marketplace Rules and the Internal Revenue Service for compensation committee members.

 Compensation discussion and analysis

Introduction

        Our executive officers whose compensation is discussed in this compensation discussion and analysis (the "CD&A") and who we refer to as our named executive officers in this CD&A (the "NEOs"):

  •
  Gregory R. Blatt, Chairman and, beginning in 2016, Chief Executive Officer;

  •
  Sam Yagan, Chief Executive Officer through the end of 2015;

  •
  Gary Swidler, Chief Financial Officer beginning September 2015;

  •
  Amarnath Thombre, Chief Strategy Officer; and

  •
  Jeffrey Dawson, Chief Financial Officer through September 2015 and currently Chief Financial Officer, Dating.

Background

        Prior to the completion of the IPO, we were a wholly-owned subsidiary of IAC. During that time, the compensation of Match Group's executive officers was determined by IAC. Because our NEOs were not executive officers of IAC in 2015, their compensation was generally determined by IAC's senior management in accordance with the philosophy adopted by the Compensation and Human Resources Committee of IAC's Board of Directors (the "IAC Committee"). The IAC Committee approved all equity awards and the terms of the employment arrangements for Messrs. Blatt and Swidler, as described below.

        Following the completion of the IPO, Match Group's Compensation Committee is comprised of three independent directors who have the responsibility of establishing Match Group's compensation philosophy and programs and determining appropriate payments and awards to its executive officers. Match Group's compensation committee approved 2015 annual bonuses in early 2016 for executive officers and the terms of an employment agreement for Mr. Blatt. The Match Group Compensation Committee (the "Match Group Committee") may evolve components of Match Group's compensation practices and programs described herein over time, and therefore this report is not necessarily indicative of the practices we will follow going forward.

        Neither Match Group nor IAC has an ongoing relationship with any particular compensation consulting firm, though IAC has from time to time retained the services of consultants on specific occasions regarding broad-based IAC compensation programs or with respect to long-term incentives for particular executives. In 2015, the IAC Committee engaged Compensation Advisory Partners LLC ("CAP") to assist the IAC Committee in its consideration of Mr. Blatt's compensation package following the completion of the IPO.

Philosophy and Objectives

        Match Group's executive officer compensation program is designed to increase long-term stockholder value by attracting, retaining, motivating and rewarding leaders with the competence, character, experience and ambition necessary to enable Match Group to meet its growth objectives.

        When establishing compensation packages for a given executive, Match Group has followed a flexible approach, and has made decisions based on a host of factors particular to a given executive situation, including its firsthand experience with the competition for recruiting and retaining executives, negotiation and discussion with the relevant individual, competitive survey data, internal equity considerations and other factors Match Group deems relevant at the time.

        Similarly, Match Group has not followed an arithmetic approach to establishing compensation levels and measuring and rewarding performance, as we believe these often fail to adequately take into account the multiple factors that contribute to success at the individual and business level. In any given period, Match Group may have multiple objectives, and these objectives, and their relative importance, often change as the competitive and strategic landscape shifts, even within a given compensation cycle. As a result, formulaic approaches often over-compensate or under-compensate a given performance level. Accordingly, Match Group has historically avoided the use of strict formulas in its compensation practices and has relied primarily on a discretionary approach.

Compensation Elements

        Match Group's compensation packages for executive officers have primarily consisted of salary, annual bonuses, long term incentives (typically equity awards), and, to a more limited extent, perquisites and other benefits. Prior to making specific decisions related to any particular element of compensation, Match Group typically reviews the total compensation of each executive, evaluating the executive's total near and long-term compensation in the aggregate. Match Group determines which element or combinations of compensation elements (salary, bonus or equity) can be used most effectively to further its compensation objectives. However, all such decisions are subjective, and made on a facts and circumstances basis without any prescribed relationship between the various elements of the total compensation package.

Salary

        General.    Match Group typically negotiates a new executive officer's starting salary upon arrival, based on the executive's prior compensation history, prior compensation levels for the particular position within Match Group, the location of a particular executive, salary levels of other executives within Match Group, salary levels available to the individual in alternative opportunities, reference to certain survey information and the extent to which Match Group desires to secure the executive's services.

        Once established, salaries can increase based on a number of factors, including the assumption of additional responsibilities, internal equity, periodic market checks and other factors which demonstrate an executive's increased value to Match Group.

        2015.    The IAC Committee adjusted the salaries of certain Match Group executives in 2015. Mr. Blatt received a salary increase from $500,000 to $1,000,000, effective January 1, 2016, in connection with his assuming the consolidated role of Match Group Chairman and CEO. Mr. Swidler's salary of $500,000 was established upon his joining Match Group in September. In establishing these salary levels, IAC relied on comparable positions, its general experience recruiting for similar roles and negotiations with these executives. No other executive officer salaries were adjusted during 2015.

Annual Bonuses

        General.    Match Group's bonus program is designed to reward performance on an annual basis and annual bonuses are discretionary. Because of the variable nature of the bonus program, and because in any given year bonuses have the potential to make up a significant portion of an executive's total compensation, the bonus program provides an important incentive tool to achieve Match Group's annual objectives. Match Group generally pays bonuses shortly after year-end following finalization of financial results for the prior year.

        The determination of bonus amounts is based on a non-formulaic assessment of factors that vary from year to year. In determining individual annual bonus amounts, we consider a variety of factors regarding the Company's overall performance, such as growth in profitability or achievement of strategic objectives by the Company, an individual's performance and contribution to the Company, and general bonus expectations previously established between the Company and the executive.

        We do not quantify the weight given to any specific element or otherwise follow a formulaic calculation; however, Company performance tends to be the dominant driver of the ultimate bonus amount.

        For 2015 bonuses, we considered a variety of factors, including year-over-year revenue and Adjusted EBITDA growth, levels of cash flow generated from operations, and certain strategic accomplishments, including the successful completion of our IPO, debt financings and the acquisition of PlentyOfFish. Notwithstanding the several significant strategic achievements during the year, Mr. Blatt and Mr. Yagan did not receive 2015 bonuses and 2015 bonuses for the other executive officers were lower than 2014 bonuses primarily reflecting lower than expected year over year profit growth. Mr. Swidler received a bonus of $700,000 pursuant to terms agreed with him upon his joining the company, which include that he would be entitled to discretionary annual cash bonuses with a target of $700,000 per annum (and that he would receive a guaranteed bonus of no less than that amount for 2015).

Long-Term Incentives

        General.    Match Group believes that ownership shapes behavior, and that by providing a meaningful portion of an executive officer's compensation in stock based awards, an executive's incentives are aligned with stockholder interests in a manner that drives better performance over time. The primary long term incentives for our NEOs have been Match Group stock options, although certain Match Group RSU awards and IAC equity awards have also been granted.

        In setting particular award levels, the predominant objectives have been providing the person with effective retention incentives and incentives for strong future performance. Appropriate levels to meet these goals may vary from year to year, and from individual to individual, based on a variety of factors.

        The annual corporate performance factors relevant to setting bonus amounts that were discussed above, while taken into account, have generally been less relevant in setting annual equity awards, as the awards tend to be more forward looking, and are a longer-term retention and reward instrument than annual bonuses.

        All equity awards have been approved by either the IAC Committee or the Match Group Committee. In making equity awards, the relevant Committees have taken into account historical practices, their views of market compensation generally, the dilutive impact of equity grants and desired short and long-term dilution levels, an individual's existing equity holdings and their retention and incentive value and other relevant factors.

        Except where otherwise noted, equity awards have been made following year-end after finalization of financial results for the prior year. Committee meetings at which the awards are made are generally scheduled well in advance and without regard to the timing of the release of earnings or other material information.

        February 2015 Awards.    Stock option awards granted prior to February 2015 typically vested 50% after year 2 and 50% after year 3 based on continued service. In early 2015, however, a portion of the stock options granted to our NEOs also required the achievement of specified Adjusted EBITDA performance levels for certain of our individual businesses. Based on the Company's most recent assessment, it now appears likely that the substantial majority of these performance thresholds will not be met and that most of these performance-based options will not vest.

        Late 2015 Awards.    In September 2015, stock options were awarded to certain key leaders at Match Group (including Mr. Dawson and Mr. Thombre) to provide additional incentives in advance of the IPO. Also in September, the IAC Committee awarded stock options and restricted stock units ("Match RSUs") to Mr. Swidler in connection with his joining the Company as Chief Financial Officer, with the number of options and RSUs determined through negotiation. The options awarded in September will vest in four equal installments on the first four anniversaries of the grant date, and have an exercise price equal to the fair market value of a share of the Company's common stock at that time. The Match RSUs will vest in three equal installments on the first three anniversaries of the grant date.

        In November 2015, in connection with the IPO and in light of the near-term assumption by Mr. Blatt of the consolidated role of Chairman and CEO of Match Group, the IAC Committee awarded Mr. Blatt with 3.5 million stock options, as described below. The number of options was determined by the IAC Committee based on a number of factors, including (i) Mr. Blatt's compensation history in his prior roles at IAC; (ii) competitive pay and performance data among peer companies; (iii) the vesting and expiration schedules of Mr. Blatt's then-existing long-term incentive arrangements and (iv) the IAC Committee's desire to retain Mr. Blatt's services for the long term. The per share exercise price of the options was $12.00, the offering price in the IPO. The options will vest in four equal annual installments on the first four anniversaries of the grant date. One-half of the shares covered by the options contain a market condition in addition to a service requirement, and require Match Group's stock to have appreciated by a certain amount before the options can be exercised.

        February 2016 Awards.    As part of the annual year-end compensation review, Mr. Thombre and Mr. Dawson received 225,000 and 150,000 stock options, respectively. The options vest 25% a year, on the first four anniversaries of the grant date, and have an exercise price equal to the closing price of the Company's common stock on the grant date.

        Future Awards.    All NEOs remain eligible for future equity awards, although it is expected that any awards made over the next two years will be at diminished levels from those received between February 2015 and February 2016.

2016 Employment Agreement for Mr. Blatt

        On April 27, 2016 (the "Effective Date"), the Company and Mr. Blatt entered into a new employment arrangement. The agreement provides for a scheduled term of one year from the Effective Date and provides for automatic renewals for successive one year terms absent written notice from Match Group or Mr. Blatt ninety days prior to the expiration of the then current term. During the term, Mr. Blatt will receive an annual base salary of $1,000,000 and will be eligible for discretionary annual bonuses. In the event Mr. Blatt's employment is involuntarily terminated: (i) he shall be entitled to salary continuation for 12 months, subject to offset for amounts earned from other employment, and (ii) all Match Group equity awards and equity awards issued by any Match Group subsidiary or its parent that are outstanding on the date of termination and that would have vested during the six months following his date of termination, assuming that all such awards vested on a monthly basis, will vest on the termination date. Upon a termination of Mr. Blatt's employment for any reason other than for cause, all vested options shall remain exercisable for 18 months following the termination date. Mr. Blatt will also be subject to customary post-employment restrictive covenants, including a non-compete and a prohibition on soliciting company employees and customers.

Change of Control and Severance

        Match Group believes that providing executives with change of control protection is sometimes important to allowing executives to fully value the forward looking elements of their compensation packages, and therefore limit retention risk during uncertain times. Accordingly, Match Group equity awards generally provide for some degree of accelerated vesting in the event of a change of control of the company. In certain rare instances, small degrees of salary continuation and vesting acceleration may be provided in the event of certain employment terminations beyond the control of the executive.

Other Compensation

        Under limited circumstances, certain Match Group executive officers have received non-cash and non-equity compensatory benefits. The values of these benefits are reported in the column "All Other Compensation" of the "Summary Compensation Table" under the heading "Executive compensation" in this filing pursuant to applicable rules. The executive officers do not participate in any deferred compensation or retirement program other than IAC's 401(k) plan.

Tax Deductibility

        IAC's practice had been to structure Match Group's compensation program in such a manner so that the compensation is deductible by IAC for federal income tax purposes. Match Group intends to structure its compensation policies to qualify as performance-based Section 162(m) of the Internal Revenue Code of 1986, as amended, whenever it is reasonably possible to do so while also meeting our compensation objectives. Nonetheless, from time to time, certain non-deductible compensation may be paid, and the Match Group Board and Committee reserve the authority to award non-deductible compensation to named executive officers in appropriate circumstances.

 Compensation committee interlocks and insider participation

        The membership of the Compensation Committee consisted of Mmes. De Rycker, McDaniel and Seymon during 2015. None of them has been an officer or employee of IAC or Match Group at any time during their respective service on the committee.

Executive compensation

Overview

        This Executive Compensation section of this prospectus sets forth certain information regarding total compensation earned by our named executives for the years 2013, 2014 and 2015, as well as Company equity awards made to our named executives in 2015, Company and IAC equity awards held by our named executives on December 31, 2015 and the dollar value realized by our named executives upon the vesting and exercise of Company and IAC equity awards during 2015. Unless otherwise indicated, stock and option awards in the table below are denominated in shares of Match Group.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(2)		All Other Compensation ($)(3)	Total ($)
Gregory R. Blatt	2015	$500,000	—	—		$19,689,991	(4)	$7,950	$20,197,941
Chairman and Chief	2014	$500,000	$500,000	—		$7,398,118	(5)	$295,257	$8,693,375
Executive Officer (since January 2016)	2013	$1,000,000	$2,500,000	$4,000,006	(5)	$4,016,742	(6)	$199,398	$11,716,146
Gary Swidler	2015	$167,115	$700,000	$1,600,063		$5,335,069		$4,442	$7,866,689
Chief Financial Officer (since September 2015)
Sam Yagan	2015	$750,000	—	—		$3,538,866	(7)	$2,077	$4,290,943
Former Chief Executive Officer	2014	$500,000	$600,000	—		$3,712,192		$7,800	$4,819,992
(through December 2015)	2013	$500,000	$1,100,000	—		—		$7,650	$1,607,650
Amarnath Thombre	2015	$350,000	$250,000	—		$2,036,657	(8)	—	$2,636,657
Chief Strategy Officer	2014	$350,000	$275,000	—		—		$40,248	$665,248
	2013	$330,270	$400,000	—		$676,917		$7,650	$1,414,837
Jeffrey Dawson	2015	$275,000	$150,000	—		$1,132,381	(9)	$7,550	$1,564,931
Chief Financial Officer,	2014	$250,000	$175,000	—		$376,599		14,754	$816,353
Dating	2013	$226,923	225,000	—		—		6,807	$458,730

(1)
Reflects the dollar value of RSU awards, calculated by multiplying the number of RSUs awarded by the fair market value per share on the grant date of: (i) IAC common stock in the case of RSUs awarded to Mr. Blatt and (ii) Match Group common stock in the case of RSUs awarded to Mr. Swidler.

(2)
These amounts represent the grant date fair value of awards granted in the year indicated, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Stock options with vesting tied solely to continued service (the "Standard Awards") were valued using the Black-Scholes option pricing model.

Stock options with vesting tied to continued service and the achievement of specified levels of EBITDA by certain of the Company's businesses for the fiscal years ended December 31, 2015 and/or 2016 (the "Performance Awards") were valued using the Black-Scholes option pricing model, and the grant date fair value of such awards in the table above reflects the grant date fair value of the number of options underlying such Performance Awards that were considered probable of vesting as of the grant date.

Stock options with vesting tied to continued service and the satisfaction of certain conditions related to the performance of the Company's stock price (the "Market Award") were valued using a lattice model that incorporates a Monte Carlo simulation of the Company's stock price.

Except where otherwise noted, all stock option awards granted were Standard Awards. For additional details regarding stock option awards granted in 2015, see the Grants of Plan-Based Awards in 2015 table on page 31 and for the assumptions used to calculate the grant date fair values for such awards, see footnotes 5 and 9 thereto.

(3)
Reflects 401(k) matching contributions made by the Company for all named executives and, for Mr. Blatt in 2013 and 2014, also reflects cash amounts paid to Mr. Blatt upon the vesting of IAC RSUs in those years for dividends credited to unvested RSUs.

(4)
Reflects: (i) a February 11, 2015 grant of a Standard Award with a grant date fair value of $4,284,336 and a Performance Award with a grant date fair value of $2,420,655 for the number of options underlying such Performance Awards that were considered probable of vesting as of the grant date (the grant date fair value if we assumed all options associated with this award would vest is $4,284,333); and (ii) a November 18, 2015 grant of a Standard Award with a grant date fair value of $5,670,000 and a Market Award with a grant date fair value of $7,315,000.

  Based on the Company's most recent assessment of the conditions associated with the Performance Awards, it is believed that a significantly smaller percentage of the Performance Award granted in February 2015 will ultimately vest than was assumed in valuing the award at the time of grant. The November 2015 awards were made in connection with the assumption by Mr. Blatt of his role as Chief Executive Officer of the Company and were granted in lieu of any awards that may have otherwise been granted to Mr. Blatt in 2016. The difference in required valuation methodologies for the two November awards, as described in footnote (2) above, resulted in a higher valuation for the Market Award than the Standard Award, even though these awards have identical terms, except for certain limitations on exercisability set forth in the terms of the Market Award. These limitations on exercisability, under certain Company stock price assumptions, make the Market Award less economically valuable than the Standard Award.

(5)
Mr. Blatt was appointed as Chairman of The Match Group, an operating division of IAC, in December 2013. In connection with this new role, in January 2014, an aggregate of 352,037 IAC stock options granted to Mr. Blatt in May 2013 were canceled and replaced with Match Group stock options and stock appreciation rights denominated in the equity of The Princeton Review and DailyBurn. The amount in the table reflects the incremental expense associated with this modification.

(6)
Represents the grant date fair value of equity awards denominated in shares of IAC common stock made to Mr. Blatt in his capacity as Chief Executive Officer of IAC, some of which were cancelled in 2014 (as described in footnote (5) above).

(7)
Consists of: (i) a Standard Award valued at $2,570,601 and (ii) a Performance Award with a grant date fair value of $968,265 for the number of options underlying such Performance Awards that were considered probable of vesting as of the grant date (the grant date fair value if we assumed all options associated with this award would vest is $1,713,731). Based on the Company's most recent assessment of the conditions associated with the Performance Awards, it is believed that a significantly smaller percentage of the Performance Award will ultimately vest than what was assumed in valuing the award at the time of grant.

(8)
Reflects: (i) a February 11, 2015 grant of a Standard Award with a grant date fair value of $657,931 and a Performance Award with a grant date fair value of $262,084 for the number of options underlying such Performance Awards that were considered probable of vesting as of the grant date (the grant date fair value if we assumed all options associated with this award would vest is $433,520); and (ii) a September 17, 2015 grant of a Standard Award with a grant date fair value of $1,116,642. Based on the Company's most recent assessment of the conditions associated with the Performance Awards, it is believed that a significantly smaller percentage of the Performance Award will ultimately vest than what was assumed in valuing the award at the time of grant.

(9)
Reflects: (i) a February 11, 2015 grant of a Standard Award with a grant date fair value of $346,818 and a Performance Award with a grant date fair value of $165,206 for the number of options underlying such Performance Awards that were considered probable of vesting as of the grant date (the grant date fair value if we assumed all options associated with this award would vest is $303,464); and (ii) a September 17, 2015 grant of a Standard Award with a grant date fair value of $620,357. Based on the Company's most recent assessment of the conditions associated with the Performance Awards, it is believed that a significantly smaller percentage of the Performance Award will ultimately vest than what was assumed in valuing the award at the time of grant.

Grants of Plan-Based Awards in 2015

        The table below provides information regarding all Match Group stock options and RSUs granted to our named executives in 2015.

					All Other Stock Awards: Number of Shares of Stock or Units (#)(2)		All Other Option Awards: Number of Securities Underlying Options (#)(2)
		Estimated Future Payments Under Equity Incentive Plan Awards(1)(2)							Exercise or Base Price of Options Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Gregory R. Blatt	2/11/15	—	—	—	—		1,445,750	(4)	$13.97	$4,284,336	(5)
	2/11/15	0	816,851	1,445,749	—		—		$13.97	$2,420,655	(6)
	11/18/15	—	—	—	—		1,750,000	(7)	$12.00	$5,670,000	(5)
	11/18/15	—	—	—	—		1,750,000	(8)	$12.00	$7,315,000	(9)
Gary Swidler	9/17/15				—		1,243,345	(7)	$15.44	$5,335,069	(5)
	9/17/15	—	—	—	103,631	(10)	—		—	$1,600,063	(11)
Sam Yagan	2/11/15	—	—	—	—		867,450	(4)	$13.97	$2,570,601	(5)
	2/11/15	0	326,741	578,299	—		—		$13.97	$968,265	(6)
Amarnath Thombre	2/11/15	—	—	—	—		216,862	(12)	$13.97	$657,931	(5)
	2/11/15	0	87,402	144,574	—		—		$13.97	$262,084	(6)
	9/17/15	—	—	—	—		260,235	(13)	$15.44	$1,116,642	(5)
Jeffrey Dawson	2/11/15	—	—	—	—		115,660	(14)	$13.97	$346,818	(5)
	2/11/15	0	55,094	101,202	—		—		$13.97	$165,206	(6)
	9/17/15	—	—	—	—		144,575	(13)	$15.44	$620,357	(5)

(1)
As discussed in footnote (2) to the Summary Compensation Table, in February 2015, Messrs. Blatt, Yagan, Thombre and Dawson were granted Performance Awards, which are reflected in this table as Estimated Future Payouts Under Equity Incentive Plan Awards in accordance with applicable SEC rules. Given that the number of Performance Awards that will ultimately vest (if any) is performance driven, 100% of these awards are at risk.

In the case of Messrs. Blatt and Yagan, these Performance Awards vest in two equal installments on the second and third anniversaries of the grant date, subject to continued employment (with one third of the continued service condition being satisfied on each of the first, second and third anniversaries of the grant date), and the achievement of specified levels of EBITDA by certain of the Company's businesses for the fiscal years ended December 31, 2015 and/or 2016, with the number of stock options so vesting (if any) tied to the applicable levels of EBITDA ultimately achieved.

In the case of Messrs. Thombre and Dawson, these Performance Awards vest in two equal installments on the second and third anniversaries of the grant date, subject to continued employment, and the achievement of specified levels of EBITDA by certain of the Company's businesses for the fiscal years ended December 31, 2015 and/or 2016, with the number of stock options so vesting (if any) tied to the applicable levels of EBITDA ultimately achieved.

The number of Performance Awards that appears in the "Threshold" column is zero because the terms of the Performance Awards provide that if the minimum levels of specified EBITDA are not met, then no Performance Awards will vest.

The number of Performance Awards that appears in the "Target" column represents the number of Performance Awards that were considered probable of vesting on the grant date. Based on the Company's most recent assessment of the conditions associated with the Performance Awards, it is believed that a significantly smaller percentage of these Performance Awards will ultimately vest than what was assumed in valuing these awards at the time of grant.

The number of Performance Awards that appears in the "Maximum" column reflects the maximum number of Performance Awards that would vest if the highest level of performance condition is achieved.

(2)
For information on the treatment of Match Group stock options and RSUs upon a termination of employment (including certain terminations during specified periods following a change in control of Match Group and/or IAC), see the discussion under Estimated Potential Payments Upon Termination or Change in Control of Match Group beginning on page 35.

(3)
The exercise price is equal to the fair market value per share of Match Group common stock on the grant date, as adjusted in connection with the IPO in the case of awards granted prior to the completion of the IPO.

(4)
These stock options vested/vest in three equal installments on the first, second and third anniversaries of the grant date, subject to continued employment.

(5)
Represents the grant date fair value of stock option awards (Standard Awards and Performance Awards) determined using the Black-Scholes option pricing model. The Black-Scholes option pricing model incorporates various assumptions, including expected volatility (based on the historical volatility of IAC common stock), risk-free interest rates (based on U.S. Treasury yields for notes with terms comparable to those of the stock options), expected term (prior to the completion of the IPO, based on the midpoint of the first and last windows for exercise, and following the completion of the IPO, the historical exercise pattern of IAC's employees for comparable awards (a ten year contractual life with vesting in four equal installments because the Company does not have sufficient data to estimate an expected term for these awards) and no dividends.

  The assumptions used to calculate the amounts in the table above for stock option awards granted to Messrs. Blatt and Yagan in February 2015 are as follows: expected volatility (27.10%), risk-free interest rate (1.12%) and expected term (3.38 years). The assumptions used to calculate the amounts in the table above for 144,575 stock option awards granted to Mr. Thombre in February 2015 and all stock option awards granted to Mr. Dawson in February 2015 are as follows: expected volatility (27.02%), risk-free interest rate (1.14%) and expected term (3.47 years). The assumptions used to calculate the amounts in the table above for 72,287 stock option awards granted to Mr. Thombre in February 2015 are as follows: expected volatility (26.80%), risk-free interest rate (1.22%) and expected term (3.72 years). The assumptions used to calculate the amounts in the table above for the stock option awards granted to Messrs. Swidler, Thombre and Dawson in September 2015 are as follows: expected volatility (29.09%), risk-free interest rate (1.48%) and expected term (4.83 years). The assumptions used to calculate the amounts in the table above for the stock option award granted to Mr. Blatt in November 2015 are as follows: expected volatility (27.58%), risk-free interest rate (1.68%) and expected term (4.83 years).

(6)
Represents the grant date fair value of Performance Awards using the Black-Scholes option pricing model that were considered probable of vesting on the grant date. For the Black-Scholes assumptions used, see footnote (4) above. The grant date fair value of Performance Awards granted to Messrs. Blatt, Yagan, Thombre and Dawson, assuming the highest level of performance condition is achieved and the maximum number of Performance Awards is earned, is $4,284,333, $1,713,731, $433,520 and $303,464, respectively. Based on the Company's most recent assessment of the conditions associated with the Performance Awards, it is believed that a significantly smaller percentage of these Performance Awards will ultimately vest than what was assumed in valuing these awards at the time of grant.

(7)
These stock options vest in four equal installments on the first four anniversaries of the applicable grant date, subject to continued employment.

(8)
These stock options vest in four equal installments on the first four anniversaries of the grant date, subject to continued employment, and become exercisable if the closing price per share of the Company's common stock during any 20 consecutive trading day period equals or exceeds $15.96 (a 33% increase to the closing price of the Company's common stock on the grant date).

(9)
Reflects the grant date fair value of the Market Award granted to Mr. Blatt using a lattice model that incorporates a Monte Carlo simulation of Match Group's stock price. The assumptions used to calculate the amount in the table above for this award are as follows: expected volatility (27.0%), risk-free interest rate (2.3%), and no dividends. The expected term (3 years) of the Market Award is derived from the output of the option valuation model.

The generally accepted method for valuing the Market Award (a lattice model that incorporates a Monte Carlo simulation of the Company's stock price) differs from the method for valuing the Standard Award granted to Mr. Blatt on the same date (see table and footnote (4) above) with vesting tied solely to continued service (the Black-Scholes option pricing model). The difference in required valuation methodologies for the two November awards, as described in footnote (2) above, resulted in a higher valuation for the Market Award than the Standard Award, even though these awards, but for the limitation on exercisability tied to the Company's stock price that applies to the Market Award, have identical terms. If the stock price condition applicable to the Market Award is not satisfied, this limitation on exercisability may render the Market Award valueless in circumstances where the Standard Award may have value to the holder; if the stock price condition related to the Market Award is satisfied, the Standard Award and the Market Award would otherwise provide the holder with equal opportunities to realize value. As such, the disparate valuations for the November 2015 awards derived by the methodologies described above may not be reflective of the economic value of the awards to the holder.

(10)
These RSUs vest in three equal installments on the first three anniversaries of the grant date, subject to continued employment.

(11)
Reflects the dollar value of RSU awards, calculated by multiplying the number of RSU awards by the fair market value per share (as defined in the applicable stock and annual incentive plan) of Match Group common stock on the grant date. The number of RSU awards reflects adjustments made in connection with the IPO.

(12)
144,575 of these stock options vest in two equal installments on the second and third anniversaries of the grant date and 72,287 of these stock options vest in one lump sum installment on the third anniversary of the grant date, in each case, subject to continued employment.

(13)
These stock options vest in four equal installments on December 31, 2016, 2017, 2018 and 2019, subject to continued employment.

(14)
These stock options vest in two equal installments on the second and third anniversaries of the grant date, subject to continued employment.

Outstanding Equity Awards at 2015 Fiscal Year-End

        The table below provides information regarding Match Group stock options and RSUs, and IAC stock options and RSUs, as applicable, held by our named executives on December 31, 2015. The market values of the Match Group and IAC RSU awards are based on the closing prices of Match Group common stock ($13.55) and IAC common stock ($60.05) on December 31, 2015, respectively.

	Option Award(1)				Stock Awards(1)
Name	Number of securities underlying unexercised options (#)	Number of securities underlying unexercised options (#)		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested(2)		Market value of shares or units of stock that have not vested ($)(2)
	Exercisable	Unexcersiable
Gregory R. Blatt(3)
Match Group options	925,280	—		$4.11	2/16/20	—		—
Match Group options	2,786,133	1,393,067	(4)	$11.06	5/2/23	—		—
Match Group options	—	1,445,750	(5)	$13.97	2/11/25	—		—
Match Group options	—	1,445,749	(5)	$13.97	2/11/25	—		—
Match Group options	—	1,750,000	(5)	$12.00	11/18/25	—		—
Match Group options	—	1,750,000	(5)	$12.00	11/18/25	—
IAC RSUs	—	—		—	—	42,499		$2,552,065
Gary Swidler
Match Group options	—	1,243,345	(5)	$15.44	9/17/25	—		—
Match Group RSUs	—	—		—	—	103,631	(5)	$1,404,200
Sam Yagan
Match Group options	1,705,985	—		$6.99	6/8/18	—		—
Match Group options	1,514,567	—		$8.20	12/31/19	—		—
Match Group options	748,175	748,176	(6)	$11.06	2/11/24	—		—
Match Group options	—	867,450	(5)	$13.97	2/11/25	—		—
Match Group options	—	578,299	(5)	$13.97	2/11/25	—		—
IAC options	50,000	—		$35.62	6/8/21	—		—
IAC options	37,500	12,500	(7)	$60.00	2/2/22	—		—
IAC options	37,500	12,500	(8)	$49.18	10/3/22	—		—
Amarnath Thombre
Match Group options	447,459	—		$8.20	12/31/19	—		—
Match Group options	—	212,236	(9)	$8.25	5/2/20	—		—
Match Group options	—	216,862	(5)	$13.97	2/11/25	—		—
Match Group options	—	144,574	(5)	$13.97	2/11/25	—		—
Match Group options	—	260,235	(5)	$15.44	9/17/25	—		—
IAC options	—	7,000	(10)	$45.98	12/17/22	—		—
Jeff Dawson
Match Group options	151,514	—		$8.20	12/31/19	—		—
Match Group options	75,901	75,902	(6)	$11.06	2/11/24	—		—
Match Group options	—	115,660	(5)	$13.97	2/11/25	—		—
Match Group options	—	101,202	(5)	$13.97	2/11/25	—		—
Match Group options	—	144,575	(5)	$15.44	9/17/25	—		—

(1)
For information on the treatment of Match Group stock options and RSUs upon a termination of employment (including certain terminations during specified periods following a change in control of Match Group and/or IAC), see the discussion under Estimated Potential Payments Upon Termination or Change in Control of Match Group beginning on page 35.

(2)
All RSUs held by Mr. Blatt will vest on May 3, 2016, subject to continued employment, and the 103,631 RSUs held by Mr. Swidler will vest in three equal installments on September 17, 2016, 2017 and 2018, subject to continued employment.

(3)
In January 2014, in connection with Mr. Blatt's employment arrangement for his role as Chairman of The Match Group, an aggregate of 352,037 IAC stock options granted to Mr. Blatt in May 2013 were canceled and replaced with a combination of Match Group stock options and stock appreciation rights denominated in the equity of The Princeton Review and DailyBurn, all of which have exercise prices equal to the fair market value per share of the relevant entity on the grant date and expire on May 2, 2023. The table above excludes all Tutor and DailyBurn stock appreciation rights, which vested/vest as follows: one-third of each of these awards vested on each of December 18, 2014 and 2015, and the remaining awards will vest on December 18, 2016, subject to continued employment.

(4)
The remaining installment of these stock options vests on December 18, 2016.

(5)
See Grants of Plan-Based Awards in 2015 for vesting details for these awards.

(6)
These stock options vest on December 31, 2016.

(7)
These stock options vested on February 2, 2016.

(8)
These stock options vest on October 3, 2016.

(9)
These stock options vest on May 2, 2016.

(10)
These stock options vest on December 17, 2016.

2015 Option Exercises and Stock Vested

        The table below provides information regarding the number of shares acquired by our named executives upon the exercise of IAC and Match Group stock options or vesting of IAC RSUs in 2015 and the related value realized, excluding the effect of any applicable taxes.

Name	Number of Shares Acquired Upon Exercise (#)		Value Realized Upon Exercise ($)(1)		Number of Shares Acquired Upon Vesting (#)(2)	Value Realized Upon Vesting ($)(3)
Gregory R. Blatt	—		—		42,499	$3,045,903
Gary Swidler	—		—		—	—
Sam Yagan	—		—		—	—
Amarnath Thombre
Match Group options	398,883	(4)	$2,515,665	(4)	—	—
IAC options	7,000		$155,828		—	—
Jeff Dawson	—		—		—	—

(1)
Represents the difference between the exercise price of the applicable stock options and the fair market value per share (as defined in the applicable stock and annual incentive plan) of Match Group or IAC common stock, as applicable, at the time of exercise, multiplied by the number of stock options exercised. In the case of Match Group options, the share number and exercise price reflect adjustments made in connection with the completion of the IPO in November 2015.

(2)
Represents shares of IAC common stock acquired upon the vesting of IAC RSUs.

(3)
Represents the closing price of IAC common stock on the vesting date, multiplied by the number of IAC RSUs so vesting.

(4)
No shares of Match Group were issued in connection with Mr. Thombre's exercise of these stock options in March 2015. Instead, a number of shares of IAC common stock with a value equal to $2,515,665, net of all amounts withheld to cover the exercise price and taxes due in connection with the exercise, were issued to Mr. Thombre at settlement.

Estimated Potential Payments Upon Termination or Change in Control of Match Group

        None of Messrs. Blatt, Swidler, Yagan, Thombre or Dawson was a party to an employment agreement on December 31, 2015 that would have entitled him to continued salary payments and/or the acceleration of the vesting of Match Group, IAC and/or other equity awards upon any termination of employment on December 31, 2015. The Match Group, Inc. 2015 Stock and Annual Incentive Plan (the "2015 Plan") entitles our named executives to the acceleration of the vesting of Match Group equity awards upon certain terminations of employment following a change in control of Match Group. In the case of Messrs. Blatt and Swidler, certain equity award agreements entitle these named executives to the acceleration of the vesting of certain Match Group equity awards upon certain terminations of employment and, in the case of Mr. Blatt only, a change in control of Match Group and IAC. No agreement with any named executive or omnibus stock and incentive plan was in place on December 31, 2015 that entitled our named executives to the acceleration of the vesting of IAC equity awards upon any termination of employment or change in control of Match Group or IAC.

        Pursuant to the equity award agreements governing certain of Mr. Blatt's Match Group stock options and all of his stock appreciation rights denominated in the equity of The Princeton Review and DailyBurn:

  •
  upon a termination without cause or due to death or disability or resignation for good reason (an "Involuntary Termination") on December 31, 2015, Mr. Blatt would have been entitled to:

  •
  the partial vesting of outstanding and unvested awards in amounts equal to the number that would have otherwise vested in accordance with the terms of such awards during the 12-month period following such termination of employment; and

  •
  continue to have the ability to exercise his vested awards through June 30, 2017; and

  •
  upon a change in control of the issuers of such awards or a change in control of IAC at a time during which the issuers of the awards are controlled subsidiaries of IAC, in each case, on December 31, 2015, Mr. Blatt would have been entitled to the acceleration of all then outstanding and unvested awards.

        Accordingly, in the case of Mr. Blatt, upon an Involuntary Termination and upon a change in control of Match Group or IAC, in each case, on December 31, 2015, the vesting of 1,393,067 Match Group stock options and all of his unvested stock appreciation rights denominated in the equity of The Princeton Review and DailyBurn would have been accelerated. And if such acceleration was due to an Involuntary Termination, such accelerated awards would have remained outstanding and exercisable through June 30, 2017.

        In the case of Mr. Swidler, pursuant to the equity award agreements governing all of his outstanding Match Group stock options and RSUs, upon an Involuntary Termination on December 31, 2015, Mr. Swidler would have been entitled to the partial vesting of outstanding and unvested awards in amounts equal to the number that would have otherwise vested in accordance with the terms of such awards during the 12-month period following such termination of employment. Accordingly, in the case of Mr. Swidler, upon an Involuntary Termination on December 31, 2015, the vesting of 310,836 Match Group stock options and 34,544 Match Group RSUs would have been accelerated.

        No payments would have been required to have been made to any of Messrs. Yagan, Thombre and Dawson pursuant to any agreement between the Company and these named executives upon an Involuntary Termination on December 31, 2015. No payments would have been required to have been made to Messrs. Swidler, Yagan, Thombre and Dawson pursuant to any agreement between the Company and these named executives upon a change in control of Match Group on December 31, 2015. Lastly, upon a termination without cause or resignation for good reason following a change in control of Match Group on December 31, 2015, in accordance with the 2015 Plan, the vesting of all then outstanding and unvested Match Group stock options and/or Match Group RSUs, as applicable, held by Messrs. Blatt, Swidler, Yagan and Thombre and Dawson would have been accelerated.

        Certain amounts that would become payable to our named executives upon the events described above (as and if applicable), assuming that the relevant event occurred on December 31, 2015, are described and quantified in the table below. These amounts, which exclude the effect of any applicable taxes, are based on the number of Match Group stock options and Match Group RSUs outstanding on December 31, 2015 and the closing price of Match Group common stock ($13.55) on December 31, 2015. In addition to these amounts, certain other amounts and benefits generally payable and made available to other Company employees upon a termination of employment, including payments for accrued vacation time and outplacement services, will generally be payable to named executives.

Name and Benefit	Involuntary Termination		Involuntary Termination During the Two Year Period Following a Change in Control of Match Group
Gregory R. Blatt(1)
Market Value of Match Group stock options that would vest(2)	$3,468,737	(3)	$6,181,237	(4)
Market Value of Match Group RSUs that would vest	—		—

Total Estimated Incremental Value	$3,468,737		$6,181,237

Gary Swidler
Market Value of Match Group stock options that would vest	—		—
Market Value of Match Group RSUs that would vest(5)	$468,058	(3)	$1,404,200	(4)

Total Estimated Incremental Value	$468,058		$1,404,200

Sam Yagan(6)
Market Value of Match Group stock options that would vest(2)	—		$1,862,958	(4)
Market Value of Match Group RSUs that would vest	—		—

Total Estimated Incremental Value	—		$1,862,958

Amarnath Thombre
Market Value of Match Group stock options that would vest(2)	—		$1,124,851	(4)
Market Value of Match Group RSUs that would vest	—		—

Total Estimated Incremental Value	—		$1,124,851

Jeffrey Dawson
Market Value of Match Group stock options that would vest(2)	—		$188,996	(4)
Market Value of Match Group RSUs that would vest	—		—

Total Estimated Incremental Value	—		$188,996

(1)
Excludes estimated values for stock appreciation rights denominated in the equity of The Princeton Review and DailyBurn held by Mr. Blatt that would be accelerated upon a termination of employment or a change in control.

(2)
Represents the difference between the closing price of Match Group common stock ($13.55) on December 31, 2015 and the exercise prices of all in-the-money stock options accelerated upon the occurrence of the relevant event specified above, multiplied by the number of stock options accelerated.

(3)
Represents the value of stock options or RSUs, as applicable, that would have otherwise vested upon an Involuntary Termination during the 12-month period following termination pursuant to the terms of these awards.

(4)
Represents the value of stock options or RSUs, as applicable, that would have vested upon an Involuntary Termination following a change in control of Match Group (and, in the case of Mr. Blatt only, upon a change of control of Match Group and/or IAC) on December 31, 2015 in accordance with the terms of these awards and the 2015 Plan.

(5)
Represents the closing price of Match Group common stock ($13.55) on December 31, 2015, multiplied by the number of RSUs accelerated upon the occurrence of the relevant event.

(6)
Following the termination of Mr. Yagan's service as the Company's Chief Executive Officer on December 31, 2015, effective January 1, 2016 (the "Effective Date"), the Company entered into an advisory agreement with Mr. Yagan to retain his services as advisor to, and Vice Chairman (in a non-executive capacity) of, the Company and its subsidiaries. Pursuant to this agreement: (i) Mr. Yagan receives an annual advisory fee in the amount of $750,000, payable in bi-weekly installments over twelve (12) months, subject to offset for amounts earned from other employment, and (ii) (A) the vesting of certain of his Company stock options (493,796 stock options with an exercise price of $11.06, 407,701 stock options with an exercise price of $13.97 and 271,801 stock options with an exercise price of $13.97, subject to the satisfaction of certain performance related conditions) was accelerated as of the Effective Date, and (B) all vested Company stock options held by Mr. Yagan on the Effective Date remain outstanding and exercisable for so long as Mr. Yagan continues to serve as a member of the Board of Directors of Match Group, but in no event later than December 31, 2016.

Equity Compensation Plan Information

        Securities Authorized for Issuance Under Equity Compensation Plans.    The following table summarizes information, as of December 31, 2015, regarding Match Group equity compensation plans pursuant to which grants of Match Group stock options, Match Group RSUs or other rights to acquire shares of Match Group common stock may be made from time to time.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1) (A)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))(C)
Equity compensation plans approved by security holders(2)	35,321,568	(3)	$12.08	14,311,793	(4)
Equity compensation plans not approved by security holders	—		—	—
Total	35,321,568	(3)	$12.08	14,311,793	(4)

(1)
Information excludes shares that have been reserved and may be issuable upon the settlement of Subsidiary Equity Awards (without giving effect to the withholding of shares to cover taxes due), based on the estimated values of such awards as of December 31, 2015. For a description of these awards, see Note 12 to the consolidated financial statements in our Form 10-K for the fiscal year ended December 31, 2015, which is incorporated herein by reference.

Following the completion of the IPO in November 2015, Subsidiary Equity Awards are settleable, at IAC's election, in shares of IAC common stock or Match Group common stock. To the extent that shares of IAC common stock are issued in settlement of these awards, Match Group will reimburse IAC for the cost of those shares by issuing IAC additional shares of Match Group common stock.

The number of shares ultimately needed to settle Subsidiary Equity Awards can vary over time as a result of both movements in our stock price and determinations of the fair value of the relevant subsidiaries that differ from our estimated determinations of the fair value of such subsidiaries at various points in time.

(2)
Consists of the 2015 Plan, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

(3)
Includes an aggregate of: (i) up to 489,488 shares issuable upon the vesting of Match Group RSUs and (ii) 34,832,080 shares issuable upon the exercise of outstanding Match Group stock options in each case, as of December 31, 2015. The number in (ii) includes Prior Plan Awards, as well as performance-based stock stock options and reflects the maximum number of stock options that would vest if the highest level of performance condition is achieved. Based on the Company's most recent assessment of the conditions associated with these performance options, it is believed that a significantly smaller percentage of these stock options will ultimately vest than what was assumed in valuing these awards at the time of grant.

(4)
Reflects shares that remain available for future issuance under the 2015 Plan.

Director compensation

        Non-Employee Director Compensation Arrangements.    The Board has primary responsibility for establishing non-employee director compensation arrangements, which have been designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Company stock to further align the interests of our directors with those of our stockholders. Arrangements in effect from and after the completion of our IPO provide that: (i) each member of the Board receive an annual retainer in the amount of $50,000, (ii) each member of the Audit and Compensation Committees (including their respective Chairpersons) receive an additional annual retainer in the amount of $10,000 and $5,000, respectively, and (iii) the Chairpersons of each of the Audit and Compensation Committees receive an additional annual chairperson retainer in the amount of $20,000, with all amounts being paid quarterly, in arrears.

        In addition, these arrangements also provide that each non-employee director receive a grant of Match Group RSUs with a dollar value of $250,000 upon his or her initial election to the Board and annually thereafter upon re-election on the date of Match Group's annual meeting of stockholders, the terms of which provide for: (i) vesting in three equal annual installments commencing on the first anniversary of the grant date, (ii) cancellation and forfeiture of unvested RSUs in their entirety upon termination of Board service and (iii) full acceleration of vesting upon a change in control of IAC. The Company also reimburses non-employee directors for all reasonable expenses incurred in connection with attendance at Match Group Board and Board committee meetings. For purposes of these compensation arrangements, non-employee directors are those directors who are not employed by (or otherwise providing services to) Match Group or IAC.

        2015 Non-Employee Director Compensation.    The table below provides the amount of: (i) fees earned by non-employee directors for services performed during 2015 and (ii) the grant date fair value of Match Group RSU awards granted in 2015.

Name	Fees Earned and Paid in Cash ($)(1)	Stock Awards($)(2)	Total($)
Sonali De Rycker	$9,167	$249,990	$259,157
Ann L. McDaniel	$9,167	$249,986	$259,153
Thomas J. McInerney	$10,000	$249,990	$259,990
Pamela S. Seymon	$10,834	$249,990	$260,824
Alan G. Spoon	$13,334	$249,990	$263,324

(1)
Reflects prorated payment for partial service during the fourth quarter of 2015.

(2)
Amounts presented represent the grant date fair value of these Match Group RSU awards, which was calculated using the closing price of Match Group common stock on the grant date.

 Principal stockholders

        The following table presents, as of May 31, 2016, information relating to the beneficial ownership of Match Group common stock and Class B common stock by: (1) each person known by Match Group to own beneficially more than 5% of the outstanding shares of Match Group common stock or Class B common stock, (2) each director of Match Group, (3) each named executive of Match Group and (4) all current directors and named executives of Match Group as a group. As of May 31, 2016, there were 39,615,473 and 209,919,402 shares of Match Group common stock and Class B common stock, respectively, outstanding.

        Unless otherwise indicated, the beneficial owners listed below may be contacted at Match Group's corporate headquarters located at 8300 Douglas Avenue, Suite 800, Dallas, Texas 75225. For each listed person, the number of shares of Match Group common stock and percent of such class listed assumes the conversion or exercise of any Match Group equity securities owned by such person that are or will become convertible or exercisable, and the vesting of any Match Group stock options and/or Match Group RSUs that will vest, within 60 days of May 31, 2016, but does not assume the conversion, exercise or vesting of any such equity securities owned by any other person. Shares of Match Group Class B common stock may at the option of the holder be converted on a one-for-one basis into shares of Match Group common stock. The percentage of votes for all classes of capital stock is based on one vote for each share of Match Group common stock and ten votes for each share of Match Group Class B common stock.

	Match Group Common Stock			Match Group Class B Common Stock		Percent of Votes
Name and Address of Beneficial Owner	Number of Shares Owned		% of Class Owned	Number of Shares Owned	% of Class Owned	(All Classes) %
IAC/InterActiveCorp. 555 West 18th Street New York, NY 10011	210,840,410	(1)	84.4%	209,919,402	100%	98.2%
Goldman Sachs Asset Management, L.P. et al. 200 West Street New York, NY 10282	6,076,483	(2)	15.3%	—	—	*
J.P. Morgan Chase & Co. 270 Park Avenue New York, NY 10017	3,766,593	(3)	9.5%	—	—	*
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	6,426,280	(4)	16.2%	—	—	*
Gregory R. Blatt	4,193,329	(5)	9.6%	—	—	*
Jeffrey Dawson	227,415	(6)	*	—	—	*
Sonali De Rycker	—		—	—	—	—
Joseph Levin	50,000	(7)	*	—	—	*
Ann L. McDaniel	—		—	—	—	—
Thomas J. McInerney	150,000	(7)	*	—	—	*
Pamela S. Seymon	10,000	(7)	*	—	—	*
Alan G. Spoon	7,500	(7)	*	—	—	*
Mark Stein	25,000	(7)	*	—	—	*
Gary Swidler	4,000	(7)	*	—	—	*
Amarnath Thombre	659,695	(8)	1.6%	—	—	*
Gregg Winiarski	20,000	(7)	*	—	—	*
Sam Yagan	4,670,224	(9)	10.5%	—	—	*
All current named executives and directors as a group (13 persons)	10,017,163		20.3%	—	—	*

*
The percentage of shares beneficially owned does not exceed 1% of the class.

(1)
Consists of: (i) 209,919,402 shares of Match Group Class B common stock (which are convertible on a one-for-one basis into shares of Match Group common stock) and (ii) 921,008 shares of Match Group common stock (273,396 of which were issued on June 29, 2016), all of which are held directly by IAC.

(2)
Based upon information regarding Match Group holdings reported by way of Amendment No. 1 to a Schedule 13G filed by Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC ("Goldman Sachs") with the SEC on March 10, 2016. Goldman Sachs beneficially owns the Match Group holdings disclosed in the table above in its capacity as an investment adviser. Goldman Sachs has shared voting power and shared dispositive power over 5,960,759 and 6,076,483 shares of Match Group common stock, respectively, listed in the table above.

(3)
Based upon information regarding Match Group holdings reported by way of a Schedule 13G filed by J.P. Morgan Chase & Co. ("J.P. Morgan") with the SEC on February 4, 2016. J.P. Morgan beneficially owns the Match Group holdings disclosed in the table above in its capacity as an investment adviser and investment manager. J.P. Morgan has sole voting power and sole dispositive power over 3,649,600 and 3,766,593 shares of Match Group common stock, respectively, listed in the table above.

(4)
Based upon information regarding Match Group holdings reported by way of Amendment No. 1 to a Schedule 13G filed by T. Rowe Price Associates, Inc. ("T. Rowe Price") with the SEC on February 16, 2016. T. Rowe Price beneficially owns the Match Group holdings disclosed in the table above in its capacity as an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. T. Rowe Price has sole voting power and sole dispositive power over 1,613,550 and 6,426,280 shares of Match Group common stock, respectively, listed in the table above.

(5)
Consists of vested options to purchase 4,193,329 shares of Match Group common stock held directly by Mr. Blatt.

(6)
Consists of vested options to purchase 227,415 shares of Match Group common stock held directly by Mr. Dawson.

(7)
Consists of shares of Match Group common stock held directly by the individual.

(8)
Consists of vested options to purchase 659,695 shares of Match Group common stock held directly by Mr. Thombre.

(9)
Consists of vested options to purchase 4,670,224 shares of Match Group common stock held directly by Mr. Yagan.

Description of related party transactions

        Prior to our IPO, our consolidated and combined statement of operations include allocations of general and administrative costs, including stock-based compensation expense, related to IAC's accounting, treasury, legal, tax, corporate support and internal audit functions. These allocations were based on our revenue as a percentage of IAC's total revenue. Allocated general and administrative costs, inclusive of stock-based compensation expense, were $1.7 million, $6.9 million, $6.6 million, and $6.2 million for the three months ended March 31, 2015 and for the years ended December 31, 2015, 2014 and 2013, respectively, and are included in "General and administrative expense" in the accompanying consolidated and combined statement of operations. It is not practicable to determine the actual expenses that would have been incurred for these services had we operated as a stand-alone entity. Management considers the allocation method to be reasonable. For the three months ended March 31, 2016 and for the period from the date of our IPO through December 31, 2015, Match Group was charged $2.6 million and $0.7 million by IAC for services rendered pursuant to the services agreement described below. We paid these amounts in full at March 31, 2016 and December 31, 2015.

        We have entered into certain arrangements with IAC in the ordinary course of business for: (i) the leasing of office space for certain of our businesses at properties owned by IAC, for which we paid IAC approximately $0.9 million, $0.3 million, $1.7 million, $1.0 million and $0.5 million for the three months ended March 31, 2016 and 2015 and for the years ended December 31, 2015, 2014 and 2013, respectively; and (ii) the subleasing of space in a data center from an IAC subsidiary, for which we paid such IAC subsidiary approximately $0.3 million for both the three months ended March 31, 2016 and 2015 and $1.2 million in each of the years ended December 31, 2015, 2014 and 2013.

Relationship with IAC

        We have outstanding shares of common stock, with one vote per share, and shares of Class B common stock, with ten votes per shares and which are convertible into common stock on a share for share basis. As of the date of this prospectus, IAC owned 921,008 shares of our common stock and 209,919,402 shares of Class B common stock representing 100% of our outstanding Class B common stock. Based on the number of shares of Match Group Capital stock outstanding on May 31, 2016, IAC's ownership of our outstanding common stock and Class B common stock represents approximately 84.4% of our outstanding shares of capital stock and approximately 98.2% of the combined voting power of our outstanding capital stock.

        In connection with the initial public offering of our common stock in November 2015, we entered into certain agreements relating to our relationship with IAC after our IPO. These agreements include, among others, the five agreements described below.

Master transaction agreement

        The master transaction agreement sets forth the agreements between us and IAC regarding the principal transactions necessary to separate our business from IAC, as well as governs certain aspects of our relationship with IAC since the completion of our IPO.

Investor rights agreement

        Under the investor rights agreement, we are obligated to provide IAC with certain registration and other rights relating to the shares of our common stock it holds and anti-dilution rights.

Tax sharing agreement

        The tax sharing agreement governs our and IAC's rights, responsibilities, and obligations with respect to tax liabilities and benefits, entitlements to refunds, the preparation of tax returns, tax contests and other tax matters regarding U.S. federal, state, local and foreign taxes.

Services agreement

        The services agreement governs services IAC will provide through November 24, 2016 (one year from the date of the completion of our IPO), with automatic renewal, subject to IAC's continued ownership of a majority of the combined voting power of our voting stock and any subsequent extension or truncation agreed to by us and IAC.

Employee matters agreement

        The employee matters agreement covers a wide range of compensation and benefit issues related to the allocation of liabilities associated with: (i) employment or termination of employment, (ii) employee benefit plans and (iii) equity awards. In the event IAC no longer retains shares representing at least 80% of the aggregate voting power of shares entitled to vote in the election of our board of directors, we will no longer participate in IAC's employee benefit plans, but will establish our own employee benefit plans that will be substantially similar to the plans sponsored by IAC.

Policies and procedures regarding related party transactions

        Our board of directors has adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and the Marketplace Rules concerning related party transactions. For purposes of this policy, consistent with the Marketplace Rules, the terms "related person" and "transaction" will be determined by reference to Item 404(a) of Regulation S-K under the Securities Act, or Item 404. Our management is required to determine whether any proposed transaction, arrangement or relationship with a related person falls within the definition of "transaction" set forth in Item 404, and if so, review such transaction with the Audit Committee. In connection with such determinations, our management and the Audit Committee will consider: (i) the parties to the transaction and the nature of their affiliation with us and the related person, (ii) the dollar amount involved in the transaction, (iii) the material terms of the transaction, including whether the terms of the transaction are ordinary course and/or otherwise negotiated at arm's length, (iv) whether the transaction is material, on a quantitative and/or qualitative basis, to us and/or the related person and (v) any other facts and circumstances that our management or the Audit Committee deems appropriate.

 Description of certain indebtedness

        On June 1, 2016, the Company completed the 2024 Offering, an issuance of and private offering to eligible holders of $400 million in aggregate principal amount of the 2024 old notes issued by the Company. The proceeds from the issuance of the 2024 old notes were used to repay a portion of the $790 million aggregate principal amount of the Term Loan.

        The 2024 Indenture contains covenants that would limit the Company's ability to pay dividends or to make distributions and repurchase or redeem Match Group stock in the event a default has occurred or Match Group is not in compliance with the maximum leverage ratio of 5.0 to 1.0. There are additional covenants that limit the ability of the Company and its subsidiaries to, among other things, (i) incur indebtedness, make investments, or sell assets in the event the Company is not in compliance with the financial ratio set forth in the 2024 Indenture, and (ii) incur liens, enter into agreements restricting the ability of the Company's subsidiaries to pay dividends, enter into transactions with affiliates and consolidate, merge or sell substantially all of their assets.

        At any time prior to June 1, 2019, the 2024 old notes may be redeemed at a redemption price equal to the sum of the principal amount thereof, plus accrued and unpaid interest and a make-whole premium. Thereafter, the 2024 old notes may be redeemed for 104.781%, 103.188%, 101.594%, or 100% of the principal amount, together with accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of 2019, 2020, 2021, or 2022 (and thereafter), respectively.

        On November 16, 2015, the Company completed the Prior Match Exchange Offer, a private exchange offer to eligible holders to exchange any and all of IAC's 4.75% senior notes due December 15, 2022, for up to $500 million aggregate principal amount of the 2022 old notes issued by the Company. Match Group exchanged $445.3 million of the 2012 IAC senior notes for $445.2 million of 2022 old notes pursuant to the Prior Match Exchange Offer. The Company did not receive any proceeds from the issuance of the 2022 old notes. Upon consummation of the Prior Match Exchange Offer, the Company distributed the 2022 IAC senior notes that we received in the exchange offer to IAC for cancellation.

        The 2022 Indenture contains covenants that would limit the Company's ability to pay dividends or to make distributions and repurchase or redeem Match Group stock in the event a default has occurred or Match Group is not in compliance with the maximum leverage ratio of 5.0 to 1.0. There are additional covenants that limit the ability of the Company and its subsidiaries to, among other things, (i) incur indebtedness, make investments, or sell assets in the event the Company is not in compliance with the financial ratio set forth in the 2022 Indenture, and (ii) incur liens, enter into agreements restricting the ability of the Company's subsidiaries to pay dividends, enter into transactions with affiliates and consolidate, merge or sell substantially all of their assets.
        At any time prior to December 15, 2017, the 2022 old notes may be redeemed at a redemption price equal to the sum of the principal amount thereof, plus accrued and unpaid interest and a make-whole premium. Thereafter, the 2022 old notes may be redeemed for 102.375%, 101.583%, 100.792%, or 100% of the principal amount, together with accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of 2017, 2018, 2019, or 2020 (and thereafter), respectively.

        On October 7, 2015, the Company entered into a credit agreement (the "Original Credit Agreement"), which provides for the Revolving Credit Facility. At March 31, 2016, there were no outstanding borrowings under the Revolving Credit Facility. The annual commitment fee on undrawn funds is currently 35 basis points, and is subject to adjustment based on the consolidated net leverage ratio most recently reported. Borrowings under the Revolving Credit Facility bear interest, at the Company's option, at a base rate or LIBOR, in each case plus an applicable margin, which is determined by reference to a pricing grid based on the Company's consolidated net leverage ratio. The terms of the Revolving Credit Facility require the Company to maintain a consolidated net leverage ratio of not more than 5.0 to 1.0 and a minimum interest coverage ratio of not less than 2.5 to 1.0.

        On November 16, 2015, the Company amended and restated the Original Credit Agreement (as amended and restated, the "Credit Agreement") to provide for the Term Loan (provided that if any 2022 old notes remain outstanding on the date that is 91 days prior to the maturity date of the 2022 old notes, the maturity date of the Term Loan shall be the date that is 91 days prior to the maturity date of the 2022 old notes). Principal payments of $10 million under the Term Loan are due quarterly through maturity, at which point an amount equal to the then unpaid principal amount of such Term Loan outstanding will become due. Additionally, the Term Loan may require additional annual principal payments as part of an excess cash flow sweep provision, the amount of which is governed by the secured net leverage ratio. The Term Loan bears interest, at our option, at the base rate or LIBOR, plus 3.50% or 4.50%, respectively, with, in the case of LIBOR, a floor of 1.00%. Interest payments are due at least semi-annually through the term of the Term Loan. The Term Loan and outstanding borrowings, if any, under the Revolving Credit Facility rank equally with each other, and have priority over the 2022 old notes to the extent of the value of the assets securing the Revolving Credit Facility and the Term Loan.

        There are additional covenants under the Revolving Credit Facility and the Term Loan that limit the ability of the Company and its subsidiaries to, among other things, incur indebtedness, pay dividends or make distributions. While the Term Loan remains outstanding, these same covenants under the Credit Agreement are more restrictive than the covenants that are applicable to the Revolving Credit Facility. Obligations under the Revolving Credit Facility and Term Loan are unconditionally guaranteed by certain Match Group wholly-owned domestic subsidiaries, and are also secured by the stock of certain Match Group domestic and foreign subsidiaries.

 Description of 2024 exchange notes

        As used below in this "Description of 2024 exchange notes" section, "Issuer" refers to Match Group, Inc., a Delaware corporation, and its successors, but not any of its subsidiaries. The Issuer issued the 2024 old notes, and will issue the 2024 exchange notes (together with the 2024 old notes, the "Notes") described in this prospectus under the indenture, dated as of June 1, 2016 (the "Indenture"), between the Issuer and Computershare Trust Company, N.A., as trustee (the "Trustee"). The terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The terms of the 2024 exchange notes are identical in all material respects to the 2024 old notes, except that (1) the 2024 exchange notes will have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the 2024 old notes and (2) holders of the 2024 exchange notes will not be entitled to certain rights of holders of 2024 old notes under the Registration Rights Agreement.

        The following is a summary of the material terms and provisions of the Indenture, the Notes and the Note Guarantees, if any. The following summary does not purport to be a complete description of these documents and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture and the Notes. You can find definitions of certain terms used in this description under "—Certain definitions."

Principal, maturity and interest

        The Notes will mature on June 1, 2024. The Notes will bear interest at the rate shown on the cover page of this prospectus, payable on June 1 and December 1 of each year, commencing on December 1, 2016 to Holders of record at the close of business on May 15 or November 15, as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. The Notes will bear interest from, and including, the Issue Date, or from the most recent date to which interest has been paid or provided for.

        The Notes will be issued in registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        The Issuer may issue additional Notes having identical terms and conditions to the Notes being issued in this exchange offer, except for issue date, issue price and first interest payment date, in an unlimited aggregate principal amount (the "Additional Notes"), subject to compliance with the covenant described under "—Certain covenants—Limitations on incurrence of indebtedness." Any Additional Notes will be part of the same issue as the Notes and will be treated as one class with the Notes, including for purposes of voting, redemptions and offers to purchase; provided that if the Additional Notes are not fungible with the Notes for U.S. federal income Tax purposes, the Additional Notes will have a separate CUSIP number. For purposes of this "Description of 2024 exchange notes" section, (a) except as specified in the covenant described under "—Certain covenants—Limitations on incurrence of indebtedness" references to the Notes include Additional Notes, if any and (b) references to the Notes include the Exchange Notes.

Methods of receiving payments on the notes

        If a Holder has given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable interest payment date, the Issuer (through the paying agent (the "Paying Agent")) will make all payments on such Holder's Notes by wire transfer of immediately available funds to the account specified in those instructions. Otherwise, payments on the Notes will be made at the office or agency of the Paying Agent for the Notes unless the Issuer (with notice to the Paying Agent) elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Ranking

        The Notes are general unsubordinated unsecured obligations of the Issuer; rank senior in right of payment to all existing and future obligations of the Issuer that are, by their terms, expressly subordinated in right of payment to the Notes and rank equally in right of payment with all existing and future obligations of the Issuer that are not so subordinated, including any Indebtedness outstanding under the Credit Agreement, our 2022 old notes and our 2022 exchange notes. As of March 31, 2016, after giving effect to the 2024 Offering and the application of proceeds therefrom, the Issuer would have had approximately $1.235 billion aggregate principal amount of indebtedness outstanding and $500.0 million of availability under the revolving credit facility of the Credit Agreement, all of which would have ranked (or will rank, if drawn) equally with the Notes in right of payment. Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuer and the Restricted Subsidiaries may incur, under certain circumstances, the amount of such Indebtedness could be substantial. See "—Certain covenants—Limitations on incurrence of indebtedness."

        The Notes are effectively subordinated to our secured debt and the secured debt of any of our subsidiaries that guarantee the Notes in the future, in each case, to the extent of the value of the assets securing such debt. As of March 31, 2016, after giving effect to the 2024 Offering and the application of proceeds therefrom, the Issuer would have had approximately $390 million of secured indebtedness outstanding and $500.0 million of availability under the revolving credit facility of the Credit Agreement, all of which ranks equally in right of payment with the Notes but is effectively senior to the Notes with respect to the extent of the value of the assets securing such indebtedness. Although the Indenture contains limitations on the amount of additional secured Indebtedness that the Issuer and the Restricted Subsidiaries may incur, under certain circumstances, the amount of such secured Indebtedness could be substantial. See "—Certain covenants—Limitations on incurrence of indebtedness" and "—Limitations on liens."

        None of our Subsidiaries guarantee the Notes. As a result, unless any such Subsidiary becomes a Guarantor pursuant to the terms of the Indenture, the Notes and any Note Guarantee, the Notes will be structurally subordinated to all existing and future obligations, including Indebtedness, of such non-Guarantor Subsidiaries, including their guarantees under the Credit Agreement. Claims of creditors of such non-Guarantor Subsidiaries, including trade creditors, will generally have priority as to the assets of such non-Guarantor Subsidiaries over the claims of the holders of Indebtedness of the Issuer and the Guarantors, if any, including the Notes and the Note Guarantees. In the event of a bankruptcy, liquidation or reorganization of any of such non-Guarantor Subsidiaries, such Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us.

Note Guarantees

        The Issuer's obligations under the Notes and the Indenture are not guaranteed by any of our Subsidiaries and therefore the Notes will be structurally subordinated to all existing and future obligations of such non-Guarantor Subsidiaries. See "—Ranking." Under certain circumstances, our obligations under the Notes and the Indenture will be jointly and severally guaranteed (the "Note Guarantees") by certain of our Subsidiaries. See "—Certain covenants—Future Note Guarantees."

        All of our Subsidiaries are Restricted Subsidiaries. Under the circumstances described below under "—Certain covenants—Limitations on designation of unrestricted subsidiaries," the Issuer will be permitted to designate any of its Subsidiaries, subject to certain exceptions, as "Unrestricted Subsidiaries." The effect of designating a Subsidiary as an "Unrestricted Subsidiary" will be that:

  •
  an Unrestricted Subsidiary will not be subject to any of the restrictive covenants in the Indenture;

  •
  a Subsidiary that is a Guarantor and that is designated an Unrestricted Subsidiary will be released from its Note Guarantee and its obligations under the Indenture; and

  •
  the assets, income, cash flow and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Issuer for purposes of calculating compliance with the restrictive covenants contained in the Indenture other than to the extent such assets, income, cash flow and other financial results are included in Consolidated Net Income.

        See "—Certain covenants—Limitations on designation of unrestricted subsidiaries."

        The obligations of any Guarantor under its Note Guarantee would be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under its Note Guarantee would be entitled to a contribution from each other Guarantor in a pro rata amount based on the adjusted net assets of each Guarantor.

        A Guarantor will be released from its obligations under its Note Guarantee and its obligations under the Indenture:

  (1)
  in the event of dissolution of such Guarantor;

  (2)
  if such Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of the Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively;

  (3)
  upon the release, discharge or reclassification of any Indebtedness or any other guarantee by such Guarantor incurred in reliance on the Leverage Ratio Exception except, with respect to a guarantee, a discharge or release by or as a result of payment under such other guarantee; or

  (4)
  upon the exercise of the legal defeasance option or covenant defeasance option as described under "—Legal defeasance and covenant defeasance" or if the obligations under the Indenture are discharged in accordance with the terms of the Indenture.

Mandatory redemption

        The Issuer will not be required to redeem the Notes prior to maturity. However, the Issuer may at any time and from time to time acquire Notes in the open market or otherwise and the Issuer may under certain circumstances be required to purchase Notes as described under "—Change of control."

Optional redemption

        Except as set forth below, the Issuer will not be entitled to redeem the Notes at its option.

        At any time prior to June 1, 2019, the Issuer may redeem all or a part of the Notes, upon notice as described under the heading "—Selection and notice of redemption," at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to but not including the date of redemption (the "Redemption Date"), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

        On and after June 1, 2019, the Issuer may redeem the Notes, in whole or in part, upon notice as described under the heading "—Selection and notice of redemption," at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to but not including the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on June 1, of each of the years indicated below:

Year	Percentage
2019	104.781%
2020	103.188%
2021	101.594%
2022 and thereafter	100.000%

        In addition, until June 1, 2019, the Issuer may, at its option, on one or more occasions redeem up to 40% of the aggregate principal amount of Notes at a redemption price equal to 106.375% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to but not including the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the aggregate principal amount of (x) Notes originally issued under the Indenture and (y) any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided, further, that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

        "Adjusted Treasury Rate" means, with respect to any Redemption Date:

  •
  the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

  •
  if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

        The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date. Any weekly average yields calculated by interpolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward.

        "Applicable Premium" means, with respect to any Note on any Redemption Date, the greater of:

  (1)
  1.0% of the principal amount of such Note; and

  (2)
  the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at June 1, 2019 (such redemption price being set forth in the table appearing above), plus (ii) all required interest payments due on such Note through June 1, 2019 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Adjusted Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

        Calculation of the Applicable Premium will be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the period from the relevant Redemption Date to June 1, 2019 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to such period ("Remaining Life").

        "Comparable Treasury Price" means (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us.

        "Reference Treasury Dealer" means any primary U.S. Government securities dealer in New York City selected by us.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

Selection and notice of redemption

        In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of the Notes for redemption will be made on a pro rata basis (if the Notes are issued in physical form) or in accordance with DTC's applicable procedures (if the Notes are issued in global form) and in each case, if the Notes are listed on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part. In addition, if a partial redemption is made pursuant to the provisions described under "—Optional redemption," selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of DTC), unless that method is otherwise prohibited.

        Notice of redemption will be mailed, or delivered electronically if held by DTC, at least 30 but not more than 60 days before the date of redemption to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed, or delivered electronically if held by DTC, more than 60 days prior to a Redemption Date if the notice is issued in connection with a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent for the Notes funds in satisfaction of the redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.

        Any redemption or notice may, at the Issuer's option, be subject to the satisfaction of one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer's discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed.

        The Issuer may provide in any notice that payment of the redemption price and accrued and unpaid interest, if any, and the performance of the Issuer's obligations with respect to such redemption may be performed by another Person.

Change of control

        If a Change of Control Triggering Event (as defined below) occurs with respect to the Notes, unless the Issuer has exercised its right to redeem the Notes as described above, the Issuer will be required to make an offer to repurchase all or, at the Holder's option, any part (equal to $2,000 or any integral multiple of $1,000 in excess thereof) of each Holder's Notes pursuant to a Change of Control Offer (as defined below).

        In the Change of Control Offer, the Issuer will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes to be purchased plus accrued and unpaid interest, if any, on the Notes repurchased, to, but not including, the date of purchase (the "Change of Control Payment").

        Within 30 days following any Change of Control Triggering Event with respect to the Notes, unless the Issuer has exercised its right to redeem the Notes as described above, the Issuer will be required to mail, or deliver electronically if held by DTC, a notice to Holders of Notes, with a copy to the Trustee for the Notes, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes (a "Change of Control Offer") on the date specified in the notice, which date will be no earlier than 30 and no later than 60 days from the date such notice is sent (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Issuer must comply with the requirements of applicable securities laws and regulations in connection with the repurchase of the Notes pursuant to a Change of Control Offer.

        On the Change of Control Payment Date, the Issuer will be required, to the extent lawful, to:

  •
  accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

  •
  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

  •
  deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

        The Paying Agent will be required to promptly mail or transfer by wire, to each Holder who properly tendered Notes or portions thereof, the purchase price for such Notes or portion thereof, and the Trustee will be required to promptly authenticate and mail (or cause to be transferred by book entry) to each such Holder a new Note equal in principal amount to any unpurchased portion of the

Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

        The Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all Notes or portions thereof properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults its offer, the Issuer will be required to make a Change of Control Offer treating the date of such termination or default as though it were the date of the Change of Control Triggering Event.

        A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and be conditional upon such Change of Control Triggering Event, if a definitive agreement is in place in respect of the Change of Control at the time of making of the Change of Control Offer.

        For purposes of the repurchase provisions of the Notes, the following terms will be applicable:

  (i)
  "Below Investment Grade Rating Event" means the Notes are rated below an Investment Grade Rating by each of the Rating Agencies at any time during the period beginning on the date of the first public notice of an arrangement that would result in a Change of Control and ending at the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Holders of Notes in writing at their request that the reduction was the result, in whole or in part, of any event or circumstance comprising or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event);

  (ii)
  "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Below Investment Grade Rating Event occurring in respect of that Change of Control;

  (iii)
  "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) if by Moody's and BBB– (or the equivalent) if by Standard & Poor's;

  (iv)
  "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business;

  (v)
  "Rating Agencies" means (1) each of Moody's and Standard & Poor's; and (2) if any of Moody's or Standard & Poor's ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" as such term is defined for purposes of Section 3(a)(62) of the Exchange Act, that the Issuer selects (as certified by an Officer of ours) as a replacement agency for Moody's or Standard & Poor's, or both of them, as the case may be; and

  (vi)
  "Standard & Poor's" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. and any successor to its rating agency business.

Certain covenants

        The Indenture contains, among others, the following covenants:

Limitations on incurrence of indebtedness

        (a)   The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided that the Issuer or any Guarantor may incur additional Indebtedness, in each case, if as of the date of incurrence, after giving effect to such incurrence and the application of the proceeds therefrom, the Consolidated Leverage Test would be satisfied (the "Leverage Ratio Exception").

        (b)   Notwithstanding the above, each of the following shall be permitted (the "Permitted Indebtedness"):

  (1)
  Indebtedness of the Issuer and any Restricted Subsidiary under Credit Facilities (including the Credit Agreement) in an aggregate principal amount at any time outstanding not to exceed the sum of (x) $1,300.0 million plus (y) any additional aggregate principal amount of Indebtedness that at the time of incurrence does not cause the Secured Leverage Ratio for the Issuer for the Test Period immediately preceding the date of incurrence after giving effect to such incurrence and the application of the proceeds therefrom to exceed 4.00 to 1.00; provided that any Indebtedness incurred under this clause (1) shall be deemed to be secured Indebtedness for purposes of calculating the Secured Leverage Ratio;

  (2)
  the Notes (other than Additional Notes) and any related Note Guarantees and the Exchange Notes or guarantees related thereto;

  (3)
  Indebtedness of the Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date, including the Existing Notes (other than Indebtedness referred to in clause (1), (2) or (4));

  (4)
  (x) Indebtedness of the Issuer owed to any Restricted Subsidiary or of a Restricted Subsidiary owed to any other Restricted Subsidiary or the Issuer and (y) guarantees by any Restricted Subsidiary or the Issuer of any Indebtedness of the Issuer or any other Restricted Subsidiary; provided, however, that if such Indebtedness is owed by the Issuer or a Guarantor to a non-Guarantor it is subordinated in right of payment to the Notes; provided, further, however, that upon any such Indebtedness being owed to any Person other than the Issuer or a Restricted Subsidiary or any such guarantee being of Indebtedness of any Person other than the Issuer or a Restricted Subsidiary, as applicable, the Issuer or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (4);

  (5)
  Indebtedness in respect of bid, performance, surety bonds or completion bonds issued for the account of the Issuer or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Issuer or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance, surety or completion obligations;

  (6)
  Purchase Money Indebtedness or Capitalized Lease Obligations incurred by the Issuer or any Restricted Subsidiary, and Refinancing Indebtedness thereof in an aggregate amount not to exceed at any time outstanding the greater of $50.0 million or 2.0% of Total Assets as of the time of incurrence;

  (7)
  Indebtedness arising (A) from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence or (B) under any customary cash pooling or cash management agreement with a bank or other financial institution in the ordinary course of business or (C) pursuant to any treasury transaction in the ordinary course of business;

  (8)
  Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

  (9)
  Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Leverage Ratio Exception or clause (1)(y), (2), (3) or (6) above, this clause (9) or clause (11) or (12) below;

  (10)
  indemnification, adjustment of purchase price, deferred purchase price, contingent consideration or other compensation or similar obligations, in each case, incurred or assumed in connection with the making of any Permitted Investment or the acquisition or disposition of any business or assets of the Issuer or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition; provided that, in the case of a disposition, the maximum aggregate liability in respect of all such obligations incurred or assumed in connection with such disposition outstanding under this clause (10) shall at no time exceed the gross proceeds (including Fair Market Value of non-cash proceeds measured at the time such non-cash proceeds are received) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

  (11)
  Indebtedness of Subsidiaries that are not Guarantors if, after giving effect to such incurrence and the application of the proceeds thereof, the aggregate principal amount of such indebtedness at any time outstanding and Refinancing Indebtedness thereof does not exceed the greater of $100.0 million and 4.0% of Total Assets as of the time of incurrence (less the amount of any Indebtedness secured by a Lien permitted under clause (26) of the definition of "Permitted Liens" which Indebtedness is not incurred pursuant to this clause (11));

  (12)
  Acquired Indebtedness; provided that the Issuer would be permitted to incur an additional $1.00 of Indebtedness under the Consolidated Leverage Test or the Consolidated Leverage Ratio for the Issuer and its Restricted Subsidiaries, calculated after giving effect to such incurrence and on a pro forma basis, would be less than or equal to the Consolidated Leverage Ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

  (13)
  guarantees by the Issuer or any Restricted Subsidiary of any Indebtedness that it is otherwise permitted to incur pursuant to clauses (1) to (12) above and clause (14) below;

  (14)
  Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate amount not to exceed at any time outstanding the greater of $50.0 million and 2.0% of Total Assets as of the time of incurrence;

  (15)
  Indebtedness representing deferred compensation incurred in the ordinary course of business;

  (16)
  Indebtedness supported by a letter of credit, bank guarantee or similar instrument, in principal amount not in excess of the stated amount of such letter of credit, bank guarantee or similar instrument;

  (17)
  any Indebtedness in respect of sale and leaseback transactions in an aggregate amount at any time outstanding not to exceed the greater of $25.0 million and 1.0% of Total Assets as of the time of incurrence;

  (18)
  the disposition of accounts receivable in connection with receivables factoring arrangements in the ordinary course of business;

  (19)
  Indebtedness of the Issuer or any Restricted Subsidiary consisting of obligations for the payment of letters of credit in commitment amounts not to exceed $10.0 million in the aggregate at any one time outstanding, excluding commitment amounts for any letters of credit issued pursuant to the Credit Facilities;

  (20)
  any guarantee by the Issuer or any of its Restricted Subsidiaries, in the ordinary course of business, of obligations of suppliers, customers, franchisees and licensees of the Issuer or any of its Restricted Subsidiaries;

  (21)
  unsecured Indebtedness in respect of obligations of the Issuer or any of its Restricted Subsidiaries to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days after the incurrence of the related obligations) in the ordinary course of business and not in connection with the borrowing of money; and

  (22)
  reimbursement obligations with respect to letters of credit, bank guarantees, warehouse receipts or similar instruments issued in the ordinary course of business, and Indebtedness of the Issuer in respect of letters of credit issued by the Issuer for its own account or for the account of any of its Restricted Subsidiaries.

        For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (22) above or is entitled to be incurred pursuant to the Leverage Ratio Exception, the Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide, classify and later reclassify such Indebtedness in more than one of the types of Indebtedness described above (provided that at the time of reclassification it meets the criteria in such category or categories), except that Indebtedness outstanding on the Issue Date under the Credit Agreement shall be deemed to have been incurred under clause (1)(x) and the Notes issued on the Issue Date (and any Exchange Notes and guarantees thereof) shall be deemed to have been incurred under clause (2) above. In addition, for purposes of determining any particular amount of Indebtedness under this covenant, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the Indebtedness represented by such guarantees, Liens or letter of credit obligations was incurred in compliance with this covenant.

        Accrual of interest, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest in the form of additional Indebtedness of the same class will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

Limitations on restricted payments

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless at the time of such Restricted Payment:

  (1)
  no Default shall have occurred and be continuing or shall occur as a consequence thereof; and

  (2)
  after making such Restricted Payment the Consolidated Leverage Test would be satisfied.

        The foregoing provisions will not prohibit:

  (1)
  the payment by the Issuer or any Restricted Subsidiary of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or giving the notice of the redemption, if on the date of declaration or notice the payment would have complied with the provisions of the Indenture (assuming, in the case of redemption, the giving of the notice would have been deemed to be a Restricted Payment at such time and such deemed Restricted Payment would have been permitted at such time);

  (2)
  the redemption of any Equity Interests of the Issuer in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;

  (3)
  the purchase, repurchase, redemption, defeasance, retirement for value or other acquisition of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the issuance and sale of Qualified Equity Interests within the preceding six months, (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under "—Limitations on incurrence of indebtedness" and the other terms of the Indenture, (c) upon a Change of Control or in connection with a sale of assets to the extent required by the agreement governing such Subordinated Indebtedness but only if the Issuer shall have complied with the covenants described under "—Change of control" (to the extent applicable) and purchased all Notes validly tendered pursuant to the relevant offer prior to redeeming such Subordinated Indebtedness or (d) deemed to occur as a result of the conversion of all or a portion of such Subordinated Indebtedness into Equity Interests of the Issuer;

  (4)
  repurchase, redemption or other acquisition for value by the Issuer of, Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees of the Issuer and any Restricted Subsidiary (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions shall not exceed $10.0 million during any twelve consecutive months (with unused amounts in any period being carried over to succeeding periods); provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any current or former officer, director or employee (or any permitted transferees thereof) of the Issuer or any of its Restricted Subsidiaries (or any direct or indirect parent company thereof), in connection with a repurchase of Equity Interests of the Issuer from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of the Indenture;

  (5)
  repurchases of Equity Interests deemed to occur (a) upon the exercise of stock options, warrants, or similar rights if the Equity Interests represent all or a portion of the exercise price thereof or (b) in connection with the satisfaction of any withholding tax obligations incurred relating to the vesting or exercise of stock options, warrants, restricted stock units or similar rights;

  (6)
  any Restricted Payment made out of the net cash proceeds of the substantially concurrent sale of, or made by exchange for, Qualified Equity Interests of the Issuer (other than Qualified Equity Interests issued or sold to a Restricted Subsidiary of the Issuer or an employee stock ownership plan or to a trust established by the Issuer or any of its Restricted Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Issuer from its stockholders;

  (7)
  Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for current or former directors, management, employees or consultants of the Issuer and its Restricted Subsidiaries;

  (8)
  payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries that complies with the provisions of "—Limitations on mergers, consolidations, etc."; provided that, as a result of such consolidation, merger or transfer of assets, the Issuer has made or will make a Change of Control Offer pursuant to the covenant described above under the caption "—Change of Control" (if required) and any notes tendered in connection therewith have been or will be repurchased;

  (9)
  other Restricted Payments not otherwise permitted under the Indenture in an aggregate amount from and after the Issue Date not to exceed the greater of $50.0 million or 2.0% of Total Assets, calculated as of the date on which any Restricted Payment pursuant to this clause (9) is made;

  (10)
  Restricted Payments made in connection with the Match Transactions; and

  (11)
  Restricted Payments to any member of the IAC Group that is a direct or indirect parent of the Issuer:

            (a)   the proceeds of which will be used to pay the consolidated, combined or similar income tax liability of such parent's income tax group that is attributable to the income of the Issuer or its Subsidiaries; provided that (x) no such payments with respect to any taxable year shall exceed the amount of such income tax liability that would have been imposed on the Issuer and/or the applicable Subsidiaries had such entity(ies) filed on a stand-alone basis and (y) any such payments attributable to an Unrestricted Subsidiary shall be limited to the amount of any cash paid by such Unrestricted Subsidiary to the Issuer or any Restricted Subsidiary for such purpose; and

            (b)   Permitted Parent Payments;

provided that in the case of any Restricted Payment pursuant to clause (3) or (7) above, no Default shall have occurred and be continuing or occur as a consequence thereof.

        For purposes of this covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment. In addition, for purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described above, the Issuer may order and classify, and from time to time may reclassify, such Restricted Payment if that classification would have been permitted at the time such Restricted Payment was made or at the time of the reclassification.

Limitations on dividend and other restrictions affecting restricted subsidiaries

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

  (a)
  pay dividends or make any other distributions on or in respect of its Equity Interests held by the Issuer or a Restricted Subsidiary;

  (b)
  make loans or advances or pay any Indebtedness or other obligation owed to the Issuer or any Guarantor; or

  (c)
  transfer any of its assets to the Issuer or any Guarantor;

except for:

  (1)
  encumbrances or restrictions existing under or by reason of applicable law, regulation or order;

  (2)
  encumbrances or restrictions existing under the Indenture, the Notes, the Note Guarantees and Exchange Notes (and any guarantees thereof);

  (3)
  non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

  (4)
  encumbrances or restrictions existing under agreements existing on the Issue Date (including, without limitation, the Credit Agreement and the Existing Notes Indenture) as in effect on that date;

  (5)
  encumbrances or restrictions relating to any Lien permitted under the Indenture imposed by the holder of such Lien that limit the right of the relevant obligor to transfer assets that are subject to such Lien;

  (6)
  encumbrances or restrictions imposed under any agreement to sell assets, including Qualified Equity Interests of such Restricted Subsidiary, permitted under the Indenture to any Person pending the closing of such sale;

  (7)
  any instrument or agreement governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

  (8)
  any other instrument or agreement entered into after the Issue Date that contains encumbrances and restrictions that, as determined by the Issuer, will not materially adversely affect the Issuer's ability to make principal or interest payments on the Notes;

  (9)
  customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements, shareholder agreements and other similar agreements;

  (10)
  Purchase Money Indebtedness or Capitalized Lease Obligations incurred in compliance with the covenant described under "—Limitations on incurrence of indebtedness" that impose restrictions of the nature described in clause (c) above on the assets acquired;

  (11)
  encumbrances or restrictions on cash or other deposits or net worth imposed by suppliers, customers or landlords under contracts entered into in the ordinary course of business;

  (12)
  with respect to clause (c) only, any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests, licenses, joint venture agreements and agreements similar to any of the foregoing to the extent such provisions restrict the transfer of the property subject to such leases, licenses, joint venture agreements or similar agreements;

  (13)
  with respect to clause (c) only, any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages;

  (14)
  any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, agreements, instruments or obligations referred to in clauses (1) through (13) above; provided that, as determined by the Issuer, such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings (a) are not materially more restrictive with respect to such encumbrances and restrictions than those prior to such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings or (b) as determined by the Issuer, will not materially adversely affect the Issuer's ability to make principal or interest payments on the Notes; and

  (15)
  encumbrances or restrictions imposed on any member of the Match Group in connection with the Match Transactions.

Limitations on transactions with affiliates

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate involving payment or consideration in excess of $5.0 million (an "Affiliate Transaction"), unless, as determined by the Issuer, such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's-length basis by the Issuer or that Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or that Restricted Subsidiary.

        The foregoing restrictions shall not apply to:

  (1)
  transactions between or among the Issuer and its Restricted Subsidiaries not involving any other Affiliate;

  (2)
  as determined by the Issuer, reasonable director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, and stock compensation plans) and indemnification arrangements and performance of such arrangements;

  (3)
  any issuance of securities, or other payments, awards or grants in cash, securities or otherwise, in each case pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans in the ordinary course of business;

  (4)
  Permitted Investments;

  (5)
  Restricted Payments which are made in accordance with the covenant described under "—Limitations on restricted payments";

  (6)
  (x) any agreement or arrangement in effect on the Issue Date, as in effect on the Issue Date or as thereafter amended or replaced in any manner, that, taken as a whole, is not more disadvantageous to the Holders or the Issuer in any material respect than such agreement or arrangement as it was in effect on the Issue Date (as determined in good faith by the Issuer) or (y) any transaction pursuant to any agreement or arrangement referred to in the immediately preceding clause (x);

  (7)
  any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an Equity Interest in or otherwise controls such joint venture or similar entity;

  (8)
  ordinary overhead arrangements in which any Subsidiary participates;

  (9)
  (a) any transaction with an Affiliate where the only consideration paid by the Issuer or any Restricted Subsidiary is Qualified Equity Interests or (b) the issuance or sale of any Qualified Equity Interests;

  (10)
  any transaction entered into by a Person prior to the time such Person becomes a Restricted Subsidiary or is merged or consolidated into the Issuer or a Restricted Subsidiary;

  (11)
  the issuance or sale of any Qualified Equity Interest of the Issuer to any Person;

  (12)
  any employment agreements entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and the transactions pursuant thereto; and

  (13)
  any transactions made in connection with, or pursuant to agreements entered into in connection with, the Match Transactions and any amendment or replacement thereof in any manner, that, taken as a whole, is not more disadvantageous to the Issuer in any material respect than such agreement or arrangement (as determined in good faith by the Issuer).

Limitations on liens

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (other than Permitted Liens) of any nature whatsoever against any assets (including Equity Interests of a Restricted Subsidiary) of the Issuer or any Restricted Subsidiary, whether owned at the Issue Date or thereafter acquired, which Lien secures Indebtedness or Hedging Obligations unless:

  (1)
  in the case of Liens securing Indebtedness that is Subordinated Indebtedness, the Notes or the Note Guarantee of such Restricted Subsidiary, if any, are secured by a Lien on such assets that is senior in priority to such Liens; and

  (2)
  in all other cases, the Notes or the Note Guarantee of such Restricted Subsidiary, if any, are secured equally and ratably with or prior to such Liens;

provided that any Lien which is granted to secure the Notes or any Note Guarantee under this covenant shall be discharged at the same time as the discharge of the Lien that gave rise to the obligation to so secure the Notes or such Note Guarantee, as the case may be.

Limitations on designation of unrestricted subsidiaries

        At any time prior to a Suspension Event (or after the Reversion Date with respect thereto), the Issuer may designate any Subsidiary (including any newly formed or newly acquired Subsidiary) of the Issuer as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

  (1)
  no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

  (2)
  immediately after giving effect to such Designation, the Consolidated Leverage Test would be satisfied.

        No Subsidiary shall be Designated as an "Unrestricted Subsidiary" unless such Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt and other obligations arising by operation of law, including joint and several liability for taxes, ERISA obligations and similar items, except, in each case, pursuant to Investments which are made in accordance with the covenant described under "—Limitations on restricted payments";

  (2)
  is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding comply with the covenant described above under "—Limitations on transactions with affiliates"; and

  (3)
  is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person's financial condition or to cause the Person to achieve any specified levels of operating results, except, in each case, pursuant to Investments which are made in accordance with the covenant described under "—Limitations on restricted payments."

        The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a "Redesignation") only if:

  (1)
  no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

  (2)
  all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

        All Designations and Redesignations must be evidenced by an Officer's Certificate certifying compliance with the foregoing provisions delivered to the Trustee.

Limitations on mergers, consolidations, etc.

        The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into another Person, or sell, lease, transfer, convey or otherwise dispose of all or substantially all of the assets of the Issuer or the Issuer and the Restricted Subsidiaries (taken as a whole) or (b) adopt a Plan of Liquidation unless, in either case:

  (1)
  either:

            (a)   the Issuer will be the surviving or continuing Person; or

            (b)   the Person formed by or surviving such consolidation or merger or to which such sale, lease, transfer, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the "Successor") is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Issuer under the Notes, the Indenture and, if applicable, the Registration Rights Agreement;

  (2)
  immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing;

  (3)
  immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, either (i) the Consolidated Leverage Test would be satisfied or (ii) the Successor would have a Consolidated Leverage Ratio that is less than or equal to the Consolidated Leverage Ratio of the Issuer immediately prior to the transaction;

  (4)
  each Guarantor, unless it is the other party to such transactions, in which case clause (1)(b) of the second succeeding paragraph shall apply, shall have, by supplemental indenture, confirmed that its Note Guarantee shall apply to such Person's obligations under the Indenture and the Notes; and

  (5)
  the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this covenant and the applicable provisions of the Indenture.

        For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

        Except as provided in the fourth paragraph under "—Note Guarantees," no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, unless:

  (1)
  either:

  (a)
  such Guarantor will be the surviving or continuing Person; or

  (b)
  the Person formed by or surviving any such consolidation or merger is another Guarantor or assumes, by agreements in form and substance reasonably satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, the Indenture and, if applicable, the Registration Rights Agreement;

  (2)
  immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

  (3)
  the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this covenant and the applicable provisions of the Indenture.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

        Upon any consolidation or merger of the Issuer or a Guarantor, or any sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Issuer or any Guarantor in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or the Person to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor, as the case may be, under the Indenture, the Registration Rights Agreement, the Notes and the Note Guarantees, as applicable, with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer's or such Guarantor's other obligations and covenants under the Notes, the Indenture and its Note Guarantee, if applicable.

        Notwithstanding the foregoing, any Restricted Subsidiary may consolidate with, merge with or into or sell, convey, transfer, lease or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its assets to the Issuer or another Restricted Subsidiary; provided if such Restricted Subsidiary is a Guarantor, that the surviving entity remains or becomes a Guarantor.

Future Note Guarantees

        If, after the Issue Date, (a) any Restricted Subsidiary (including any newly formed, newly acquired or newly Redesignated Restricted Subsidiary) incurs any Indebtedness or guarantees any Indebtedness of the Issuer or a Domestic Subsidiary in either case in reliance on the Leverage Ratio Exception or

(b) the Issuer otherwise elects to have any Restricted Subsidiary become a Guarantor, then, in each such case, the Issuer shall cause such Restricted Subsidiary to:

  (1)
  execute and deliver to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer's obligations under the Notes and the Indenture and (b) a notation of guarantee in respect of its Note Guarantee; and

  (2)
  deliver to the Trustee one or more opinions of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms (subject to customary qualifications).

Reports

        Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC (and make available to the Trustee and Holders of the Notes, without cost to any Holder, within 15 days after it files (or is otherwise required to file) them with the SEC) from and after the Issue Date,

  (1)
  within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

  (2)
  within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

  (3)
  promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

  (4)
  any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        Notwithstanding the foregoing, such requirements shall be deemed satisfied for any particular period or report prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement described in the Registration Rights Agreement (1) by the filing with the SEC of the exchange offer registration statement or shelf registration statement (or any other registration statement, including a registration statement on Form S-1), and any amendments thereto, with such financial information that satisfies Regulation S-X, subject to exceptions consistent with the presentation of financial information in the Offering Memorandum, to the extent filed within the times specified above, or (2) by posting reports that would be required to be filed substantially in the form required by the SEC on the Issuer's website and providing such reports to the Trustee within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, with such financial information (including a "Management's discussion and analysis of financial condition and results of operations" section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in the Offering Memorandum, to the extent filed within the times specified above.

        Delivery of such reports and information to the Trustee shall be for informational purposes only and the Trustee's receipt of them shall not constitute constructive notice of any information contained therein or determinable from information contained therein (including the Issuer's compliance with any of its covenants under the Indenture as to which the Trustee is entitled to rely exclusively on an Officer's Certificate).

Limitations on asset sales

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless at the time of such transaction and after giving effect thereto and to the use of proceeds thereof, (a) no Default shall have occurred and be continuing, (b) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and (c) in the case of an Asset Sale other than an Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

  (a)
  any liabilities (as reflected in the Issuer's or such Restricted Subsidiary's most recent balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Issuer's or such Restricted Subsidiary's balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on the date of such balance sheet) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms expressly subordinated in right of payment to the Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

  (b)
  any securities, notes or other similar obligations received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents (to the extent so converted) within 180 days following the closing of such Asset Sale, and

  (c)
  any Designated Non-Cash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed an amount equal to the greater of $100.0 million and 3.0% of Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash or Cash Equivalents for purposes of this provision and for no other purpose.

Suspension event

        If on any date following the Issue Date (i) the Notes have an Investment Grade Rating from both Moody's and Standard & Poor's, and the Issuer has delivered written notice of such Investment Grade

Rating to the Trustee, and (ii) no Default has occurred and is continuing under the Indenture (a "Suspension Event"), then, beginning on that day and continuing at all times thereafter except as provided in the next succeeding paragraph, the covenants specifically listed under the following captions in this "Description of 2024 exchange notes" section will no longer be applicable to the Notes (collectively, the "Suspended Covenants"):

  (1)
  "—Limitations on incurrence of indebtedness";

  (2)
  "—Limitations on restricted payments";

  (3)
  "—Limitations on dividend and other restrictions affecting restricted subsidiaries";

  (4)
  "—Limitations on asset sales";

  (5)
  clause (3) under "—Limitations on mergers, consolidations, etc.";

  (6)
  "—Limitations on transactions with affiliates" and

  (7)
  "—Future Note Guarantees".

        In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the "Reversion Date") one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenant under the Indenture with respect to future events. The Issuer will give the Trustee prompt written notice of a Reversion Date. In the absence of such notice, the Trustee shall be entitled to assume that no Suspension Event or Reversion Date has occurred.

        The period of time between the Suspension Event and the Reversion Date is referred to in this description as the "Suspension Period." Notwithstanding that the Suspended Covenants may be reinstated, no Default will occur or be deemed to have occurred solely as a result of a failure to comply with the Suspended Covenants during the Suspension Period or the continued existence of circumstances or obligations that occurred without complying with the Suspended Covenants during the Suspension Period.

        There can be no assurance that the Notes will ever achieve Investment Grade Ratings.

        On the Reversion Date, all Indebtedness incurred during the Suspension Period will be classified to have been incurred pursuant to paragraph (a) of "—Limitations on incurrence of indebtedness" or one of the clauses set forth in paragraph (b) of "—Limitations on incurrence of indebtedness" (to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reversion Date and after giving effect to Indebtedness incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be incurred pursuant to paragraph (a) or (b) of the covenant described under "—Limitations on incurrence of indebtedness," such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (3) of paragraph (b) of the covenant described under "—Limitations on incurrence of indebtedness." For purposes of the "—Limitations on restricted payments" covenant, on the Reversion Date, all Restricted Payments made during the Suspension Period shall be deemed to have been made under the first sentence of the covenant described under "—Limitations on restricted payments." For purposes of the "—Limitations on dividend and other restrictions affecting restricted subsidiaries" covenant, on the Reversion Date, any encumbrance or restriction on the ability of any Restricted Subsidiary described under clauses (a), (b) or (c) of the first paragraph thereof created or otherwise caused or permitted to exist or become effective during the Suspension Period shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (4) of such covenant. For purposes of the "—Limitations on transactions with affiliates"

covenant, on the Reversion Date, any Affiliate Transaction entered into or permitted to exist during the Suspension Period shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (6) of such covenant.

Events of default

        Each of the following constitutes an "Event of Default" under the Indenture:

  (1)
  failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

  (2)
  failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

  (3)
  failure by the Issuer to comply (a) for 30 days after notice with any of its agreements or covenants described above under "—Certain covenants—Limitations on mergers, consolidations, etc." or (b) for 45 days after notice in respect of its obligations to make a Change of Control Offer as described under "—Change of control";

  (4)
  failure by the Issuer to comply with any other agreement or covenant in the Indenture and continuance of this failure for 60 days after notice;

  (5)
  default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Issuer or any Significant Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

            (a)   is caused by a failure to pay at final maturity principal on such Indebtedness within the applicable express grace period and any extensions thereof, or

            (b)   results in the acceleration of such Indebtedness prior to its express final maturity, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a) or (b) has occurred and is continuing, aggregates $75.0 million or more (and provided that, for purposes of this clause (5) only, "Indebtedness" shall include any Hedging Obligations with the "principal amount" of any Hedging Obligations at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Issuer or such Restricted Subsidiary would be required to pay if the agreement with respect to such Hedging Obligations terminated at such time);

  (6)
  one or more judgments or orders that exceed $75.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Significant Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

  (7)
  the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

            (a)   commences a voluntary case,

            (b)   consents to the entry of an order for relief against it in an involuntary case,

            (c)   consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

            (d)   makes a general assignment for the benefit of its creditors;

  (8)
  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (a)   is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case,

            (b)   appoints a Custodian of the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or

            (c)   orders the liquidation of the Issuer or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or

  (9)
  any Note Guarantee of a Material Domestic Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability in writing under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee).

        However, a default under clauses (3) and (4) will not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Notes notify the Issuer of the default and the Issuer does not cure such default within the applicable time specified in clauses (3) and (4) after receipt of such notice.

        If an Event of Default specified in clause (7) or (8) with respect to the Issuer or any Significant Subsidiary occurs, all outstanding Notes shall become due and payable without any further action or notice. If any other Event of Default (other than an Event of Default specified in clause (7) or (8) above with respect to the Issuer or any Significant Subsidiary), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest have been cured or waived as provided in the Indenture.

        The Trustee shall, within ninety (90) days after the occurrence of any Default (which the Trustee is deemed to have knowledge of pursuant to the Indenture) with respect to the Notes give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with "—Certain covenants—Limitations on mergers, consolidations, etc.," the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the Holders.

        No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the Trustee:

  (1)
  has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

  (2)
  has been offered indemnity satisfactory to it in its reasonable judgment; and

  (3)
  has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

        However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of the first paragraph of this "—Events of default" section).

        The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, upon any Officer of the Issuer becoming aware of any Default, a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

Legal defeasance and covenant defeasance

        The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Note Guarantees, and the Indenture shall cease to be of further effect as to all outstanding Notes and Note Guarantees except as to:

  (1)
  rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely from the trust funds referred to below,

  (2)
  the Issuer's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

  (3)
  the rights, powers, trusts, duties, and immunities of the Trustee, and the Issuer's obligation in connection therewith, and

  (4)
  the Legal Defeasance provisions of the Indenture.

        In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to most of the covenants under the Indenture, except as described otherwise in the Indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Issuer must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders of the Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest), as evidenced by an Officer's Certificate of the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the Redemption Date of the principal or installment of principal of or interest on the Notes,

  (2)
  in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that:

            (a)   the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

            (b)   since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

    in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

  (3)
  in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of such outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

  (4)
  no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit),

  (5)
  the Issuer shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by it with the intent of preferring the Holders of such Notes over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

  (6)
  the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officer's Certificate, clauses (1) through (4) and, in the case of the Opinion of Counsel, clauses (2) and/or (3) of this paragraph have been complied with.

        If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the obligations of the Issuer and the obligations of the Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and discharge

        The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled and certain rights of the Trustee) as to all outstanding Notes when either:

  (1)
  all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

  (2)
  (a) all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to the provisions described under "—Optional redemption," and, in any case, the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest), as evidenced by an Officer's Certificate of the Issuer, to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

          (b)   the Issuer has paid all other sums payable by it under the Indenture, and

          (c)   the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

        In addition, the Issuer must deliver an Officer's Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

Transfer and exchange

        A Holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The registrar (the "Registrar") for the Notes may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the Registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (3) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

        The Notes will be issued in registered form and the registered Holder will be treated as the owner of such Note for all purposes.

Amendment, supplement and waiver

        Subject to certain exceptions, the Indenture or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes, except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in aggregate principal amount of the Notes then outstanding; provided that, without the consent of each Holder affected, no amendment or waiver may:

  (1)
  reduce, or change the maturity of, the principal of any Note;

  (2)
  reduce the rate of or extend the time for payment of interest on any Note;

  (3)
  reduce any premium payable upon redemption of the Notes or change the date on, or the circumstances under, which any Notes are subject to redemption (other than provisions relating to the purchase of Notes described above under "—Change of control," except that if a Change of Control Triggering Event has occurred, no amendment or other modification of the obligation of the Issuer to make a Change of Control Offer relating to such Change of Control Triggering Event shall be made without the consent of each Holder of the Notes affected);

  (4)
  make any Note payable in money or currency other than that stated in the Notes;

  (5)
  modify or change any provision of the Indenture or the related definitions to affect the ranking of the Notes or any Note Guarantee in a manner that adversely affects the Holders;

  (6)
  reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

  (7)
  waive a default in the payment of principal of or premium or interest on any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration);

  (8)
  impair the rights of Holders to receive payments of principal of or interest on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes; or

  (9)
  release any Guarantor that is a Material Domestic Subsidiary from any of its obligations under its Note Guarantee or the Indenture, except as permitted by the Indenture, or amend the definition of Material Domestic Subsidiary in a manner adverse to Holders.

        Notwithstanding the foregoing, the Issuer and the Trustee may amend, waive or supplement the Indenture, the Note Guarantees or the Notes without prior notice to or consent of any Holder, to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Issuer's or a Guarantor's obligations to the Holders in the case of a merger, consolidation or sale of all or substantially all of the assets in accordance with "—Certain covenants—Limitations on mergers, consolidations, etc."; to release any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture); to provide for the issuance of Additional Notes; to add any guarantees with respect to the Notes, including the Note Guarantees, to secure the Notes, to add to the covenants of the Issuer or a Restricted Subsidiary for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer or a Restricted Subsidiary; to evidence and provide for the acceptance of appointment by a successor trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee; to conform the text of the Indenture, the Notes or the Note Guarantees to any provision of the "Description of notes" section of the Offering Memorandum to the extent that such provision in the "Description of notes" section of the Offering Memorandum was intended to be a verbatim recitation of a provision of the Indenture, the Notes or the Note Guarantees; or to make any change that does not materially adversely affect the rights of any Holder; or to maintain the qualification of the Indenture under the Trust Indenture Act. The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance thereof.

No personal liability of directors, officers, employees and stockholders

        No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor will have any liability for any obligations of the Issuer under the Notes or the Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the SEC that this type of waiver is against public policy.

Concerning the Trustee

        Computershare Trust Company, N.A. is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue (if the Indenture has been qualified under the Trust Indenture Act) or resign.

        The Holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

Governing law

        The Indenture and the Notes are, and any Note Guarantees will be, governed by, and construed in accordance with, the laws of the State of New York.

Certain definitions

        Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

        "Acquired Indebtedness" means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

        "Additional Interest" means all additional interest then owing pursuant to the Registration Rights Agreement.

        "Affiliate" of any Person means any other Person which directly or indirectly Controls or is Controlled by, or is under direct or indirect common Control with, the referent Person.

        "Affiliated Persons" means, with respect to any specified Person, (a) such specified Person's parents, spouse, siblings, descendants, stepchildren, step grandchildren, nieces and nephews and their respective spouses, (b) the estate, legatees and devisees of such specified Person and each of the Persons referred to in clause (a), and (c) any company, partnership, trust or other entity or investment vehicle Controlled by any of the Persons referred to in clause (a) or (b) or the holdings of which are for the primary benefit of any of such Persons.

        "amend" means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and "amendment" shall have a correlative meaning.

        "asset" means any asset or property.

        "Asset Acquisition" means

  (1)
  an Investment by the Issuer or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary, or shall be merged with or into the Issuer or any Restricted Subsidiary, or

  (2)
  the acquisition by the Issuer or any Restricted Subsidiary of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

        "Asset Sale" means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a sale and leaseback transaction or a merger or consolidation) (collectively, for purposes of this definition, a "transfer"), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term "Asset Sale" shall not include:

  (1)
  transfers of cash or Cash Equivalents;

  (2)
  transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the covenant described under "—Certain covenants—Limitations on mergers, consolidations, etc.";

  (3)
  Permitted Investments and Restricted Payments permitted under the covenant described under "—Certain covenants—Limitations on restricted payments";

  (4)
  the creation of any Lien permitted under the Indenture;

  (5)
  transfers of assets that are (i) damaged, worn out, uneconomic, obsolete or otherwise deemed to be no longer necessary or useful in the current or anticipated business of the Issuer or its Restricted Subsidiaries or (ii) replaced by assets of similar suitability and value;

  (6)
  sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets, of the Issuer or any Restricted Subsidiary to the extent not materially interfering with the business of Issuer and the Restricted Subsidiaries;

  (7)
  any transfer or series of related transfers that, but for this clause, would be Asset Sales, if the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $50.0 million for such transaction or any such series of related transactions;

  (8)
  sale and leaseback transactions with respect to property with an aggregate Fair Market Value not to exceed the greater of $25.0 million and 3.0% of Consolidated Cash Flow calculated after giving effect thereto on a pro forma basis for the then most recently ended Test Period;

  (9)
  any transfer or series of transfers that, but for this clause, would be Asset Sales if consummated at a time when, after giving pro forma effect thereto, (x)(i) the Consolidated Leverage Test would be satisfied or (ii) the Consolidated Leverage Ratio immediately following such transfer or series of transfers is less than or equal to the Consolidated Leverage Ratio of the Issuer immediately prior to such transfer or series of transfers and (y) no Default shall have occurred and be continuing or occur as a consequence thereof; and

  (10)
  any transfer in connection with the Match Transactions.

        "Asset Swap" means any exchange of assets of the Issuer or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary) for assets of another Person (including Equity Interests of a Person whose primary business is a Related Business) that are intended to be used by the Issuer or any Restricted Subsidiary in a Related Business, including, to the extent necessary to equalize the value of the assets being exchanged, cash of any party to such asset swap.

        "Bankruptcy Law" means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

        "Board of Directors" means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, or the functional equivalent of the foregoing, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of "Change of Control," any duly authorized committee of such body.

        "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York or the city in which the Trustee's corporate trust office is located are authorized or required by law to close.

        "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided however, that any obligations relating to a lease that would have been accounted by such Person as an operating lease in accordance with GAAP as of the Issue Date shall be accounted for as an operating lease and not a Capitalized Lease Obligation for all purposes under the Indenture.

        "Cash Equivalents" means:

  (1)
  marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;

  (2)
  certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof or any lender or any Affiliate of any lender party to the Credit Agreement;

  (3)
  commercial paper of an issuer rated at least A-1 by Standard & Poor's or P-1 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition;

  (4)
  repurchase obligations of any commercial bank satisfying the requirements of clause (2) of this definition with respect to securities issued or fully guaranteed or insured by the United States government;

  (5)
  securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by Standard & Poor's or A by Moody's;

  (6)
  securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (2) of this definition;

  (7)
  money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (1) through (6) of this definition;

  (8)
  money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by Standard & Poor's or Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000; and

  (9)
  in the case of any Foreign Subsidiary, investments substantially comparable to any of the foregoing investments with respect to the country in which such Foreign Subsidiary is organized.

        "Change of Control" means the occurrence of any of the following events:

  (1)
  the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder, and either (a) such Person is a Disqualified Person or (b) on any day until the date that is six months after the date on which such sale, lease or transfer occurred, the Issuer is rated by one of Moody's or Standard & Poor's and the rating assigned by either of them is not an Investment Grade Rating;

  (2)
  the acquisition of beneficial ownership by any person or group (excluding any one or more Permitted Holders or group Controlled by any one or more Permitted Holders) of more than 35% of the aggregate voting power of all outstanding classes or series of the Issuer's voting stock and such aggregate voting power exceeds the aggregate voting power of all outstanding classes or series of the Issuer's voting stock beneficially owned by the Permitted Holders collectively, and either (a) such person or group is a Disqualified Person or (b) on any day until the date that is six months after the date on which such person or group becomes such beneficial owner, the Issuer is rated by one of Moody's or Standard & Poor's and the rating assigned by either of them is not an Investment Grade Rating;

  (3)
  during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Issuer (together with any new directors whose election by the Board of Directors or whose nomination for election by the equityholders of the Issuer was approved by a vote of the majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Issuer's Board of Directors then in office; or

  (4)
  the Issuer shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the equityholders of the Issuer.

        Notwithstanding the foregoing, a transaction in which the Issuer becomes a Subsidiary of another Person (other than a Person that is an individual or a Permitted Holder) shall not constitute a Change of Control if the shareholders of the Issuer immediately prior to such transaction beneficially own, directly or indirectly through one or more intermediaries, the same proportion of voting power of the outstanding classes or series of the Issuer's voting stock as such shareholders beneficially own immediately following the consummation of such transaction.

        For purposes of this definition, a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

        "Consolidated Amortization Expense" for any period means the amortization expense of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Cash Flow" for any period means, without duplication, the sum of the amounts for such period of

  (1)
  Consolidated Net Income, plus

  (2)
  in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income,

            (a)   Consolidated Income Tax Expense,

            (b)   Consolidated Amortization Expense,

            (c)   Consolidated Depreciation Expense,

            (d)   Consolidated Interest Expense,

            (e)   all non-cash compensation, as reported in the Issuer's financial statements,

            (f)    any non-cash charges or losses or realized losses related to the write-offs, write-downs or mark-to-market adjustments or sales or exchanges of any investments in debt or equity securities by the Issuer or any Restricted Subsidiary,

            (g)   the aggregate amount of all other non-cash charges, expenses or losses reducing such Consolidated Net Income, including any impairment (including any impairment of intangibles and goodwill) (excluding any non-cash charge, expense or loss that results in an accrual of a reserve for cash charges in any future period and any non-cash charge, expense or loss relating to write-offs, write-downs or reserves with respect to accounts receivable or inventory), for such period, and

            (h)   the amount of any restructuring charges or reserves, including any one-time costs incurred in connection with acquisitions, minus

  (3)
  in each case only to the extent (and in the same proportion) included in determining Consolidated Net Income, any non-cash or realized gains related to mark-to-market adjustments or sales or exchanges of any investments in debt or equity securities by the Issuer or any Restricted Subsidiary, in each case determined on a consolidated basis in accordance with GAAP; provided that the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period will be excluded from Consolidated Net Income.

        For purposes of this definition, whenever pro forma effect is to be given, the pro forma calculations shall be factually supportable, reasonably identifiable and made in good faith by a responsible financial or accounting Officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer's Certificate, to reflect cost savings and other operating improvements or synergies reasonably expected to be realized within 12 months from the applicable event to be given pro forma effect.

        "Consolidated Contingent Consideration Fair Value Remeasurement Adjustments" for any period means the contingent consideration fair value remeasurement adjustments, of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Depreciation Expense" for any period means the depreciation expense of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Income Tax Expense" for any period means the provision for taxes of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Interest Expense" for any period means the sum, without duplication, of the total interest expense of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, minus consolidated interest income of the Issuer and its Restricted Subsidiaries, and including, without duplication,

  (1)
  imputed interest on Capitalized Lease Obligations,

  (2)
  commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers' acceptance financing and receivables financings,

  (3)
  the net costs associated with Hedging Obligations related to interest rates,

  (4)
  amortization of debt issuance costs, debt discount or premium and other financing fees and expenses,

  (5)
  the interest portion of any deferred payment obligations,

  (6)
  all other non-cash interest expense,

  (7)
  capitalized interest,

  (8)
  all dividend payments on any series of Disqualified Equity Interests of the Issuer or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Issuer or a Wholly Owned Restricted Subsidiary or to the extent paid in Qualified Equity Interests),

  (9)
  all interest payable with respect to discontinued operations, and

  (10)
  all interest on any Indebtedness described in clause (6) or (7) of the definition of Indebtedness.

        "Consolidated Leverage Ratio" means, at any date, the ratio of (i) Indebtedness of the Issuer and its Restricted Subsidiaries as of the last day of the Test Period most recently ended on or prior to such date of determination (as set forth on the balance sheet and determined on a consolidated basis in accordance with GAAP) to (ii) Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are available ending on or prior to the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Leverage Ratio (the "Test Period").

        The Consolidated Leverage Ratio shall be calculated for any period after giving effect on a pro forma basis (as if they had occurred on the first day of the applicable Test Period) to:

  (1)
  the incurrence of any Indebtedness of the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment, repurchase, defeasance or other discharge of Indebtedness (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Test Period or at any time subsequent to the last day of the Test Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Test Period; and

  (2)
  any (x) Asset Sale, (y) asset sale if the Fair Market Value of the assets sold in such transaction or series of related transactions exceeds $2.0 million, which is solely excluded from the definition of Asset Sale pursuant to clause (9) of such definition or (z) Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition or as a result of a Redesignation) or operational restructuring (each a "pro forma event") (including any cost savings and synergies resulting from head count reduction, closure of facilities and similar operational and other cost savings and synergies relating to such pro forma event occurring within 12 months (or expected, in the good faith determination of the Issuer, to occur within 12 months) of such pro forma event and during such period or subsequent to such period and on or prior to the date of such calculation, in each case that are expected to have a continuing impact and are factually supportable, and which adjustments the Issuer determines are reasonable as set forth in an Officer's Certificate; provided that the aggregate amount of all such cost savings and synergies shall in no event exceed 10% of Consolidated Cash Flow for such period calculated prior to giving effect to such pro forma adjustments) occurring during the Test Period or at any time subsequent to the last day of the Test Period and on or prior to the Transaction Date, as if such pro forma event occurred on the first day of the Test Period, provided that asset sales described in clause (2)(y) in an aggregate amount not to exceed $50.0 million in any Test Period shall not be required to be given pro forma effect.

        In calculating Consolidated Interest Expense for purposes of the Consolidated Leverage Ratio with respect to any Indebtedness being given pro forma effect:

  (1)
  interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

  (2)
  if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Test Period;

  (3)
  notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of the agreements governing such Hedging Obligations;

  (4)
  interest on any Indebtedness under a revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during the Test Period; and

  (5)
  interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting Officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        The Issuer may elect, pursuant to an Officer's Certificate delivered to the Trustee, to treat all or any portion of any revolving commitment under any Indebtedness as being incurred and outstanding at such time and for so long as such revolving commitments remain outstanding (regardless of whether drawn), in which case any subsequent incurrence of Indebtedness under such revolving commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.

        "Consolidated Leverage Test" means, at any date, that the Consolidated Leverage Ratio is no greater than 5.00 to 1.00.

        "Consolidated Net Income" for any period means the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

  (1)
  the net income (or loss) of any Person that is not a Restricted Subsidiary, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any Restricted Subsidiary during such period;

  (2)
  gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

  (3)
  gains and losses with respect to Hedging Obligations;

  (4)
  the cumulative effect of any change in accounting principles;

  (5)
  any extraordinary or nonrecurring gain (or extraordinary or nonrecurring loss), together with any related provision for taxes on any such extraordinary or nonrecurring gain (or the tax effect of any such extraordinary or nonrecurring loss), realized by the Issuer or any Restricted Subsidiary during such period;

  (6)
  Consolidated Contingent Consideration Fair Value Remeasurement Adjustments;

  (7)
  any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations; and

  (8)
  any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) the sale of any financial or equity investment by the Issuer or any Restricted Subsidiary;

provided, further, that the effects of any adjustments in the inventory, property and equipment, software, goodwill, other intangible assets, in-process research and development, deferred revenue, debt line items, any earn-out obligations and any other non-cash charges (other than the amortization of unfavorable operating leases) in the Issuer's consolidated financial statements pursuant to GAAP in each case resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any such amounts shall be excluded when determining Consolidated Net Income.

        "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

        "Credit Agreement" means the Credit Agreement, dated October 7, 2015, by and among the Issuer, as Borrower, the guarantors party thereto from time to time, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and arrangers party thereto, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, and in each case as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

        "Credit Facilities" means one or more (A) debt facilities (which may be outstanding at the same time and including, without limitation, the Credit Agreement) or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities (including, without limitation, the Notes), indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers' acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder).

        "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

        "Default" means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

        "Designated Non-Cash Consideration" means the Fair Market Value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

        "Designation" has the meaning given to this term in the covenant described under "—Certain covenants—Limitations on designation of unrestricted subsidiaries."

        "Disqualified Equity Interests" of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, in each case on or prior to the date that is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the 91st day after the final maturity date of the Notes shall not constitute Disqualified Equity Interests if (1) the change of control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under "—Change of control," and (2) the right to require the Issuer to redeem such Equity Interests does not become operative prior to the Issuer's purchase of the Notes as required pursuant to the provisions described under "—Change of control."

        "Disqualified Person" means a Person whose senior debt does not have an Investment Grade Rating with either Moody's or Standard & Poor's on (a) the date on which (i) such Person becomes a beneficial owner of the Issuer or (ii) the sale, lease or transfer, in one or a series of transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries taken as a whole occurs, or (b) any day until the date that is 45 days after the date described in clause (a).

        "Domestic Subsidiary" means any Subsidiary of the Issuer that is not a Foreign Subsidiary.

        "Equity Interests" of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding any debt securities convertible into such shares or other interests.

        "Equity Offering" means a primary public or private offering of Equity Interests of the Issuer, other than (i) a public offering registered on Form S-4 or Form S-8 or (ii) an issuance to any Subsidiary of the Issuer.

        "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

        "Exchange Notes" means the debt securities of the Issuer issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, or not in excess of, the Notes, in compliance with the terms of the Registration Rights Agreement.

        "Existing Notes" means the Issuer's $445.2 million aggregate principal amount 6.75% senior notes due December 15, 2022 issued pursuant to the Existing Notes Indenture (including any "Exchange Notes" as defined therein).

        "Existing Notes Indenture" means the Indenture dated November 16, 2015 between the Issuer and Computershare Trust Company, N.A., as trustee.

        "Fair Market Value" means, with respect to any asset, as determined by the Issuer, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.

        "Foreign Subsidiary" means any Subsidiary of the Issuer that is not organized under the laws of the United States or any jurisdiction within the United States and any direct or indirect subsidiary thereof.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, consistently applied.

        "guarantee" means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); "guarantee," when used as a verb, and "guaranteed" have correlative meanings.

        "Guarantors" means each Person that is required to, or at the election of the Issuer does, become a Guarantor by the terms of the Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee in accordance with the terms of the Indenture.

        "Hedging Obligations" of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

        "Holder" means any registered holder, from time to time, of the Notes.

        "IAC" means IAC/InterActiveCorp. a Delaware corporation, and its successors.

        "IAC Group" means IAC and its subsidiaries not including the Issuer and its subsidiaries.

        "incur" means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests shall be deemed to be an incurrence of Indebtedness.

        "Indebtedness" of any Person at any date means, without duplication:

  (1)
  all liabilities, contingent or otherwise, of such Person for borrowed money;

  (2)
  all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers' acceptances and similar credit transactions;

  (4)
  all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except (i) trade payables and accrued expenses incurred by such Person in the ordinary course of business and (ii) amounts accrued associated with contingent consideration arrangements;

  (5)
  all Capitalized Lease Obligations of such Person;

  (6)
  all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

  (7)
  all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer's Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis; and

  (8)
  all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person (excluding obligations arising from inventory transactions in the ordinary course of business).

        The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (6), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured.

        "interest" means, with respect to the Notes, interest on the Notes (including Additional Interest, if any).

        "Investments" of any Person means:

  (1)
  all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

  (2)
  all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof); and

  (3)
  the Designation of any Subsidiary as an Unrestricted Subsidiary.

        Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (3) shall be the Fair Market Value of the Issuer's proportionate interest in such Unrestricted Subsidiary as of the date of such Unrestricted Subsidiary's Designation as an Unrestricted Subsidiary. If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the Issuer shall be deemed not to be Investments.

        "Issue Date" means June 1, 2016.

        "Leverage Ratio Exception" has the meaning set forth in the proviso in the first paragraph of the covenant described under "—Certain covenants—Limitations on incurrence of indebtedness."

        "Lien" means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, easement, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

        "Match Group" means the Issuer and its Subsidiaries.

        "Match Offering" means the initial public offering of shares of the Issuer's common stock that closed on November 24, 2015.

        "Match Transactions" means, the Match Offering, and in connection therewith, the entry into a number of related transactions and agreements with the Match Group, including, but not limited to:

        (a)   entry into and consummation of the transactions contemplated under a master transaction agreement, an investor rights agreement, a services agreement, a tax sharing agreement, an employee matters agreement and similar agreements and arrangements and the transactions in connection therewith and

        (b)   the creation of, and payments under, unsecured intercompany Indebtedness owed by a member of the Match Group to a member of the IAC Group that by its terms is subordinated in right of payment to the Notes and is incurred pursuant to the Leverage Ratio Exception.

        "Material Domestic Subsidiary" means any Wholly Owned Restricted Subsidiary that is a Domestic Subsidiary of the Issuer, as of the last day of the fiscal quarter of the Issuer most recently ended for which financial statements have been or are required to have been delivered, that has assets or revenues (including third party revenues but not including intercompany revenues) with a value in excess of 2.50% of the consolidated assets of the Issuer and its Wholly Owned Restricted Subsidiaries that are Domestic Subsidiaries or 2.50% of the consolidated revenues of the Issuer and its Wholly Owned Restricted Subsidiaries that are Domestic Subsidiaries; provided that in the event Wholly Owned Restricted Subsidiaries that are Domestic Subsidiaries that would otherwise not be Material Domestic Subsidiaries shall in the aggregate account for a percentage in excess of 7.50% of the consolidated assets of the Issuer and its Wholly Owned Restricted Subsidiaries that are Domestic Subsidiaries or 7.50% of the consolidated revenues of the Issuer and its Wholly Owned Restricted Subsidiaries that are Domestic Subsidiaries as of the end of and for the most recently completed fiscal quarter, then one or more of such Domestic Subsidiaries designated by the Issuer (or, if the Issuer shall make no designation, one or more of such Domestic Subsidiaries in descending order based on their respective contributions to the consolidated assets of the Issuer), shall be included as Material Domestic Subsidiaries to the extent necessary to eliminate such excess.

        "Moody's" has the meaning given such term in "Change of Control."

        "Non-Recourse Debt" means Indebtedness of an Unrestricted Subsidiary:

  (1)
  as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, and

  (2)
  no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Credit Agreement or Notes) of the Issuer or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

        "Obligation" means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Offering Memorandum" means the offering memorandum, dated as of May 24, 2016, relating to the offering of the Notes issued on the Issue Date.

        "Officer" means any of the following of the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

        "Officer's Certificate" means a certificate signed by an Officer.

        "Opinion of Counsel" means a written opinion reasonably satisfactory in form and substance to the Trustee from legal counsel, which counsel is reasonably acceptable to the Trustee, opining on the matters required by the Indenture and delivered to the Trustee. Such legal counsel may be an employee of or counsel to the Issuer.

        "Permitted Holders" means any one or more of (a) IAC and its direct or indirect wholly owned subsidiaries, (b) Barry Diller, (c) each of the Affiliated Persons of the Person referred to in clause (b), and (d) any Person a majority of the aggregate voting power of all the outstanding classes or series of the equity securities of which are beneficially owned by any one or more of the Persons referred to in clauses (a), (b) or (c).

        "Permitted Investment" means:

  (1)
  Investments by the Issuer or any Restricted Subsidiary in the Issuer, any Restricted Subsidiary or a Person that will, upon the making of such Investment become a Restricted Subsidiary;

  (2)
  loans and advances to directors, employees and officers of the Issuer or any of the Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Issuer not in excess of $10.0 million at any one time outstanding;

  (3)
  cash and Cash Equivalents;

  (4)
  receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

  (5)
  stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any debtor, including securities of a Person received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Person;

  (6)
  Investments made by the Issuer or any Restricted Subsidiary as a result of consideration received in connection with a sale of assets made in compliance with the covenant described under "—Certain covenants—Limitations on asset sales";

  (7)
  lease, utility and other similar deposits in the ordinary course of business;

  (8)
  any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date;

  (9)
  Investments, including in joint ventures of the Issuer or any of its Restricted Subsidiaries not otherwise permitted under the Indenture, not to exceed in the aggregate outstanding at any time the greater of $75.0 million or 2.0% of Total Assets as of the time of incurrence;

  (10)
  another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Issuer or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

  (11)
  guarantees issued in accordance with the covenants described under the captions "—Certain Covenants—Limitation on incurrence of indebtedness" and "—Certain Covenants—Future Note Guarantees"; and

  (12)
  to the extent constituting Investments, the Match Transactions.

        "Permitted Liens" means the following types of Liens:

  (1)
  Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Issuer or a Restricted Subsidiary shall have set aside on its books such reserves as may be required pursuant to GAAP;

  (2)
  statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent by more than 30 days or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

  (3)
  pledges and deposits made in the ordinary course of business in compliance with workers' compensation (or pursuant to letters of credit issued in connection with such workers' compensation compliance), unemployment insurance and other social security laws or regulations or to secure the performance of statutory obligations, bids, leases performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

  (4)
  Liens incurred or deposits made in the ordinary course of business to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, subleases, government contracts, performance and return-of-money bonds, letters of credit and other similar obligations (exclusive of obligations for the payment of borrowed money);

  (5)
  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (6)
  judgment Liens not giving rise to an Event of Default;

  (7)
  easements, zoning restrictions, rights-of-way, survey exceptions, minor encumbrances, reservation of, licenses, electric lines, telegraph and telephone lines and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Issuer or any Restricted Subsidiary;

  (8)
  Liens securing obligations in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations (other than Obligations in respect of Indebtedness) and trade-related letters of credit, in each case, outstanding on the

    Issue Date or issued thereafter in and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit, banker's acceptances or bank guarantees and the proceeds and products thereof;

  (9)
  Liens encumbering deposits made to secure obligations arising from common law, statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

  (10)
  bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts, sweep accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

  (11)
  leases, assignments, or subleases, licenses granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Restricted Subsidiary;

  (12)
  Liens arising from filing Uniform Commercial Code financing statements or equivalent statements regarding leases;

  (13)
  Liens securing Indebtedness incurred pursuant to clause (1) of the definition of "Permitted Indebtedness";

  (14)
  Liens securing Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Restricted Subsidiary not for the purpose of speculation;

  (15)
  Liens existing on the Issue Date;

  (16)
  Liens in favor of the Issuer or a Guarantor;

  (17)
  Liens securing Purchase Money Indebtedness or Capitalized Lease Obligations; provided that such Liens secure obligations incurred pursuant to clause (6) of the covenant "—Limitations on incurrence of indebtedness";

  (18)
  Liens securing Acquired Indebtedness permitted to be incurred under the Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than (a) the property encumbered at the time a Person becomes a Restricted Subsidiary, (b) after acquired property that is required to be pledged pursuant to the agreement granting such Lien as in effect on the date such Person becomes a Restricted Subsidiary and (c) proceeds and products thereof) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary;

  (19)
  deposits and other Liens securing credit card operations of the Issuer and its Subsidiaries, provided the amount secured does not exceed amounts owed by the Issuer and its Subsidiaries in connection with such credit card operations;

  (20)
  Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (13) (solely with respect to clause (1)(y) of "Permitted Indebtedness"), (15), (17) and (18); provided that in the case of Liens securing Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (13) (solely with respect to clause (1)(y) of "Permitted Indebtedness"), (15), (17) and (18) such Liens do not extend to any additional assets (other than (A) after-acquired property that is required to be pledged pursuant to the agreement granting the Lien securing the Indebtedness being refinanced as in effect on the date the Refinancing Indebtedness is incurred and (B) proceeds and products thereof);

  (21)
  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens in the ordinary course of business in favor of issuers of performance and surety bonds or bid bonds or with respect to health, safety and environmental regulations (other than for borrowed money) or letters of credit or bank guarantees issued to support such bonds or requirements pursuant to the request of and for the account of such Person in the ordinary course of business;

  (22)
  Interests of vendors in inventory arising out of such inventory being subject to a "sale or return" arrangement with such vendor or any consignment by any third party of any inventory;

  (23)
  Liens securing Indebtedness owed by (a) a Restricted Subsidiary to the Issuer or to any other Restricted Subsidiary that is a Guarantor or (b) the Issuer to a Guarantor;

  (24)
  [reserved];

  (25)
  Liens in respect of sale and leaseback transactions with respect to assets with a Fair Market Value in the aggregate of not more than the greater of $25.0 million or 3.0% of Consolidated Cash Flow, calculated after giving effect thereto on a pro forma basis for the then most recently ended Test Period;

  (26)
  Liens with respect to obligations that do not in the aggregate exceed the greater of $50.0 million or 2.0% of Total Assets as of the time of incurrence at any one time outstanding;

  (27)
  Liens securing obligations pursuant to cash management agreements and treasury transactions; and

  (28)
  Liens arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to the Issuer and its Restricted Subsidiaries in the ordinary course of trading and on the supplier's standard or usual terms.

        "Permitted Parent Payments" means payments to any member of the IAC Group that is a direct or indirect parent of the Issuer, (a) the proceeds of which shall be used to pay such equity holder's operating costs and expenses, other overhead costs and expenses and fees, in each case, which are directly attributable to the ownership or operations of the Issuer and its Subsidiaries or (b) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of the Issuer to the extent such salaries, bonuses, other benefits and indemnities are directly attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

        "Plan of Liquidation" with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person other than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

        "Preferred Stock" means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

        "principal" means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

        "Purchase Money Indebtedness" means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (A) such Indebtedness is comprised of Capitalized Lease Obligations or (B)(1) the amount of such Indebtedness shall not exceed such purchase price or cost and (2) such Indebtedness shall be incurred within 90 days after such acquisition of such asset by the Issuer or such Restricted Subsidiary or such installation, construction or improvement.

        "Qualified Equity Interests" of any Person means Equity Interests of such Person other than Disqualified Equity Interests. Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Issuer.

        "redeem" means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and "redemption" shall have a correlative meaning; provided that this definition shall not apply for purposes of "—Optional redemption."

        "Redesignation" has the meaning given to such term in the covenant described under "—Certain covenants—Limitations on designation of unrestricted subsidiaries."

        "refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, or to issue other Indebtedness in exchange or replacement for, such Indebtedness.

        "Refinancing Indebtedness" means Indebtedness of the Issuer or a Restricted Subsidiary incurred in exchange for, or the proceeds of which are used to redeem or refinance in whole or in part, any Indebtedness of the Issuer or any Restricted Subsidiary (the "Refinanced Indebtedness"); provided that:

  (1)
  the principal amount (and accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (and accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any premium paid to the holders of the Refinanced Indebtedness and expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

  (2)
  the obligor of Refinancing Indebtedness with respect to any Refinanced Indebtedness of the Issuer or any Guarantor does not include any Person (other than the Issuer or any Guarantor) that is not an obligor of the Refinanced Indebtedness;

  (3)
  if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

  (4)
  the Refinancing Indebtedness has a final stated maturity either (a) no earlier than the Refinanced Indebtedness being redeemed or refinanced or (b) after the final maturity date of the Notes; and

  (5)
  the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the final maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being redeemed or refinanced that is scheduled to mature on or prior to the final maturity date of the Notes; provided that Refinancing Indebtedness in respect of Refinanced Indebtedness that has no amortization may provide for amortization installments, sinking fund payments, senior maturity dates or other required payments of principal of up to 1% of the aggregate principal amount per annum.

        "Registration Rights Agreement" means (a) with respect to the Notes issued on the Issue Date, the Registration Rights Agreement dated the Issue Date, between the Issuer and J.P. Morgan Securities LLC, as representative of the several initial purchasers, and (b) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Issuer, any Guarantors and the Persons purchasing such Additional Notes under the related purchase agreement, each as amended, modified or supplemented from time to time.

        "Related Business" means any business in which the Issuer or any Restricted Subsidiary was engaged on the Issue Date or any reasonable extension of such business and any business related, ancillary or complementary to any business of the Issuer or any Restricted Subsidiary in which the Issuer or any Restricted Subsidiary was engaged on the Issue Date or any reasonable extension of such business.

        "Restricted Payment" means any of the following:

  (1)
  the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and (b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any distribution or dividend payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

  (2)
  the purchase, redemption, defeasance or other acquisition of any Equity Interests of the Issuer, including, without limitation, any payment in exchange for such Equity Interests in connection with any merger or consolidation involving the Issuer but excluding any such Equity Interests held by the Issuer or any Restricted Subsidiary;

  (3)
  any Investment other than a Permitted Investment; or

  (4)
  any principal payment or redemption, repurchase, defeasance or other acquisition, in each case prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness (other than any Subordinated Indebtedness (a) owed to and held by the Issuer or any Restricted Subsidiary or (b) purchased in anticipation of anticipating of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date or purchase, repurchase or other acquisition).

        "Restricted Subsidiary" means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Secured Leverage Ratio" means, as of any date of determination, the ratio of (i) Indebtedness of the Issuer and its Restricted Subsidiaries secured by a Lien on any assets of the Issuer and its Restricted Subsidiaries as of the last day of the Test Period most recently ended on or prior to such date of determination (as set forth on the balance sheet and determined on a consolidated basis in accordance with GAAP) to (ii) Consolidated Cash Flow for such Test Period, in each case with such pro forma adjustments to the amount of "Indebtedness" and "Consolidated Cash Flow" as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Consolidated Cash Flow" and "Consolidated Leverage Ratio."

        The Issuer may elect, pursuant to an Officer's Certificate delivered to the Trustee, to treat all or any portion of any revolving commitment under any Indebtedness as being incurred and outstanding at such time and for so long as such revolving commitments remain outstanding (regardless of whether drawn), in which case any subsequent incurrence of Indebtedness under such revolving commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.

        "Securities Act" means the U.S. Securities Act of 1933, as amended.

        "Significant Subsidiary" means (1) any Restricted Subsidiary that would be a "significant subsidiary" as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under "—Events of default" has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

        "Standard & Poor's" has the meaning set forth under "—Change of Control."

        "Subordinated Indebtedness" means Indebtedness of the Issuer or any Restricted Subsidiary that is expressly subordinated in right of payment to the Notes or any then-existing Note Guarantees.

        "Subsidiary" means, with respect to any Person:

  (1)
  any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

  (2)
  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

        Unless otherwise specified, "Subsidiary" refers to a Subsidiary of the Issuer.

        "Total Assets" means, as of any date of determination, the total assets of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as set forth on the most recent consolidated balance sheet of the Issuer as of such date (which calculation shall give pro forma effect to any acquisition or asset sale by the Issuer or any of its Restricted Subsidiaries, in each case involving the payment or receipt by the Issuer or any of its Restricted Subsidiaries of consideration (whether in the form of cash or non-cash consideration) in excess of $50.0 million that has occurred since the date of such consolidated balance sheet, as if such acquisition or asset sale had occurred on the last day of the fiscal period covered by such balance sheet).

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

        "Unrestricted Subsidiary" means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with the covenant described under "—Certain covenants—Limitations on designation of unrestricted subsidiaries" and (2) any Subsidiary of an Unrestricted Subsidiary.

        "U.S. Government Obligations" means direct non-callable obligations of, or guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

        "Weighted Average Life to Maturity" when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

        "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly Owned Restricted Subsidiaries and, solely for the purpose of the definition of "Material Domestic Subsidiary" excluding any Subsidiary whose sole assets are Equity Interests in one or more Subsidiaries that are not Wholly Owned Restricted Subsidiaries.

 Description of 2022 exchange notes

        As used below in this "Description of 2022 exchange notes" section, "Issuer" refers to Match Group, Inc., a Delaware corporation, and its successors, but not any of its subsidiaries. The Issuer issued the 2022 old notes, and will issue the 2022 exchange notes (together with the 2022 old notes, the "Notes") described in this prospectus under the indenture, dated as of November 16, 2015 ("Indenture"), between the Issuer and Computershare Trust Company, N.A., as trustee (the "Trustee"). The terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The terms of the 2022 exchange notes are identical in all material respects to the 2022 old notes, except that (1) the 2022 exchange notes will have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the 2022 old notes and (2) holders of the 2022 exchange notes will not be entitled to certain rights of holders of 2022 old notes under the Registration Rights Agreement.

        The following is a summary of the material terms and provisions of the Indenture, the Notes and the Note Guarantees, if any. The following summary does not purport to be a complete description of these documents and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture and the Notes. You can find definitions of certain terms used in this description under "—Certain definitions."

Principal, maturity and interest

        The Notes will mature on December 15, 2022. The Notes will bear interest at the rate shown on the cover page of this prospectus, payable on June 15 and December 15 of each year, commencing on June 15, 2016 to Holders of record at the close of business on June 1 or December 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. The 2022 exchange notes will bear interest from (and including) June 15, 2016, or from the most recent date to which interest has been paid or provided for.

        The Notes will be issued in registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        The Issuer may issue additional Notes having identical terms and conditions to the Notes being issued in this exchange offer, except for issue date, issue price and first interest payment date, in an unlimited aggregate principal amount (the "Additional Notes"), subject to compliance with the covenants described under "—Certain covenants—Limitations on incurrence of indebtedness." Any Additional Notes will be part of the same issue as the Notes and will be treated as one class with the Notes, including for purposes of voting, redemptions and offers to purchase. For purposes of this "Description of 2022 exchange notes" section, (a) except for the covenant described under "—Certain covenants—Limitations on incurrence of indebtedness" references to the Notes include Additional Notes, if any and (b) references to the Notes include the Exchange Notes; provided that if the Additional Notes are not fungible with the Notes for U.S. federal income Tax purposes, the Additional Notes will have a separate CUSIP number.

Methods of receiving payments on the notes

        If a Holder has given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable payment date, the Issuer will make all payments on such Holder's Notes by wire transfer of immediately available funds to the account specified in those instructions. Otherwise, payments on the Notes will be made at the office or agency of the paying agent (the "Paying Agent") for the Notes unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Ranking

        The Notes are general unsubordinated unsecured obligations of the Issuer; rank senior in right of payment to all existing and future obligations of the Issuer that are, by their terms, expressly subordinated in right of payment to the Notes and rank equally in right of payment with all existing and future obligations of the Issuer that are not so subordinated, including any Indebtedness outstanding under the Credit Agreement, our 2024 old notes and our 2024 exchange notes. As of March 31, 2016, after giving effect to the 2024 Offering and the application of proceeds therefrom, the Issuer would have had approximately $1.235 billion aggregate principal amount of indebtedness outstanding and $500.0 million of availability under the revolving credit facility of the Credit Agreement, all of which would have ranked (or will rank, if drawn) equally with the Notes in right of payment. Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuer and the Restricted Subsidiaries may incur, under certain circumstances, the amount of such Indebtedness could be substantial. See "—Certain covenants—Limitations on incurrence of indebtedness."

        The Notes are effectively subordinated to our secured debt and the secured debt of any of our subsidiaries that guarantee the Notes in the future, in each case, to the extent of the value of the assets securing such debt. As of March 31, 2016, after giving effect to the 2024 Offering and the application of proceeds therefrom, the Issuer would have had approximately $390 million of secured indebtedness outstanding and $500.0 million of availability under the revolving credit facility of the Credit Agreement, all of which ranks equally in right of payment with the Notes but is effectively senior to the Notes with respect to the extent of the value of the assets securing such indebtedness. Although the Indenture contains limitations on the amount of additional secured Indebtedness that the Issuer and the Restricted Subsidiaries may incur, under certain circumstances, the amount of such secured Indebtedness could be substantial. See "—Certain covenants—Limitations on incurrence of indebtedness" and "—Limitations on liens."

        None of our Subsidiaries guarantee the Notes. As a result, unless the Issuer shall cause (or be required to cause) any such Subsidiary to become a Guarantor pursuant to the terms of the Indenture, the Notes and any Note Guarantee, the Notes will be structurally subordinated to all existing and future obligations, including Indebtedness, of such non-Guarantor Subsidiaries. Claims of creditors of such non-Guarantor Subsidiaries, including trade creditors, will generally have priority as to the assets of such non-Guarantor Subsidiaries over the claims of the holders of Indebtedness of the Issuer and the Guarantors, if any, including the Notes and the Note Guarantees. In the event of a bankruptcy, liquidation or reorganization of any of such non-Guarantor Subsidiaries, such Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us.

Note Guarantees

        The Issuer's obligations under the Notes and the Indenture are not guaranteed by any of our Subsidiaries and therefore the Notes will be structurally subordinated to all existing and future obligations of such non-Guarantor Subsidiaries. See "—Ranking." Under certain circumstances, our obligations under the Notes and the Indenture will be jointly and severally guaranteed (the "Note Guarantees") by certain of our Subsidiaries. See "—Certain covenants—Future Note Guarantees."

        All of our Subsidiaries are Restricted Subsidiaries. Under the circumstances described below under "—Certain covenants—Limitations on designation of unrestricted subsidiaries," the Issuer will be permitted to designate any of its Subsidiaries, subject to certain exceptions, as "Unrestricted Subsidiaries." The effect of designating a Subsidiary as an "Unrestricted Subsidiary" will be that:

  •
  an Unrestricted Subsidiary will not be subject to any of the restrictive covenants in the Indenture;

  •
  a Subsidiary that is a Guarantor and that is designated an Unrestricted Subsidiary will be released from its Note Guarantee and its obligations under the Indenture; and

  •
  the assets, income, cash flow and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Issuer for purposes of calculating compliance with the restrictive covenants contained in the Indenture other than to the extent such assets, income, cash flow and other financial results are included in Consolidated Net Income.

        See "—Certain covenants—Limitations on designation of unrestricted subsidiaries."

        The obligations of any Guarantor under its Note Guarantee would be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under its Note Guarantee would be entitled to a contribution from each other Guarantor in a pro rata amount based on the adjusted net assets of each Guarantor.

        A Guarantor will be released from its obligations under its Note Guarantee and its obligations under the Indenture:

  (1)
  in the event of dissolution of such Guarantor;

  (2)
  if such Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of the Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively;

  (3)
  upon the release, discharge or reclassification of any Indebtedness or any other guarantee by such Guarantor incurred in reliance on the Leverage Ratio Exception except, with respect to a guarantee, a discharge or release by or as a result of payment under such other guarantee; or

  (4)
  upon the exercise of the legal defeasance option or covenant defeasance option as described under "—Legal defeasance and covenant defeasance" or if the obligations under the Indenture are discharged in accordance with the terms of the Indenture.

Mandatory redemption

        The Issuer will not be required to redeem the Notes prior to maturity. However, the Issuer may at any time and from time to time acquire Notes in the open market or otherwise and the Issuer may under certain circumstances be required to purchase Notes as described under "—Change of control."

Optional redemption

        Except as set forth below, the Issuer will not be entitled to redeem the Notes at its option.

        At any time prior to December 15, 2017, the Issuer may redeem all or a part of the Notes, upon notice as described under the heading "—Selection and notice of redemption," at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to but not including the date of redemption (the "Redemption Date"), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

        On and after December 15, 2017, the Issuer may redeem the Notes, in whole or in part, upon notice as described under the heading "—Selection and notice of redemption," at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to but not including the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on December 15, of each of the years indicated below:

Year	Percentage
2017	102.375%
2018	101.583%
2019	100.792%
2020 and thereafter	100.000%

        "Adjusted Treasury Rate" means, with respect to any Redemption Date:

  •
  the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

  •
  if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date. Any weekly average yields calculated by interpolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward.

        "Applicable Premium" means, with respect to any Note on any Redemption Date, the greater of:

  (1)
  1.0% of the principal amount of such Note; and

  (2)
  the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at December 15, 2017 (such redemption price being set forth in the table appearing above), plus (ii) all required interest payments due on such Note through December 15, 2017 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Adjusted Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

        Calculation of the Applicable Premium will be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the period from the relevant Redemption date to December 15, 2017 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to such period ("Remaining Life").

        "Comparable Treasury Price" means (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us.

        "Reference Treasury Dealer" means any primary U.S. Government securities dealer in New York City selected by us.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Selection and notice of redemption

        In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of the Notes for redemption will be made on a pro rata basis (if the Notes are issued in physical form) or in accordance with DTC's applicable procedures (if the Notes are issued in global form) and in each case, if the Notes are listed on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part. In addition, if a partial redemption is made pursuant to the provisions described under "—Optional redemption," selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless that method is otherwise prohibited.

        Notice of redemption will be mailed, or delivered electronically if held by DTC, at least 30 but not more than 60 days before the date of redemption to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed, or delivered electronically if held by DTC, more than 60 days prior to a Redemption Date if the notice is issued in connection with a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent for the Notes funds in satisfaction of the redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.

        Any redemption or notice may, at the Issuer's option, be subject to the satisfaction of one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer's discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the Redemption Date so delayed.

        The Issuer may provide in any notice that payment of the redemption price and accrued and unpaid interest, if any, and the performance of the Issuer's obligations with respect to such redemption may be performed by another Person.

Change of control

        If a Change of Control Triggering Event (as defined below) occurs with respect to the Notes, unless the Issuer has exercised its right to redeem the Notes as described above, the Issuer will be required to make an offer to repurchase all or, at the Holder's option, any part (equal to $2,000 or any integral multiple of $1,000 in excess thereof) of each Holder's Notes pursuant to a Change of Control Offer (as defined below).

        In the Change of Control Offer, the Issuer will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes to be purchased plus accrued and unpaid interest, if any, on the Notes repurchased, to, but not including, the date of purchase (the "Change of Control Payment").

        Within 30 days following any Change of Control Triggering Event with respect to the Notes, unless the Issuer has exercised its right to redeem the Notes as described above, the Issuer will be required to mail, or deliver electronically if held by DTC, a notice to Holders of Notes, with a copy to the Trustee for the Notes, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes (a "Change of Control Offer") on the date specified in the notice, which date will be no earlier than 30 and no later than 60 days from the date such notice is sent (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Issuer must comply with the requirements of applicable securities laws and regulations in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event.

        On the Change of Control Payment Date, the Issuer will be required, to the extent lawful, to:

  •
  accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

  •
  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

  •
  deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

        The Paying Agent will be required to promptly mail or transfer by wire, to each Holder who properly tendered Notes or portions thereof, the purchase price for such Notes or portion thereof, and the Trustee will be required to promptly authenticate and mail (or cause to be transferred by book entry) to each such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

        The Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all Notes or portions thereof properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults its offer, the Issuer will be required to make a Change of Control Offer treating the date of such termination or default as though it were the date of the Change of Control Triggering Event.

        A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and be conditional upon such Change of Control Triggering Event, if a definitive agreement is in place in respect of the Change of Control at the time of making of the Change of Control Offer.

        For purposes of the repurchase provisions of the Notes, the following terms will be applicable:

  (i)
  "Below Investment Grade Rating Event" means the Notes are rated below an Investment Grade Rating by each of the Rating Agencies at any time during the period beginning on the date of the first public notice of an arrangement that would result in a Change of Control and ending at the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Holders of Notes in writing at their request that the reduction was the result, in whole or in part, of any event or circumstance comprising or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event);

  (ii)
  "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Below Investment Grade Rating Event occurring in respect of that Change of Control;

  (iii)
  "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) if by Moody's and BBB– (or the equivalent) if by Standard & Poor's;

  (iv)
  "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business;

  (v)
  "Rating Agencies" means (1) each of Moody's and Standard & Poor's; and (2) if any of Moody's or Standard & Poor's ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" as such term is defined for purposes of Section 3(a)(62) of the Exchange Act, that the Issuer selects (as certified by an Officer of ours) as a replacement agency for Moody's or Standard & Poor's, or both of them, as the case may be; and

  (vi)
  "Standard & Poor's" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. and any successor to its rating agency business.

Certain covenants

        The Indenture contains, among others, the following covenants;

Limitations on incurrence of indebtedness

        (a)   The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided that the Issuer or any Guarantor may incur additional Indebtedness, in each case, if as of the date of incurrence, after giving effect to such incurrence and the application of the proceeds therefrom, the Consolidated Leverage Test would be satisfied (the "Leverage Ratio Exception").

        (b)   Notwithstanding the above, each of the following shall be permitted (the "Permitted Indebtedness"):

  (1)
  Indebtedness of the Issuer and any Restricted Subsidiary under Credit Facilities (including the Credit Agreement) in an aggregate principal amount at any time outstanding not to exceed the sum of (x) $1,300.0 million plus (y) any additional aggregate principal amount of

    Indebtedness that at the time of incurrence does not cause the Secured Leverage Ratio for the Issuer for the Test Period immediately preceding the date of incurrence after giving effect to such incurrence and the application of the proceeds therefrom to exceed 4.00 to 1.00; provided that any Indebtedness incurred under this clause (1) shall be deemed to be secured Indebtedness for purposes of calculating the Secured Leverage Ratio;

  (2)
  the Notes (other than Additional Notes) and any related Note Guarantees and the Exchange Notes or guarantees related thereto;

  (3)
  Indebtedness of the Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date (other than Indebtedness referred to in clause (1), (2) or (4));

  (4)
  (x) Indebtedness of the Issuer owed to any Restricted Subsidiary or of a Restricted Subsidiary owed to any other Restricted Subsidiary or the Issuer and (y) guarantees by any Restricted Subsidiary or the Issuer of any Indebtedness of the Issuer or any other Restricted Subsidiary; provided, however, that if such Indebtedness is owed by the Issuer or a Guarantor to a non-Guarantor it is subordinated in right of payment to the Notes; provided, further, however, that upon any such Indebtedness being owed to any Person other than the Issuer or a Restricted Subsidiary or any such guarantee being of Indebtedness of any Person other than the Issuer or a Restricted Subsidiary, as applicable, the Issuer or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (4);

  (5)
  Indebtedness in respect of bid, performance, surety bonds or completion bonds issued for the account of the Issuer or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Issuer or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance, surety or completion obligations;

  (6)
  Purchase Money Indebtedness or Capitalized Lease Obligations incurred by the Issuer or any Restricted Subsidiary, and Refinancing Indebtedness thereof in an aggregate amount not to exceed at any time outstanding the greater of $50.0 million or 2.0% of Total Assets as of the time of incurrence;

  (7)
  Indebtedness arising (A) from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence or (B) under any customary cash pooling or cash management agreement with a bank or other financial institution in the ordinary course of business or (C) pursuant to any treasury transaction in the ordinary course of business;

  (8)
  Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

  (9)
  Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Leverage Ratio Exception or clause (1)(y), (2), (3) or (6) above, this clause (9) or clause (11) or (12) below;

  (10)
  indemnification, adjustment of purchase price, deferred purchase price, contingent consideration or other compensation or similar obligations, in each case, incurred or assumed in connection with the making of any Permitted Investment or the acquisition or disposition of any business or assets of the Issuer or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition; provided that, in the case of a disposition, the maximum aggregate liability in respect of all such obligations incurred or assumed in connection with such disposition outstanding under this clause (10) shall at no time exceed the gross proceeds (including Fair Market Value of noncash proceeds measured at the time such noncash proceeds are received) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

  (11)
  Indebtedness of Subsidiaries that are not Guarantors if, after giving effect to such incurrence and the application of the proceeds thereof, the aggregate principal amount of such indebtedness at any time outstanding and Refinancing Indebtedness thereof does not exceed the greater of $100.0 million and 4.0% of Total Assets as of the time of incurrence (less the amount of any Indebtedness secured by a Lien permitted under clause (26) of the definition of "Permitted Liens" which Indebtedness is not incurred pursuant to this clause (11));

  (12)
  Acquired Indebtedness; provided that the Issuer would be permitted to incur an additional $1.00 of Indebtedness under the Consolidated Leverage Test or the Consolidated Leverage Ratio for the Issuer and its Restricted Subsidiaries, calculated after giving effect to such incurrence and on a pro forma basis, would be less than or equal to the Consolidated Leverage Ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

  (13)
  guarantees by the Issuer or any Restricted Subsidiary of any Indebtedness that it is otherwise permitted to incur pursuant to clauses (1) to (12) above and clauses (14) and (25) below;

  (14)
  Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate amount not to exceed at any time outstanding the greater of $50.0 million and 2.0% of Total Assets as of the time of incurrence;

  (15)
  Indebtedness representing deferred compensation incurred in the ordinary course of business;

  (16)
  Indebtedness supported by a letter of credit, bank guarantee or similar instrument, in principal amount not in excess of the stated amount of such letter of credit, bank guarantee or similar instrument;

  (17)
  any Indebtedness in respect of sale and leaseback transactions in an aggregate amount at any time outstanding not to exceed the greater of $25.0 million and 1.0% of Total Assets as of the time of incurrence;

  (18)
  the disposition of accounts receivable in connection with receivables factoring arrangements in the ordinary course of business;

  (19)
  Indebtedness of the Issuer or any Restricted Subsidiary consisting of obligations for the payment of letters of credit in commitment amounts not to exceed $10.0 million in the aggregate at any one time outstanding, excluding commitment amounts for any letters of credit issued pursuant to the Credit Facilities;

  (20)
  any guarantee by the Issuer or any of its Restricted Subsidiaries, in the ordinary course of business, of obligations of suppliers, customers, franchisees and licensees of the Issuer or any of its Restricted Subsidiaries;

  (21)
  unsecured Indebtedness in respect of obligations of the Issuer or any of its Restricted Subsidiaries to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days after the incurrence of the related obligations) in the ordinary course of business and not in connection with the borrowing of money;

  (22)
  reimbursement obligations with respect to letters of credit, bank guarantees, warehouse receipts or similar instruments issued in the ordinary course of business, and Indebtedness of the Issuer in respect of letters of credit issued by the Issuer for its own account or for the account of any of its Restricted Subsidiaries;

  (23)
  guarantees of obligations of IAC under the IAC Credit Agreement and the IAC Notes until the Separation Date;

  (24)
  any Pre-IPO Notes; and

  (25)
  to the extent constituting Indebtedness, the Match Transactions.

        For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (25) above or is entitled to be incurred pursuant to the Leverage Ratio Exception, the Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide, classify and later reclassify such Indebtedness in more than one of the types of Indebtedness described above (provided that at the time of reclassification it meets the criteria in such category or categories), except that Indebtedness outstanding on the Issue Date (i) constituting an "Escrow Incremental Term Loan" as defined in the Credit Agreement or (ii) under the Credit Agreement shall be deemed to have been incurred under clause (1) when assumed by the Issuer or on the Issue Date, as applicable, with the first up to $800.0 million of such Indebtedness being deemed incurred under clause (1)(x) and any additional amounts of such Indebtedness being deemed incurred under clause (1)(y) and the Notes issued on the Issue Date (and any Exchange Notes and guarantees thereof) shall be deemed to have been incurred under clause (2) above. In addition, for purposes of determining any particular amount of Indebtedness under this covenant, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long the Indebtedness represented by such guarantees, Liens or letter of credit obligations was incurred in compliance with this covenant.

        Accrual of interest, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest in the form of additional Indebtedness of the same class will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

Limitations on restricted payments

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless at the time of such Restricted Payment:

  (1)
  no Default shall have occurred and be continuing or shall occur as a consequence thereof; and

  (2)
  after making such Restricted Payment the Consolidated Leverage Test would be satisfied.

        The foregoing provisions will not prohibit:

  (1)
  the payment by the Issuer or any Restricted Subsidiary of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or giving the notice of the redemption, if on the date of declaration or notice the payment would have complied with the provisions of the Indenture (assuming, in the case of redemption, the giving of the notice would have been deemed to be a Restricted Payment at such time and such deemed Restricted Payment would have been permitted at such time);

  (2)
  the redemption of any Equity Interests of the Issuer in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;

  (3)
  the purchase, repurchase, redemption, defeasance, retirement for value or other acquisition of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the issuance and sale of Qualified Equity Interests within the preceding six months, (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under "—Limitations on incurrence of indebtedness" and the other terms of the Indenture, (c) upon a Change of Control or in connection with a sale of assets to the extent required by the agreement governing such Subordinated Indebtedness but only if the Issuer shall have complied with the covenants described under "—Change of control" (to the extent applicable) and purchased all Notes validly tendered pursuant to the relevant offer prior to redeeming such Subordinated Indebtedness or (d) deemed to occur as a result of the conversion of all or a portion of such Subordinated Indebtedness into Equity Interests of the Issuer;

  (4)
  repurchase, redemption or other acquisition for value by the Issuer of, Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees of the Issuer and any Restricted Subsidiary (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions shall not exceed $10.0 million during any twelve consecutive months (with unused amounts in any period being carried over to succeeding periods); provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any current or former officer, director or employee (or any permitted transferees thereof) of the Issuer or any of its Restricted Subsidiaries (or any direct or indirect parent company thereof), in connection with a repurchase of Equity Interests of the Issuer from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of the Indenture;

  (5)
  repurchases of Equity Interests deemed to occur (a) upon the exercise of stock options, warrants, or similar rights if the Equity Interests represent all or a portion of the exercise price thereof or (b) in connection with the satisfaction of any withholding tax obligations incurred relating to the vesting or exercise of stock options, warrants, restricted stock units or similar rights;

  (6)
  any Restricted Payment made out of the net cash proceeds of the substantially concurrent sale of, or made by exchange for, Qualified Equity Interests of the Issuer (other than Qualified Equity Interests issued or sold to a Restricted Subsidiary of the Issuer or an employee stock ownership plan or to a trust established by the Issuer or any of its Restricted Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Issuer from its stockholders;

  (7)
  Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for current or former directors, management, employees or consultants of the Issuer and its Restricted Subsidiaries;

  (8)
  payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries that complies with the provisions of "—Limitations on mergers, consolidations, etc."; provided that, as a result of such consolidation, merger or transfer of assets, the Issuer has made or will make a Change of Control Offer pursuant to the covenant described above under the caption "—Change of Control" (if required) and any notes tendered in connection therewith have been or will be repurchased;

  (9)
  other Restricted Payments not otherwise permitted under the Indenture in an aggregate amount from and after the Issue Date not to exceed the greater of $50.0 million or 2.0% of Total Assets, calculated as of the date on which any Restricted Payment pursuant to this clause (9) is made;

  (10)
  Restricted Payments made in connection with the Match Transactions, including the Match Transaction Distributions; and

  (11)
  Restricted Payments to any member of the IAC Group that is a direct or indirect parent of the issuer:

            (a)   the proceeds of which will be used to pay the consolidated, combined or similar income tax liability of such parent's income tax group that is attributable to the income of the Issuer or its Subsidiaries; provided that (x) no such payments with respect to any taxable year shall exceed the amount of such income tax liability that would have been imposed on the Issuer and/or the applicable Subsidiaries had such entity(ies) filed on a stand-alone basis and (y) any such payments attributable to an Unrestricted Subsidiary shall be limited to the amount of any cash paid by such Unrestricted Subsidiary to the Issuer or any Restricted Subsidiary for such purpose; and

            (b)   Permitted Parent Payments;

provided that in the case of any Restricted Payment pursuant to clause (3) or (7) above, no Default shall have occurred and be continuing or occur as a consequence thereof.

        For purposes of this covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment. In addition, for purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described above, the Issuer may order and classify, and from time to time may reclassify, such Restricted Payment if that classification would have been permitted at the time such Restricted Payment was made or at the time of the reclassification.

Limitations on dividend and other restrictions affecting restricted subsidiaries

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

  (a)
  pay dividends or make any other distributions on or in respect of its Equity Interests held by the Issuer or a Restricted Subsidiary;

  (b)
  make loans or advances or pay any Indebtedness or other obligation owed to the Issuer or any Guarantor; or

  (c)
  transfer any of its assets to the Issuer or any Guarantor;

        except for:

  (1)
  encumbrances or restrictions existing under or by reason of applicable law, regulation or order;

  (2)
  encumbrances or restrictions existing under the Indenture, the Notes, the Note Guarantees and Exchange Notes (and any guarantees thereof);

  (3)
  non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

  (4)
  encumbrances or restrictions existing under agreements existing on the Issue Date (including, without limitation, the Credit Agreement) as in effect on that date;

  (5)
  encumbrances or restrictions relating to any Lien permitted under the Indenture imposed by the holder of such Lien that limit the right of the relevant obligor to transfer assets that are subject to such Lien;

  (6)
  encumbrances or restrictions imposed under any agreement to sell assets, including Qualified Equity Interests of such Restricted Subsidiary, permitted under the Indenture to any Person pending the closing of such sale;

  (7)
  any instrument or agreement governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

  (8)
  any other instrument or agreement entered into after the Issue Date that contains encumbrances and restrictions that, as determined by the Issuer, will not materially adversely affect the Issuer's ability to make principal or interest payments on the Notes;

  (9)
  customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements, shareholder agreements and other similar agreements;

  (10)
  Purchase Money Indebtedness or Capitalized Lease Obligations incurred in compliance with the covenant described under "—Limitations on incurrence of indebtedness" that impose restrictions of the nature described in clause (c) above on the assets acquired;

  (11)
  encumbrances or restrictions on cash or other deposits or net worth imposed by suppliers, customers or landlords under contracts entered into in the ordinary course of business;

  (12)
  with respect to clause (c) only, any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests, licenses, joint venture agreements and agreements similar to any of the foregoing to the extent such provisions restrict the transfer of the property subject to such leases, licenses, joint venture agreements or similar agreements;

  (13)
  with respect to clause (c) only, any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages;

  (14)
  any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, agreements, instruments or obligations referred to in clauses (1) through (13) above; provided that, as determined by the Issuer, such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings (a) are not materially more restrictive with respect to such encumbrances and restrictions than those prior to such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings or (b) as determined by the Issuer, will not materially adversely affect the Issuer's ability to make principal or interest payments on the Notes; and

  (15)
  encumbrances or restrictions imposed on any member of the Match Group in connection with the Match Transactions.

Limitations on transactions with affiliates

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate involving payment or consideration in excess of $5.0 million (an "Affiliate Transaction"), unless, as determined by the Issuer, such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's-length basis by the Issuer or that Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or that Restricted Subsidiary.

        The foregoing restrictions shall not apply to:

  (1)
  transactions between or among the Issuer and its Restricted Subsidiaries not involving any other Affiliate;

  (2)
  as determined by the Issuer, reasonable director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, and stock compensation plans) and indemnification arrangements and performance of such arrangements;

  (3)
  any issuance of securities, or other payments, awards or grants in cash, securities or otherwise, in each case pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans in the ordinary course of business;

  (4)
  Permitted Investments;

  (5)
  Restricted Payments which are made in accordance with the covenant described under "—Limitations on restricted payments";

  (6)
  (x) any agreement or arrangement in effect on the Issue Date, as in effect on the Issue Date or as thereafter amended or replaced in any manner, that, taken as a whole, is not more disadvantageous to the Holders or the Issuer in any material respect than such agreement or arrangement as it was in effect on the Issue Date (as determined in good faith by the Issuer) or (y) any transaction pursuant to any agreement or arrangement referred to in the immediately preceding clause (x);

  (7)
  any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an Equity Interest in or otherwise controls such joint venture or similar entity;

  (8)
  ordinary overhead arrangements in which any Subsidiary participates;

  (9)
  (a) any transaction with an Affiliate where the only consideration paid by the Issuer or any Restricted Subsidiary is Qualified Equity Interests or (b) the issuance or sale of any Qualified Equity Interests;

  (10)
  any transaction entered into by a Person prior to the time such Person becomes a Restricted Subsidiary or is merged or consolidated into the Issuer or a Restricted Subsidiary;

  (11)
  the issuance or sale of any Qualified Equity Interest of the Issuer to any Person;

  (12)
  any employment agreements entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and the transactions pursuant thereto; and

  (13)
  any transactions made in connection with, or pursuant to agreements entered into in connection with, the Match Transactions and any amendment or replacement thereof in any manner, that, taken as a whole, is not more disadvantageous to the Issuer in any material respect than such agreement or arrangement (as determined in good faith by the Issuer).

Limitations on liens

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (other than Permitted Liens) of any nature whatsoever against any assets (including Equity Interests of a Restricted Subsidiary) of the Issuer or any Restricted Subsidiary, whether owned at the Issue Date or thereafter acquired, which Lien secures Indebtedness or Hedging Obligations unless:

  (1)
  in the case of Liens securing Indebtedness that is Subordinated Indebtedness, the Notes or the Note Guarantee of such Restricted Subsidiary, if any, are secured by a Lien on such assets that is senior in priority to such Liens; and

  (2)
  in all other cases, the Notes or the Note Guarantee of such Restricted Subsidiary, if any, are secured equally and ratably with or prior to such Liens;

provided that any Lien which is granted to secure the Notes or any Note Guarantee under this covenant shall be discharged at the same time as the discharge of the Lien that gave rise to the obligation to so secure the Notes or such Note Guarantee, as the case may be.

Limitations on designation of unrestricted subsidiaries

        At any time prior to a Suspension Event (or after the Reversion Date with respect thereto), the Issuer may designate any Subsidiary (including any newly formed or newly acquired Subsidiary) of the Issuer as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

  (1)
  no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

  (2)
  immediately after giving effect to such Designation, the Consolidated Leverage Test would be satisfied.

        No Subsidiary shall be Designated as an "Unrestricted Subsidiary" unless such Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt and other obligations arising by operation of law, including joint and several liability for taxes, ERISA obligations and similar items, except, in each case, pursuant to Investments which are made in accordance with the covenant described under "—Limitations on restricted payments";

  (2)
  is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding comply with the covenant described above under "—Limitations on transactions with affiliates"; and

  (3)
  is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person's financial condition or to cause the Person to achieve any specified levels of operating results, except, in each case, pursuant to Investments which are made in accordance with the covenant described under "—Limitations on restricted payments."

        The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a "Redesignation") only if:

  (1)
  no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

  (2)
  all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

        All Designations and Redesignations must be evidenced by an Officer's Certificate certifying compliance with the foregoing provisions delivered to the Trustee.

Limitations on mergers, consolidations, etc.

        The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into another Person, or sell, lease, transfer, convey or otherwise dispose of all or substantially all of the assets of the Issuer or the Issuer and the Restricted Subsidiaries (taken as a whole) or (b) adopt a Plan of Liquidation unless, in either case:

  (1)
  either:

            (a)   the Issuer will be the surviving or continuing Person; or

            (b)   the Person formed by or surviving such consolidation or merger or to which such sale, lease, transfer, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the "Successor") is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Issuer under the Notes, the Indenture and, if applicable the Registration Rights Agreement;

  (2)
  immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing;

  (3)
  immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, either (i) the Consolidated Leverage Test would be satisfied or (ii) the Successor would have a Consolidated Leverage Ratio that is less than or equal to the Consolidated Leverage Ratio of the Issuer immediately prior to the transaction;

  (4)
  each Guarantor, unless it is the other party to such transactions, in which case clause (1)(b) of the second succeeding paragraph shall apply, shall have, by supplemental indenture, confirmed that its Note Guarantee shall apply to such Person's obligations under the Indenture and the Notes; and

  (5)
  the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this covenant and the applicable provisions of the Indenture.

        For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

        Except as provided in the fourth paragraph under "—Note Guarantees," no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, unless:

  (1)
  either:

  (a)
  such Guarantor will be the surviving or continuing Person; or

  (b)
  the Person formed by or surviving any such consolidation or merger is another Guarantor or assumes, by agreements in form and substance reasonably satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, the Indenture and, if applicable, the Registration Rights Agreement;

  (2)
  immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

  (3)
  the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this covenant and the applicable provisions of the Indenture.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

        Upon any consolidation or merger of the Issuer or a Guarantor, or any sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Issuer or any Guarantor in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or the Person to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor, as the case may be, under the Indenture, the Registration Rights Agreement, the Notes and the Note Guarantees, as applicable, with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of the Note Guarantee, as the case may be, and all of the Issuer's or such Guarantor's other obligations and covenants under the Notes, the Indenture and its Note Guarantee, if applicable.

        Notwithstanding the foregoing, any Restricted Subsidiary may consolidate with, merge with or into or sell, convey, transfer, lease or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its assets to the Issuer or another Restricted Subsidiary; provided if such Restricted Subsidiary is a Guarantor, that the surviving entity remains or becomes a Guarantor.

Future Note Guarantees

        If, after the Issue Date, (a) any Restricted Subsidiary (including any newly formed, newly acquired or newly Redesignated Restricted Subsidiary) incurs any Indebtedness or guarantees any Indebtedness of the Issuer or a Domestic Subsidiary in either case in reliance on the Leverage Ratio Exception or (b) the Issuer otherwise elects to have any Restricted Subsidiary become a Guarantor, then, in each such case, the Issuer shall cause such Restricted Subsidiary to:

  (1)
  execute and deliver to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer's obligations under the Notes and the Indenture and (b) a notation of guarantee in respect of its Note Guarantee; and

  (2)
  deliver to the Trustee one or more opinions of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms (subject to customary qualifications).

Reports

        Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC (and make available to the Trustee and Holders of the Notes, without cost to any Holder, within 15 days after it files (or is otherwise required to file) them with the SEC) from and after the Issue Date,

  (1)
  within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

  (2)
  within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

  (3)
  promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

  (4)
  any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within l5 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        Notwithstanding the foregoing, such requirements shall be deemed satisfied for any particular period or report prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement described in the Registration Rights Agreement (1) by the filing with the SEC of the exchange offer registration statement or shelf registration statement (or any other registration statement, including a registration statement on Form S-1), and any amendments thereto, with such financial information that satisfies Regulation S-X, subject to exceptions consistent with the presentation of financial information in the Offering Memorandum, to the extent filed within the times specified above, or (2) by posting reports that would be required to be filed substantially in the form required by the SEC on the Issuer's website and providing such reports to the Trustee within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, with such financial information (including a "Management's discussion and analysis of results of operations and financial condition" section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in the Offering Memorandum, to the extent filed within the times specified above.

        Delivery of such reports and information to the Trustee shall be for informational purposes only and the Trustee's receipt of them shall not constitute constructive notice of any information contained therein or determinable from information contained therein (including the Issuer's compliance with any of its covenants under the Indenture as to which the Trustee is entitled to rely exclusively on an Officer's Certificate).

Limitations on asset sales

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless at the time of such transaction and after giving effect thereto and to the use of proceeds thereof, (a) no Default shall have occurred and be continuing, (b) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and (c) in the case of an Asset Sale other than an Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

  (a)
  any liabilities (as reflected in the Issuer's or such Restricted Subsidiary's most recent balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Issuer's or such Restricted Subsidiary's balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on the date of such balance sheet) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms expressly subordinated in right of payment to the Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

  (b)
  any securities, notes or other similar obligations received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents (to the extent so converted) within 180 days following the closing of such Asset Sale, and

  (c)
  any Designated Noncash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed an amount equal to the greater of $100.0 million and 3.0% of Total Assets at the time of the receipt of such Designated Noncash Consideration, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash or Cash Equivalents for purposes of this provision and for no other purpose.

Suspension event

        If on any date following the Issue Date (i) the Notes have an Investment Grade Rating from both Moody's and Standard & Poor's, and the Issuer has delivered written notice of such Investment Grade Rating to the Trustee, and (ii) no Default has occurred and is continuing under the Indenture (a "Suspension Event"), then, beginning on that day and continuing at all times thereafter except as provided in the next succeeding paragraph, the covenants specifically listed under the following captions in this "Description of 2022 exchange notes" section will no longer be applicable to the Notes (collectively, the "Suspended Covenants"):

  (1)
  "—Limitations on incurrence of indebtedness";

  (2)
  "—Limitations on restricted payments";

  (3)
  "—Limitations on dividend and other restrictions affecting restricted subsidiaries";

  (4)
  "—Limitations on asset sales";

  (5)
  clause (3) under "—Limitations on mergers, consolidations, etc.";

  (6)
  "—Limitations on transactions with affiliates" and

  (7)
  "—Future Note Guarantees".

        In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the "Reversion Date") one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenant under the Indenture with respect to future events. The Issuer will give the Trustee prompt written notice of a Reversion Date. In the absence of such notice, the Trustee shall be entitled to assume that no Suspension Event or Reversion Date has occurred.

        The period of time between the Suspension Event and the Reversion Date is referred to in this description as the "Suspension Period." Notwithstanding that the Suspended Covenants may be reinstated, no Default will occur or be deemed to have occurred solely as a result of a failure to comply with the Suspended Covenants during the Suspension Period or the continued existence of circumstances or obligations that occurred without complying with the Suspended Covenants during the Suspension Period.

        There can be no assurance that the Notes will ever achieve Investment Grade Ratings.

        On the Reversion Date, all Indebtedness incurred during the Suspension Period will be classified to have been incurred pursuant to paragraph (a) of "—Limitations on incurrence of indebtedness" or one of the clauses set forth in paragraph (b) of "—Limitations on incurrence of indebtedness" (to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reversion Date and after giving effect to Indebtedness incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be incurred pursuant to paragraph (a) or (b) of the covenant described under "—Limitations on incurrence of indebtedness," such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (3) of paragraph (b) of the covenant described under "—Limitations on incurrence of indebtedness." For purposes of the "—Limitations on restricted payments" covenant, on the Reversion Date, all Restricted Payments made during the Suspension Period shall be deemed to have been made under the first sentence of the covenant described under "—Limitations on restricted payments." For purposes of the "—Limitations on dividend and other restrictions affecting restricted subsidiaries" covenant, on the Reversion Date, any encumbrance or restriction on the ability of any Restricted Subsidiary described under clauses (a), (b) or (c) of the first paragraph thereof created or otherwise caused or permitted to exist or become effective during the Suspension Period shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (4) of such covenant. For purposes of the "—Limitations on transactions with affiliates" covenant, on the Reversion Date, any Affiliate Transaction entered into or permitted to exist during the Suspension Period shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (6) of such covenant.

Events of default

        Each of the following constitutes an "Event of Default" under the Indenture:

  (1)
  failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

  (2)
  failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

  (3)
  failure by the Issuer to comply (a) for 30 days after notice with any of its agreements or covenants described above under "—Certain covenants—Limitations on mergers, consolidations, etc." or (b) for 45 days after notice in respect of its obligations to make a Change of Control Offer as described under "—Change of control";

  (4)
  failure by the Issuer to comply with any other agreement or covenant in the Indenture and continuance of this failure for 60 days after notice;

  (5)
  default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Issuer or any Significant Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

            (a)   is caused by a failure to pay at final maturity principal on such Indebtedness within the applicable express grace period and any extensions thereof, or

            (b)   results in the acceleration of such Indebtedness prior to its express final maturity, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a) or (b) has occurred and is continuing, aggregates $75.0 million or more (and provided that for purposes of this clause (5) only, "Indebtedness" shall include any Hedging Obligations with the "principal amount" of any Hedging Obligations at any time being the maximum aggregate amount (giving effect to any netting agreements) that the Issuer or such Restricted Subsidiary would be required to pay if the agreement with respect to such Hedging Obligations terminated at such time);

  (6)
  one or more judgments or orders that exceed $75.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Significant Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

  (7)
  the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

            (a)   commences a voluntary case,

            (b)   consents to the entry of an order for relief against it in an involuntary case,

            (c)   consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

            (d)   makes a general assignment for the benefit of its creditors;

  (8)
  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (a)   is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case,

            (b)   appoints a Custodian of the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or

            (c)   orders the liquidation of the Issuer or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or

  (9)
  any Note Guarantee of a Material Domestic Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability in writing under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee).

        However, a default under clauses (3) and (4) will not constitute an Event of Default until the trustee or the holders of at least 25% in principal amount of the outstanding notes notify the Issuer of the default and the Issuer does not cure such default within the applicable time specified in clauses (3) and (4) after receipt of such notice.

        If an Event of Default specified in clause (7) or (8) with respect to the Issuer or any Significant Subsidiary occurs, all outstanding Notes shall become due and payable without any further action or notice. If any other Event of Default (other than an Event of Default specified in clause (7) or (8) above with respect to the Issuer or any Significant Subsidiary), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest have been cured or waived as provided in the Indenture.

        The Trustee shall, within ninety (90) days after the occurrence of any Default (which the Trustee is deemed to have knowledge of pursuant to the Indenture) with respect to the Notes give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with "—Certain covenants—Limitations on mergers, consolidations, etc.," the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the Holders.

        No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the Trustee:

  (1)
  has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

  (2)
  has been offered indemnity satisfactory to it in its reasonable judgment; and

  (3)
  has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

        However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of the first paragraph of this "—Events of default" section).

        The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, upon any Officer of the Issuer becoming aware of any Default, a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

Legal defeasance and covenant defeasance

        The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Note Guarantees, and the Indenture shall cease to be of further effect as to all outstanding Notes and Note Guarantees except as to:

  (1)
  rights of Holders to receive payments in respect of the principal of and interest on the Notes when such payments are due from the trust funds referred to below,

  (2)
  the Issuer's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

  (3)
  the rights, powers, trusts, duties, and immunities of the Trustee, and the Issuer's obligation in connection therewith, and

  (4)
  the Legal Defeasance provisions of the Indenture.

        In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to most of the covenants under the Indenture, except as described otherwise in the Indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Issuer must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest), as evidenced by an Officer's Certificate of the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes,

  (2)
  in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that:

            (a)   the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

            (b)   since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

    in either case to the effect that, and based thereon the Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

  (3)
  in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

  (4)
  no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit),

  (5)
  the Issuer shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

  (6)
  the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officer's Certificate, clauses (1) through (4) and, in the case of the Opinion of Counsel, clauses (2) and/or (3) of this paragraph have been complied with.

        If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the obligations of the Issuer and the obligations of the Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and discharge

        The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled and certain rights of the Trustee) as to all outstanding Notes when either:

  (1)
  all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

  (2)
  (a)    all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to the provisions described under "—Optional redemption," and, in any case, the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest), as evidenced by an Officer's Certificate of the Issuer, to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

            (b)   the Issuer has paid all other sums payable by it under the Indenture, and

            (c)   the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

        In addition, the Issuer must deliver an Officer's Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

Transfer and exchange

        A Holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The registrar (the "Registrar") for the Notes may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the Registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (3) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

        The Notes will be issued in registered form and the registered Holder will be treated as the owner of such Note for all purposes.

Amendment, supplement and waiver

        Subject to certain exceptions, the Indenture or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes, except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding; provided that, without the consent of each Holder affected, no amendment or waiver may:

  (1)
  reduce, or change the maturity of, the principal of any Note;

  (2)
  reduce the rate of or extend the time for payment of interest on any Note;

  (3)
  reduce any premium payable upon redemption of the Notes or change the date on, or the circumstances under, which any Notes are subject to redemption (other than provisions relating to the purchase of Notes described above under "—Change of control," except that if a Change of Control Triggering Event has occurred, no amendment or other modification of the obligation of the Issuer to make a Change of Control Offer relating to such Change of Control Triggering Event shall be made without the consent of each Holder of the Notes affected);

  (4)
  make any Note payable in money or currency other than that stated in the Notes;

  (5)
  modify or change any provision of the Indenture or the related definitions to affect the ranking of the Notes or any Note Guarantee in a manner that adversely affects the Holders;

  (6)
  reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

  (7)
  waive a default in the payment of principal of or premium or interest on any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration);

  (8)
  impair the rights of Holders to receive payments of principal of or interest on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes; or

  (9)
  release any Guarantor that is a Material Domestic Subsidiary from any of its obligations under its Note Guarantee or the Indenture, except as permitted by the Indenture, or amend the definition of Material Domestic Subsidiary in a manner adverse to Holders.

        Notwithstanding the foregoing, the Issuer and the Trustee may amend the Indenture, the Note Guarantees or the Notes without the consent of any Holder, to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Issuer's or a Guarantor's obligations to the Holders in the case of a merger, consolidation or sale of all or substantially all of the assets in accordance with "—Certain covenants—Limitations on mergers, consolidations, etc."; to release any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture) to provide for the issuance of Additional Notes; to add any guarantees with respect to the Notes, including the Note Guarantees, to secure the Notes, to add to the covenants of the Issuer or a Restricted Subsidiary for the benefit of the Holders of the notes or to surrender any right or power conferred upon the Issuer or a Restricted Subsidiary; to evidence and provide for the acceptance of appointment by a successor trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee; to conform the text of the Indenture, the Notes or the Note Guarantees to any provision of the "Description of the New Match Notes" section of the Offering Memorandum to the extent that such provision in the "Description of the New Match Notes" section of the Offering Memorandum was intended to be a verbatim recitation of a provision of the Indenture, the Notes or the Note Guarantees; or to make any change that does not materially adversely affect the rights of any Holder; or in the case of the Indenture, to maintain the qualification of the Indenture under the Trust Indenture Act. The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

No personal liability of directors, officers, employees and stockholders

        No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor will have any liability for any obligations of the Issuer under the Notes or the Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the SEC that this type of waiver is against public policy.

Concerning the Trustee

        Computershare Trust Company, N.A. is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue (if the Indenture has been qualified under the Trust Indenture Act) or resign.

        The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

Governing law

        The Indenture and the Notes are, and any Note Guarantees will be, governed by, and construed in accordance with, the laws of the State of New York.

Certain definitions

        Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

        "Acquired Indebtedness" means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

        "Additional Interest" means all additional interest then owing pursuant to the Registration Rights Agreement.

        "Affiliate" of any Person means any other Person which directly or indirectly Controls or is Controlled by, or is under direct or indirect common Control with, the referent Person.

        "Affiliated Persons" mean, with respect to any specified Person, (a) such specified Person's parents, spouse, siblings, descendants, stepchildren, step grandchildren, nieces and nephews and their respective spouses, (b) the estate, legatees and devisees of such specified Person and each of the Persons referred to in clause (a), and (c) any company, partnership, trust or other entity or investment vehicle Controlled by any of the Persons referred to in clause (a) or (b) or the holdings of which are for the primary benefit of any of such Persons.

        "amend" means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and "amendment" shall have a correlative meaning.

        "asset" means any asset or property.

        "Asset Acquisition" means

  (1)
  an Investment by the Issuer or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary, or shall be merged with or into the Issuer or any Restricted Subsidiary, or

  (2)
  the acquisition by the Issuer or any Restricted Subsidiary of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

        "Asset Sale" means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a sale and leaseback transaction or a merger or consolidation) (collectively, for purposes of this definition, a "transfer"), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term "Asset Sale" shall not include:

  (1)
  transfers of cash or Cash Equivalents;

  (2)
  transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the covenant described under "—Certain covenants—Limitations on mergers, consolidations, etc.";

  (3)
  Permitted Investments and Restricted Payments permitted under the covenant described under "—Certain covenants—Limitations on restricted payments";

  (4)
  the creation of any Lien permitted under the Indenture;

  (5)
  transfers of assets that are (i) damaged, worn out, uneconomic, obsolete or otherwise deemed to be no longer necessary or useful in the current or anticipated business of the Issuer or its Restricted Subsidiaries or (ii) replaced by assets of similar suitability and value;

  (6)
  sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets, of the Issuer or any Restricted Subsidiary to the extent not materially interfering with the business of Issuer and the Restricted Subsidiaries;

  (7)
  any transfer or series of related transfers that, but for this clause, would be Asset Sales, if the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $50.0 million for such transaction or any such series of related transactions;

  (8)
  sale and leaseback transactions with respect to property with an aggregate Fair Market Value not to exceed the greater of $25.0 million and 3.0% of Consolidated Cash Flow calculated after giving effect thereto on a pro forma basis for the then most recently ended Test Period;

  (9)
  any transfer or series of transfers that, but for this clause, would be Asset Sales if consummated at a time when, after giving pro forma effect thereto, (x)(i) the Consolidated Leverage Test would be satisfied or (ii) the Consolidated Leverage Ratio immediately following such transfer or series of transfers is less than or equal to the Consolidated Leverage Ratio of the Issuer immediately prior to such transfer or series of transfers and (y) no Default shall have occurred and be continuing or occur as a consequence thereof; and

  (10)
  any transfer in connection with the Match Transactions.

        "Asset Swap" means any exchange of assets of the Issuer or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary) for assets of another Person (including Equity Interests of a Person whose primary business is a Related Business) that are intended to be used by the Issuer or any Restricted Subsidiary in a Related Business, including, to the extent necessary to equalize the value of the assets being exchanged, cash of any party to such asset swap.

        "Bankruptcy Law" means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

        "Board of Directors" means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, or the functional equivalent of the foregoing, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of "Change of Control," any duly authorized committee of such body.

        "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York or the city in which the Trustee's corporate trust office is located are authorized or required by law to close.

        "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided however, that any obligations relating to a lease that would have been accounted by such Person as an operating lease in accordance with GAAP as of the Issue Date shall be accounted for as an operating lease and not a Capitalized Lease Obligation for all purposes under the Indenture.

        "Cash Equivalents" means:

  (1)
  marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;

  (2)
  certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof or any lender or any Affiliate of any lender party to the Credit Agreement;

  (3)
  commercial paper of an issuer rated at least A-1 by Standard & Poor's or P-1 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition;

  (4)
  repurchase obligations of any commercial bank satisfying the requirements of clause (2) of this definition with respect to securities issued or fully guaranteed or insured by the United States government;

  (5)
  securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by Standard & Poor's or A by Moody's;

  (6)
  securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (2) of this definition;

  (7)
  money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (1) through (6) of this definition;

  (8)
  money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by Standard & Poor's or Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000; and

  (9)
  in the case of any Foreign Subsidiary, investments substantially comparable to any of the foregoing investments with respect to the country in which such Foreign Subsidiary is organized.

        "Change of Control" means the occurrence of any of the following events:

  (1)
  the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder, and either (a) such Person is a Disqualified Person or (b) on any day until the date that is six months after the date on which such sale, lease or transfer occurred, the Issuer is rated by one of Moody's or Standard & Poor's and the rating assigned by either of them is not an Investment Grade Rating;

  (2)
  the acquisition of beneficial ownership by any person or group (excluding any one or more Permitted Holders or group Controlled by any one or more Permitted Holders) of more than 35% of the aggregate voting power of all outstanding classes or series of the Issuer's voting stock and such aggregate voting power exceeds the aggregate voting power of all outstanding classes or series of the Issuer's voting stock beneficially owned by the Permitted Holders collectively, and either (a) such person or group is a Disqualified Person or (b) on any day until the date that is six months after the date on which such person or group becomes such beneficial owner, the Issuer is rated by one of Moody's or Standard & Poor's and the rating assigned by either of them is not an Investment Grade Rating;

  (3)
  during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Issuer (together with any new directors whose election by the Board of Directors or whose nomination for election by the equityholders of the Issuer was approved by a vote of the majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Issuer's Board of Directors then in office; or

  (4)
  the Issuer shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the equityholders of the Issuer.

        Notwithstanding the foregoing, a transaction in which the Issuer becomes a Subsidiary of another Person (other than a Person that is an individual or a Permitted Holder) shall not constitute a Change of Control if the shareholders of the Issuer immediately prior to such transaction beneficially own, directly or indirectly through one or more intermediaries, the same proportion of voting power of the outstanding classes or series of the Issuer's voting stock as such shareholders beneficially own immediately following the consummation of such transaction.

        For purposes of this definition, a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

        "Consolidated Amortization Expense" for any period means the amortization expense of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Cash Flow" for any period means, without duplication, the sum of the amounts for such period of

  (1)
  Consolidated Net Income, plus

  (2)
  in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income,

            (a)   Consolidated Income Tax Expense,

            (b)   Consolidated Amortization Expense,

            (c)   Consolidated Depreciation Expense,

            (d)   Consolidated Interest Expense,

            (e)   all non-cash compensation, as reported in the Issuer's financial statements,

            (f)    any non-cash charges or losses or realized losses related to the write-offs, write-downs or mark-to-market adjustments or sales or exchanges of any investments in debt or equity securities by the Issuer or any Restricted Subsidiary,

            (g)   the aggregate amount of all other non-cash charges, expenses or losses reducing such Consolidated Net Income, including any impairment (including any impairment of intangibles and goodwill) (excluding any non-cash charge, expense or loss that results in an accrual of a reserve for cash charges in any future period and any non-cash charge, expense or loss relating to write-offs, write-downs or reserves with respect to accounts receivable or inventory), for such period, and

            (h)   the amount of any restructuring charges or reserves, including any one-time costs incurred in connection with acquisitions, minus

  (3)
  in each case only to the extent (and in the same proportion) included in determining Consolidated Net Income, any non-cash or realized gains related to mark-to-market adjustments or sales or exchanges of any investments in debt or equity securities by the Issuer or any Restricted Subsidiary, in each case determined on a consolidated basis in accordance with GAAP; provided that the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period will be excluded from Consolidated Net Income.

        For purposes of this definition, whenever pro forma effect is to be given, the pro forma calculations shall be factually supportable, reasonably identifiable and made in good faith by a responsible financial or accounting Officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer's Certificate, to reflect cost savings and other operating improvements or synergies reasonably expected to be realized within 12 months from the applicable event to be given pro forma effect.

        "Consolidated Contingent Consideration Fair Value Remeasurement Adjustments" for any period means the contingent consideration fair value remeasurement adjustments, of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Depreciation Expense" for any period means the depreciation expense of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Income Tax Expense" for any period means the provision for taxes of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Interest Expense" for any period means the sum, without duplication, of the total interest expense of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, minus consolidated interest income of the Issuer and its Restricted Subsidiaries, and including, without duplication,

  (1)
  imputed interest on Capitalized Lease Obligations,

  (2)
  commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers' acceptance financing and receivables financings,

  (3)
  the net costs associated with Hedging Obligations related to interest rates,

  (4)
  amortization of debt issuance costs, debt discount or premium and other financing fees and expenses,

  (5)
  the interest portion of any deferred payment obligations,

  (6)
  all other non-cash interest expense,

  (7)
  capitalized interest,

  (8)
  all dividend payments on any series of Disqualified Equity Interests of the Issuer or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Issuer or a Wholly Owned Restricted Subsidiary or to the extent paid in Qualified Equity Interests),

  (9)
  all interest payable with respect to discontinued operations, and

  (10)
  all interest on any Indebtedness described in clause (6) or (7) of the definition of Indebtedness, but excluding, without duplication, (x) on and prior to the Separation Date, interest expense in respect of guarantees by any one or more members of the Match Group of Indebtedness of any one or more members of the IAC Group and (y) interest on any Pre-IPO Note.

        "Consolidated Leverage Ratio" means, at any date, the ratio of (i) Indebtedness of the Issuer and its Restricted Subsidiaries as of the last day of the Test Period most recently ended on or prior to such date of determination (as set forth on the balance sheet and determined on a consolidated basis in accordance with GAAP but excluding, (x) on and prior to the Separation Date, Indebtedness consisting of guarantees by any one or more members of the Match Group of Indebtedness of any one or more members of the IAC Group and (y) any Pre-IPO Note) to (ii) Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are available ending on or prior to the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Leverage Ratio (the "Test Period").

        The Consolidated Leverage Ratio shall be calculated for any period after giving effect on a pro forma basis (as if they had occurred on the first day of the applicable Test Period) to:

  (1)
  the incurrence of any Indebtedness of the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment, repurchase, defeasance or other discharge of Indebtedness (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Test Period or at any time subsequent to the last day of the Test Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Test Period; and

  (2)
  any (x) Asset Sale, (y) asset sale if the Fair Market Value of the assets sold in such transaction or series of related transactions exceeds $2.0 million, which is solely excluded from the definition of Asset Sale pursuant to clause (9) of such definition or (z) Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition or as a result of a Redesignation) or operational restructuring (each a "pro forma event") (including any cost savings and synergies resulting from head count reduction, closure of facilities and similar operational and other cost savings and synergies relating to such pro forma event occurring within 12 months (or expected, in the good faith determination of the Issuer, to occur within 12 months) of such pro forma event and during such period or subsequent to such period and on or prior to the date of such calculation, in each case that are expected to have a continuing impact and are factually supportable, and which adjustments the Issuer determines are reasonable as set forth in an Officer's Certificate; provided that the aggregate amount of all such cost savings and synergies shall in no event exceed 10% of Consolidated Cash Flow for such period calculated prior to giving effect to such pro forma adjustments) occurring during the Test Period or at any time subsequent to the last day of the Test Period and on or prior to the Transaction Date, as if such pro forma event occurred on the first day of the Test Period, provided that asset sales described in clause 2(y) in an aggregate amount not to exceed $50.0 million in any Test Period shall not be required to be given pro forma effect.

        In calculating Consolidated Interest Expense for purposes of the Consolidated Leverage Ratio with respect to any Indebtedness being given pro forma effect:

  (1)
  interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

  (2)
  if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Test Period;

  (3)
  notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of the agreements governing such Hedging Obligations;

  (4)
  interest on any Indebtedness under a revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during the Test Period; and

  (5)
  interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting Officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        The Issuer may elect, pursuant to an Officer's Certificate delivered to the Trustee, to treat all or any portion of any revolving commitment under any Indebtedness as being incurred and outstanding at such time and for so long as such revolving commitments remain outstanding (regardless of whether drawn), in which case any subsequent incurrence of Indebtedness under such revolving commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.

        "Consolidated Leverage Test" means, at any date, that the Consolidated Leverage Ratio is no greater than 5.00 to 1.00.

        "Consolidated Net Income" for any period means the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

  (1)
  the net income (or loss) of any Person that is not a Restricted Subsidiary, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any Restricted Subsidiary during such period;

  (2)
  gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

  (3)
  gains and losses with respect to Hedging Obligations;

  (4)
  the cumulative effect of any change in accounting principles;

  (5)
  any extraordinary or nonrecurring gain (or extraordinary or nonrecurring loss), together with any related provision for taxes on any such extraordinary or nonrecurring gain (or the tax effect of any such extraordinary or nonrecurring loss), realized by the Issuer or any Restricted Subsidiary during such period;

  (6)
  Consolidated Contingent Consideration Fair Value Remeasurement Adjustments;

  (7)
  any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations; and

  (8)
  any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) the sale of any financial or equity investment by the Issuer or any Restricted Subsidiary provided, further, that the effects of any adjustments in the inventory, property and equipment, software, goodwill, other intangible assets, in-process research and development, deferred revenue, debt line items, any earn-out obligations and any other non-cash charges (other than the amortization of unfavorable operating leases) in the Issuer's consolidated financial statements pursuant to GAAP in each case resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any such amounts shall be excluded when determining Consolidated Net Income.

        "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

        "Credit Agreement" means the Credit Agreement, dated October 7, 2015, by and among the Issuer, as Borrower, the guarantors party thereto from time to time, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and arrangers party thereto, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, and in each case as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

        "Credit Facilities" means one or more (A) debt facilities (which may be outstanding at the same time and including, without limitation, the Credit Agreement) or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities (including, without limitation, the Notes), indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers' acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder).

        "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

        "Default" means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

        "Designated Noncash Consideration" means the Fair Market Value of noncash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

        "Designation" has the meaning given to this term in the covenant described under "—Certain covenants—Limitations on designation of unrestricted subsidiaries."

        "Disqualified Equity Interests" of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, in each case on or prior to the date that is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the 91st day after the final maturity date of the Notes shall not constitute Disqualified Equity Interests if (1) the change of control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under "—Change of control," and (2) the right to require the Issuer to redeem such Equity Interests does not become operative prior to the Issuer's purchase of the Notes as required pursuant to the provisions described under "—Change of control."

        "Disqualified Person" means a Person whose senior debt does not have an Investment Grade Rating with either Moody's or Standard & Poor's on (a) the date on which (i) such Person becomes a beneficial owner of the Issuer or (ii) the sale, lease or transfer, in one or a series of transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries taken as a whole occurs, or (b) any day until the date that is 45 days after the date described in clause (a).

        "Domestic Subsidiary" means any Subsidiary of the Issuer that is not a Foreign Subsidiary.

        "Equity Interests" of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding any debt securities convertible into such shares or other interests.

        "Exchange Notes" means the debt securities of the Issuer issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Notes, in compliance with the terms of the Registration Rights Agreement.

        "Fair Market Value" means, with respect to any asset, as determined by the Issuer, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.

        "Foreign Subsidiary" means any Subsidiary of the Issuer that is not organized under the laws of the United States or any jurisdiction within the United States and any direct or indirect subsidiary thereof.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in

such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, consistently applied.

        "guarantee" means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); "guarantee," when used as a verb, and "guaranteed" have correlative meanings.

        "Guarantors" means each Person that is required to, or at the election of the Issuer does, become a Guarantor by the terms of the Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee in accordance with the terms of the Indenture.

        "Hedging Obligations" of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

        "Holder" means any registered holder, from time to time, of the Notes.

        "IAC" means IAC/InterActiveCorp. a Delaware corporation, and its successors.

        "IAC/Match Intercompany Debt" means the incurrence prior to the Match Offering, extension of existing or settlement of (x) unsecured intercompany loans, intercompany payables and intercompany receivables between the Match Group and the IAC Group or (y) any intercompany contributions from the IAC Group to the Match Group (and, in each case, payments or distributions thereon), in each case (i) under intercompany arrangements existing as of the Issue Date or put in place in connection with the Match Offering or related transactions, (ii) in connection with the acquisition of Plentyoffish Media Inc. or (iii) in connection with cash management arrangements; provided that any such Indebtedness could be incurred pursuant to the Leverage Ratio Exception.

        "IAC Credit Agreement" means that certain Credit Agreement dated as of December 21, 2012, among IAC, as borrower, the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and arrangers party thereto (as amended and restated on October 7, 2015).

        "IAC Group" means IAC and its subsidiaries not including the Issuer and its subsidiaries.

        "IAC Notes" means the IAC 2022 Notes and the $500.0 million aggregate principal amount of 4.875% senior notes due 2018 of IAC.

        "IAC 2022 Notes" means the $500.0 million aggregate principal amount of 4.75% senior notes due 2022 of IAC issued pursuant to that Indenture dated December 21, 2012 among IAC, the guarantors party thereto and Computershare Trust Company, N.A., as trustee.

        "incur" means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests shall be deemed to be an incurrence of Indebtedness.

        "Indebtedness" of any Person at any date means, without duplication:

  (1)
  all liabilities, contingent or otherwise, of such Person for borrowed money;

  (2)
  all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers' acceptances and similar credit transactions;

  (4)
  all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except (i) trade payables and accrued expenses incurred by such Person in the ordinary course of business and (ii) amounts accrued associated with contingent consideration arrangements;

  (5)
  all Capitalized Lease Obligations of such Person;

  (6)
  all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

  (7)
  all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer's Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis; and

  (8)
  all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person (excluding obligations arising from inventory transactions in the ordinary course of business).

        The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (6), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured.

        "interest" means, with respect to the Notes, interest on the Notes (including Additional Interest, if any).

        "Investments" of any Person means:

  (1)
  all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

  (2)
  all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof); and

  (3)
  the Designation of any Subsidiary as an Unrestricted Subsidiary.

        Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (3) shall be the Fair Market Value of the Issuer's proportionate interest in such Unrestricted Subsidiary as of the date of such Unrestricted Subsidiary's designation as an Unrestricted Subsidiary. If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the Issuer shall be deemed not to be Investments.

        "Issue Date" means November 16, 2015.

        "Leverage Ratio Exception" has the meaning set forth in the proviso in the first paragraph of the covenant described under "—Certain covenants—Limitations on incurrence of indebtedness."

        "Lien" means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, easement, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

        "Match Group" means the Issuer and its Subsidiaries.

        "Match Offering" means the issuance by the Issuer of up to an aggregate of 20% of the economic interest represented by all outstanding capital stock of the Issuer as of the date of the Match Offering (after giving pro forma effect to the issuance of such capital stock in such offering) in an initial underwritten public offering pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act.

        "Match Transaction Distributions" means dividends or distributions of cash and other property from the Match Group to the IAC Group (i) of a combination of cash and/or Pre-IPO Notes, which, in the aggregate, do not exceed the net cash proceeds of the Match Offering (ii) of a combination of the net cash proceeds of certain Indebtedness incurred by the Match Group on or prior to the date of the Match Offering and/or debt securities issued by Match or IAC, which in the aggregate do not exceed $1,300.0 million, in each case, designated by the Issuer as incurred in connection with the Match Offering, (iii) of any cash on the balance sheet of the Match Group on the Issue Date and any cash flow of the Match Group accruing from and after the Issue Date until the date of the Match Offering and (iv) without duplication, in an amount equal to any proceeds from cash common equity contributions received by the Match Group after the Issue Date and prior to the date of the Match Offering, in each case so long as, on a pro forma basis after giving effect thereto and to the other transactions consummated in connection therewith, (x) the Consolidated Leverage Test is satisfied, (y) no Default or Event of Default shall have occurred and be continuing.

        "Match Transactions" means, the Match Offering, and in connection therewith, the entry into a number of related transactions and agreements with the Match Group, including, but not limited to:

  (a)
  entry into and consummation of the transactions contemplated under a master transaction agreement, an investor rights agreement, a services agreement, a tax sharing agreement, an employee matters agreement and similar agreements and arrangements and the transactions in connection therewith;

  (b)
  the IAC/Match Intercompany Debt;

  (c)
  the Match Transaction Distributions;

  (d)
  the issuance of the Notes contemplated hereby;

  (e)
  the entry into of the Credit Agreement and any incremental assumption agreements thereto and performance of the obligations thereunder and any related agreements, including any guarantee agreements or pledge agreements; and

  (f)
  the creation of, and payments under, unsecured intercompany Indebtedness owed by a member of the Match Group to a member of the IAC Group that by its terms is subordinated in right of payment to the Notes and is incurred pursuant to the Leverage Ratio Exception.

        "Material Domestic Subsidiary" means any Wholly Owned Restricted Subsidiary that is a Domestic Subsidiary of the Issuer, as of the last day of the fiscal quarter of the Issuer most recently ended for which financial statements have been or are required to have been delivered, that has assets or revenues (including third party revenues but not including intercompany revenues) with a value in excess of 2.50% of the consolidated assets of the Issuer and its Wholly Owned Restricted Subsidiaries that are Domestic Subsidiaries or 2.50% of the consolidated revenues of the Issuer and its Wholly Owned Restricted Subsidiaries that are Domestic Subsidiaries; provided that in the event Wholly Owned Restricted Subsidiaries that are Domestic Subsidiaries that would otherwise not be Material Domestic Subsidiaries shall in the aggregate account for a percentage in excess of 7.50% of the consolidated assets of the Issuer and its Wholly Owned Restricted Subsidiaries that are Domestic Subsidiaries or 7.50% of the consolidated revenues of the Issuer and its Wholly Owned Restricted Subsidiaries that are Domestic Subsidiaries as of the end of and for the most recently completed fiscal quarter, then one or more of such Domestic Subsidiaries designated by the Issuer (or, if the Issuer shall make no designation, one or more of such Domestic Subsidiaries in descending order based on their respective contributions to the consolidated assets of the Issuer), shall be included as Material Domestic Subsidiaries to the extent necessary to eliminate such excess.

        "Moody's" has the meaning given such term in "Change of Control."

        "Non-Material Domestic Subsidiary" means any Domestic Subsidiary of the Issuer other than a Material Domestic Subsidiary.

        "Non-Recourse Debt" means Indebtedness of an Unrestricted Subsidiary:

  (1)
  as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, and

  (2)
  no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Credit Agreement or Notes) of the Issuer or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

        "Obligation" means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Offering Memorandum" means the offering memorandum and consent solicitation statement, dated as of October 16, 2015, relating to the offering of the Notes issued on the Issue Date.

        "Officer" means any of the following of the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

        "Officer's Certificate" means a certificate signed by an Officer.

        "Opinion of Counsel" means a written opinion reasonably satisfactory in form and substance to the Trustee from legal counsel, which counsel is reasonably acceptable to the Trustee, opining on the matters required by the Indenture and delivered to the Trustee. Such legal counsel may be an employee of or counsel to the Issuer.

        "Permitted Holders" means any one or more of (a) IAC and its direct or indirect wholly owned subsidiaries, (b) Barry Diller, (c) each of the Affiliated Persons of the Person referred to in clause (b), and (d) any Person a majority of the aggregate voting power of all the outstanding classes or series of the equity securities of which are beneficially owned by any one or more of the Persons referred to in clauses (a), (b) or (c).

        "Permitted Investment" means:

  (1)
  Investments by the Issuer or any Restricted Subsidiary in the Issuer, any Restricted Subsidiary or a Person that will, upon the making of such Investment become a Restricted Subsidiary;

  (2)
  loans and advances to directors, employees and officers of the Issuer or any of the Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Issuer not in excess of $10.0 million at any one time outstanding;

  (3)
  cash and Cash Equivalents;

  (4)
  receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

  (5)
  stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any debtor, including securities of a Person received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Person;

  (6)
  Investments made by the Issuer or any Restricted Subsidiary as a result of consideration received in connection with a sale of assets made in compliance with the covenant described under "—Certain covenants—Limitations on asset sales";

  (7)
  lease, utility and other similar deposits in the ordinary course of business;

  (8)
  any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date;

  (9)
  Investments, including in joint ventures of the Issuer or any of its Restricted Subsidiaries not otherwise permitted under the Indenture, not to exceed in the aggregate outstanding at any time the greater of $75.0 million or 2.0% of Total Assets as of the time of incurrence;

  (10)
  another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Issuer or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

  (11)
  guarantees issued in accordance with the covenants described under the captions "—Certain Covenants—Limitation on incurrence of indebtedness" and "—Certain Covenants—Future Note Guarantees"; and

  (12)
  to the extent constituting Investments, the Match Transactions.

        "Permitted Liens" means the following types of Liens:

  (1)
  Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Issuer or a Restricted Subsidiary shall have set aside on its books such reserves as may be required pursuant to GAAP;

  (2)
  statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent by more than 30 days or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

  (3)
  pledges and deposits made in the ordinary course of business in compliance with workers' compensation (or pursuant to letters of credit issued in connection with such workers' compensation compliance), unemployment insurance and other social security laws or regulations or to secure the performance of statutory obligations, bids, leases performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

  (4)
  Liens incurred or deposits made in the ordinary course of business to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, subleases, government contracts, performance and return-of-money bonds, letters of credit and other similar obligations (exclusive of obligations for the payment of borrowed money);

  (5)
  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (6)
  judgment Liens not giving rise to an Event of Default;

  (7)
  easements, zoning restrictions, rights-of-way, survey exceptions, minor encumbrances, reservation of, licenses, electric lines, telegraph and telephone lines and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Issuer or any Restricted Subsidiary;

  (8)
  Liens securing obligations in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations (other than Obligations in respect of Indebtedness) and trade-related letters of credit, in each case, outstanding on the Issue Date or issued thereafter in and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit, banker's acceptances or bank guarantees and the proceeds and products thereof;

  (9)
  Liens encumbering deposits made to secure obligations arising from common law, statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

  (10)
  bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts, sweep accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

  (11)
  leases, assignments, or subleases, licenses granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Restricted Subsidiary;

  (12)
  Liens arising from filing Uniform Commercial Code financing statements or equivalent statements regarding leases;

  (13)
  Liens securing Indebtedness incurred pursuant to clause (1) of the definition of "Permitted Indebtedness";

  (14)
  Liens securing Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Restricted Subsidiary not for the purpose of speculation;

  (15)
  Liens existing on the Issue Date;

  (16)
  Liens in favor of the Issuer or a Guarantor;

  (17)
  Liens securing Purchase Money Indebtedness or Capitalized Lease Obligations; provided that such Liens secure obligations incurred pursuant to clause (6) of the covenant "—Limitations on incurrence of indebtedness";

  (18)
  Liens securing Acquired Indebtedness permitted to be incurred under the Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than (a) the property encumbered at the time a Person becomes a Restricted Subsidiary, (b) after acquired property that is required to be pledged pursuant to the agreement granting such Lien as in effect on the date such Person becomes a Restricted Subsidiary and (c) proceeds and products thereof) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary;

  (19)
  deposits and other Liens securing credit card operations of the Issuer and its Subsidiaries, provided the amount secured does not exceed amounts owed by the Issuer and its Subsidiaries in connection with such credit card operations;

  (20)
  Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (13) (solely with respect to clause (1)(y) of "Permitted Indebtedness"), (15), (17) and (18); provided that in the case of Liens securing Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (13) (solely with respect to clause (1)(y) of "Permitted Indebtedness"), (15), (17) and (18) such Liens do not extend to any additional assets (other than (A) after-acquired property that is required to be pledged pursuant to the agreement granting the Lien securing the Indebtedness being Refinanced as in effect on the date the Refinancing Indebtedness is incurred and (B) proceeds and products thereof);

  (21)
  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens in the ordinary course of business in favor of issuers of performance and surety bonds or bid bonds or with respect to health, safety and environmental regulations (other than for borrowed money) or letters of credit or bank guarantees issued to support such bonds or requirements pursuant to the request of and for the account of such Person in the ordinary course of business;

  (22)
  Interests of vendors in inventory arising out of such inventory being subject to a "sale or return" arrangement with such vendor or any consignment by any third party of any inventory;

  (23)
  Liens securing Indebtedness owed by (a) a Restricted Subsidiary to the Issuer or to any other Restricted Subsidiary that is a Guarantor or (b) the Issuer to a Guarantor;

  (24)
  [reserved];

  (25)
  Liens in respect of sale and leaseback transactions with respect to assets with a Fair Market Value in the aggregate of not more than the greater of $25.0 million or 3.0% of Consolidated Cash Flow, calculated after giving effect thereto on a pro forma basis for the then most recently ended Test Period;

  (26)
  Liens with respect to obligations that do not in the aggregate exceed the greater of $50.0 million or 2.0% of Total Assets as of the time of incurrence at any one time outstanding;

  (27)
  Liens securing obligations pursuant to cash management agreements and treasury transactions; and

  (28)
  Liens arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to the Issuer and its Restricted Subsidiaries in the ordinary course of trading and on the supplier's standard or usual terms.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

        "Permitted Parent Payments" means payments to any member of the IAC Group that is a direct or indirect parent of the Issuer, (a) the proceeds of which shall be used to pay such equity holder's operating costs and expenses incurred, other overhead costs and expenses and fees, in each case, which are directly attributable to the ownership or operations of the Issuer and its Subsidiaries or (b) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of the Issuer to the extent such salaries, bonuses, other benefits and indemnities are directly attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries.

        "Plan of Liquidation" with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person other than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

        "Pre-IPO Note" means any intercompany debt (i) owed by Match to any member of the IAC Group, (ii) incurred within 30 days prior to the Match Offering, (iii) having a maturity not in excess of 30 days, (iv) that by its terms is subordinated in right of payment to the obligations under the Notes, and (v) that is designated as such by the Issuer.

        "Preferred Stock" means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

        "principal" means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

        "Purchase Money Indebtedness" means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (A) such Indebtedness is comprised of Capitalized Lease Obligations or (B)(1) the amount of such Indebtedness shall not exceed such purchase price or cost and (2) such Indebtedness shall be incurred within 90 days after such acquisition of such asset by the Issuer or such Restricted Subsidiary or such installation, construction or improvement.

        "Qualified Equity Interests" of any Person means Equity Interests of such Person other than Disqualified Equity Interests. Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Issuer.

        "redeem" means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and "redemption" shall have a correlative meaning; provided that this definition shall not apply for purposes of "—Optional redemption."

        "Redesignation" has the meaning given to such term in the covenant described under "—Certain covenants—Limitations on designation of unrestricted subsidiaries."

        "refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, or to issue other Indebtedness in exchange or replacement for, such Indebtedness.

        "Refinancing Indebtedness" means Indebtedness of the Issuer or a Restricted Subsidiary incurred in exchange for, or the proceeds of which are used to redeem or refinance in whole or in part, any Indebtedness of the Issuer or any Restricted Subsidiary (the "Refinanced Indebtedness"); provided that:

  (1)
  the principal amount (and accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (and accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any premium paid to the holders of the Refinanced Indebtedness and expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

  (2)
  the obligor of Refinancing Indebtedness with respect to any Refinanced Indebtedness of the Issuer or any Guarantor does not include any Person (other than the Issuer or any Guarantor) that is not an obligor of the Refinanced Indebtedness;

  (3)
  if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

  (4)
  the Refinancing Indebtedness has a final stated maturity either (a) no earlier than the Refinanced Indebtedness being redeemed or refinanced or (b) after the final maturity date of the Notes; and

  (5)
  the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the final maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being redeemed or refinanced that is scheduled to mature on or prior to the final maturity date of the Notes; provided that Refinancing Indebtedness in respect of Refinanced Indebtedness that has no amortization may provide for amortization installments, sinking fund payments, senior maturity dates or other required payments of principal of up to 1% of the aggregate principal amount per annum.

        "Registration Rights Agreement" means (a) with respect to the Notes issued on the Issue Date, the Registration Rights Agreement dated the Issue Date between the Issuer and the dealer managers party thereto, and (b) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Issuer, any Guarantors and the Persons purchasing such Additional Notes under the related purchase agreement, each as amended, modified or supplemented from time to time.

        "Related Business" means any business in which the Issuer or any Restricted Subsidiary was engaged on the Issue Date or any reasonable extension of such business and any business related, ancillary or complementary to any business of the Issuer or any Restricted Subsidiary in which the Issuer or any Restricted Subsidiary was engaged on the Issue Date or any reasonable extension of such business.

        "Restricted Payment" means any of the following:

  (1)
  the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and (b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any distribution or dividend payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

  (2)
  the purchase, redemption, defeasance or other acquisition of any Equity Interests of the Issuer, including, without limitation, any payment in exchange for such Equity Interests in connection with any merger or consolidation involving the Issuer but excluding any such Equity Interests held by the Issuer or any Restricted Subsidiary;

  (3)
  any Investment other than a Permitted Investment; or

  (4)
  any principal payment or redemption, repurchase, defeasance or other acquisition, in each case prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness (other than any Subordinated Indebtedness (a) owed to and held by the Issuer or any Restricted Subsidiary or (b) purchased in anticipation of anticipating of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date or purchase, repurchase or other acquisition).

        "Restricted Subsidiary" means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Secured Leverage Ratio" means, as of any date of determination, the ratio of (i) Indebtedness of the Issuer and its Restricted Subsidiaries secured by a Lien on any assets of the Issuer and its Restricted Subsidiaries as of the last day of the Test Period most recently ended on or prior to such date of determination (as set forth on the balance sheet and determined on a consolidated basis in accordance with GAAP but excluding, on and prior to the Separation Date, Indebtedness consisting of guarantees by the Match Group of Indebtedness of the IAC Group) to (ii) Consolidated Cash Flow for such Test Period, in each case with such pro forma adjustments to the amount of "Indebtedness" and "Consolidated Cash Flow" as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Consolidated Cash Flow" and "Consolidated Leverage Ratio"; provided that solely for purposes of Indebtedness and Liens incurred in connection with the Match Transactions, pro forma effect shall be given to the PlentyOfFish acquisition described in the Offering Memorandum regardless of whether it has then been consummated.

        The Issuer may elect, pursuant to an Officer's Certificate delivered to the Trustee, to treat all or any portion of any revolving commitment under any Indebtedness as being incurred and outstanding at such time and for so long as such revolving commitments remain outstanding (regardless of whether drawn), in which case any subsequent incurrence of Indebtedness under such revolving commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.

        "Securities Act" means the U.S. Securities Act of 1933, as amended.

        "Separation Date" means the date, which shall be promptly following the Issue Date, on which the Issuer is designated as an "unrestricted subsidiary" under and in accordance with the IAC Credit Agreement and the IAC Notes, as applicable.

        "Significant Subsidiary" means (1) any Restricted Subsidiary that would be a "significant subsidiary" as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under "—Events of default" has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

        "Standard & Poor's" has the meaning set forth under "—Change of Control."

        "Subordinated Indebtedness" means Indebtedness of the Issuer or any Restricted Subsidiary that is expressly subordinated in right of payment to the Notes or any then-existing Note Guarantees.

        "Subsidiary" means, with respect to any Person:

  (1)
  any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

  (2)
  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

        Unless otherwise specified, "Subsidiary" refers to a Subsidiary of the Issuer.

        "Total Assets" means, as of any date of determination, the total assets of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as set forth on the most recent consolidated balance sheet of the Issuer as of such date (which calculation shall give pro forma effect to any acquisition or asset sale by the Issuer or any of its Restricted Subsidiaries, in each case involving the payment or receipt by the Issuer or any of its Restricted Subsidiaries of consideration (whether in the form of cash or non-cash consideration) in excess of $50.0 million that has occurred since the date of such consolidated balance sheet, as if such acquisition or asset sale had occurred on the last day of the fiscal period covered by such balance sheet).

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

        "Unrestricted Subsidiary" means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with the covenant described under "—Certain covenants—Limitations on designation of unrestricted subsidiaries" (2) any Subsidiary of an Unrestricted Subsidiary and (3) Match Financing, LLC.

        "U.S. Government Obligations" means direct non-callable obligations of, or guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

        "Weighted Average Life to Maturity" when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

        "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly Owned Restricted Subsidiaries and, solely for the purpose of the definition of "Material Domestic Subsidiary" excluding any Subsidiary whose sole assets are Equity Interests in one or more Subsidiaries that are not Wholly Owned Subsidiaries.

 Exchange offer

        In connection with the issuance of the 2022 old notes on November 16, 2015 and the issuance of the 2024 old notes on June 1, 2016, we and the initial purchasers of each series of old notes entered into registration rights agreements (the "Registration Rights Agreements"), which provide for the exchange offer. For the purposes of this "Exchange offer" section, references to the exchange of or relationship between "old notes" and "exchange notes" shall refer to, respectively and collectively, the exchange of or relationship between the 2022 old notes and the 2022 exchange notes and the exchange of or relationship between the 2024 old notes and the 2024 exchange notes. The exchange offer will permit eligible holders of each series of old notes to exchange the old notes for the exchange notes that are identical in all material respects with the old notes, except that:

  •
  the exchange notes have been registered under the U.S. federal securities laws and will not bear any legend restricting their transfer;

  •
  the exchange notes bear a different CUSIP number from the old notes;

  •
  the exchange notes will generally not be subject to transfer restrictions or be entitled to registration rights; and

  •
  the holders of the exchange notes will not be entitled to certain rights under the applicable Registration Rights Agreement, including the provisions for an increase in the interest rate on the old notes in some circumstances relating to the timing of the exchange offer.

        The exchange notes will evidence the same debt as the old notes. Holders of exchange notes will be entitled to the benefits of the applicable Indenture.

General

        We are making the exchange offer to comply with our contractual obligations under the Registration Rights Agreements. Except under limited circumstances, upon completion of the exchange offer, our obligations with respect to the registration of the old notes will terminate.

        We agreed, pursuant to the Registration Rights Agreements, to use our commercially reasonable efforts to file with the SEC a registration statement covering the offer to exchange by us of the exchange notes for the old notes, pursuant to the exchange offer. The Registration Rights Agreements provide that we will file with the SEC an exchange offer registration statement on an appropriate form under the Securities Act and offer to holders of old notes who are able to make certain representations the opportunity to exchange their old notes for exchange notes.

        We will commence the exchange offer promptly after the exchange offer registration statement is declared effective by the SEC and use our commercially reasonable efforts to complete the exchange offer not later than 60 days after the effective date.

        We will keep the exchange offer open for 20 business days after the date notice of the exchange offer is mailed or delivered to the holders of the old notes. For each old note surrendered to us pursuant to the exchange offer, the holder of such old note will receive an exchange note having a principal amount equal to that of the surrendered old note. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the old note surrendered in exchange thereof or, if no interest has been paid on the old note, from the date of its original issue.

        In connection with the issuance of the old notes, we arranged for the old notes to be issued in the form of global notes through the facilities of DTC acting as depositary. The exchange notes will also be issued in the form of global notes registered in the name of DTC or its nominee and each beneficial owner's interest in it will be transferable in book-entry form through DTC.

        Holders of old notes do not have any appraisal or dissenters' rights in connection with the exchange offer. Old notes that are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the Indenture under which they were issued, including accrual of interest, but, subject to a limited exception, will not be entitled to any registration rights under the applicable Registration Rights Agreement. See "—Consequences of failure to tender."

        We will be deemed to have accepted validly tendered old notes when and if we have given written notice to the exchange agent of our acceptance. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of other events described in this prospectus or otherwise, we will return the certificates for any unaccepted old notes, at our expense, to the tendering holder as promptly as practicable after the expiration of the exchange offer.

        The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of the old notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.

Eligibility; transferability

        We are making this exchange offer in reliance on interpretations of the staff of the SEC set forth in several no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations, we believe that you, or any other person receiving exchange notes, may offer for resale, resell or otherwise transfer such exchange notes without complying with the registration and prospectus delivery requirements of the U.S. federal securities laws, if:

  •
  you are, or the person or entity receiving such exchange notes is, acquiring such exchange notes in the ordinary course of business;

  •
  you do not, nor does any such person or entity, have an arrangement or understanding with any person or entity to participate in any distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

  •
  you are not, nor is any such person or entity, our affiliate (as such term is defined under Rule 405 under the Securities Act); and

  •
  you are not acting on behalf of any person or entity who could not truthfully make these statements.

        To participate in the exchange offer, you must represent as the holder of old notes that each of these statements is true.

        Any holder of old notes who is our affiliate or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

  •
  will not be able to rely on the interpretation of the staff of the SEC set forth in the no-action letters described above; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the exchange notes, unless the sale or transfer is made pursuant to an exemption from those requirements.

        Each broker-dealer that receives exchange notes in exchange for old notes acquired for its own account through market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resale of the exchange notes received in exchange for the old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will amend or supplement this prospectus in order to expedite or facilitate the disposition of any exchange notes by such broker-dealers.

Expiration of the exchange offer; extensions; amendments

        The exchange offer will expire at 5:00 p.m., New York City time, on August 15, 2016, or the expiration date, unless we extend the exchange offer. To extend the exchange offer, we will notify the exchange agent and each registered holder of any extension before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We reserve the right to extend the exchange offer, delay accepting any tendered old notes or, if any of the conditions described below under the heading "—Conditions" have not been satisfied, to terminate the exchange offer. We also reserve the right to amend the terms of the exchange offer in any manner. We will give written notice of such delay, extension, termination or amendment to the exchange agent.

        If we amend the exchange offer in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend the exchange offer for a period of five to ten business days.

        If we determine to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will do so by making a timely release through an appropriate news agency.

        If we delay accepting any old notes or terminate the exchange offer, we promptly will pay the consideration offered, or return any old notes deposited, pursuant to the exchange offer as required by Rule 14e-1(c) under the Exchange Act.

Conditions

        Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or issue any exchange notes for, any old notes, and may terminate or amend the exchange offer before the acceptance of the old notes, if:

  •
  we determine that the exchange offer violates any law, statute, rule, regulation or interpretation by the staff of the SEC or any order of any governmental agency or court of competent jurisdiction; or

  •
  any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to the exchange offer which, in our judgment, could reasonably be expected to impair our ability to proceed with the exchange offer.

        The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our reasonable discretion in whole or in part at any time and from time to time prior to the expiration date. The failure by us at any time to exercise any of the above rights shall not be considered a waiver of such right, and such right shall be considered an ongoing right which may be asserted at any time and from time to time.

        In addition, we will not accept for exchange any old notes tendered, and no exchange notes will be issued in exchange for those old notes, if at any time any stop order is threatened or issued with respect to the registration statement for the exchange offer and the exchange notes or the qualification of the applicable Indenture under the Trust Indenture Act of 1939. In any such event, we must use commercially reasonable efforts to obtain the withdrawal of any stop order as soon as practicable.

        In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under "—Eligibility; transferability" and "Plan of distribution."

Procedures for tendering

        We have forwarded to you, along with this prospectus, a letter of transmittal relating to this exchange offer. A holder need not submit a letter of transmittal if the holder tenders old notes in accordance with the procedures mandated by DTC's ATOP. To tender old notes without submitting a letter of transmittal, the electronic instructions sent to DTC and transmitted to the exchange agent must contain your acknowledgment of receipt of and your agreement to be bound by and to make all of the representations contained in the letter of transmittal. In all other cases, a letter of transmittal must be manually executed and delivered as described in this prospectus.

        Only a holder of record of old notes may tender old notes in the exchange offer. To tender in the exchange offer, a holder must comply with all applicable procedures of DTC and either:

  •
  complete, sign and date the letter of transmittal, have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires and deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

  •
  in lieu of delivering a letter of transmittal, instruct DTC to transmit on behalf of the holder a computer-generated message to the exchange agent in which the holder of the old notes acknowledges and agrees to be bound by the terms of the letter of transmittal, which computer-generated message must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

        In addition, either:

  •
  the exchange agent must receive the old notes along with the letter of transmittal;

  •
  with respect to the old notes, the exchange agent must receive, before expiration of the exchange offer, timely confirmation of book-entry transfer of old notes into the exchange agent's account at DTC, according to the procedure for book-entry transfer described below; or

  •
  the holder must comply with the guaranteed delivery procedures described below.

        For old notes to be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under "—Exchange agent" before expiration of the exchange offer.

        The tender by a holder that is not withdrawn before expiration of the exchange offer will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. Only a registered holder of old notes may tender the old notes in the exchange offer. If a holder completing a letter of transmittal tenders less than all of the old notes held by this holder, this tendering holder should fill in the applicable box of the letter of transmittal. The amount of old notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

        The method of delivery of old notes and the letter of transmittal and all other required documents to the exchange agent is at the election and sole risk of the holder. Instead of delivery by mail, you should use an overnight delivery service. In all cases, you should allow for sufficient time to ensure delivery to the exchange agent before the expiration of the exchange offer. You may request your broker, dealer, commercial bank, trust company or nominee to effect these transactions for you. You should not send any note, letter of transmittal or other required document to us.

        Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner's behalf. If the beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its old notes, either:

  •
  make appropriate arrangements to register ownership of the old notes in the owner's name; or

  •
  obtain a properly completed bond power from the registered holder of old notes.

        The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

        If the applicable letter of transmittal is signed by the record holder(s) of the old notes tendered, the signature must correspond with the name(s) written on the face of the old notes without alteration, enlargement or any change whatsoever. If the applicable letter of transmittal is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the holder of the old notes.

        A signature on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution. Eligible guarantor institutions include banks, brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, government securities brokers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. The signature need not be guaranteed by an eligible guarantor institution if the old notes are tendered:

  •
  by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible institution.

        If the letter of transmittal is signed by a person other than the registered holder of any old notes, the old notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the old notes, and an eligible guarantor institution must guarantee the signature on the bond power.

        If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless we waive this requirement, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

        We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

        Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within the time that we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until those defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

        In all cases, we will issue exchange notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

  •
  the old notes or a timely book-entry confirmation that the old notes have been transferred into the exchange agent's account at DTC; and

  •
  a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

        Holders should receive copies of the applicable letter of transmittal with the prospectus. A holder may obtain copies of the applicable letter of transmittal for the old notes from the information agent at its offices listed under "—Information agent."

        By signing the letter of transmittal, or causing DTC to transmit an agent's message to the exchange agent, each tendering holder of old notes will, among other things, make the representations in the letter of transmittal described under "—Eligibility; transferability."

DTC book-entry transfer

        The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer within three business days after the date of this prospectus.

        With respect to the old notes, the exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may utilize the DTC ATOP procedures to tender old notes.

        With respect to the old notes, any participant in DTC may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent's account in accordance with DTC's ATOP procedures for transfer.

        However, the exchange for the old notes so tendered will only be made after a book-entry confirmation of such book-entry transfer of old notes into the exchange agent's account and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering old notes that are the subject of the book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant.

Guaranteed delivery procedures

        Holders wishing to tender their old notes but whose old notes are not immediately available or who cannot deliver their old notes, the letter of transmittal or any other required documents to the exchange agent or cannot comply with the applicable procedures described above before expiration of the exchange offer may tender if:

  •
  the tender is made through an eligible guarantor institution, which is defined above under "—Procedures for tendering";

  •
  before expiration of the exchange offer, the exchange agent receives from the eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or a properly transmitted agent's message and notice of guaranteed delivery, in each case:

    •
    setting forth the name and address of the holder and the registered number(s) and the principal amount of old notes tendered;

    •
    stating that the tender is being made by guaranteed delivery; and

    •
    guaranteeing that, within three Nasdaq Stock Market trading days after expiration of the exchange offer, the letter of transmittal, or facsimile thereof, together with the old notes or a book-entry transfer confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

  •
  the exchange agent receives the properly completed and executed letter of transmittal, or facsimile thereof, as well as all tendered old notes in proper form for transfer or a book-entry transfer confirmation, and all other documents required by the letter of transmittal, within three Nasdaq Stock Market trading days after expiration of the exchange offer.

        Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

Withdrawal of tenders

        Except as otherwise provided in this prospectus, holders of old notes may withdraw their tenders at any time before expiration of the exchange offer.

        For a withdrawal to be effective, the exchange agent must receive a computer-generated notice of withdrawal transmitted by DTC on behalf of the holder in accordance with the standard operating procedures of DTC, or a written notice of withdrawal, which may be by facsimile transmission or letter, at one of the addresses set forth below under "—Exchange agent."

        Any notice of withdrawal must:

  •
  specify the name of the person having tendered the old notes to be withdrawn;

  •
  identify the old notes to be withdrawn (including the certificate number(s) of the outstanding notes physically delivered) and principal amount of such notes, or, in the case of notes transferred by book-entry transfer, the name of the account at DTC; and

  •
  be signed by the holder in the same manner as the original signature on the letter of transmittal by which such old notes were tendered, with any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the old notes register the transfer of such old notes into the name of the person withdrawing the tender.

        If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of the facility.

        We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal, and our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer. We will return any old notes that have been tendered for exchange but that are not exchanged for any reason to their holder without cost to the holder. In the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC, according to the procedures described above, those old notes will be credited to an account maintained with DTC, for old notes, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following one of the procedures described under "—Procedures for tendering" above at any time on or before expiration of the exchange offer.

        A holder may obtain a form of the notice of withdrawal from the exchange agent at its offices listed under "—Exchange agent."

Exchange agent

        Computershare Trust Company, N.A. has been appointed as exchange agent for the exchange offer.

By Mail:	By Facsimile (for Eligible Institutions Only):
Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940-3011	Computershare Trust Company, N.A. Facsimile: (617) 360-6810 Confirm By Telephone: (781) 575-2332
By Registered, Certified or Express Mail or by Overnight Courier:
Computershare c/o Voluntary Corporate Actions, Suite V 250 Royall Street Canton, MA 02021

        DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SHOWN ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Information agent

        Georgeson LLC has been appointed as information agent for the exchange offer.

        Questions and requests for assistance or for additional copies of this prospectus or of the letter of transmittal and or related materials must be directed to the information agent by calling 866-647-8872 or by contacting the information agent addressed as follows:

By Mail:

Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104

Fees and expenses

        We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail. However, we may make additional solicitations by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

        We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We may, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

        We will pay the cash expenses to be incurred in connection with the exchange offer, including the following:

  •
  SEC registration fees;

  •
  fees and expenses of the exchange agent and trustee;

  •
  our accounting and legal fees; and

  •
  our printing and mailing costs.

Transfer taxes

        We will pay all transfer taxes, if any, applicable to the exchange of old notes for exchange notes in the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

  •
  exchange notes are to be delivered to, or issued in the name of, any person other than the registered holder of the old notes so exchanged;

  •
  tendered old notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of old notes for exchange notes in the exchange offer.

        If satisfactory evidence of payment of transfer taxes is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.

Accounting treatment

        We will record the exchange notes at the same carrying value as the old notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon completion of the exchange offer.

Consequences of failure to tender

        All untendered old notes will remain subject to the restrictions on transfer provided for in the old notes and in the applicable Indenture. Generally, the old notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, such old notes may be resold only in accordance with the Securities Act and any applicable securities laws of any state of the United States and only:

  •
  to us (upon redemption thereof or otherwise);

  •
  pursuant to a registration statement which has become effective under the Securities Act;

  •
  to a "qualified institutional buyer in compliance" with Rule 144A under the Securities Act,

  •
  in an offshore transaction in compliance with Rule 904 of regulations under the Securities Act,

  •
  to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not a "qualified institutional buyer" and that is purchasing for its own account or for the account of another institutional accredited investor, in each case in a minimum principal amount of securities of $250,000, or

  •
  pursuant to an exemption from registration provided by Rule 144 under the securities act or any other available exemption from the registration requirements of the Securities Act.

        Upon completion of the exchange offer, due to the restrictions on transfer of the old notes and the absence of such restrictions applicable to the exchange notes, it is likely that the market, if any, for old notes will be relatively less liquid than the market for exchange notes. Consequently, holders of old notes who do not participate in the exchange offer could experience significant diminution in the value of their old notes, compared to the value of the exchange notes. The holders of old notes not tendered will have no further registration rights, except that, under limited circumstances, we may be required to file a shelf registration statement for a continuous offer of old notes.

Governing law

        Each of the Indentures and the old notes are, and the exchange notes will be, governed by, and construed in accordance with, the laws of the State of New York.

Information regarding the Registration Rights Agreements

        As noted above, we are effecting the exchange offer to comply with the Registration Rights Agreements. Each of the Registration Rights Agreements requires us to, with respect to the applicable series of old notes:

  •
  use commercially reasonable efforts to file a registration statement on an appropriate registration form with respect to registered offers to exchange the old notes for exchange notes;

  •
  use commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act; and

  •
  under certain circumstances, use commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the old notes and to keep that shelf registration statement effective until the second anniversary of the issue date, or such shorter period that will terminate when all notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement.

        The requirements described in the first two bullets above under each of the Registration Rights Agreements will be satisfied when we complete the exchange offer.

        In the event that (1) we have not exchanged exchange notes for all old notes validly tendered in accordance with the terms of the exchange offer or, if a shelf registration statement is required by the registration rights agreement and is not declared effective, on or prior to November 10, 2016 (in the case of the 2022 old notes) or May 29, 2017 (in the case of the 2024 old notes) or (2) if applicable, a shelf registration statement covering resales of the old notes has been declared effective and such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable at any time during the required effectiveness period, and such failure to remain effective or be usable exists for more than 30 days (whether or not consecutive) in any 12-month period (the 30th such date, the "Trigger Date"), then additional interest shall accrue on the principal amount of the old notes that are "registrable securities" at a rate of 0.25% per annum for the first 90-day period and an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue (provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum) commencing on (a) November 11, 2016 (in the case of the 2022 old notes) or May 30, 2017 (in the case of the 2024 old notes), in the case of (1) above, or (b) the Trigger Date, in the case of (2) above, until the exchange offers are completed or the shelf registration statement is declared effective or the prospectus again becomes usable, as applicable, or such old notes cease to be "registrable securities." In the case of a shelf registration statement required to be filed pursuant to a request by an initial purchaser, the increase in interest rate described above begins to apply on the later of November 11, 2016 (in the case of the 2022 old notes) or May 30, 2017 (in the case of the

2024 old notes) and the 90th day following such request, if the shelf registration statement has not yet become effective.

        Under each of the Registration Rights Agreements, we have also agreed to keep the registration statement for the exchange offer effective for 20 business days (or longer, if required by applicable law) after the date on which notice of the exchange offer is mailed or delivered to holders.

        Our obligations to register the exchange notes will terminate upon the completion of the exchange offer. However, under certain circumstances specified in each of the Registration Rights Agreements, we may be required to file a shelf registration statement for a continuous offer in connection with the old notes.

        This summary includes only the material terms of each of the Registration Rights Agreements. For a full description, you should refer to the complete copies of each of the Registration Rights Agreements, which have been filed as exhibits to the registration statement relating to the exchange offer and the exchange notes. See "Where you can find more information."

Certain U.S. federal income tax considerations

        The following is a general discussion of certain material U.S. federal income tax considerations relating to the exchange of old notes for exchange notes in the exchange offer, but does not purport to be a complete analysis of all the potential tax considerations. For the purposes of this "Certain U.S. federal income tax considerations" section, references to the exchange of or relationship between "old notes" and "exchange notes" shall refer to, respectively and collectively, the exchange of or relationship between the 2022 old notes and the 2022 exchange notes and the exchange of or relationship between the 2024 old notes and the 2024 exchange notes.

        This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder, judicial interpretations thereof and administrative rulings and published positions of the Internal Revenue Service (the "IRS"), each as in effect as of the date hereof. These authorities are subject to change, possibly on a retroactive basis, and any such change could affect the accuracy of the statements and conclusions set forth herein. We have not sought and will not seek any rulings from the IRS with respect to the statements made and the conclusions reached in the following discussion, and accordingly, there can be no assurance that the IRS will not successfully challenge the tax consequences described below.

        This discussion only applies to holders that are beneficial owners of old notes that purchased old notes in the initial offering at their original "issue price" (the first price at which a substantial amount of the notes is sold for cash (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) for cash and that hold such old notes as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address the tax considerations that may be relevant to subsequent purchasers of old notes or exchange notes. This discussion does not purport to address all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their particular circumstances or status or that may be relevant to holders subject to special rules under the U.S. federal income tax laws (including, for example, financial institutions, broker-dealers, traders in securities that elect mark-to-market tax treatment, insurance companies, entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes, United States expatriates, tax-exempt organizations, persons liable for the alternative minimum tax, U.S. holders that have a functional currency other than the United States dollar, "controlled foreign corporations," "passive foreign investment companies" or persons who hold old notes as part of a straddle, hedge, conversion or other risk reduction transaction or integrated investment). This discussion does not address any state, local or foreign income tax consequences, nor does it address any U.S. federal tax considerations other than those pertaining to the income tax. In addition, this discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds old notes, the tax treatment of a person treated as a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding old notes should consult their tax advisors regarding the tax consequences to them of exchanging old notes for exchange notes in the exchange offer.

        THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE EXCHANGE OF THE OLD NOTES FOR EXCHANGE NOTES IN THE EXCHANGE OFFER. YOU ARE ADVISED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU OF EXCHANGING THE OLD NOTES FOR EXCHANGE NOTES IN THE EXCHANGE OFFER AS WELL AS ANY TAX CONSEQUENCES

ARISING UNDER THE U.S. FEDERAL ESTATE, GIFT OR ALTERNATIVE MINIMUM TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Exchange Offer

        The exchange of old notes for exchange notes in the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. Consequently, you will not recognize gain or loss upon the receipt of exchange notes in the exchange offer, your basis in the exchange notes received in the exchange offer will be the same as your basis in the old notes surrendered in exchange therefor immediately before the exchange, and your holding period in the exchange notes will include your holding period in the old notes surrendered in exchange therefor.

 Plan of distribution

        Each broker-dealer that receives exchange notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        Pursuant to each of the Registration Rights Agreements, we have agreed to pay all expenses incident to this exchange offer and will indemnify the holders of the notes against certain liabilities, including liabilities under the Securities Act.

 Legal matters

        The validity of the exchange notes will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York, in respect of the laws of the State of New York. In rendering its opinion, Wachtell, Lipton, Rosen & Katz will rely upon the opinion of Potter Anderson & Corroon LLP as to all matters governed by the laws of the State of Delaware.

Experts

        The consolidated and combined financial statements of Match Group, Inc. and its subsidiaries as of December 31, 2015, 2014 and 2013 and for each of the years in the three-year period ended December 31, 2015 included in this prospectus and registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Plentyoffish Media Inc. and Subsidiaries as of December 31, 2013 and 2014 and for each of the years in the two-year period ended December 31, 2014, included in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Index to financial statements

MATCH GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(Unaudited)

	March 31, 2016	December 31, 2015
	(In thousands, except share data)
ASSETS
Cash and cash equivalents	$135,898	$88,173
Marketable securities	11,622	11,622
Accounts receivable, net of allowance of $1,476 and $1,739, respectively	68,975	65,851
Other current assets	40,395	39,049

Total current assets	256,890	204,695
Property and equipment, net of accumulated depreciation and amortization of $76,095 and $70,644, respectively	50,807	48,067
Goodwill	1,301,880	1,292,775
Intangible assets, net of accumulated amortization of $31,642 and $23,232, respectively	271,017	276,408
Long-term investments	54,855	55,569
Other non-current assets	29,435	31,878

TOTAL ASSETS	$1,964,884	$1,909,392

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Current portion of long-term debt	$40,000	$40,000
Accounts payable	28,827	25,767
Deferred revenue	191,553	169,321
Accrued expenses and other current liabilities	122,418	118,556

Total current liabilities	382,798	353,644
Long-term debt, net of current maturities	1,167,897	1,176,871
Income taxes payable	9,325	9,670
Deferred income taxes	35,472	34,947
Other long-term liabilities	55,886	49,542
Redeemable noncontrolling interests	5,971	5,907
Commitments and contingencies
SHAREHOLDERS' EQUITY
Common stock; $0.001 par value; authorized 1,500,000,000 shares; 38,969,933 and 38,343,333 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	39	38
Class B convertible common stock; $0.001 par value; authorized 1,500,000,000 shares; 209,919,402 shares issued and outstanding	210	210
Class C common stock; $0.001 par value; authorized 1,500,000,000 shares; no shares issued and outstanding	—	—
Preferred stock; $0.001 par value; authorized 500,000,000 shares; no shares issued and outstanding	—	—
Additional paid-in capital	418,852	404,771
Retained earnings	17,764	10,612
Accumulated other comprehensive loss	(129,330)	(136,820)

Total Match Group, Inc. shareholders' equity	307,535	278,811

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,964,884	$1,909,392

The accompanying Notes to Consolidated and Combined Financial Statements are an integral part of these statements.

MATCH GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2016	2015
	(In thousands, except per share data)
Revenue	$285,283	$235,069
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	53,677	38,953
Selling and marketing expense	113,495	111,965
General and administrative expense	51,321	29,738
Product development expense	22,863	16,451
Depreciation	6,487	7,045
Amortization of intangibles	8,252	3,877

Total operating costs and expenses	256,095	208,029

Operating income	29,188	27,040
Interest expense—third party	(20,431)	—
Interest expense—related party	—	(2,179)
Other income, net	3,607	9,307

Earnings before income taxes	12,364	34,168
Income tax provision	(5,145)	(8,288)

Net earnings	7,219	25,880
Net (earnings) loss attributable to noncontrolling interests	(67)	326

Net earnings attributable to Match Group, Inc. shareholders	$7,152	$26,206

Net earnings per share attributable to Match Group, Inc. shareholders:
Basic	$0.03	$0.16
Diluted	$0.03	$0.16
Stock-based compensation expense by function:
Cost of revenue	$402	$86
Selling and marketing expense	938	933
General and administrative expense	10,197	4,253
Product development expense	5,961	1,027

Total stock-based compensation expense	$17,498	$6,299

The accompanying Notes to Consolidated and Combined Financial Statements are an integral part of these statements.

MATCH GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED AND COMBINED STATEMENT OF COMPREHENSIVE OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2016	2015
	(In thousands)
Net earnings	$7,219	$25,880
Other comprehensive income (loss):
Change in foreign currency translation adjustment	7,487	(49,503)
Change in fair value of available-for-sale security	—	515

Total other comprehensive income (loss)	7,487	(48,988)

Comprehensive income (loss)	14,706	(23,108)
Comprehensive (income) loss attributable to noncontrolling interests	(64)	613

Comprehensive income (loss) attributable to Match Group, Inc. shareholders	$14,642	$(22,495)

The accompanying Notes to Consolidated and Combined Financial Statements are an integral part of these statements.

MATCH GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

(Unaudited)

				Class B Convertible Common Stock $0.001 Par Value
		Common Stock $0.001 Par Value

								Accumulated Other Comprehensive (Loss) Income
	Redeemable Noncontrolling Interests					Additional Paid-in Capital	Retained Earnings		Total Shareholders' Equity
		$	Shares	$	Shares

		(In thousands)
Balance as of December 31, 2015	$5,907	$38	38,343	$210	209,919	$404,771	$10,612	$(136,820)	$278,811
Net earnings for the three months ended March 31, 2016	67	—	—	—	—	—	7,152	—	7,152
Other comprehensive (loss) income, net of tax	(3)	—	—	—	—	—	—	7,490	7,490
Stock-based compensation expense	—	—	—	—	—	15,605	—	—	15,605
Issuance of common stock pursuant to stock-based awards, net of withholding taxes	—	1	627	—	—	(4,454)	—	—	(4,453)
Income tax benefit related to stock-based awards	—	—	—	—	—	2,930	—	—	2,930

Balance as of March 31, 2016	$5,971	$39	38,970	$210	209,919	$418,852	$17,764	$(129,330)	$307,535

The accompanying Notes to Consolidated and Combined Financial Statements are an integral part of these statements.

MATCH GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED AND COMBINED STATEMENT OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2016	2015
	(In thousands)
Cash flows from operating activities:
Net earnings	$7,219	$25,880
Adjustments to reconcile net earnings to net cash provided by operating activities:
Stock-based compensation expense	17,498	6,299
Depreciation	6,487	7,045
Amortization of intangibles	8,252	3,877
Excess tax benefits from stock-based awards	(4,044)	(12,835)
Deferred income taxes	(159)	595
Acquisition-related contingent consideration fair value adjustments	3,161	(11,011)
Other adjustments, net	(242)	(11,078)
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable	(2,234)	(8,317)
Other assets	(1,792)	(1,968)
Accounts payable and accrued expenses and other current liabilities	20,617	19,402
Income taxes payable	(707)	4,588
Deferred revenue	20,911	17,487

Net cash provided by operating activities	74,967	39,964

Cash flows from investing activities:
Acquisitions, net of cash acquired	(2,252)	(3,809)
Capital expenditures	(6,467)	(4,344)
Other, net	4,250	(405)

Net cash used in investing activities	(4,469)	(8,558)

Cash flows from financing activities:
Principal payment on long-term debt	(10,000)	—
Issuance of Match Group common stock pursuant to stock-based awards, net of withholding taxes	(4,453)	—
Excess tax benefits from stock-based awards	4,044	12,835
Transfers to IAC	—	(45,862)
Purchase of noncontrolling interests	—	(308)
Other, net	(12,180)	—

Net cash used in financing activities	(22,589)	(33,335)

Effect of exchange rate changes on cash and cash equivalents	(184)	(6,016)

Net increase (decrease) in cash and cash equivalents	47,725	(7,945)
Cash and cash equivalents at beginning of period	88,173	127,630

Cash and cash equivalents at end of period	$135,898	$119,685

The accompanying Notes to Consolidated and Combined Financial Statements are an integral part of these statements.

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1—THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Match Group, Inc. is the world's leading provider of dating products. We operate a portfolio of over 45 brands, including Match, OkCupid, PlentyOfFish, Tinder, Meetic, Twoo, OurTime, BlackPeopleMeet and FriendScout24, each designed to increase our users' likelihood of finding a romantic connection. Through our portfolio of trusted brands, we provide tailored products to meet the varying preferences of our users. We currently offer our dating products in 38 languages across more than 190 countries. Match Group has two operating segments: Dating and Non-dating.

        Through the brands within our Dating business, we are a leading provider of membership-based and ad-supported dating products servicing North America, Western Europe and many other countries around the world. We provide these services through websites and applications that we own and operate. The Non-dating business consists of The Princeton Review, which provides a variety of educational test preparation, academic tutoring and college counseling services.

        On November 24, 2015, the Company completed its initial public offering ("IPO") of 38.3 million shares of its common stock at a price of $12.00 per share for proceeds, net of fees and expenses, of $428.3 million. At March 31, 2016, IAC/InterActiveCorp's ("IAC") ownership interest and voting interest in Match Group were 84.6% and 98.2%, respectively.

        All references to "Match Group," the "Company," "we," "our," or "us" in this report are to Match Group, Inc.

Basis of Presentation and Consolidation

        The Company prepares its consolidated and combined financial statements in accordance with U.S. generally accepted accounting principles ("GAAP"). The Company's financial statements were prepared on a consolidated basis beginning October 1, 2015 and on a combined basis for periods prior thereto. The difference in presentation is due to the fact that the final steps of the legal reorganization of the entities included in Match Group at the time of the IPO were not completed until October 1, 2015. The preparation of financial statements on a combined basis for periods prior thereto allows for the financial statements to be presented on a consistent basis for all periods presented. The combined financial statements reflect the results of operations and cash flows of Match Group's businesses since their respective dates of acquisition by IAC. The consolidated financial statements include the accounts of the Company, all entities that are wholly-owned by the Company and all entities in which the Company has a controlling financial interest.

        The combined financial statements reflect the allocation to Match Group of certain IAC corporate expenses relating to Match Group based on the historical financial statements and accounting records of IAC through the date of the IPO. Management believes the assumptions underlying the historical combined financial statements, including the basis on which expenses have been allocated from IAC, are reasonable and that the consolidated and combined financial statements reflect all adjustments, consisting of normal and recurring adjustments necessary for the fair presentation of our financial position, results of operations and cash flows for the periods presented. Interim results are not necessarily indicative of the results that may be expected for the full year. The accompanying unaudited consolidated and combined financial statements should be read in conjunction with the consolidated and combined statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

(Unaudited)

        For the purposes of these financial statements, income taxes have been computed for Match Group on an as if stand-alone, separate tax return basis.

        All intercompany transactions and balances between and among the Company, its subsidiaries and the entities comprising Match Group have been eliminated.

Accounting Estimates

        Management of the Company is required to make certain estimates, judgments and assumptions during the preparation of its consolidated financial statements in accordance with GAAP. These estimates, judgments and assumptions impact the reported amounts of assets, liabilities, revenue and expenses and the related disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

        On an ongoing basis, the Company evaluates its estimates and judgments including those related to: the recoverability of goodwill and indefinite-lived intangible assets; the useful lives and recoverability of definite-lived intangible assets and property and equipment; the fair value of long-term investments; the carrying value of accounts receivable, including the determination of the allowance for doubtful accounts; the fair value of acquisition-related contingent consideration; the liabilities for uncertain tax positions; the valuation allowance for deferred income tax assets; and the fair value of and forfeiture rates for stock-based awards, among others. The Company bases its estimates and judgments on historical experience, its forecasts and budgets and other factors that the Company considers relevant.

Recent Accounting Pronouncements

        In March 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2016-09, Improvements to Employee Share-Based Payments Accounting (Topic 718). The update is intended to simplify existing guidance on various aspects of the accounting and presentation of employee share-based payments in financial statements, including the accounting for income taxes, forfeitures and statutory tax withholding requirements, as well as classification on the statement of cash flows. The provisions of ASU 2016-09 are effective for reporting periods beginning after December 15, 2016; early adoption is permitted. The Company is currently evaluating the impact the adoption of this standard update will have on its consolidated financial statements.

        In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which supersedes existing guidance on accounting for leases in "Leases (Topic 840)" and generally requires all leases to be recognized in the statement of financial position. The provisions of ASU 2016-02 are effective for reporting periods beginning after December 15, 2018; early adoption is permitted. The provisions of ASU 2016-02 are to be applied using a modified retrospective approach. The Company is currently evaluating the impact the adoption of this standard update will have on its consolidated financial statements.

        In April 2015, the FASB issued ASU No. 2015-03, Interest-Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs, and in August 2015, the FASB issued ASU 2015-15, Interest-Imputation of Interest (Subtopic 835-30): Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements. Together, this guidance requires that deferred debt issuance costs be presented in the balance sheet as a direct deduction from the carrying amount of the associated debt liability, while debt issuance costs related to line-of-credit arrangements

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

(Unaudited)

may still continue to be classified as assets. The Company adopted the provisions of ASU 2015-03 and ASU 2015-15 in the first quarter of 2016 and applied the provisions retrospectively, resulting in $16.6 million of deferred debt issuance costs being reclassified from other non-current assets to long-term debt, net of current maturities, in the accompanying December 31, 2015 consolidated balance sheet.

        In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which clarifies the principles for recognizing revenue and develops a common standard for all industries. In July 2015, the FASB decided to defer the effective date for annual reporting periods beginning after December 15, 2017. Early adoption is permitted beginning on the original effective date of December 15, 2016. Upon adoption, ASU 2014-09 may either be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of initial application. The Company is currently evaluating the impact the adoption of this standard update will have on its consolidated financial statements, and the method and timing of adoption.

Reclassification

        Certain prior year amounts have been reclassified to conform to the current year presentation.

NOTE 2—INCOME TAXES

        Match Group is a member of IAC's consolidated federal and state income tax returns. In all periods presented, current income tax provision and deferred income tax benefit have been computed for Match Group on an as if stand-alone, separate return basis. Match Group's payments to IAC for its share of IAC's consolidated federal and state tax return liabilities have been reflected within cash flows from operating activities in the accompanying consolidated and combined statement of cash flows.

        At the end of each interim period, the Company makes its best estimate of the annual expected effective income tax rate and applies that rate to its ordinary year-to-date earnings or loss. The income tax provision or benefit related to significant, unusual, or extraordinary items, if applicable, that will be separately reported or reported net of their related tax effects are individually computed and recognized in the interim period in which they occur. In addition, the effect of changes in enacted tax laws or rates, tax status, judgment on the realizability of a beginning-of-the-year deferred tax asset in future years or the liabilities for uncertain tax positions is recognized in the interim period in which the change occurs.

        The computation of the annual expected effective income tax rate at each interim period requires certain estimates and assumptions including, but not limited to, the expected pre-tax income (or loss) for the year, projections of the proportion of income (and/or loss) earned and taxed in foreign jurisdictions, permanent and temporary differences, and the likelihood of the realization of deferred tax assets generated in the current year. The accounting estimates used to compute the provision or benefit for income taxes may change as new events occur, more experience is acquired, additional information is obtained or our tax environment changes. To the extent that the expected annual effective income tax rate changes during a quarter, the effect of the change on prior quarters is included in income tax provision in the quarter in which the change occurs.

        For the three months ended March 31, 2016, the Company recorded an income tax provision of $5.1 million which represents an effective income tax rate of 42%. The effective tax rate for the three months ended March 31, 2016 is higher than the statutory rate of 35% due primarily to the

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

(Unaudited)

non-deductible loss on contingent consideration fair value adjustments, partially offset by foreign income taxed at lower rates. For the three months ended March 31, 2015, the Company recorded an income tax provision of $8.3 million, which represents an effective income tax rate of 24%. The effective tax rate for the three months ended March 31, 2015 is lower than the statutory rate of 35% due principally to the non-taxable gain on contingent consideration fair value adjustments.

        The Company recognizes interest and, if applicable, penalties related to unrecognized tax benefits in the income tax provision. At both March 31, 2016 and December 31, 2015, the Company had accrued $1.3 million for the payment of interest and $1.8 million for penalties.

        Match Group is routinely under audit by federal, state, local and foreign authorities in the area of income tax as a result of previously filed separate company tax returns and consolidated tax returns with IAC. These audits include questioning the timing and the amount of income and deductions and the allocation of income and deductions among various tax jurisdictions. The Internal Revenue Service is currently auditing IAC's federal income tax returns for the years ended December 31, 2010 through 2012, which includes the operations of Match Group. Various other jurisdictions are open to examination for tax years beginning with 2009, with the exception of one jurisdiction, which is currently under audit beginning in 2005. Income taxes payable include reserves considered sufficient to pay assessments that may result from examination of prior year tax returns. Changes to reserves from period to period and differences between amounts paid, if any, upon the resolution of audits and amounts previously provided may be material. Differences between the reserves for income tax contingencies and the amounts owed by the Company are recorded in the period they become known.

        At March 31, 2016 and December 31, 2015, unrecognized tax benefits, including interest, were $25.9 million and $26.2 million, respectively. At both March 31, 2016 and December 31, 2015, approximately $16.4 million was included in unrecognized tax benefits for tax positions included in IAC's consolidated tax return filings. If unrecognized tax benefits at March 31, 2016 are subsequently recognized, $25.5 million, net of related deferred tax assets and interest, would reduce income tax expense. The comparable amount as of December 31, 2015 was $25.8 million. The Company believes that it is reasonably possible that its unrecognized tax benefits could decrease by approximately $1.6 million within twelve months of March 31, 2016, primarily due to expirations of statutes of limitations.

NOTE 3—BUSINESS COMBINATION

        On October 28, 2015, the Company completed the purchase of all the outstanding shares of Plentyoffish Media Inc. ("PlentyOfFish"), a leading provider of subscription-based and ad-supported online personals servicing North America, Europe, Latin America and Australia. Services are provided through websites and mobile applications that PlentyOfFish owns and operates. The purchase price was $575 million in cash, subject to a working capital adjustment not yet finalized. The financial results of PlentyOfFish are included in Match Group's consolidated financial statements, within the Dating segment, beginning October 28, 2015.

        The unaudited pro forma financial information in the table below presents the combined results of Match Group and PlentyOfFish as if the acquisition of PlentyOfFish had occurred on January 1, 2015. The pro forma financial information includes adjustments required under the acquisition method of accounting and is presented for informational purposes only and is not necessarily indicative of what the results would have been had the acquisition actually occurred on the date specified above. For the three months ended March 31, 2015, pro forma adjustments reflected below include a decrease to

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

(Unaudited)

revenue of $6.6 million related to a write-off of deferred revenue at the date of acquisition and an increase of $3.8 million in amortization of intangible assets.

Three Months Ended March 31, 2015
(In thousands, except per share data)
Revenue	$246,953
Net earnings attributable to Match Group, Inc. shareholders	$26,991
Basic earnings per share attributable to Match Group, Inc. shareholders	$0.13
Diluted earnings per share attributable to Match Group, Inc. shareholders	$0.13

NOTE 4—MARKETABLE SECURITIES

        Marketable securities at March 31, 2016 and December 31, 2015 consist of an equity security. At both March 31, 2016 and December 31, 2015, the cost basis of this equity security was $8.7 million, with gross unrealized gains of $3.0 million which are included in "Accumulated other comprehensive loss" in the accompanying consolidated balance sheet.

NOTE 5—FAIR VALUE MEASUREMENTS AND FINANCIAL INSTRUMENTS

        The Company categorizes its financial instruments measured at fair value into a fair value hierarchy that prioritizes the inputs used in pricing the asset or liability. The three levels of the fair value hierarchy are:

  •
  Level 1: Observable inputs obtained from independent sources, such as quoted prices for identical assets and liabilities in active markets.

  •
  Level 2: Other inputs, which are observable directly or indirectly, such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active and inputs that are derived principally from or corroborated by observable market data.

  •
  Level 3: Unobservable inputs for which there is little or no market data and require the Company to develop its own assumptions, based on the best information available in the circumstances, about the assumptions market participants would use in pricing the assets or liabilities. See below for a discussion of fair value measurements made using Level 3 inputs.

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

(Unaudited)

        The following tables present the Company's financial instruments that are measured at fair value on a recurring basis:

	March 31, 2016
	Quoted Market Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value Measurements
	(In thousands)
Assets:
Cash equivalents:
Money market funds	$4,041	$—	$—	$4,041
Marketable securities:
Equity security	11,622	—	—	11,622

Total	$15,663	$—	$—	$15,663

Liabilities:
Contingent consideration arrangements	$—	$—	$(32,167)	$(32,167)

	December 31, 2015
	Quoted Market Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value Measurements
	(In thousands)
Assets:
Cash equivalents:
Money market funds	$3,649	$—	$—	$3,649
Marketable securities:
Equity security	11,622	—	—	11,622

Total	$15,271	$—	$—	$15,271

Liabilities:
Contingent consideration arrangements	$—	$—	$(28,993)	$(28,993)

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

(Unaudited)

        The following table presents the changes in the Company's financial instruments that are measured at fair value on a recurring basis using significant unobservable inputs (Level 3):

	Three Months Ended March 31,
	2016	2015
	Contingent Consideration Arrangements	Contingent Consideration Arrangements
	(In thousands)
Balance at January 1,	$(28,993)	$(20,615)
Total net (losses) gains:
Fair value adjustments	(3,161)	11,011
Foreign currency exchange gains	—	630
Included in other comprehensive (loss) income	(1,906)	1,733
Fair value at date of acquisition	1,893	(363)

Balance at March 31,	$(32,167)	$(7,604)

Contingent consideration arrangements

        As of March 31, 2016, there are five contingent consideration arrangements related to business acquisitions. The maximum contingent payments related to these arrangements is $90.3 million and the fair value at March 31, 2016 is $32.2 million. These amounts exclude the contingent consideration arrangement related to the acquisition, on January 4, 2013, of Massive Media NV, which operates Twoo.com. While the remaining maximum contingent payment cannot exceed €72.9 million ($81.4 million and $79.9 million at March 31, 2016 and December 31, 2015, respectively), based on results for the year ended December 31, 2015, the Company will not be required to make additional payments with respect to this contingent consideration arrangement.

        The contingent consideration arrangements are based upon earnings performance and/or operating metrics such as monthly active users. The Company determines the fair value of the contingent consideration arrangements by using probability-weighted analyses to determine the amounts of the gross liability, and, if the arrangement is long-term in nature, applying a discount rate, that appropriately captures the risks associated with the obligation to determine the net amount reflected in the financial statements. The number of scenarios in the probability-weighted analyses can vary; generally, more scenarios are prepared for longer duration and more complex arrangements. At March 31, 2016, the fair value of the contingent consideration arrangement that is long-term reflects a 12% discount rate.

        The fair values of the contingent consideration arrangements are sensitive to changes in the forecasts of earnings and/or the relevant operating metrics and changes in discount rates. The Company remeasures the fair value of the contingent consideration arrangements each reporting period, including the accretion of the discount, if applicable, and changes are recognized in "General and administrative expense" in the accompanying consolidated and combined statement of operations. The contingent consideration arrangements liability of $32.2 million and $29.0 million at March 31, 2016 and December 31, 2015, respectively, is long-term in nature and is included in "Other long-term liabilities" in the accompanying consolidated balance sheet.

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Assets measured at fair value on a nonrecurring basis

        The Company's non-financial assets, such as goodwill, intangible assets and property and equipment, as well as cost method investments, are adjusted to fair value only when an impairment charge is recognized. Such fair value measurements are based predominantly on Level 3 inputs.

Cost method investments

        At March 31, 2016 and December 31, 2015, the carrying values of the Company's investments accounted for under the cost method totaled $54.9 million and $55.6 million, respectively, and are included in "Long-term investments" in the accompanying consolidated balance sheet. The Company evaluates each cost method investment for impairment on a quarterly basis and recognizes an impairment loss if a decline in value is determined to be other-than-temporary. If the Company has not identified events or changes in circumstances that may have a significant adverse effect on the fair value of a cost method investment, then the fair value of such cost method investment is not estimated, as it is impracticable to do so.

Financial instruments measured at fair value only for disclosure purposes

        The following table presents the carrying value and the fair value of financial instruments measured at fair value only for disclosure purposes.

	March 31, 2016		December 31, 2015
	Carrying Value	Fair Value	Carrying Value	Fair Value
	(In thousands)
Current maturities of long-term debt	$(40,000)	$(40,375)	$(40,000)	$(39,850)
Long-term debt, net of current maturities	(1,167,897)	(1,210,554)	(1,176,871)	(1,204,548)

        The fair value of long-term debt including current maturities is estimated using market prices or indices for similar liabilities and taking into consideration other factors such as credit quality and maturity, which are Level 3 inputs.

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 6—LONG-TERM DEBT

        Long-term debt consists of:

	March 31, 2016	December 31, 2015
	(In thousands)
Term Loan, final payment due November 16, 2022	$790,000	$800,000
6.75% Senior Notes due December 15, 2022 (the "Match Group Senior Notes"); interest payable each June 15 and December 15, which commences June 15, 2016	445,172	445,172

Total long-term debt	1,235,172	1,245,172
Less: Current portion of long-term debt	40,000	40,000
Less: Net adjustment for remaining original issue discount on Term Loan and original issue premium related to the Match Exchange Offer	11,266	11,691
Less: Unamortized debt issuance costs	16,009	16,610

Total long-term debt, net of current maturities	$1,167,897	$1,176,871

        The Match Group Senior Notes were issued on November 16, 2015, in connection with a private exchange offer to eligible holders to exchange any and all of IAC's 4.75% Senior Notes due December 15, 2022 (the "2012 Senior Notes") for Match Group Senior Notes issued by Match Group ("Match Exchange Offer"). Following the Match Exchange Offer, the Match Group and its subsidiaries were designated as unrestricted subsidiaries of IAC for purposes of the indentures governing IAC's 4.875% Senior Notes due November 30, 2018, the 2012 Senior Notes and the IAC Credit Facility. Following this designation, neither Match Group nor any of its subsidiaries guarantee any debt of IAC, or are subject to any of the covenants related to such debt.

        The indenture governing the Match Group Senior Notes contains covenants that would limit the Company's ability to pay dividends or to make distributions and repurchase or redeem Match Group stock in the event a default has occurred or Match Group's leverage ratio (as defined in the indenture) exceeds 5.0 to 1.0. At December 31, 2015, there were no limitations pursuant thereto. There are additional covenants that limit the ability of the Company and its subsidiaries to, among other things, (i) incur indebtedness, make investments, or sell assets in the event the Company is not in compliance with the financial ratio set forth in the indenture, and (ii) incur liens, enter into agreements restricting the ability of the Company's subsidiaries to pay dividends, enter into transactions with affiliates and consolidate, merge or sell substantially all of their assets.

        The Company, under a credit agreement, (the "Match Group Credit Agreement"), entered into in 2015, has a $500 million revolving credit facility (the "Match Group Credit Facility") that expires on October 7, 2020. At March 31, 2016 and December 31, 2015, there were no outstanding borrowings under the Match Group Credit Facility. The annual commitment fee on undrawn funds is currently 35 basis points, and is based on the leverage ratio most recently reported. Borrowings under the Match Group Credit Facility bear interest, at the Company's option, at a base rate or LIBOR, in each case plus an applicable margin, which is determined by reference to a pricing grid based on the Company's consolidated net leverage ratio. The terms of the Match Group Credit Facility require the Company to maintain a leverage ratio of not more than 5.0 to 1.0 and a minimum interest coverage ratio of not less than 2.5 to 1.0.

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

(Unaudited)

        On November 16, 2015, the Company borrowed $800 million under the Match Group Credit Agreement in the form of a seven-year term loan (the "Term Loan"). Principal payments of $10 million under the Term Loan are due quarterly through maturity, at which point a final principal payment of $530 million will become due. Additionally, the Term Loan may require additional annual principal payments as part of an excess cash flow sweep provision, the amount of which is governed by the net secured leverage ratio. The Term Loan bears interest, at our option, at a base rate or LIBOR, plus 3.50% or 4.50%, respectively, with, in the case of LIBOR, a floor of 1.00%. Interest payments are due at least semi-annually through the term of the loan. The Term Loan and outstanding borrowings, if any, under the Match Group Credit Facility rank equally with each other, and have priority over the Match Group Senior Notes to the extent of the value of the assets securing the borrowings under the Match Group Credit Agreement.

        There are additional covenants under the Match Group Credit Facility and the Term Loan that limit the ability of the Company and its subsidiaries to, among other things, incur indebtedness, pay dividends or make distributions. While the Term Loan remains outstanding, these same covenants under the Match Group Credit Agreement are more restrictive than the covenants that are applicable to the Match Group Credit Facility. Obligations under the Match Group Credit Facility and Term Loan are unconditionally guaranteed by certain Match Group wholly-owned domestic subsidiaries, and are also secured by the stock of certain Match Group domestic and foreign subsidiaries.

NOTE 7—ACCUMULATED OTHER COMPREHENSIVE LOSS

        The following tables present the components of accumulated other comprehensive (loss) income:

	Three Months Ended March 31, 2016
	Foreign Currency Translation Adjustment	Unrealized Gain On Available-For- Sale Security	Accumulated Other Comprehensive (Loss) Income
	(In thousands)
Balance at January 1,	$(139,784)	$2,964	$(136,820)
Other comprehensive income	7,490	—	7,490

Balance at March 31,	$(132,294)	$2,964	$(129,330)

	Three Months Ended March 31, 2015
	Foreign Currency Translation Adjustment	Unrealized (Loss) Gain On Available- For-Sale Security	Accumulated Other Comprehensive Loss
	(In thousands)
Balance at January 1,	$(76,800)	$(1,248)	$(78,048)
Other comprehensive (loss) income	(49,216)	515	(48,701)

Balance at March 31,	$(126,016)	$(733)	$(126,749)

        There were no items reclassified out of accumulated other comprehensive loss into earnings during the three months ended March 31, 2016 and 2015.

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

(Unaudited)

        At March 31, 2016 and 2015, there was no tax benefit or provision on the accumulated other comprehensive loss.

NOTE 8—EARNINGS PER SHARE

        The following table sets forth the computation of the basic and diluted earnings per share attributable to Match Group shareholders:

	Three Months Ended March 31,
	2016		2015
	Basic	Diluted	Basic	Diluted
	(In thousands, except per share data)
Numerator
Net earnings	$7,219	$7,219	$25,880	$25,880
Net (earnings) loss attributable to noncontrolling interests	(67)	(67)	326	326

Net earnings attributable to Match Group, Inc. shareholders	$7,152	$7,152	$26,206	$26,206

Denominator
Basic weighted average common shares outstanding	248,444	248,444	161,130	161,130
Dilutive securities including subsidiary denominated equity, stock options and RSU awards(a)	—	19,655	—	7,798

Dilutive weighted average common shares outstanding	248,444	268,099	161,130	168,928

Earnings per share attributable to Match Group, Inc. shareholders:
Earnings per share	$0.03	$0.03	$0.16	$0.16

(a)
If the effect is dilutive, weighted average common shares outstanding include the incremental shares that would be issued upon the assumed exercise of subsidiary denominated equity, stock options or vesting of restricted stock units ("RSUs"). For the three months ended March 31, 2016 and 2015, 21.8 million and less than 0.1 million potentially dilutive securities, respectively, are excluded from the calculation of diluted earnings per share because their inclusion would have been anti-dilutive.

NOTE 9—SEGMENT INFORMATION

        The Company has two operating segments, Dating and Non-dating, which are also the Company's two reportable segments. The Company's Chairman, who is the chief operating decision maker, allocates resources and assesses performance at the segment level. Our Dating segment provides dating

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

(Unaudited)

products and the Company's Non-dating segment provides a variety of education services including test preparation, academic tutoring and college counseling services.

	Three Months Ended March 31,
	2016	2015
	(In thousands)
Revenue:
Dating	$260,401	$210,147
Non-dating	24,882	24,922

Total	$285,283	$235,069

	Three Months Ended March 31,
	2016	2015
	(In thousands)
Operating Income (Loss):
Dating	$34,186	$36,065
Non-dating	(4,998)	(9,025)

Total	$29,188	$27,040

	Three Months Ended March 31,
	2016	2015
	(In thousands)
Adjusted EBITDA:
Dating	$67,274	$37,864
Non-dating	(2,688)	(4,614)

Total	$64,586	$33,250

        Revenue by geography is based on where the customer is located. Geographic information about revenue and long-lived assets is presented below:

	Three Months Ended March 31,
	2016	2015
	(In thousands)
Revenue
United States	$187,863	$162,339
All other countries	97,420	72,730

Total	$285,283	$235,069

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

(Unaudited)

        The United States is the only country whose revenue is greater than 10 percent of total revenue for the three months ended March 31, 2016 and 2015.

	March 31, 2016	December 31, 2015
	(In thousands)
Long-lived assets (excluding goodwill and intangible assets)
United States	$30,891	$28,169
All other countries	19,916	19,898

Total	$50,807	$48,067

        The only country, other than the United States, with greater than 10 percent of total long-lived assets (excluding goodwill and intangible assets), was France with $14.7 million and $14.5 million as of March 31, 2016 and December 31, 2015, respectively.

        The Company's primary financial measure is Adjusted EBITDA, which is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of (i) amortization of intangible assets and impairments of goodwill and intangible assets and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements. The Company believes this measure is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. Moreover, our management uses this measure internally to evaluate the performance of our business as a whole and our individual business segments. The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, and we believe that by excluding these items, Adjusted EBITDA corresponds more closely to the cash operating income generated from our business, from which capital investments are made and debt is serviced. Adjusted EBITDA has certain limitations in that it does not take into account the impact to Match Group's statement of operations of certain expenses.

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

(Unaudited)

        The following tables reconcile Adjusted EBITDA to operating income (loss) for the Company's reportable segments and to net earnings attributable to Match Group, Inc. shareholders:

	Three Months Ended March 31, 2016
	Adjusted EBITDA	Stock-based compensation	Depreciation	Amortization of Intangibles	Acquisition- related Contingent Consideration Fair Value Adjustments	Operating Income (Loss)
	(In thousands)
Dating	$67,274	$(17,448)	$(5,751)	$(6,728)	$(3,161)	$34,186
Non-dating	(2,688)	(50)	(736)	(1,524)	—	(4,998)

Total	$64,586	$(17,498)	$(6,487)	$(8,252)	$(3,161)	29,188

Interest expense—third party						(20,431)
Other income, net						3,607

Earnings before income taxes						12,364
Income tax provision						(5,145)

Net earnings						7,219
Net earnings attributable to noncontrolling interests						(67)

Net earnings attributable to Match Group, Inc. shareholders						$7,152

	Three Months Ended March 31, 2015
	Adjusted EBITDA	Stock-based compensation	Depreciation	Amortization of Intangibles	Acquisition- related Contingent Consideration Fair Value Adjustments	Operating Income (Loss)
	(In thousands)
Dating	$37,864	$(6,010)	$(4,589)	$(2,211)	$11,011	$36,065
Non-dating	(4,614)	(289)	(2,456)	(1,666)	—	(9,025)

Total	$33,250	$(6,299)	$(7,045)	$(3,877)	$11,011	27,040

Interest expense—related party						(2,179)
Other income, net						9,307

Earnings before income taxes						34,168
Income tax provision						(8,288)

Net earnings						25,880
Net loss attributable to noncontrolling interests						326

Net earnings attributable to Match Group, Inc. shareholders						$26,206

NOTE 10—CONTINGENCIES

        In the ordinary course of business, the Company is a party to various lawsuits. The Company establishes reserves for specific legal matters when it determines that the likelihood of an unfavorable outcome is probable and the loss is reasonably estimable. Management has also identified certain other

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

(Unaudited)

legal matters where we believe an unfavorable outcome is not probable and, therefore, no reserve is established. Although management currently believes that resolving claims against us, including claims where an unfavorable outcome is reasonably possible, will not have a material impact on the liquidity, results of operations, or financial condition of the Company, these matters are subject to inherent uncertainties and management's view of these matters may change in the future. The Company also evaluates other contingent matters, including income and non-income tax contingencies, to assess the likelihood of an unfavorable outcome and estimated extent of potential loss. It is possible that an unfavorable outcome of one or more of these lawsuits or other contingencies could have a material impact on the liquidity, results of operations, or financial condition of the Company. See Note 2 for additional information related to income tax contingencies.

NOTE 11—RELATED PARTY TRANSACTIONS

        For periods prior to the IPO, the Company's consolidated and combined statement of operations includes allocations of general and administrative costs, including stock-based compensation expense, related to IAC's accounting, treasury, legal, tax, corporate support and internal audit functions. These allocations were based on Match Group's revenue as a percentage of IAC's total revenue. Allocated general and administrative costs, inclusive of stock-based compensation expense, was $1.7 million for the three months ended March 31, 2015, and is included in "General and administrative expense" in the accompanying consolidated and combined statement of operations. It is not practicable to determine the actual expenses that would have been incurred for these services had the Company operated as a stand-alone entity. Management considers the allocation method to be reasonable. For the three months ended March 31, 2016, the Company was charged $2.6 million by IAC for services rendered pursuant to the services agreement described below. This amount was paid in full by the Company at March 31, 2016.

        The Company has entered into certain arrangements with IAC in the ordinary course of business for: (i) the leasing of office space for certain of our businesses at properties owned by IAC, for which we paid IAC approximately $0.9 million and $0.3 million for the three months ended March 31, 2016 and 2015, respectively; and (ii) the subleasing of space in a data center from an IAC subsidiary, for which we paid such IAC subsidiary approximately $0.3 million for both the three months ended March 31, 2016 and 2015. The aforementioned payments related to the leasing of office space for the three months ended March 31, 2016 is included in the amount charged by IAC under the services agreement noted above.

Relationship with IAC post IPO

        In connection with the IPO, the Company entered into certain agreements relating to our relationship with IAC after the IPO. These agreements include a master transaction agreement; an investor rights agreement; a tax sharing agreement; a services agreement; an employee matters agreement and a subordinated loan agreement.

NOTE 12—STREAMLINING OF TECHNOLOGY SYSTEMS AND CONSOLIDATION OF EUROPEAN OPERATIONS

        The Company is currently in the process of modernizing and streamlining its underlying Dating technology infrastructure that supports both its mobile and desktop platforms, as well as consolidating its European operations from seven principal locations down to three. The project is substantially

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

(Unaudited)

complete and is expected to be fully completed by the end of 2016. For the three months ended March 31, 2016 and 2015, the Company incurred $2.1 million and $3.3 million, respectively, in costs related to this project. A summary of the costs incurred, payments made and the related accruals is presented below.

	Three Months Ended March 31, 2016
	Severance	Professional Fees & Other	Total
	(In thousands)
Accrual as of January 1,	$3,013	$564	$3,577
Charges incurred	201	1,888	2,089
Payments made	(831)	(1,706)	(2,537)

Accrual as of March 31,	$2,383	$746	$3,129

        The costs are allocated as follows in the accompanying consolidated and combined statement of operations:

	Three Months Ended March 31,
	2016	2015
	(In thousands)
Cost of revenue	$154	$668
Selling and marketing expense	96	390
General and administrative expense	721	1,644
Product development expense	1,118	601

Total	$2,089	$3,303

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of Match Group, Inc.

        We have audited the accompanying consolidated and combined balance sheet of Match Group, Inc. and subsidiaries (the Company) as of December 31, 2015 and 2014, and the related consolidated and combined statements of operations, comprehensive income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2015. Our audits also included the financial statement schedule listed on page F-69. These financial statements and financial schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated and combined financial position of Match Group, Inc. and subsidiaries as of December 31, 2015 and 2014, and the consolidated and combined results of their operations and their cash flows for each of the three years in the period ended December 31, 2015, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated and combined financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ ERNST & YOUNG LLP
New York, New York March 28, 2016

MATCH GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED AND COMBINED BALANCE SHEET

	December 31,
	2015	2014
	(In thousands, except share data)
ASSETS
Cash and cash equivalents	$88,173	$127,630
Marketable securities	11,622	—
Accounts receivable, net of allowance of $1,739 and $1,133, respectively	65,851	33,735
Other current assets	39,049	27,812

Total current assets	204,695	189,177
Property and equipment, net	48,067	42,997
Goodwill	1,292,775	793,763
Intangible assets, net	276,408	207,613
Long-term investments	55,569	62,979
Other non-current assets	48,488	5,580

TOTAL ASSETS	$1,926,002	$1,302,109

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Current portion of long-term debt	$40,000	$—
Accounts payable	25,767	11,797
Deferred revenue	169,321	134,790
Accrued expenses and other current liabilities	118,556	94,719

Total current liabilities	353,644	241,306
Long-term debt, net of current maturities	1,193,481	—
Long-term debt, related party	—	190,586
Income taxes payable	9,670	11,442
Deferred income taxes	34,947	41,875
Other long-term liabilities	49,542	13,446
Redeemable noncontrolling interests	5,907	3,678
Commitments and contingencies
SHAREHOLDERS' EQUITY
Common stock; $0.001 par value; authorized 1,500,000,000 shares; 38,343,333 shares issued and outstanding at December 31, 2015 and 161,130,000 shares issued and outstanding at December 31, 2014 on a pro forma basis	38	—
Class B convertible common stock; $0.001 par value; authorized 1,500,000,000 shares; 209,919,402 shares issued and outstanding at December 31, 2015 and no shares issued and outstanding at December 31, 2014	210	—
Class C common stock; $0.001 par value; authorized 1,500,000,000 shares; no shares issued and outstanding	—	—
Preferred stock; $0.001 par value; authorized 500,000,000 shares; no shares issued and outstanding	—	—
Additional paid-in capital	404,771	—
Retained earnings	10,612	—
Invested capital	—	877,635
Accumulated other comprehensive loss	(136,820)	(78,048)

Total Match Group, Inc. shareholders' equity or invested capital	278,811	799,587
Noncontrolling interests	—	189

Total shareholders' equity or invested capital	278,811	799,776

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,926,002	$1,302,109

The accompanying Notes to Consolidated and Combined Financial Statements are an integral part of these statements.

MATCH GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

	Years Ended December 31,
	2015	2014	2013
	(In thousands, except per share data)
Revenue	$1,020,431	$888,268	$803,089
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	177,988	120,024	85,945
Selling and marketing expense	359,598	335,107	321,870
General and administrative expense	175,857	117,890	93,641
Product development expense	67,348	49,738	42,973
Depreciation	25,983	25,547	20,202
Amortization of intangibles	20,101	11,395	17,125

Total operating costs and expenses	826,875	659,701	581,756

Operating income	193,556	228,567	221,333
Interest expense—third party	(18,049)	—	—
Interest expense—related party	(8,009)	(25,541)	(34,307)
Other income, net	11,887	12,610	217

Earnings before income taxes	179,385	215,636	187,243
Income tax provision	(58,898)	(67,277)	(60,616)

Net earnings	120,487	148,359	126,627
Net earnings attributable to noncontrolling interests	(104)	(595)	(1,624)

Net earnings attributable to Match Group, Inc. shareholders	$120,383	$147,764	$125,003

Net earnings per share attributable to Match Group, Inc. shareholders:
Basic	$0.69	$0.92	$0.78
Diluted	$0.65	$0.88	$0.76
Stock-based compensation expense by function:
Cost of revenue	$490	$396	$1,012
Selling and marketing expense	6,787	194	562
General and administrative expense	36,530	17,326	8,520
Product development expense	6,276	2,935	2,134

Total stock-based compensation expense	$50,083	$20,851	$12,228

The accompanying Notes to Consolidated and Combined Financial Statements are an integral part of these statements.

MATCH GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED AND COMBINED STATEMENT OF COMPREHENSIVE INCOME

	Years Ended December 31,
	2015	2014	2013
	(In thousands)
Net earnings	$120,487	$148,359	$126,627
Other comprehensive (loss) income:
Change in foreign currency translation adjustment	(63,223)	(60,101)	6,152
Change in fair value of available-for-sale security	4,212	(1,950)	702

Total other comprehensive (loss) income	(59,011)	(62,051)	6,854

Comprehensive income	61,476	86,308	133,481
Comprehensive loss (income) attributable to noncontrolling interests	135	(204)	(3,918)

Comprehensive income attributable to Match Group, Inc. shareholders	$61,611	$86,104	$129,563

The accompanying Notes to Consolidated and Combined Financial Statements are an integral part of these statements.

MATCH GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED AND COMBINED STATEMENT OF SHAREHOLDERS' EQUITY

(In thousands)

		Match Group, Inc. Shareholders' Equity or Invested Capital
		Common Stock $0.001 Par Value			Class B Convertible Common Stock $0.001 Par Value						Total Match Group Inc. Shareholders' Equity or Invested Capital
													Total Shareholders' Equity or Invested Capital
										Accumulated Other Comprehensive (Loss) Income
	Redeemable Noncontrolling Interests			Shares (Pro forma)(a)			Additional Paid-in Capital	Retained Earnings	Invested Capital			Noncontrolling Interests
		$	Shares		$	Shares

Balance as of December 31, 2012	$40,958	$—	—	157,582	$—	—	$—	$—	$717,350	$(20,948)	$696,402	$50,907	$747,309
Net earnings for the year ended December 31, 2013	417	—	—	—	—	—	—	—	125,003	—	125,003	1,207	126,210
Other comprehensive income, net of tax	927	—	—	—	—	—	—	—	—	4,560	4,560	1,367	5,927
Purchase of redeemable noncontrolling interests	(40,182)	—	—	—	—	—	—	—	—	—	—	—	—
Purchase of noncontrolling interests	—	—	—	—	—	—	—	—	—	—	—	(12,371)	(12,371)
Adjustment of redeemable noncontrolling interests and noncontrolling interests to fair value	19,254	—	—	—	—	—	—	—	(21,563)	—	(21,563)	2,309	(19,254)
Transfer from noncontrolling interests to redeemable noncontrolling interests	2,874	—	—	—	—	—	—	—	—	—	—	(2,874)	(2,874)
Net increase in IAC/InterActiveCorp's investment in Match Group, Inc.	—	—	—	3,013	—	—	—	—	30,959	—	30,959	—	30,959
Other	—	—	—	—	—	—	—	—	—	—	—	1,120	1,120

Balance as of December 31, 2013	24,248	—	—	160,595	—	—	—	—	851,749	(16,388)	835,361	41,665	877,026
Net earnings for the year ended December 31, 2014	595	—	—	—	—	—	—	—	147,764	—	147,764	—	147,764
Other comprehensive (loss) income, net of tax	(494)	—	—	—	—	—	—	—	—	(61,660)	(61,660)	103	(61,557)
Purchase of redeemable noncontrolling interests	(41,743)	—	—	—	—	—	—	—	—	—	—	—	—
Purchase of noncontrolling interests	—	—	—	—	—	—	—	—	—	—	—	(50,662)	(50,662)
Adjustment of redeemable noncontrolling interests and noncontrolling interests to fair value	21,072	—	—	—	—	—	—	—	(30,441)	—	(30,441)	9,369	(21,072)
Net decrease in IAC/InterActiveCorp's investment in Match Group, Inc.	—	—	—	535	—	—	—	—	(91,437)	—	(91,437)	—	(91,437)
Other	—	—	—	—	—	—	—	—	—	—	—	(286)	(286)

Balance as of December 31, 2014	3,678	—	—	161,130	—	—	—	—	877,635	(78,048)	799,587	189	799,776
Net earnings for the year ended December 31, 2015	104	—	—	—	—	—	—	35,593	84,790	—	120,383	—	120,383
Other comprehensive loss, net of tax	(239)	—	—	—	—	—	—	—	—	(58,772)	(58,772)	—	(58,772)
Stock-based compensation expense	5,067	—	—	—	—	—	15,802	—	22,974	—	38,776	—	38,776
Purchase of redeemable noncontrolling interests	(2,864)	—	—	—	—	—	—	—	—	—	—	—	—
Transfer from noncontrolling interests to redeemable noncontrolling interests	189	—	—	—	—	—	—	—	—	—	—	(189)	(189)
Net (decrease) increase in IAC/InterActiveCorp's investment in Match Group, Inc.	—	—	—	12,678	—	—	(17,119)	—	105,970	—	88,851	—	88,851
Capital contribution from IAC/InterActiveCorp to partially fund the acquisition of PlentyOfFish	—	—	—	—	36	36,111	344,964	—	—	—	345,000	—	345,000
Capitalization as a result of IPO	—	—	—	(173,808)	174	173,808	1,091,172	—	(1,091,346)	—	—	—	—
Dividend to IAC/InterActiveCorp	—	—	—	—	—	—	(1,442,787)	(24,981)	—	—	(1,467,768)	—	(1,467,768)
Issuance of common stock in connection with IPO	—	38	38,333	—	—	—	428,245	—	—	—	428,283	—	428,283
Issuance of common stock pursuant to stock-based awards, net of withholding taxes	—	—	10	—	—	—	104	—	—	—	104	—	104
Repurchase of stock-based awards	—	—	—	—	—	—	(23,431)	—	—	—	(23,431)	—	(23,431)
Income tax benefit related to stock-based awards	—	—	—	—	—	—	7,821	—	—	—	7,821	—	7,821
Other	(28)	—	—	—	—	—	—	—	(23)	—	(23)	—	(23)

Balance as of December 31, 2015	$5,907	$38	38,343	—	$210	209,919	$404,771	$10,612	$—	$(136,820)	$278,811	$—	$278,811

(a)
Common stock prior to the IPO was presented as a component of Invested Capital as the financial statements were prepared on a combined basis. Pro forma common stock is being presented for informational purposes.

The accompanying Notes to Consolidated and Combined Financial Statements are an integral part of these statements.

MATCH GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED AND COMBINED STATEMENT OF CASH FLOWS

	Years Ended December 31,
	2015	2014	2013
	(In thousands)
Cash flows from operating activities:
Net earnings	$120,487	$148,359	$126,627
Adjustments to reconcile net earnings to net cash provided by operating activities:
Stock-based compensation expense	50,083	20,851	12,228
Depreciation	25,983	25,547	20,202
Amortization of intangibles	20,101	11,395	17,125
Excess tax benefits from stock-based awards	(38,384)	(5,319)	(10,763)
Deferred income taxes	(22,530)	(5,904)	(3,651)
Acquisition-related contingent consideration fair value adjustments	(11,056)	(12,912)	343
Other adjustments, net	(882)	(9,016)	255
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable	(29,344)	2,399	(3,651)
Other assets	(11,281)	(10,551)	(155)
Accounts payable and accrued expenses and other current liabilities	31,716	(7,980)	(972)
Income taxes payable	36,377	8,103	4,808
Deferred revenue	37,812	8,643	12,401

Net cash provided by operating activities	209,082	173,615	174,797

Cash flows from investing activities:
Acquisitions, net of cash acquired	(611,324)	(114,051)	(32,145)
Capital expenditures	(29,156)	(21,793)	(19,807)
Purchases of long-term investments	—	(4,536)	—
Other, net	(8,382)	180	(2,034)

Net cash used in investing activities	(648,862)	(140,200)	(53,986)

Cash flows from financing activities:
Borrowings under term loan facility	788,000	—	—
Debt issuance costs	(17,174)	—	—
Fees and expenses related to note exchange	(6,954)	—	—
Proceeds from initial public offering, net of fees and expenses	428,789	—	—
Cash dividend to IAC	(1,022,500)	—	—
Transfers (to) from IAC	(86,012)	(108,723)	9,653
Capital contribution from IAC to partially fund the acquisition of PlentyOfFish	500,000	—	—
(Repayment of) proceeds from related party debt	(182,509)	111,586	—
Excess tax benefits from stock-based awards	38,384	5,319	10,763
Purchase of noncontrolling interests	(2,864)	(33,165)	(52,552)
Repurchase of stock-based awards	(23,431)	—	—
Acquisition-related contingent consideration payments	(5,510)	(7,373)	—
Funds returned from (transferred to) escrow for Meetic tender offer	—	12,354	(71,512)
Other, net	—	(56)	(1,614)

Net cash provided by (used in) financing activities	408,219	(20,058)	(105,262)

Effect of exchange rate changes on cash and cash equivalents	(7,896)	(10,953)	2,513

Net (decrease) increase in cash and cash equivalents	(39,457)	2,404	18,062
Cash and cash equivalents at beginning of period	127,630	125,226	107,164

Cash and cash equivalents at end of period	$88,173	$127,630	$125,226

The accompanying Notes to Consolidated and Combined Financial Statements are an integral part of these statements.

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

NOTE 1—ORGANIZATION

        Match Group, Inc. is the world's leading provider of dating products. We operate a portfolio of over 45 brands, including Match, OkCupid, PlentyOfFish, Tinder, Meetic, Twoo, OurTime, BlackPeopleMeet and FriendScout24, each designed to increase our users' likelihood of finding a romantic connection. Through our portfolio of trusted brands, we provide tailored products to meet the varying preferences of our users. We currently offer our dating products in 38 languages across more than 190 countries. Match Group operates in two segments: Dating and Non-dating.

        Through the brands within our Dating business, we are a leading provider of membership-based and ad-supported dating products servicing North America, Western Europe and many other countries around the world. We provide these services through websites and applications that we own and operate. The Non-dating business consists of The Princeton Review, which provides a variety of educational test preparation, academic tutoring and college counseling services.

        On November 24, 2015, the Company completed its initial public offering ("IPO") of 38.3 million shares of its common stock at a price of $12.00 per share for proceeds, net of fees and expenses, of $428.3 million. Following the completion of the IPO, IAC/InterActiveCorp's ("IAC") ownership interest and voting interest in Match Group were 84.6% and 98.2%, respectively.

        All references to "Match Group," the "Company," "we," "our," or "us" in this report are to Match Group, Inc.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

        The Company prepares its consolidated and combined financial statements in accordance with U.S. generally accepted accounting principles ("GAAP"). The Company's financial statements were prepared on a consolidated basis beginning October 1, 2015 and on a combined basis for periods prior thereto. The difference in presentation is due to the fact that the final steps of the legal reorganization of the entities included in Match Group, at the time of the IPO, was not completed until October 1, 2015. The preparation of financial statements on a combined basis for periods prior thereto allows for the financial statements to be presented on a consistent basis for all periods presented. The combined financial statements reflect the historical financial position, results of operations and cash flows of Match Group's businesses since their respective dates of acquisition by IAC. The consolidated financial statements include the accounts of the Company, all entities that are wholly-owned by the Company and all entities in which the Company has a controlling financial interest.

        The consolidated and combined financial statements reflect the allocation to Match Group of certain IAC corporate expenses relating to Match Group based on the historical financial statements and accounting records of IAC through the date of the IPO. Management believes the assumptions underlying the historical consolidated and combined financial statements, including the basis on which expenses have been allocated from IAC are reasonable and that these consolidated and combined financial statements reflect all adjustments, consisting of normal and recurring adjustments necessary for the fair presentation of our financial position, results of operations and cash flows for the years presented.

        For the purposes of these financial statements, income taxes have been computed for Match Group on an as if stand-alone, separate tax return basis.

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

        All intercompany transactions and balances between and among the Company, its subsidiaries and the entities comprising Match Group have been eliminated.

Accounting for Investments

        Investments in common stock or in-substance common stock of entities in which the Company does not have the ability to exercise significant influence over the operating and financial matters of the investee are accounted for using the cost method. Investments in companies that the Company does not control, which are not in the form of common stock or in-substance common stock, are also accounted for using the cost method. The Company evaluates each cost method investment for impairment on a quarterly basis and recognizes an impairment loss if a decline in value is determined to be other-than-temporary. Such impairment evaluations include, but are not limited to: the current business environment, including competition; going concern considerations such as financial condition and the rate at which the investee utilizes cash and the investee's ability to obtain additional financing to achieve its business plan; the need for changes to the investee's existing business model due to changing business and regulatory environments and its ability to successfully implement necessary changes; and comparable valuations. If the Company has not identified events or changes in circumstances that may have a significant adverse effect on the fair value of a cost method investment, the fair value of such cost method investment is not estimated, as it is impracticable to do so.

Accounting Estimates

        Management of the Company is required to make certain estimates, judgments and assumptions during the preparation of its consolidated and combined financial statements in accordance with GAAP. These estimates, judgments and assumptions impact the reported amounts of assets, liabilities, revenue and expenses and the related disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

        On an ongoing basis, the Company evaluates its estimates and judgments including those related to: the recoverability of goodwill and indefinite-lived intangible assets; the useful lives and recoverability of definite-lived intangible assets and property and equipment; the fair value of long-term investments; the carrying value of accounts receivable, including the determination of the allowance for doubtful accounts; the fair value of acquisition-related contingent consideration; the liabilities for uncertain tax positions; the valuation allowance for deferred income tax assets; and the fair value of and forfeiture rates for stock-based awards, among others. The Company bases its estimates and judgments on historical experience, its forecasts and budgets and other factors that the Company considers relevant.

Revenue Recognition

        The Company's Dating revenue is primarily derived directly from users in the form of recurring membership fees.

        Membership revenue is presented net of credits and credit card chargebacks. Members pay in advance, primarily by using a credit card, and, subject to certain conditions identified in our terms and conditions, all purchases are final and nonrefundable. Fees collected, or contractually due, in advance for memberships are deferred and recognized as revenue using the straight-line method over the terms of the applicable membership period, which primarily range from one to six months. Deferred revenue at the Dating business is $144.4 million and $117.9 million at December 31, 2015 and 2014, respectively. The Company also earns revenue from online advertising, the purchase of à la carte

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

features and offline events. Online advertising revenue is recognized every time an ad is displayed. Revenue from the purchase of à la carte features is recognized based on usage. Revenue and the related expenses associated with offline events are recognized when each event occurs.

        Non-dating revenue consists primarily of fees received directly from students for in-person and online test preparation classes, access to online test preparation materials and individual tutoring services. Fees from classes and access to online materials are recognized over the period of the course and the period of the online access, respectively. Tutoring fees are recognized based on usage. Deferred revenue at the Non-dating business is $25.7 million and $18.0 million at December 31, 2015 and 2014, respectively.

Cash and Cash Equivalents

        Cash and cash equivalents include cash and short-term investments with maturities of less than 91 days from the date of purchase. Cash equivalents at December 31, 2015 consist of international money market funds.

Accounts Receivable

        Accounts receivable are stated at amounts due from customers, net of an allowance for doubtful accounts. Accounts receivable outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time accounts receivable are past due, the Company's previous loss history, the specific customer's ability to pay its obligation to the Company and the condition of the general economy and the customer's industry. The Company writes off accounts receivable when they become uncollectible.

Property and Equipment

        Property and equipment, including significant improvements, are recorded at cost. Repairs and maintenance costs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Asset Category	Estimated Useful Lives
Computer equipment and capitalized software	2 to 3 years
Furniture and other equipment	3 to 10 years
Leasehold improvements	6 to 7 years

        The Company capitalizes certain internal use software costs including external direct costs utilized in developing or obtaining the software and compensation for personnel directly associated with the development of the software. Capitalization of such costs begins when the preliminary project stage is complete and ceases when the project is substantially complete and ready for its intended purpose. The net book value of capitalized internal use software was $20.7 million and $20.9 million at December 31, 2015 and 2014, respectively.

Business Combinations

        The purchase price of each acquisition is attributed to the assets acquired and liabilities assumed based on their fair values at the date of acquisition, including identifiable intangible assets that either arise from a contractual or legal right or are separable from goodwill. The fair value of these intangible assets is based on detailed valuations that use information and assumptions provided by management.

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

The excess purchase price over the net tangible and identifiable intangible assets is recorded as goodwill.

        In connection with some business combinations, the Company has entered into contingent consideration arrangements that are included in the determination of the purchase price. Each of these arrangements is initially recorded at its fair value at the time of the acquisition and reflected at current fair value for each subsequent reporting period thereafter until settled. The contingent consideration arrangements are generally based upon earnings performance and/or operating metrics such as monthly active users. The Company determines the fair value of the contingent consideration arrangements by using probability-weighted analyses to determine the amounts of the gross liability, and, if the arrangement is long-term in nature, applying a discount rate that appropriately captures the risk associated with the obligation to determine the net amount reflected in the financial statements. Determining the fair value of these arrangements is inherently difficult and subjective. Significant changes in forecasted earnings or operating metrics would result in a significantly higher or lower fair value measurement and can have a material impact on our consolidated and combined financial statements. The changes in the estimated fair value of the contingent consideration arrangements for each reporting period, including the accretion of the discount, if applicable, are recognized in "General and administrative expense" in the accompanying consolidated and combined statement of operations. See Note 7 for a discussion of contingent consideration arrangements.

Goodwill and Indefinite-Lived Intangible Assets

        Goodwill acquired in business combinations is assigned to the reporting unit(s) that is expected to benefit from the combination as of the acquisition date. The Company assesses goodwill and indefinite-lived intangible assets for impairment annually as of October 1, or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit or the fair value of an indefinite-lived intangible asset below its carrying value. The 2015, 2014 and 2013 annual assessments identified no material impairments. For all periods presented, the Company has two reporting units: Dating and Non-dating.

        The Company has the option to qualitatively assess whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. The Company elected to forgo the option to qualitatively assess the goodwill of its two reporting units, Dating and Non-dating, as of October 1, 2015 and determined the fair value of each reporting unit. For the Company's annual goodwill test at October 1, 2014, a qualitative assessment of the Non-dating reporting unit's goodwill was performed. It was determined that it was not more likely than not that the fair value of the reporting unit was less than its carrying value based primarily on valuations of the reporting unit that were prepared immediately prior to October 1, 2014, in August and September 2014. For the Dating reporting unit, the Company elected to forgo the option to qualitatively assess goodwill and determined the fair value as of October 1, 2014. The discount rate used in the Company's annual goodwill impairment assessment was 12% in 2015 and 16% in 2014. As of October 1, 2015, the fair value of each of the Company's reporting units exceeds its carrying values by more than 20%.

        When the Company elects to perform a qualitative assessment and concludes it is not more likely than not that the fair value of the reporting unit is less than its carrying value, no further assessment of that reporting unit's goodwill is necessary; otherwise, the fair value of the reporting unit has to be determined and if the carrying value of a reporting unit's goodwill exceeds its implied fair value, an impairment loss equal to the excess is recorded. When the Company evaluates the potential for goodwill impairment using a qualitative assessment it considers factors including, but not limited to, the fair values of recent valuations, changes in the reporting unit's financial performance, forecasts, key

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

personnel, and strategy, as well as changes in the industry conditions, including competition and demand for the reporting unit's services, and macroeconomic conditions.

        The Company determines the fair value of its reporting units using both an income approach based on discounted cash flows ("DCF") and a market approach. Determining fair value using a DCF analysis requires the exercise of significant judgment with respect to several items, including the judgment about the amount and timing of expected future cash flows and appropriate discount rates. The expected cash flows used in the DCF analyses are based on the Company's most recent budget and, for years beyond the budget, the Company's estimates, which are based, in part, on forecasted growth rates. The discount rates used in the DCF analyses are intended to reflect the risks inherent in the expected future cash flows of the respective reporting units. Assumptions used in the DCF analyses, including the discount rate, are assessed annually based on each of the reporting unit's current results and forecast, as well as macroeconomic and industry specific factors. Determining fair value using a market approach considers multiples of financial metrics based on both acquisitions and trading multiples of a selected peer group of companies. From the comparable companies, a representative market multiple is determined which is applied to financial metrics to estimate the fair value of a reporting unit. To determine a peer group of companies for our respective reporting units, we considered companies relevant in terms of consumer use, monetization model, margin and growth characteristics and brand strength operating in their respective sectors.

        While the Company also has the option to qualitatively assess whether it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying value, the Company's policy is to determine the fair value of each of its indefinite-lived intangible assets annually as of October 1. The Company determines the fair values of its indefinite-lived intangible assets using avoided royalty DCF valuation analyses. Significant judgments inherent in these analyses include the selection of appropriate royalty and discount rates and estimating the amount and timing of expected future cash flows. The discount rates used in the DCF analyses reflect the risks inherent in the expected future cash flows generated by the respective intangible assets. The royalty rates used in the DCF analyses are based upon an estimate of the royalty rates that a market participant would pay to license the Company's trade names and trademarks. Assumptions used in the avoided royalty DCF analyses, including the discount rate and royalty rate, are assessed annually based on the actual and projected cash flows related to the asset, as well as macroeconomic and industry specific factors. The discount rates used in the Company's annual indefinite-lived impairment assessment ranged from 11% to 16% in 2015 and 10% to 20% in 2014, and the royalty rates used ranged from 3% to 7% in both 2015 and 2014.

Long-Lived Assets and Intangible Assets with Definite Lives

        Long-lived assets, which consist of property and equipment and intangible assets with definite lives, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. The carrying value of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If the carrying value is deemed not to be recoverable, an impairment loss is recorded equal to the amount by which the carrying value of the long-lived asset exceeds its fair value. Amortization of definite-lived intangible assets is computed either on a straight-line basis or based on the pattern in which the economic benefits of the asset will be realized.

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Fair Value Measurements

        The Company categorizes its financial instruments measured at fair value into a fair value hierarchy that prioritizes the inputs used in pricing the asset or liability. The three levels of the fair value hierarchy are:

  •
  Level 1: Observable inputs obtained from independent sources, such as quoted prices for identical assets and liabilities in active markets.

  •
  Level 2: Other inputs which are observable directly or indirectly, such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active and inputs that are derived principally from or corroborated by observable market data. The fair values of the Company's Level 2 financial assets are primarily obtained from observable market prices for identical underlying securities that may not be actively traded. Certain of these securities may have different market prices from multiple market data sources, in which case an average market price is used.

  •
  Level 3: Unobservable inputs for which there is little or no market data and require the Company to develop its own assumptions, based on the best information available in the circumstances, about the assumptions market participants would use in pricing the assets or liabilities. See Note 7 for a discussion of fair value measurements made using Level 3 inputs.

        The Company's non-financial assets, such as goodwill, intangible assets and property and equipment, as well as cost method investments, are adjusted to fair value only when an impairment charge is recognized. Such fair value measurements are based predominantly on Level 3 inputs.

Advertising Costs

        Advertising costs are expensed in the period incurred (when the advertisement first runs for production costs that are initially capitalized) and represent online marketing, including fees paid to search engines, offline marketing, which is primarily television advertising, and partner-related payments to those who direct traffic to our websites. Advertising expense was $323.9 million, $309.4 million and $297.5 million for the years ended December 31, 2015, 2014 and 2013, respectively.

Legal Costs

        Legal costs are expensed as incurred.

Income Taxes

        Match Group is a member of IAC's consolidated federal and state income tax returns. In all periods presented, current and deferred income tax expense has been computed for Match Group on an as if stand-alone, separate return basis.

        The Company recognizes liabilities for uncertain tax positions based on a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement.

        The Company accounts for income taxes under the liability method, and deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying values of existing assets and liabilities and their respective tax bases.

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided on deferred tax assets if it is determined that it is more likely than not that the deferred tax asset will not be realized. The Company records interest, net of any applicable related income tax benefit, on potential income tax contingencies as a component of income tax expense.

Earnings Per Share

        Basic earnings per share is computed by dividing net earnings attributable to Match Group shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vested resulting in the issuance of common stock that could share in the earnings of the Company.

Foreign Currency Translation and Transaction Gains and Losses

        The financial position and operating results of foreign entities whose primary economic environment is based on their local currency are combined using the local currency as the functional currency. These local currency assets and liabilities are translated at the rates of exchange as of the balance sheet date, and local currency revenue and expenses of these operations are translated at average rates of exchange during the reporting period. Translation gains and losses are included in accumulated other comprehensive income as a component of shareholders' equity. Transaction gains and losses resulting from assets and liabilities denominated in a currency other than the functional currency are included in the consolidated and combined statement of operations as a component of "Other income, net".

        Translation gains and losses relating to foreign entities that are liquidated or substantially liquidated are reclassified out of accumulated other comprehensive loss into earnings. Such gains totaled $2.2 million during the year ended December 31, 2015, and were included in "Other income, net" in the accompanying consolidated and combined statement of operations.

Stock-Based Compensation

        Stock-based compensation is measured at the grant date based on the fair value of the award and is generally expensed over the requisite service period. See Note 12 for a discussion of the Company's stock-based compensation plans.

Redeemable Noncontrolling Interests

        Noncontrolling interests in the consolidated subsidiaries of the Company should ordinarily be reported on the consolidated and combined balance sheet within shareholders' equity, separately from the Company's equity. However, securities that are redeemable at the option of the holder and not solely within the control of the issuer must be classified outside of shareholders' equity. Accordingly, if redemption of the noncontrolling interest is outside the control of the Company, the interests are included outside of shareholders' equity in the accompanying consolidated and combined balance sheet.

        In connection with the acquisition of certain subsidiaries, current and former senior management of these businesses has retained an ownership interest. The Company is party to fair value put and call arrangements with respect to these interests. These put and call arrangements allow management of these businesses to require the Company to purchase these interests or allow the Company to acquire such interests at fair value, respectively. The put arrangements do not meet the definition of a

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

derivative instrument as the put agreements do not provide for net settlement. No put and call arrangements were exercised during 2015 or 2014. During 2013, one of these arrangements was exercised. These put arrangements are exercisable by the counter-party outside the control of the Company. Accordingly, to the extent that the fair value of these interests exceeds the value determined by normal noncontrolling interest accounting, the value of such interests is adjusted to fair value with a corresponding adjustment to additional paid-in capital/invested capital. During the years ended December 31, 2015, 2014 and 2013, the Company recorded adjustments of less than $(0.1) million, $21.1 million and $19.3 million, respectively, to (decrease) increase these interests to fair value. Fair value determinations require high levels of judgment and are based on various valuation techniques, including market comparables and discounted cash flow projections.

Certain Risks and Concentrations

        The Company's business is subject to certain risks and concentrations including dependence on third-party technology providers, exposure to risks associated with online commerce security and credit card fraud.

        Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of cash and cash equivalents. Cash and cash equivalents are principally maintained with financial institutions that are not covered by deposit insurance.

Recent Accounting Pronouncements

        In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers, which clarifies the principles for recognizing revenue and develops a common standard for all industries. In July 2015, the FASB decided to defer the effective date for annual reporting periods beginning after December 15, 2017. Early adoption is permitted beginning on the original effective date of December 15, 2016. Upon adoption, ASU No. 2014-09 may either be applied retrospectively to each prior period presented retrospectively with the cumulative effect recognized as of the date of initial application. The Company is currently evaluating the new guidance and has not yet determined whether the adoption of the new standard will have a material impact on its consolidated and combined financial statements or the method and timing of adoption.

        In November 2015, the FASB issued ASU No. 2015-17, Income Taxes, which requires that deferred tax assets and liabilities be classified as non-current in the balance sheet. Prior to the issuance of the standard, deferred tax assets and liabilities were required to be separately classified into a current amount and a non-current amount in the balance sheet. The new guidance is required to be adopted in annual periods beginning after December 15, 2016. Early adoption is permitted and may be applied prospectively or retrospectively. The Company has elected to early adopt the guidance as of December 31, 2015 and to apply the guidance retrospectively to all periods presented. The adoption of ASU 2015-17 did not have a material effect on the Company's consolidated and combined financial statements.

        In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which supersedes existing guidance on accounting for leases in "Leases (Topic 840)" and generally requires all leases to be recognized in the statement of financial position. The provisions of ASU 2016-02 are effective for reporting periods beginning after December 15, 2018; early adoption is permitted. The provisions of ASU 2016-02 are to be applied using a modified retrospective approach. The Company is currently

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

evaluating the new guidance and has not yet determined whether the adoption of the new standard will have a material impact on its consolidated and combined financial statements.

Reclassification

        Certain prior year amounts have been reclassified to conform to current year presentation.

NOTE 3—INCOME TAXES

        Match Group is a member of IAC's consolidated federal and state income tax returns. In all periods presented, current income tax provision and deferred income tax benefit have been computed for Match Group on an as if stand-alone, separate return basis. Match Group's payments to IAC for its share of IAC's consolidated federal and state tax return liabilities have been reflected within cash flows from operating activities in the accompanying consolidated and combined statement of cash flows.

        U.S. and foreign earnings before income taxes are as follows:

	Years Ended December 31,
	2015	2014	2013
	(In thousands)
U.S.	$149,340	$147,210	$152,645
Foreign	30,045	68,426	34,598

Total	$179,385	$215,636	$187,243

        The components of the provision for income taxes are as follows:

	Years Ended December 31,
	2015	2014	2013
	(In thousands)
Current income tax provision:
Federal	$68,420	$53,579	$49,140
State	7,336	6,045	3,856
Foreign	5,672	13,557	11,271

Current income tax provision	81,428	73,181	64,267

Deferred income tax (benefit) provision:
Federal	(15,131)	(4,188)	722
State	(1,735)	(159)	197
Foreign	(5,664)	(1,557)	(4,570)

Deferred income tax benefit	(22,530)	(5,904)	(3,651)

Income tax provision	$58,898	$67,277	$60,616

        Current income tax payable was reduced by $38.4 million, $5.3 million, and $10.8 million for the years ended December 31, 2015, 2014 and 2013, respectively, for excess tax deductions attributable to stock-based compensation which is included as financing activity on the consolidated and combined statement of cash flows.

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

        The tax effects of cumulative temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below. The valuation allowance is primarily related to deferred tax assets for net operating losses.

	December 31,
	2015	2014
	(In thousands)
Deferred tax assets:
Accrued expenses	$8,088	$6,936
Net operating loss carryforwards	33,373	32,147
Stock-based compensation	25,269	13,142
Fair value investments	2,129	3,708
Other	5,627	3,172

Total deferred tax assets	74,486	59,105
Less valuation allowance	(23,244)	(24,805)

Net deferred tax assets	51,242	34,300

Deferred tax liabilities:
Intangible and other assets	(73,172)	(69,131)
Other	(1,230)	(6,028)

Total deferred tax liabilities	(74,402)	(75,159)

Net deferred tax liabilities	$(23,160)	$(40,859)

        At December 31, 2015, the Company has federal and state net operating losses ("NOLs") of $25.4 million and $10.7 million, respectively. If not utilized, the federal NOLs will expire at various times between 2031 and 2034, and the state NOLs will expire at various times between 2016 and 2035. Utilization of federal and state NOLs will be subject to limitations under Section 382 of the Internal Revenue Code and applicable state law. At December 31, 2015, the Company has foreign NOLs of $84.9 million available to offset future income. Of these foreign NOLs, $78.7 million can be carried forward indefinitely and $6.2 million will expire at various times between 2016 and 2035. During 2015, the Company recognized tax benefits related to NOLs of $2.7 million.

        During 2015, the Company's valuation allowance increased by $1.6 million primarily due to a decrease in unbenefited unrealized losses. At December 31, 2015, the Company has a valuation allowance of $23.5 million related to the portion of NOLs and other items for which it is more likely than not that the tax benefit will not be realized.

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

        A reconciliation of the income tax provision to the amounts computed by applying the statutory federal income tax rate to earnings before income taxes is shown as follows:

	Years Ended December 31,
	2015	2014	2013
	(In thousands)
Income tax provision at the federal statutory rate of 35%	$62,785	$75,472	$65,535
Change in tax reserves, net	(595)	(283)	(4,524)
State income taxes, net of effect of federal tax benefit	3,626	3,826	2,814
Foreign income taxed at a different statutory rate	(2,699)	(975)	(976)
Non-taxable contingent consideration fair value adjustments	(3,898)	(4,439)	—
Non-taxable foreign currency exchange gains	(3,776)	(4,107)	—
Other, net	3,455	(2,217)	(2,233)

Income tax provision	$58,898	$67,277	$60,616

        No income taxes have been provided on indefinitely reinvested earnings of certain foreign subsidiaries aggregating $269.3 million at December 31, 2015. The estimated amount of the unrecognized deferred income tax liability with respect to such earnings would be $43.6 million.

        A reconciliation of the beginning and ending amount of unrecognized tax benefits, excluding interest, is as follows:

	December 31,
	2015	2014	2013
	(In thousands)
Balance at January 1,	$10,935	$11,215	$16,788
Additions based on tax positions related to the current year	2,903	201	1,188
Additions for tax positions of prior years	12,846	490	665
Reductions for tax positions of prior years	(902)	(60)	(12)
Settlements	—	—	(4,724)
Expiration of applicable statute of limitations	(874)	(911)	(2,690)

Balance at December 31,	$24,908	$10,935	$11,215

        The Company recognizes interest and, if applicable, penalties related to unrecognized tax benefits in the income tax provision. At both December 31, 2015 and 2014, the Company had accrued $1.3 million and $1.2 million, respectively, for the payment of interest. At December 31, 2015 and 2014, the Company had accrued $1.8 million and $2.4 million, respectively, for penalties.

        Match Group is routinely under audit by federal, state, local and foreign authorities in the area of income tax as a result of previously filed separate company tax returns and consolidated tax returns with IAC. These audits include questioning the timing and the amount of income and deductions and the allocation of income and deductions among various tax jurisdictions. The Internal Revenue Service is currently auditing IAC's federal income tax returns for the years ended December 31, 2010 through 2012, which includes the operations of Match Group. Various other jurisdictions are open to examination for various tax years beginning with 2009. Income taxes payable include reserves considered sufficient to pay assessments that may result from examination of prior year tax returns. Changes to reserves from period to period and differences between amounts paid, if any, upon the resolution of audits and amounts previously provided may be material. Differences between the reserves for income tax contingencies and the amounts owed by the Company are recorded in the period they become known.

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

        At December 31, 2015 and 2014, unrecognized tax benefits, including interest, were $26.2 million and $12.1 million, respectively. At December 31, 2015 and 2014, approximately $16.4 million and $0.7 million, respectively, were included in unrecognized tax benefits for tax positions included in IAC's consolidated tax return filings. If unrecognized tax benefits at December 31, 2015 are subsequently recognized, $25.8 million, net of related deferred tax assets and interest, would reduce income tax expense. The comparable amount as of December 31, 2014 was $11.8 million. The Company believes that it is reasonably possible that its unrecognized tax benefits could decrease by approximately $1.4 million by December 31, 2016, primarily due to expirations of statutes of limitations.

NOTE 4—BUSINESS COMBINATION

        On October 28, 2015, the Company completed the purchase of all the outstanding shares of Plentyoffish Media Inc. ("PlentyOfFish"), a leading provider of subscription-based and ad-supported online personals servicing North America, Europe, Latin America and Australia. Services are provided through websites and mobile applications that PlentyOfFish owns and operates. The purchase price was $575 million in cash, subject to a working capital adjustment not yet finalized.

        The financial results of PlentyOfFish are included in Match Group's consolidated financial statements, within the Dating segment, beginning October 28, 2015. For the year ended December 31, 2015, the Company included $8.0 million of revenue and $0.7 million net earnings in its consolidated statement of operations related to PlentyOfFish. The estimated fair value of the assets acquired and liabilities assumed of PlentyOfFish reflected in the consolidated balance sheet at December 31, 2015 are preliminary. The Company is in the process of completing its determination of the fair values of assets acquired and liabilities assumed and the preliminary fair values are subject to revision. These fair values are expected to be finalized in the first quarter of 2016.

        The table below summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

(In thousands)
Cash and cash equivalents	$4,626
Other current assets	4,460
Computer and other equipment	2,990
Goodwill	489,494
Intangible assets	84,100
Other non-current assets	1,073

Total assets	586,743
Current liabilities	(6,418)
Other long-term liabilities	(5,325)

Net assets acquired	$575,000

        The purchase price was based on the expected financial performance of PlentyOfFish, not on the value of the net identifiable assets at the time of acquisition, which resulted in a significant portion of the purchase price being attributed to goodwill. The expected financial performance of PlentyOfFish reflects that it is complementary and synergistic to the existing Dating businesses.

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

        Intangible assets are as follows:

	(In thousands)	Weighted- Average Useful Life (Years)
Indefinite-lived trade name	$66,300	Indefinite
Customer relationships	10,100	Less than 1
New registrants	3,100	Less than 1
Non-compete agreement	3,000	5
Developed technology	1,600	2

Total intangible assets acquired	$84,100

        PlentyOfFish's other current assets, property and equipment, other non-current assets, current liabilities and other long-term liabilities were reviewed and adjusted to their fair values at the date of acquisition, as necessary. The fair values of trade names, customer relationships and the non-compete agreement were determined using variations of the income approach; specifically, in respective order, the relief from royalty, excess earnings and with or without methodologies. The fair values of new registrants and developed technology were determined using a cost approach that utilized the cost to replace methodology. The valuations of the intangible assets incorporate significant unobservable inputs and require significant judgment and estimates, including the amount and timing of future cash flows and the determination of royalty and discount rates. The amount attributed to goodwill is not tax deductible.

Pro forma Financial Information

        The unaudited pro forma financial information in the table below presents the combined results of Match Group and PlentyOfFish as if the acquisition of PlentyOfFish had occurred on January 1, 2014. The pro forma financial information includes adjustments required under the acquisition method of accounting and is presented for informational purposes only and is not necessarily indicative of what the results would have been had the acquisition actually occurred on the date specified above. For the years ended December 31, 2015 and 2014, pro forma adjustments reflected below include increases of $1.4 million and $14.6 million, respectively, in amortization of intangible assets.

	Years Ended December 31,
	2015	2014
	(In thousands, except per share data)
Revenue	$1,098,785	$936,614
Net earnings attributable to Match Group, Inc. shareholders	156,510	156,444
Basic earnings per share attributable to Match Group, Inc. shareholders	0.90	0.97
Diluted earnings per share attributable to Match Group, Inc. shareholders	0.85	0.93

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 5—GOODWILL AND INTANGIBLE ASSETS

        Goodwill and intangible assets, net, are as follows:

	December 31,
	2015	2014
	(In thousands)
Goodwill	$1,292,775	$793,763
Intangible assets with indefinite lives	243,697	180,558
Intangible assets with definite lives, net	32,711	27,055

Total goodwill and intangible assets, net	$1,569,183	$1,001,376

        The following table presents the balance of goodwill, by reporting unit, including the changes in the carrying value of goodwill, for the year ended December 31, 2015:

	Balance at December 31, 2014	Additions	(Deductions)	Foreign Exchange Translation	Balance at December 31, 2015
	(In thousands)
Dating	$718,129	$549,146	$—	$(48,895)	$1,218,380
Non-dating	75,634	2,475	(3,711)	(3)	74,395

Total	$793,763	$551,621	$(3,711)	$(48,898)	$1,292,775

        Dating additions primarily related to the acquisitions of PlentyOfFish and Eureka.

        The following table presents the balance of goodwill, by reporting unit, including the changes in the carrying value of goodwill, for the year ended December 31, 2014:

	Balance at December 31, 2013	Additions	(Deductions)	Foreign Exchange Translation	Balance at December 31, 2014
	(In thousands)
Dating	$751,005	$12,371	$(350)	$(44,897)	$718,129
Non-dating	16,741	60,462	(1,581)	12	75,634

Total	$767,746	$72,833	$(1,931)	$(44,885)	$793,763

        Dating additions primarily related to the acquisition of FriendScout24. Non-dating additions primarily relate to the acquisition of The Princeton Review.

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

        Intangible assets with indefinite lives are trade names and trademarks acquired in various acquisitions. At December 31, 2015 and 2014, intangible assets with definite lives were as follows:

	December 31, 2015
	Gross Carrying Amount	Accumulated Amortization	Net	Weighted- Average Useful Life (Years)
	(In thousands)
Customer lists	$23,502	$(8,113)	$15,389	2.3
Trade names	11,406	(6,501)	4,905	2.6
Content	9,802	(3,508)	6,294	4.0
Technology	6,333	(4,472)	1,861	2.4
Other	4,900	(638)	4,262	5.0

Total	$55,943	$(23,232)	$32,711	2.9

	December 31, 2014
	Gross Carrying Amount	Accumulated Amortization	Net	Weighted- Average Useful Life (Years)
	(In thousands)
Customer Lists	$19,060	$(10,797)	$8,263	2.9
Trade names	8,627	(3,001)	5,626	2.8
Content	9,802	(1,024)	8,778	4.0
Technology	5,390	(2,744)	2,646	2.5
Other	2,000	(258)	1,742	4.8

Total	$44,879	$(17,824)	$27,055	3.1

        At December 31, 2015, estimated amortization expense for intangible assets with definite lives for each of the next five succeeding years and thereafter is as follows:

(In thousands)
2016	$21,699
2017	6,985
2018	2,600
2019	926
2020 and thereafter	501

Total	$32,711

NOTE 6—MARKETABLE SECURITIES AND LONG-TERM INVESTMENTS

        Marketable securities at December 31, 2015 consist of an equity security. At December 31, 2014 this security was classified as a long-term investment in the accompanying consolidated and combined balance sheet. The cost basis of the Company's equity security at December 31, 2015 and 2014 was $8.7 million, with a gross unrealized gain of $3.0 million and a gross unrealized loss of $1.2 million, respectively. The gross unrealized gain at December 31, 2015 and gross unrealized loss at December 31,

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

2014 are included in "Accumulated other comprehensive loss" in the accompanying consolidated and combined balance sheet.

        Long-term investments consist of:

	December 31,
	2015	2014
	(In thousands)
Cost method investments	$55,569	$55,569
Long-term marketable equity security	—	7,410

Total long-term investments	$55,569	$62,979

        The Company has a 21% interest in the voting common stock of Zhenai Inc. ("Zhenai"), a leading provider of online dating and matchmaking services in China. However, given the significance of our interest relative to other shareholders, we do not have the ability to exercise significant influence over the operating and financial matters of Zhenai and this investment is accounted for as a cost method investment.

NOTE 7—FAIR VALUE MEASUREMENTS AND FINANCIAL INSTRUMENTS

        The following tables present the Company's financial instruments that are measured at fair value on a recurring basis:

	December 31, 2015
	Quoted Market Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value Measurements
	(In thousands)
Assets:
Cash equivalents:
Money market funds	$3,649	$—	$—	$3,649
Marketable securities:
Equity security	11,622	—	—	11,622

Total	$15,271	$—	$—	$15,271

Liabilities:
Contingent consideration arrangements	$—	$—	$(28,993)	$(28,993)

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

	December 31, 2014
	Quoted Market Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value Measurements
	(In thousands)
Assets:
Cash equivalents:
Money market funds	$57,057	$—	$—	$57,057
Time deposits	—	13,405	—	13,405
Long-term investments:
Marketable equity security	7,410	—	—	7,410

Total	$64,467	$13,405	$—	$77,872

Liabilities:
Contingent consideration arrangements	$—	$—	$(20,615)	$(20,615)

        The following table presents the changes in the Company's financial instruments that are measured at fair value on a recurring basis using significant unobservable inputs (Level 3):

	December 31,
	2015	2014
	Contingent Consideration Arrangements	Contingent Consideration Arrangements
	(In thousands)
Balance at January 1,	$(20,615)	$(43,625)
Total net gains:
Fair value adjustments	11,056	12,912
Foreign currency exchange gains	626	—
Included in other comprehensive (loss) income	1,872	3,025
Fair value at date of acquisition	(27,442)	(300)
Settlements	5,510	7,373

Balance at December 31,	$(28,993)	$(20,615)

Contingent consideration arrangements

        As of December 31, 2015, there are five contingent consideration arrangements related to business acquisitions. The maximum contingent payments related to these arrangements was $168.2 million and the fair value at December 31, 2015 was $29.0 million. The contingent consideration arrangements are based upon earnings performance and/or operating metrics such as monthly active users. The Company determines the fair value of the contingent consideration arrangements by using probability-weighted analyses to determine the amounts of the gross liability, and, if the arrangement is long-term in nature, applying a discount rate, that appropriately captures the risks associated with the obligation to determine the net amount reflected in the financial statements. The number of scenarios in the probability-weighted analyses can vary; generally, more scenarios are prepared for longer duration and more complex arrangements.

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

        The most significant of the five contingent consideration arrangements, in terms of maximum contingent payments, relates to the acquisition, on January 4, 2013, of Massive Media NV, which operates Twoo.com, a social discovery website that allows its users to meet new people. The Twoo.com contingent consideration arrangement is payable in three annual installments, which began in 2014. Payments are based upon EBITDA and number of monthly active users. The 2015 and 2014 installments of $5.5 million and $7.4 million were paid in the second quarters of 2015 and 2014, respectively. The remaining aggregate amount of the 2016 installment payment cannot exceed €72.9 million ($79.9 million at December 31, 2015). Based on 2015 results, the Company will not be required to make additional payments with respect to this contingent consideration arrangement.

        The fair values of the contingent consideration arrangements are sensitive to changes in the forecasts of earnings and/or the relevant operating metrics and changes in discount rates. The Company remeasures the fair value of the contingent consideration arrangements each reporting period, including the accretion of the discount, if applicable, and changes are recognized in "General and administrative expense" in the accompanying consolidated and combined statement of operations. The contingent consideration arrangements liability of $29.0 million at December 31, 2015 is long-term in nature and is included in "Other long-term liabilities" in the accompanying consolidated and combined balance sheet.

Financial instruments measured at fair value only for disclosure purposes

        The following table presents the carrying value and the fair value of financial instruments measured at fair value only for disclosure purposes.

	December 31, 2015		December 31, 2014
	Carrying Value	Fair Value	Carrying Value	Fair Value
	(In thousands)
Current maturities of long-term debt	$(40,000)	$(39,850)	$—	$—
Long-term debt, net of current maturities	(1,193,481)	(1,204,548)	—	—
Long-term debt, related party	—	—	(190,586)	(185,425)

        The fair value of long-term debt including current maturities is estimated using market prices or indices for similar liabilities and taking into consideration other factors such as credit quality and maturity, which are Level 3 inputs. The fair value of long-term debt, related party was estimated by discounting the future cash flows based on current market conditions.

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 8—LONG-TERM DEBT

        Long-term debt consists of:

	December 31,
	2015	2014
	(In thousands)
Term Loan, final payment due November 16, 2022	$800,000	$—
6.75% Senior Notes due December 15, 2022 (the "Match Group Senior Notes"); interest payable each June 15 and December 15, which commences June 15, 2016	445,172	—
3.57% Notes(a)	—	79,000
5.00% Note(a)	—	64,586
5.90% Note(a)	—	47,000

Total long-term debt	1,245,172	190,586
Less: Current portion of long-term debt	40,000	—
Less: Net adjustment for remaining original issue discount on Term Loan and original issue premium related to the Match Exchange Offer	11,691	—

Total long-term debt, net of current maturities	$1,193,481	$190,586

(a)
These related party notes were paid off in full prior to our IPO. See Note 17—Related Party Transactions.

        On November 16, 2015, the Company completed a private exchange offer to eligible holders to exchange any and all of IAC's 4.75% Senior Notes due December 15, 2022 (the "2012 Senior Notes"), for up to $500 million aggregate principal amount of Match Group Senior Notes issued by the Company (the "Match Exchange Offer"). Match Group exchanged $445.3 million of IAC's 2012 Senior Notes for $445.2 million of Match Group Senior Notes pursuant to the Match Exchange Offer. Prior to the IPO, the Company and certain of its domestic subsidiaries were guarantors of IAC's 4.875% Senior Notes due November 30, 2018 (the "2013 Senior Notes"), IAC's 2012 Senior Notes and IAC's $300 million revolving credit facility (the "IAC Credit Facility"). Promptly following the closing of the Match Exchange Offer, the Company and its subsidiaries were designated as unrestricted subsidiaries of IAC for purposes of the indentures governing IAC's 2013 and 2012 Senior Notes and IAC's Credit Facility. Following the designation, neither Match Group nor any of its subsidiaries guaranteed any debt of IAC, or are subject to any of the covenants related to such debt.

        The indenture governing the Match Group Senior Notes contains covenants that would limit the Company's ability to pay dividends or to make distributions and repurchase or redeem Match Group stock in the event a default has occurred or Match Group is not in compliance with the maximum leverage ratio of 5.0 to 1.0. At December 31, 2015, there were no limitations pursuant thereto. There are additional covenants that limit the ability of the Company and its subsidiaries to, among other things, (i) incur indebtedness, make investments, or sell assets in the event the Company is not in compliance with the financial ratio set forth in the indenture, and (ii) incur liens, enter into agreements restricting the ability of the Company's subsidiaries to pay dividends, enter into transactions with affiliates and consolidate, merge or sell substantially all of their assets.

        On October 7, 2015, the Company entered into a credit agreement (the "Match Group Credit Agreement"), which provides for a five-year $500 million revolving credit facility (the "Match Group Credit Facility"). At December 31, 2015, there were no outstanding borrowings under the Match Group Credit Facility. The annual commitment fee on undrawn funds is currently 35 basis points, and is based

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

on the leverage ratio most recently reported. Borrowings under the Match Group Credit Facility bear interest, at the Company's option, at a base rate or LIBOR, in each case plus an applicable margin, which is determined by reference to a pricing grid based on the Company's consolidated net leverage ratio. The terms of the Match Group Credit Facility require the Company to maintain a leverage ratio of not more than 5.0 to 1.0 and a minimum interest coverage ratio of not less than 2.5 to 1.0.

        On November 16, 2015, the Company amended and restated the Match Group Credit Agreement to provide for an $800 million, seven-year term loan (the "Term Loan"). Principal payments of $10 million under the Term Loan are due quarterly through maturity, at which point a final principal payment of $530 million will become due. Additionally, the Term Loan may require additional annual principal payments as part of an excess cash flow sweep provision, the amount of which is governed by the net secured leverage ratio. The Term Loan bears interest, at our option, at the base rate or LIBOR, plus 3.50% or 4.50%, respectively, with, in the case of LIBOR, a floor of 1.00%. Interest payments are due no less than semi-annually through the term of the loan. The Term Loan and outstanding borrowings, if any, under the Match Group Credit Facility rank pari-passu with each other, and have priority over the Match Group Senior Notes.

        There are additional covenants under the Match Group Credit Facility and the Term Loan that limit the ability of the Company and its subsidiaries to, among other things, incur indebtedness, pay dividends or make distributions. While the Term Loan remains outstanding, these same covenants under the Match Group Credit Agreement are more restrictive than the covenants that are applicable to the Match Group Credit Facility. Obligations under the Match Group Credit Facility and Term Loan are unconditionally guaranteed by certain Match Group wholly-owned domestic subsidiaries, and are also secured by the stock of certain Match Group domestic and foreign subsidiaries.

        At any time prior to December 15, 2017, the Match Group Senior Notes may be redeemed at a redemption price equal to the sum of the principal amount thereof, plus accrued and unpaid interest and a make-whole premium. Thereafter, the Match Group Senior Notes may be redeemed at the redemption prices set forth below, together with accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

Year	Percentage
2017	102.375%
2018	101.583%
2019	100.792%
2020 and thereafter	100.000%

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

        Long-term debt maturities are as follows:

Years Ending December 31,	(In thousands)
2016	$40,000
2017	40,000
2018	40,000
2019	40,000
2020	40,000
2021	40,000
2022	1,005,172

Total	1,245,172
Less: Current portion of long-term debt	40,000
Less: Net adjustment for remaining original issue discount on Term Loan and original issue premium related to the Match Exchange Offer	11,691

Total long-term debt, net of current maturities	$1,193,481

NOTE 9—SHAREHOLDERS' EQUITY

Description of Common Stock, Class B Convertible Common Stock and Class C Common Stock

        The rights of holders of Match Group common stock, Class B common stock and Class C common stock are identical, except for voting rights, conversion rights and dividend rights. Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of Class B common stock are entitled to ten votes per share on all matters to be voted upon by stockholders. Holders of Class C common stock have no voting rights, except as otherwise required by the laws of the State of Delaware, in which case holders of Class C common stock are entitled to one one-hundredth (1/100) of a vote per share. Holders of the Company's common stock, Class B common stock and Class C common stock do not have cumulative voting rights in the election of directors.

        Shares of Match Group's Class B common stock are convertible into shares of our common stock at the option of the holder at any time on a share for share basis. Such conversion ratio will in all events be equitably preserved in the event of any recapitalization of Match Group by means of a stock dividend on, or a stock split or combination of, our outstanding common stock or Class B common stock, or in the event of any merger, consolidation or other reorganization of Match Group with another corporation. Upon the conversion of a share of our Class B common stock into a share of our common stock, the applicable share of Class B common stock will be retired and will not be subject to reissue. Shares of common stock and Class C common stock have no conversion rights.

        The holders of shares of Match Group common stock, Class B common stock and Class C common stock are entitled to receive, share for share, such dividends as may be declared by Match Group's Board of Directors out of funds legally available. In the event of a liquidation, dissolution or winding up, holders of the Company's common stock, Class B common stock and Class C common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of all liabilities and accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock.

        At December 31, 2015, IAC holds 209.9 million shares of our Class B common stock, representing 100% of our outstanding Class B common stock, 84.6% of the ownership interest and 98.2% of the outstanding total voting power of the Company.

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

        In the event that Match Group issues or proposes to issue any shares of Match Group common stock, Class B common stock or Class C common stock (with certain limited exceptions), including shares issued upon the exercise, conversion or exchange of options, warrants and convertible securities, IAC will generally have a purchase right that permits it to purchase for fair market value, as defined in the agreement, up to such number of shares of the same class as the issued shares as would (i) enable IAC to maintain the same ownership interest in the Company that it had immediately prior to such issuance or proposed issuance, with respect to issuances of our voting capital stock, or (ii) enable IAC to maintain ownership of at least 80.1% of each class of the Company's non-voting capital stock, with respect to issuances of our non-voting capital stock.

Reserved Common Shares

        In connection with equity compensation plans, 70.1 million shares of Match Group common stock are reserved at December 31, 2015.

NOTE 10—ACCUMULATED OTHER COMPREHENSIVE LOSS

        The following tables present the components of accumulated other comprehensive loss and items reclassified out of accumulated other comprehensive loss into earnings:

	Year Ended December 31, 2015
	Foreign Currency Translation Adjustment	Unrealized (Loss) Gain On Available-For- Sale Security	Accumulated Other Comprehensive Loss
	(In thousands)
Balance at January 1,	$(76,800)	$(1,248)	$(78,048)
Other comprehensive (loss) income	(60,793)	4,212	(56,581)
Amounts reclassified to earnings	(2,191)	—	(2,191)

Net current period other comprehensive (loss) income	(62,984)	4,212	(58,772)

Balance at December 31,	$(139,784)	$2,964	$(136,820)

	Year Ended December 31, 2014
	Foreign Currency Translation Adjustment	Unrealized Gain (Loss) On Available-For- Sale Security	Accumulated Other Comprehensive Loss
	(In thousands)
Balance at January 1,	$(17,090)	$702	$(16,388)
Other comprehensive loss	(59,710)	(1,950)	(61,660)

Balance at December 31,	$(76,800)	$(1,248)	$(78,048)

        At December 31, 2015 and 2014, there was no tax benefit or provision on the accumulated other comprehensive loss.

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 11—EARNINGS PER SHARE

        The following table sets forth the computation of the basic and diluted earnings per share attributable to Match Group shareholders:

	Years Ended December 31,
	2015		2014		2013
	Basic	Diluted	Basic	Diluted	Basic	Diluted
	(In thousands, except per share data)
Numerator
Net earnings	$120,487	$120,487	$148,359	$148,359	$126,627	$126,627
Net earnings attributable to noncontrolling interests	(104)	(104)	(595)	(595)	(1,624)	(1,624)

Net earnings attributable to Match Group, Inc. shareholders	$120,383	$120,383	$147,764	$147,764	$125,003	$125,003

Denominator
Basic weighted average common shares outstanding	174,784	174,784	160,756	160,756	159,509	159,509
Dilutive securities including subsidiary denominated equity, stock options and RSU awards(a)(b)	—	10,150	—	7,323	—	5,792

Dilutive weighted average common shares outstanding	174,784	184,934	160,756	168,079	159,509	165,301

Earnings per share attributable to Match Group, Inc. shareholders
Earnings per share	$0.69	$0.65	$0.92	$0.88	$0.78	$0.76

(a)
If the effect is dilutive, weighted average common shares outstanding include the incremental shares that would be issued upon the assumed exercise of subsidiary denominated equity, stock options or restricted stock units ("RSUs"). For the years ended December 31, 2015 and 2013, 5.2 million and 0.2 million potentially dilutive securities, respectively, are excluded from the calculation of diluted earnings per share because their inclusion would have been anti-dilutive. For the year ended 2014, all potentially dilutive securities were included in the calculation of diluted earnings per share.

(b)
Performance-based stock units ("PSUs") are included in the denominator for earnings per share if (i) the applicable performance condition(s) has been met and (ii) the inclusion of the PSUs is dilutive for the respective reporting periods. For the year ended December 31, 2015, less than 0.1 million PSUs that were probable of vesting were excluded from the calculation of diluted earnings per share because the performance conditions had not been met. For the year ended December 31, 2014 there were no outstanding PSUs. For the year ended December 31, 2013, all PSUs that were considered to be probable of vesting were included in the calculation of diluted earnings per share as their performance conditions had been met.

NOTE 12—STOCK-BASED COMPENSATION

        The Company currently has one active stock and annual incentive plan, which became effective in 2015 upon the completion of the IPO. This plan replaces the 2009 and 2014 plans, which governed equity awards prior to the IPO. The 2015 plan covers stock options to acquire shares of Match Group common stock and RSUs, as well as provide for the future grant of these and other equity awards. The 2015 plan authorizes the Company to grant awards to its employees, officers, directors and consultants. At December 31, 2015, there were 16.6 million shares available for grant under the 2015 plan.

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

        The 2015 plan has a stated term of ten years, and provides that the exercise price of stock options granted will not be less than the market price of the Company's common stock on the grant date. The plan does not specify grant dates or vesting schedules of awards as those determinations have been delegated to the Compensation and Human Resources Committee of Match Group's Board of Directors (the "Committee"). Each grant agreement reflects the vesting schedule for that particular grant as determined by the Committee. Stock options granted subsequent to September 1, 2015 will generally vest in four equal annual installments over a four-year period. RSU awards have not been granted in significant numbers; each award vests in accordance with its terms. No RSU award has a vesting schedule of longer than four years.

        Stock-based compensation expense recognized in the consolidated and combined statement of operations includes expense related to the Company's stock options and RSUs, equity instruments denominated in shares of subsidiaries, and IAC denominated stock options, RSUs and PSUs held by Match Group employees. The amount of stock-based compensation expense is reduced by estimated forfeitures, as the expense recorded is based on awards that are ultimately expected to vest. The forfeiture rate is estimated at the grant date based on historical experience and revised, if necessary, in subsequent periods if actual forfeitures differ from the estimated rate. At December 31, 2015, there is $95.9 million of unrecognized compensation cost, net of estimated forfeitures, related to all equity-based awards, which is expected to be recognized over a weighted average period of approximately 2.8 years.

        The total income tax benefit recognized in the accompanying consolidated and combined statement of operations for the years ended December 31, 2015, 2014 and 2013 related to stock-based compensation is $16.9 million, $7.9 million and $4.1 million, respectively.

Stock Options

        Stock options outstanding at December 31, 2015 and changes during the year ended December 31, 2015 are as follows:

	December 31, 2015
	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (In Years)	Aggregate Intrinsic Value
	(Shares and intrinsic value in thousands)
Outstanding at January 1, 2015(a)	16,912	$9.59
Granted	21,091	13.90
Exercised	(903)	7.70
Forfeited	(2,268)	12.35
Expired	—	—

Outstanding at December 31, 2015	34,832	$12.08	8.1	$65,456

Options exercisable	10,061	$8.85	5.4	$47,266

(a)
Options outstanding and weighted average exercise price at January 1, 2015 have been adjusted to reflect the recapitalization of the Company's equity that occurred prior to the completion of the IPO and distributions made by the Company to IAC.

        The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value (the difference between Match Group's closing stock price on the last trading day of 2015 and the exercise

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

price of in-the-money options) that would have been received by the option holders had all option holders exercised their options on December 31, 2015; this amount changes based on the fair market value of the Company's common stock. The total intrinsic value of stock options exercised during the years ended December 31, 2015, 2014 and 2013 is $5.7 million, $10.7 million and $34.7 million, respectively.

        The following table summarizes the information about stock options outstanding and exercisable at December 31, 2015:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Outstanding at December 31, 2015	Weighted- Average Remaining Contractual Life in Years	Weighted- Average Exercise Price	Exercisable at December 31, 2015	Weighted- Average Remaining Contractual Life in Years	Weighted- Average Exercise Price
	(Shares in thousands)
$0.01 to $5.00	925	4.1	$4.11	925	4.1	$4.11
$5.01 to $10.00	4,966	3.5	7.68	4,602	3.4	7.63
$10.01 to $15.00	23,897	8.8	12.59	4,534	7.6	11.06
$15.01 to $20.00	5,044	9.7	15.44	—	—	—

	34,832	8.1	$12.08	10,061	5.4	$8.85

        The fair value of stock option awards, with the exception of market-based awards, is estimated on the grant date using the Black-Scholes option pricing model. The Black-Scholes option pricing model incorporates various assumptions, including expected volatility and expected term. Prior to 2014, expected stock price volatilities were estimated based on historical stock price volatilities of peer companies that were chosen on the basis for their similarity to the Company in terms of consumer use, monetization model, margin and growth characteristics and brand strength. At the beginning of 2014, the Company concluded that the most relevant reference point for determining volatility was IAC's historical volatility as a result of the Company representing a large percentage of the overall value of IAC. The risk-free interest rates are based on U.S. Treasuries with comparable terms as the awards, in effect at the grant date. Prior to the IPO expected term was based on the mid-point of the first and last windows for exercise. Following the IPO, expected term is based upon the historical exercise pattern of IAC's employees for comparable awards, a ten years contractual life with vesting in four equal annual installments, because the Company does not have sufficient data to estimate an expected term for these awards. No dividends have been assumed. The following are the weighted average assumptions used in the Black-Scholes option pricing model:

	Years Ended December 31,
	2015	2014	2013
Expected volatility	28%	29%	41%
Risk-free interest rate	1.3%	1.3%	0.8%
Expected term	4.1 years	4.2 years	4.2 years
Dividend yield	—%	—%	—%

        On November 18, 2015, the Company granted 1.8 million market-based stock options to its Chairman and Chief Executive Officer. This award only vests if the price of Match Group common stock exceeds the relevant price threshold for a twenty-day consecutive period and the service requirement is met. The service requirement will be met in four equal annual installments beginning on the first anniversary of the grant date. The grant date fair value of this market-based award is

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

estimated using a lattice model that incorporates a Monte Carlo simulation of Match Group's stock price. The inputs used to fair value this award includes expected volatility of 27%, risk-free interest rate of 2.3% and a 0% dividend yield. The expected term of this award is derived from the output of the option valuation model. Expense is recognized over the longer of the vesting period of each of the four installments or the derived service period. The derived service period of this award is 3 years.

        Approximately 21.1 million, 5.6 million and 0.4 million stock options were granted by the Company during the years ended December 31, 2015, 2014 and 2013, respectively. The weighted average fair value of stock options granted during the years ended December 31, 2015, 2014 and 2013 with exercise prices equal to the market prices of Match Group's common stock on the date of grant are $3.46, $5.21 and $4.98, respectively. There were no stock options issued during the years ended December 31, 2015, 2014 and 2013 with exercise prices greater than the market value of Match Group's common stock on the date of grant.

        Cash received from stock option exercises and the related tax benefit realized for the period subsequent to the IPO through December 31, 2015 are $0.1 million and less than $0.1 million, respectively. For periods prior to the IPO no cash was received from the exercise of stock options because they were net settled in shares of IAC's common stock. For the periods prior to the IPO the related tax benefit realized by the Company in 2015, 2014 and 2013 were $1.2 million, $1.7 million and $4.2 million, respectively.

RSUs

        RSUs are awards in the form of phantom shares or units denominated in a hypothetical equivalent number of shares of Match Group common stock and with the value of each RSU equal to the fair value of Match Group common stock at the date of grant. Each RSU grant is subject to service-based vesting, where a specific period of continued employment must pass before an award vests. The Company recognizes expense for all RSU grants, which is measured at the grant date as the fair value of Match Group common stock and expensed as stock-based compensation over the vesting term.

        Unvested RSUs outstanding at December 31, 2015 and changes during the year ended December 31, 2015 are as follows:

	RSUs
	Number of shares	Weighted Average Grant Date Fair Value
	(Shares in thousands)
Unvested at January 1, 2015	—	$—
Granted	489	13.92

Unvested at December 31, 2015	489	$13.92

        There were no RSUs granted or outstanding for the years ended December 31, 2014 and 2013.

Equity Instruments Denominated in the Shares of Certain Subsidiaries

        Stock options and stock settled stock appreciation rights denominated in the equity of Tinder, The Princeton Review and OkCupid have been granted to certain employees of these Match Group subsidiaries. These equity awards generally vest over a four-year period. The value of the stock options and stock settled stock appreciation rights is tied to the value of the common stock of these subsidiaries. Accordingly, these interests only have value to the extent the relevant subsidiary

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

appreciates above the initial value utilized to determine the exercise price. These awards are granted with exercise prices of not less than the grant date fair value, which is determined by the Company using a variety of valuation techniques including a combination of market based and discounted cash flow valuation methodologies. The expense associated with these equity awards is initially measured at fair value, using the Black-Scholes option pricing model, at the grant date and is recognized as stock-based compensation over the vesting term.

        The plans under which these awards are granted establish specific settlement dates or liquidity events for which the valuation of the relevant subsidiary is determined for purposes of settlement of the awards. The plans for OkCupid and The Princeton Review generally provide that Match Group establishes the fair value of the awards; for Tinder, the settlement date fair value will be established by independent third parties or mutual agreement.

        These subsidiary denominated awards, when exercised, are settled by Match Group issuing shares of its common stock equal in value to the intrinsic value of the award being settled, net of shares with a value equal to the minimum withholding taxes due, which taxes are remitted by Match Group to the government on behalf of the employees. At the time of settlement, IAC has the option to issue its own shares directly to the award holders, in which case Match Group would in turn issue its shares to IAC as reimbursement. In either settlement scenario, the same number of Match Group shares would be issued. With respect to Tinder, Match Group has the ability to extinguish its obligations to settle the Tinder awards if it completes an initial public offering of the stock of Tinder. In such an event, the Tinder denominated equity would be exercisable for shares of Tinder common shares, rather than being settled in Match Group common shares.

        The final settlement date for OkCupid awards occurred in February 2016. The Princeton Review has liquidity events on an annual basis. Tinder's initial liquidity event will occur sometime between May 2016 and May 2017, with subsequent events occurring approximately every 18 months thereafter. The aggregate intrinsic value of all subsidiary denominated equity was $246.3 million and $226.8 million at December 31, 2015 and 2014, respectively. The aggregate number of Match Group common shares that would have been required to settle these interests at estimated fair values on December 31, 2015, including vested and unvested interests (and without giving effect to the withholding of shares to cover withholding taxes), is 18.2 million shares (the substantial majority of which relate to Tinder). The comparable amount at December 31, 2014 is 9.4 million shares. The number of shares ultimately needed to settle these awards can vary from the estimated number as a result both of movements in our stock price and a determination of fair value of the relevant subsidiary that is different than our estimate. Assuming no change in the value of the Company's common stock, if the fair value of these subsidiaries were 10% higher or lower than the Company's December 31, 2015 fair value estimate, the number of shares required to settle these awards would increase or decrease by 2.4 million shares. Assuming no change in the estimated fair value of these subsidiaries, if the Company's stock price were 10% higher or lower the number of shares required to settle these awards would decrease by 1.7 million shares and increase by 2.0 million shares, respectively.

        During the third quarter of 2015, the Company modified certain subsidiary denominated vested equity awards and recognized a modification charge of $6.8 million. During the fourth quarter of 2015, the Company repurchased certain subsidiary denominated vested equity awards in exchange for $23.4 million in cash and fully vested modified equity awards and recognized a modification charge of $7.7 million. These modification charges are included in stock-based compensation for the year ended December 31, 2015.

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

        During 2014, the Company granted to a non-employee an equity award denominated in shares of a subsidiary of the Company that is marked to market each reporting period. The award has a vesting multiple times a year and is fully vested in 2017. At December 31, 2015, the total fair value of this award, at current estimated fair value including vested and unvested interests, is $19.6 million.

IAC Denominated Stock Options

        There were no IAC stock options granted by IAC to employees of Match Group for the years ended December 31, 2015 and 2014. Approximately 0.1 million IAC stock options were granted by IAC to employees of Match Group during the year ended December 31, 2013. The fair value of each stock option award is estimated on the grant date using the Black-Scholes option pricing model. IAC stock options are granted with exercise prices at least equal to the fair value on the date of grant, vest ratably in annual installments over a four year period and expire ten years from the date of grant.

        In December 2013, IAC's former Chief Executive Officer (the "Executive") became Chairman of Match Group; in connection with the Executive's compensation arrangement, the Executive exercised 0.5 million IAC stock options, which were settled by IAC for $9.2 million in cash. In January 2014, a portion of the Executive's outstanding IAC stock options were canceled and replaced with equity denominated in a subsidiary of IAC and various subsidiaries of Match Group. The incremental expense associated with this modification was $7.4 million.

IAC Denominated RSUs and PSUs

        Approximately 0.7 million and 0.1 million IAC RSUs and PSUs were granted by IAC to employees of Match Group during the years ended December 31, 2015 and 2013, respectively. There were no IAC RSUs or PSUs granted by IAC to employees of Match Group for the year ended December 31, 2014. RSUs and PSUs are awards in the form of phantom shares or units, denominated in a hypothetical equivalent number of shares of IAC common stock and with the value of each RSU and PSU equal to the fair value of IAC common stock at the date of grant. Each RSU and PSU grant is subject to service-based vesting, where a specific period of continued employment must pass before an award vests. PSUs also include performance-based vesting, where certain performance targets set at the time of grant must be achieved before an award vests.

NOTE 13—SEGMENT INFORMATION

        The Company has two operating segments, Dating and Non-dating, which are also the Company's two reportable segments. The Company's Chairman, who is the chief operating decision maker, allocates resources and assesses performance at the segment level. Our Dating segment provides dating products and the Company's Non-dating segment provides a variety of education services including test preparation, academic tutoring and college counseling services.

	Years Ended December 31,
	2015	2014	2013
	(In thousands)
Revenue:
Dating	$909,705	$836,458	$788,197
Non-dating	110,726	51,810	14,892

Total	$1,020,431	$888,268	$803,089

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

	Years Ended December 31,
	2015	2014	2013
	(In thousands)
Operating Income (Loss):
Dating	$212,981	$253,725	$230,273
Non-dating	(19,425)	(25,158)	(8,940)

Total	$193,556	$228,567	$221,333

	Years Ended December 31,
	2015	2014	2013
	(In thousands)
Adjusted EBITDA:(a)
Dating	$284,554	$289,287	$277,463
Non-dating	(5,887)	(15,839)	(6,232)

Total	$278,667	$273,448	$271,231

	December 31,
	2015	2014
	(In thousands)
Segment Assets:(b)
Dating	$318,062	$271,335
Non-dating	38,757	29,398

Total	$356,819	$300,733

	Years Ended December 31,
	2015	2014	2013
	(In thousands)
Capital expenditures:
Dating	$25,246	$19,734	$19,587
Non-dating	3,910	2,059	220

Total	$29,156	$21,793	$19,807

(a)
The Company's primary financial measure is Adjusted EBITDA, which is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of (i) amortization of intangible assets and impairments of goodwill and intangible assets and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements. The Company believes this measure is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. Moreover, our management uses this measure internally to evaluate the performance of our business as a whole and our individual business segments. The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, and we believe that by excluding these items, Adjusted EBITDA corresponds more closely to the cash operating income generated from our business, from which capital investments are made and debt is serviced. Adjusted EBITDA has certain limitations in that it does not take into account the impact to Match Group's statement of operations of certain expenses.

(b)
Consistent with the Company's primary metric (described in (a) above), the Company excludes goodwill and intangible assets from the measure of segment assets presented above.

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

        Revenue by geography is based on where the customer is located. Geographic information about revenue and long-lived assets is presented below:

	Years Ended December 31,
	2015	2014	2013
	(In thousands)
Revenue
United States	$695,149	$578,139	$516,589
All other countries	325,282	310,129	286,500

Total	$1,020,431	$888,268	$803,089

        The United States is the only country whose revenue is greater than 10 percent of total revenue for the year ended December 31, 2015 and 2014. The only country, other than the United States, with greater than 10 percent of total revenue for the year ended December 31, 2013, was France with revenue of $81.4 million.

	December 31,
	2015	2014
	(In thousands)
Long-lived assets (excluding goodwill and intangible assets)
United States	$28,169	$25,436
All other countries	19,898	17,561

Total	$48,067	$42,997

        The only country, other than the United States, with greater than 10 percent of total long-lived assets (excluding goodwill and intangible assets), was France with $14.5 million as of both December 31, 2015 and 2014.

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

The following tables reconcile Adjusted EBITDA to operating income (loss) for the Company's reportable segments and to net earnings attributable to Match Group, Inc. shareholders:

	Year Ended December 31, 2015
	Adjusted EBITDA	Stock-based compensation	Depreciation	Amortization of Intangibles	Acquisition- related Contingent Consideration Fair Value Adjustments	Operating Income (Loss)
	(In thousands)
Dating	$284,554	$(49,401)	$(19,791)	$(13,437)	$11,056	$212,981
Non-dating	(5,887)	(682)	(6,192)	(6,664)	—	(19,425)

Total	$278,667	$(50,083)	$(25,983)	$(20,101)	$11,056	193,556

Interest expense—third party						(18,049)
Interest expense—related party						(8,009)
Other income, net						11,887

Earnings before income taxes						179,385
Income tax provision						(58,898)

Net earnings						120,487
Net earnings attributable to noncontrolling interests						(104)

Net earnings attributable to Match Group, Inc. shareholders						$120,383

	Year Ended December 31, 2014
	Adjusted EBITDA	Stock-based compensation	Depreciation	Amortization of Intangibles	Acquisition- related Contingent Consideration Fair Value Adjustments	Operating Income (Loss)
	(In thousands)
Dating	$289,287	$(19,543)	$(21,502)	$(7,429)	$12,912	$253,725
Non-dating	(15,839)	(1,308)	(4,045)	(3,966)	—	(25,158)

Total	$273,448	$(20,851)	$(25,547)	$(11,395)	$12,912	228,567

Interest expense—third party						—
Interest expense—related party						(25,541)
Other income, net						12,610

Earnings before income taxes						215,636
Income tax provision						(67,277)

Net earnings						148,359
Net earnings attributable to noncontrolling interests						(595)

Net earnings attributable to Match Group, Inc. shareholders						$147,764

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

	Year Ended December 31, 2013
	Adjusted EBITDA	Stock-based compensation	Depreciation	Amortization of Intangibles	Acquisition- related Contingent Consideration Fair Value Adjustments	Operating Income (Loss)
	(In thousands)
Dating	$277,463	$(11,718)	$(19,991)	$(15,138)	$(343)	$230,273
Non-dating	(6,232)	(510)	(211)	(1,987)	—	(8,940)

Total	$271,231	$(12,228)	$(20,202)	$(17,125)	$(343)	221,333

Interest expense—third party						—
Interest expense—related party						(34,307)
Other income, net						217

Earnings before income taxes						187,243
Income tax provision						(60,616)

Net earnings						126,627
Net earnings attributable to noncontrolling interests						(1,624)

Net earnings attributable to Match Group, Inc. shareholders						$125,003

        The following tables reconcile segment assets to total assets:

	December 31, 2015
	Segment Assets	Goodwill	Indefinite- Lived Intangible Assets	Definite- Lived Intangible Assets	Total Assets
	(In thousands)
Dating	$318,062	$1,218,380	$219,797	$19,026	$1,775,265
Non-dating	38,757	74,395	23,900	13,685	150,737

Total	$356,819	$1,292,775	$243,697	$32,711	$1,926,002

	December 31, 2014
	Segment Assets	Goodwill	Indefinite- Lived Intangible Assets	Definite- Lived Intangible Assets	Total Assets
	(In thousands)
Dating	$271,335	$718,129	$156,658	6,706	$1,152,828
Non-dating	29,398	75,634	23,900	20,349	149,281

Total	$300,733	$793,763	$180,558	$27,055	$1,302,109

NOTE 14—COMMITMENTS

        The Company leases office space, data center facilities and equipment used in connection with its operations under various operating leases, many of which contain escalation clauses. In addition, future minimum lease payments include Match Group's allocable share of an IAC data center lease.

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

        Future minimum payments under operating lease agreements are as follows:

(In thousands)
2016	$9,788
2017	10,583
2018	8,917
2019	5,359
2020	4,589
Thereafter	19,621

Total	$58,857

        Expenses charged to operations under these agreements are $13.9 million, $14.7 million and $10.9 million for the years ended December 31, 2015, 2014 and 2013, respectively. See Note 17 for additional information related to related party transactions.

        The Company also has $0.3 million in funding commitments in the form of surety bonds that expire within twelve months of December 31, 2015.

NOTE 15—CONTINGENCIES

        In the ordinary course of business, the Company is a party to various lawsuits. The Company establishes reserves for specific legal matters when it determines that the likelihood of an unfavorable outcome is probable and the loss is reasonably estimable. Management has also identified certain other legal matters where we believe an unfavorable outcome is not probable and, therefore, no reserve is established. Although management currently believes that resolving claims against us, including claims where an unfavorable outcome is reasonably possible, will not have a material impact on the liquidity, results of operations, or financial condition of the Company, these matters are subject to inherent uncertainties and management's view of these matters may change in the future. The Company also evaluates other contingent matters, including income and non-income tax contingencies, to assess the likelihood of an unfavorable outcome and estimated extent of potential loss. It is possible that an unfavorable outcome of one or more of these lawsuits or other contingencies could have a material impact on the liquidity, results of operations, or financial condition of the Company. See Note 3 for additional information related to income tax contingencies.

NOTE 16—SUPPLEMENTAL CASH FLOW INFORMATION

Supplemental Disclosure of Non-Cash Transactions:

        The Company recorded acquisition-related contingent consideration liabilities of $27.4 million, $0.3 million and $40.8 million during the years ended December 31, 2015, 2014 and 2013, respectively. See Note 7 for additional information on contingent consideration arrangements.

        On November 16, 2015, the Company exchanged $445.3 million of IAC 2012 Senior Notes for $445.2 million of Match Group Senior Notes. See Note 8 for additional information on this note exchange.

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Supplemental Disclosure of Cash Flow Information:

	Years Ended December 31,
	2015	2014	2013
	(In thousands)
Cash paid (received) during the year for:
Interest	$8,696	$7,017	$2,928
Income tax payments, including amounts paid to IAC for Match Group's share of IAC's consolidated tax liability	46,657	68,905	60,107
Income tax refunds	(1,583)	(3,826)	(647)

NOTE 17—RELATED PARTY TRANSACTIONS

        For periods prior to the IPO, the Company's consolidated and combined statement of operations includes allocations of general and administrative costs, including stock-based compensation expense, related to IAC's accounting, treasury, legal, tax, corporate support and internal audit functions. These allocations were based on Match Group's revenue as a percentage of IAC's total revenue. Allocated general and administrative costs, inclusive of stock-based compensation expense, were $6.9 million, $6.6 million, and $6.2 million in the years ended December 31, 2015, 2014 and 2013, respectively, and are included in "General and administrative expense" in the accompanying consolidated and combined statement of operations. It is not practicable to determine the actual expenses that would have been incurred for these services had the Company operated as a stand-alone entity. Management considers the allocation method to be reasonable. For the period from the date of the IPO through December 31, 2015, the Company was charged $0.7 million by IAC for services rendered pursuant to the services agreement described below. This amount was paid in full by the Company at December 31, 2015.

        The Company has entered into certain arrangements with IAC in the ordinary course of business for: (i) the leasing of office space for certain of our businesses at properties owned by IAC, for which we paid IAC approximately $1.7 million, $1.0 million and $0.5 million in the years ended December 31, 2015, 2014 and 2013, respectively; and (ii) the subleasing of space in a data center from an IAC subsidiary, for which we paid such IAC subsidiary approximately $1.2 million in each of the years ended December 31, 2015, 2014 and 2013.

        The portion of interest income reflected in the consolidated and combined statement of operations that is intercompany in nature was $3.8 million, $2.1 million, and $1.2 million for the years ended December 31, 2015, 2014 and 2013, respectively.

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

        The following summarizes the components of the net (increase)/decrease in IAC's investment in the Match Group prior to the IPO for the years ended December 31, 2015, 2014, and 2013:

	December 31,
	2015	2014	2013
	(In thousands)
Capital contribution from IAC to partially fund the acquisition of PlentyOfFish	$(155,000)	$—	$—
Cash transfers to IAC related to its centrally managed U.S. treasury management function, acquisitions and cash expenses paid by IAC on behalf of Match Group, net	126,275	165,782	59,216
Taxes	(57,041)	(54,761)	(54,228)
Interest income (expense), net(a)	3,813	(12,936)	(29,737)
Allocation of general and administrative expense	(6,898)	(6,648)	(6,210)

Net (increase) decrease in IAC's investment in the Match Group	$(88,851)	$91,437	$(30,959)

(a)
Does not include long-term debt, related party.

Related Party Debt

        The related party notes described below were repaid in full prior to the IPO.

        On September 28, 2011, the Company, through a foreign subsidiary, Match.com Europe Limited, issued $94 million aggregate principal amount of 3.57% Notes. The notes were issued to three IAC foreign subsidiaries in connection with the financing of the acquisition of a controlling interest in Meetic in September 2011. In December 2011, the Company repaid $15 million leaving an outstanding balance of $79 million. The remaining notes were guaranteed by Match.com Pegasus Limited, a subsidiary of the Company.

        On April 8, 2014, Match.com Europe Limited and Match.com France Limited issued a €53 million 5.00% Note and a $47 million 5.90% Note, respectively. The 5.00% euro denominated note was issued to an IAC foreign subsidiary in connection with the financing of the purchase of the remaining publicly-traded shares of Meetic that took place in the first quarter of 2014. The 5.90% Note was issued to an IAC foreign subsidiary with the proceeds being used to repay certain indebtedness that had been created in order to partially fund the acquisition of shares in Meetic.

Dividend to IAC

        During the fourth quarter of 2015, the Company made a dividend to IAC in the amount of $1.5 billion, of which $1.0 billion was paid in cash and $445.3 million was assumed in the Match Exchange Offer. See Note 8 for additional information on this note exchange.

Relationship with IAC post IPO

        In connection with the IPO, the Company entered into certain agreements relating to our relationship with IAC after the IPO. These agreements include a master transaction agreement; an investor rights agreement; a tax sharing agreement; a services agreement; an employee matters agreement and a subordinated loan agreement.

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Master Transaction Agreement

        The master transaction agreement sets forth the agreements between IAC and the Company regarding the principal transactions necessary to separate our business from IAC, as well as govern certain aspects of our relationship with IAC after the completion of the IPO. Under the master transaction agreement the Company agrees to assume all of the assets and liabilities related to its business and agrees to indemnify IAC against any losses arising out of any breach by the Company of the master transaction agreement or the other transaction related agreements described below. IAC also agrees to indemnify the Company against losses arising out of any breach by IAC of the master transaction agreement or any of the other transaction related agreements.

Investor Rights Agreement

        Under the investor rights agreement the Company will provide IAC with (i) specified registration and other rights relating to its shares of our common stock and (ii) anti-dilution rights. See Note 9 for additional information on the anti-dilution rights.

Tax Sharing Agreement

        The tax sharing agreement will govern the rights, responsibilities, and obligations of the Company and IAC with respect to tax liabilities and benefits, entitlements to refunds, preparation of tax returns, tax contests and other tax matters regarding U.S. federal, state, local and foreign income taxes. Under the tax sharing agreement, the Company is generally responsible and required to indemnify IAC for: (i) all taxes imposed with respect to any consolidated, combined or unitary tax return of IAC or one of its subsidiaries that includes the Company or any of our subsidiaries to the extent attributable to the Company or any of our subsidiaries, as determined under the tax sharing agreement, and (ii) all taxes imposed with respect to any of the Company's subsidiaries' consolidated, combined, unitary or separate tax returns.

Services Agreement

        The services agreement will govern services that the Company expects that IAC will provide including, among others: (i) assistance with certain legal, finance, internal audit, treasury, information technology support, insurance and tax affairs, including assistance with certain public company reporting obligations; (ii) payroll processing services; (iii) tax compliance services; and (iv) such other services as to which IAC and the Company may agree. In addition, under the services agreement the Company will provide IAC informational technology services and such other services as to which IAC and the Company may agree. The services agreement will continue for one year from the date of the IPO, with automatic renewal, subject to IAC's continued ownership of a majority of the combined voting power of the Company's voting stock.

Employee Matters Agreement

        The employee matters agreement covers a wide range of compensation and benefit issues related to the allocation of liabilities associated with: (i) employment or termination of employment, (ii) employee benefit plans and (iii) equity awards. Under the employee matters agreement, the Company's employees will continue to participate in IAC's U.S. health and welfare plans, 401(k) plan and flexible benefits plan and the Company will reimburse IAC for the costs of such participation. In the event IAC no longer retains shares representing at least 80% of the aggregate voting power of shares entitled to vote in the election of the Company's Board of Directors, Match Group will no

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

longer participate in IAC's employee benefit plans, but will establish its own employee benefit plans that will be substantially similar to the plans sponsored by IAC.

        The employee matters agreement also provides that (i) the Company will reimburse IAC for the cost of any IAC equity awards held by Match Group's employees and former employees and that IAC may elect to receive payment either in cash or the Company common stock. With respect to equity awards in certain of the Company's subsidiaries, IAC may require those awards to be settled in either shares of IAC's common stock or in shares of the Company's common stock and, to the extent shares of IAC common stock are issued in settlement, the Company will reimburse IAC for the cost of those shares by issuing to IAC additional shares of the Company's common stock.

IAC Subordinated Loan Facility

        Prior to the IPO, the Company entered into an uncommitted subordinated loan facility with IAC (the "IAC Subordinated Loan Facility"), which allows the Company to make one or more requests to IAC to borrow funds from it. If IAC agrees to fulfill any such borrowing request from the Company, such indebtedness will be incurred in accordance with the terms of the IAC Subordinated Loan Facility. Any indebtedness outstanding under the IAC Subordinated Loan Facility will be by its terms subordinated in right of payment to the obligations under the Match Group Credit Agreement and the Match Group Senior Notes, and will bear interest at the applicable rate set forth in the pricing grid in the Match Group Credit Agreement, which rate is based on the Company's consolidated net leverage ratio at the time of borrowing, plus an additional amount to be agreed upon. The IAC Subordinated Loan Facility has a scheduled final maturity date of no earlier than 90 days after the maturity date of the Match Group Credit Facility or the latest maturity date in respect of any class of Term Loans outstanding under the Match Group Credit Agreement. At December 31, 2015, the Company has no indebtedness outstanding under the IAC Subordinated Loan Facility.

NOTE 18—BENEFIT PLANS

        Match Group employees are eligible to participate in a retirement savings plan sponsored by IAC in the United States which is qualified under Section 401(k) of the Internal Revenue Code. Under the IAC/InterActiveCorp Retirement Savings Plan (the "Plan"), participating employees may contribute up to 50% of their pre-tax earnings, but not more than statutory limits. The employer match under the Plan is fifty cents for each dollar a participant contributes in this Plan, with a maximum contribution of 3% of a participant's eligible earnings, but not more than statutory limits. Matching contributions are invested in the same manner as each participant's voluntary contributions in the investment options provided under the Plan. An investment option in the Plan is IAC common stock, but neither participant nor matching contributions are required to be invested in IAC common stock. Matching contributions under the Plan for the years ended December 31, 2015, 2014, and 2013 were $2.1 million, $1.6 million and $1.2 million, respectively. The increase in matching contributions in 2015 is due primarily to an increase in participation in the Plan due to recent acquisitions and increased headcount.

        Internationally, Match Group also has or participates in various benefit plans, primarily defined contribution plans. Match Group's contributions for these plans for the years ended December 31, 2015, 2014 and 2013 were $2.0 million, $2.1 million, and $2.3 million, respectively.

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 19—STREAMLINING OF TECHNOLOGY SYSTEMS AND CONSOLIDATION OF EUROPEAN OPERATIONS

        Match Group is currently in the process of rebuilding its underlying Dating technology infrastructure that supports both its mobile and desktop platforms, as well as consolidating its European operations from seven principal locations down to three. For the year ended December 31, 2015, Match Group incurred $16.8 million in costs related to this project. A summary of the costs incurred, payments made and the related accruals is presented below.

	December 31, 2015
	Severance	Professional Fees & Other	Total
	(In thousands)
Accrual as of January 1,	$795	$933	$1,728
Charges incurred	8,350	8,417	16,767
Payments made	(6,132)	(8,786)	(14,918)

Accrual as of December 31,	$3,013	$564	$3,577

        The costs are allocated as follows in the statement of operations:

Year Ended December 31, 2015
(In thousands)
Cost of revenue	$2,947
Selling and marketing expense	1,678
General and administrative expense	8,160
Product development expense	3,982

Total	$16,767

NOTE 20—CONSOLIDATED AND COMBINED FINANCIAL STATEMENT DETAILS

	December 31,
	2015	2014
	(In thousands)
Other current assets:
Prepaid expenses	$18,983	$17,740
Other	20,066	10,072

Other current assets	$39,049	$27,812

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

	December 31,
	2015	2014
	(In thousands)
Property and equipment, net:
Computer equipment and capitalized software	$100,325	$86,716
Leasehold improvements	11,342	9,624
Furniture and other equipment	4,040	3,441
Projects in progress	3,004	1,375

	118,711	101,156
Accumulated depreciation and amortization	(70,644)	(58,159)

Property and equipment, net	$48,067	$42,997

	December 31,
	2015	2014
	(In thousands)
Accrued expenses and other current liabilities:
Accrued employee compensation and benefits	$30,012	$28,791
Accrued advertising expense	23,201	18,187
Other	65,343	47,741

Accrued expenses and other current liabilities	$118,556	$94,719

	Years Ended December 31,
	2015	2014	2013
	(In thousands)
Other income (expense), net:
Foreign currency exchange gain related to Euro denominated long-term debt—related party	$7,558	$8,307	$—
Interest income	4,715	2,898	1,943
Foreign currency exchange gains (losses), net	2,387	2,583	(1,737)
Other	(2,773)	(1,178)	11

Other income, net	$11,887	$12,610	$217

MATCH GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 21—QUARTERLY RESULTS (UNAUDITED)

	Quarter Ended March 31	Quarter Ended June 30	Quarter Ended September 30	Quarter Ended December 31
	(In thousands, except per share data)
Year Ended December 31, 2015
Revenue	$235,069	$248,817	$268,971	$267,574
Cost of revenue	38,953	44,529	47,636	46,870
Operating income	27,040	40,522	58,356	67,638
Net earnings	25,880	23,431	35,437	35,739
Net earnings attributable to the Match Group, Inc. shareholders	26,206	23,325	35,259	35,593
Per share information attributable to the Match Group, Inc. shareholders:
Basic	$0.16	$0.14	$0.21	$0.17
Diluted	$0.16	$0.14	$0.20	$0.16
Year Ended December 31, 2014
Revenue	$209,785	$211,906	$227,581	$238,996
Cost of revenue	24,145	24,487	33,447	37,945
Operating income	40,696	57,465	62,868	67,538
Net earnings	19,848	29,102	51,059	48,350
Net earnings attributable to the Match Group, Inc. shareholders	19,718	28,925	50,844	48,277
Per share information attributable to the Match Group, Inc. shareholders:
Basic	$0.12	$0.18	$0.32	$0.30
Diluted	$0.12	$0.17	$0.30	$0.29

Schedule II

MATCH GROUP, INC. AND SUBSIDIARIES

VALUATION AND QUALIFYING ACCOUNTS

Description	Balance at Beginning of Period	Charges to Earnings		Charges to Other Accounts		Deductions		Balance at End of Period
	(In thousands)
2015
Allowance for doubtful accounts	$1,133	$656	(1)	$87		$(137)	(4)	$1,739
Deferred tax valuation allowance	24,805	300	(2)	(1,861)	(3)	—		23,244
Other reserves	2,098							2,514
2014
Allowance for doubtful accounts	$856	$114	(1)	$384		$(221)	(4)	$1,133
Deferred tax valuation allowance	23,202	1,286	(5)	317	(6)	—		24,805
Other reserves	2,203							2,098
2013
Allowance for doubtful accounts	$240	$86	(1)	$533		$(3)	(4)	$856
Deferred tax valuation allowance	24,375	(915)	(7)	(258)	(8)	—		23,202
Other reserves	1,901							2,203

(1)
Additions to the allowance for doubtful accounts are charged to expense.

(2)
Amount is primarily related to a net increase in foreign, federal and state net operating losses.

(3)
Amount is primarily related to the decrease in unbenefited unrealized losses on an available-for-sale marketable equity security included in accumulated other comprehensive loss and currency translation adjustments on foreign net operating losses.

(4)
Write-off of fully reserved accounts receivable.

(5)
Amount is primarily related to federal net operating losses.

(6)
Amount is primarily related to the increase in unbenefited unrealized losses on a long-term marketable equity security included in accumulated other comprehensive loss, partially offset by currency translation adjustments on foreign net operating losses.

(7)
Amount is primarily related to foreign net operating losses.

(8)
Amount is related to the decrease in unbenefited unrealized losses on a long-term marketable equity security included in accumulated other comprehensive loss.

Report of independent auditors

Shareholder of Plentyoffish Media Inc.

        We have audited the accompanying consolidated financial statements of Plentyoffish Media Inc. and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2013 and 2014, and the related consolidated statement of income, changes in shareholder equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management's responsibility for the financial statements

        Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor's responsibility

        Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Plentyoffish Media Inc. and Subsidiaries at December 31, 2013 and 2014, and the consolidated results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

New York, New York

October 5, 2015

Plentyoffish Media Inc. and Subsidiaries

Consolidated balance sheet

	December 31,
	2013	2014
	(In thousands of CAD, except share data)
ASSETS
Cash and cash equivalents	$32,281	$19,935
Time deposits	250	10,250
Accounts receivable, net of allowance and reserves of $14 and $522, respectively	3,407	4,839
Prepaid and other current assets	1,317	1,544

Total current assets	37,255	36,568
Property and equipment, net	4,283	5,562
Other non-current assets	3,318	1,626

TOTAL ASSETS	$44,856	$43,756

LIABILITIES AND SHAREHOLDER EQUITY
LIABILITIES:
Accounts payable	$374	$1,396
Deferred revenue	5,683	11,387
Income taxes payable	1,863	2,469
Accrued expenses and other current liabilities	1,610	1,037

Total current liabilities	9,530	16,289
Income taxes payable	314	647
Redeemable preferred stock, $0.01 par value; no maximum shares authorized; 10,000 shares issued and outstanding	9,300	9,300
Commitments and contingencies
SHAREHOLDER EQUITY:
Common stock
Class A, no par value, 10,000 shares authorized; 100 shares issued and outstanding	—	—
Class B, no par value, 10,000 shares authorized; no shares issued or outstanding	—	—
Class C, no par value, 10,000 shares authorized; no shares issued or outstanding	—	—
Additional paid-in capital	1,749	1,749
Retained earnings	23,963	15,771

Total shareholder equity	25,712	17,520

TOTAL LIABILITIES AND SHAREHOLDER EQUITY	$44,856	$43,756

The accompanying notes to consolidated financial statements are an integral part of these statements.

Plentyoffish Media Inc. and Subsidiaries

Consolidated statement of income

	Years ended December 31,
	2013	2014
	(In thousands of CAD)
Subscription revenue	$20,586	$33,393
Advertising revenue	27,806	26,283

Total revenue	48,392	59,676
Operating costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	2,850	5,020
Selling and marketing expense	9,864	8,254
General and administrative expense	6,389	9,350
Product development expense	941	1,135
Depreciation and amortization	2,073	2,216

Total operating costs and expenses	22,117	25,975

Operating income	26,275	33,701
Other (expense) income, net	(202)	1,064

Earnings before income taxes	26,073	34,765
Income tax provision	(6,781)	(9,107)

Net earnings	$19,292	$25,658

The accompanying notes to consolidated financial statements are an integral part of these statements.

Plentyoffish Media Inc. and Subsidiaries

Consolidated statement of shareholder equity

			Class A common stock no par value
	Preferred stock $0.01 par value
					Additional paid-in capital	Retained earnings	Total shareholder equity
	$	Shares	$	Shares
	(In thousands of CAD, except share data)
Balance as of January 1, 2013	$9,300	10,000	$—	100	$1,749	$14,471	$16,220
Net earnings for the year ended December 31, 2013	—	—	—	—	—	19,292	19,292
Dividends	—	—	—	—	—	(9,800)	(9,800)

Balance as of December 31, 2013	$9,300	10,000	$—	100	$1,749	$23,963	$25,712
Net earnings for the year ended December 31, 2014	—	—	—	—	—	25,658	25,658
Dividends	—	—	—	—	—	(33,850)	(33,850)

Balance as of December 31, 2014	$9,300	10,000	$—	100	$1,749	$15,771	$17,520

The accompanying notes to consolidated financial statements are an integral part of these statements.

Plentyoffish Media Inc. and Subsidiaries

Consolidated statement of cash flows

	Years ended December 31,
	2013	2014
	(In thousands of CAD)
Cash flows from operating activities:
Net earnings	$19,292	$25,658
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	2,073	2,216
Bad debt expense	13	508
Deferred income taxes	(5)	6
Changes in assets and liabilities:
Accounts receivable	(1,455)	(1,940)
Prepaid and other current assets	(556)	(227)
Accounts payable and accrued expenses and other current liabilities	777	449
Income taxes payable	(501)	634
Deferred revenue	2,140	5,704
Other, net	(184)	168

Net cash provided by operating activities	21,594	33,176

Cash flows from investing activities:
Capital expenditures	(2,099)	(3,496)
Purchases of time deposits	—	(10,000)
Transfers to related parties	(1,402)	(5,196)
Transfers from related parties	1,039	6,998
Other, net	(44)	22

Net cash used in investing activities	(2,506)	(11,672)

Cash flows from financing activities:
Dividends	(9,800)	(33,850)

Net cash used in financing activities	(9,800)	(33,850)

Net increase (decrease) in cash and cash equivalents	9,288	(12,346)
Cash and cash equivalents at beginning of period	22,993	32,281

Cash and cash equivalents at end of period	$32,281	$19,935

The accompanying notes to consolidated financial statements are an integral part of these statements.

Plentyoffish Media Inc. and Subsidiaries

Notes to consolidated financial statements

Note 1—Company overview and basis of presentation

Company overview

        Plentyoffish Media Inc. ("POF") was founded in 2004 in Vancouver, Canada and is a leading provider of subscription-based and ad-supported online personals servicing North America, Europe, Latin America and Australia. Services are provided through websites and mobile applications that POF owns and operates.

        All references to "POF," the "Company," "we," "our" or "us" in this report are to Plentyoffish Media Inc.

Basis of presentation

        The Company prepares its consolidated financial statements in accordance with U.S. generally accepted accounting principles ("GAAP"). The Company's consolidated financial statements are expressed in Canadian dollars ("CAD").

Basis of consolidation

        The consolidated financial statements include the accounts of the Company and all entities that are wholly-owned by the Company. All intercompany transactions and balances have been eliminated.

Note 2—Summary of significant accounting policies

Accounting estimates

        Management of the Company is required to make certain estimates, judgments and assumptions during the preparation of its consolidated financial statements in accordance with GAAP. These estimates, judgments and assumptions impact the reported amounts of assets, liabilities, revenue and expenses and the related disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

        On an ongoing basis, the Company evaluates its estimates and judgments including those related to: the carrying value of accounts receivable, including the determination of the allowance for doubtful accounts and revenue reserves; the useful lives and recovery of property and equipment; and the liabilities for uncertain tax positions. The Company bases its estimates and judgments on historical experience, its forecasts and budgets and other factors that the Company considers relevant.

Revenue recognition

        The Company's revenue is derived both from subscription fees and on-line advertising revenue.

        Subscription fees are generated from customers for our subscription-based online personals and related services. Revenue is presented net of credits and credit card chargebacks. Revenue recognition occurs ratably over the terms of the applicable subscriptions, which primarily range from one to twelve months, beginning when there is persuasive evidence of an arrangement, delivery has occurred (access has been granted), the fees are fixed or determinable, and collection is reasonably assured. Subscribers pay in advance, primarily by using a credit card, and, subject to certain conditions identified in our terms and conditions, all purchases are final and nonrefundable. Fees collected in advance for subscriptions are deferred and recognized as revenue using the straight-line method over the term of the applicable subscription period. POF also earns revenue from online advertising which is recognized

Plentyoffish Media Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

every time an ad is displayed. Deferred revenue is $5.7 million and $11.4 million at December 31, 2013 and 2014, respectively.

Cash and cash equivalents

        Cash and cash equivalents include cash and short-term investments, with maturities of less than 91 days from the date of purchase.

Time deposits

        The Company has guaranteed investment certificates, which are classified as time deposits on the balance sheet. Time deposits have original maturities exceeding three months, and have remaining maturities within twelve months. Time deposits accrue interest daily based on a fixed interest rate for the term. The carrying value of these financial instruments is recorded at cost plus accrued interest, which approximates their fair value.

Fair value measurements and financial instruments

        The Company categorizes its financial instruments measured at fair value into a fair value hierarchy that prioritizes the inputs used in pricing the asset or liability. The three levels of the fair value hierarchy are:

  •
  Level 1: Observable inputs obtained from independent sources, such as quoted prices for identical assets and liabilities in active markets.

  •
  Level 2: Other inputs, which are observable directly or indirectly, such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active and inputs that are derived principally from or corroborated by observable market data. The fair values of the Company's Level 2 financial assets are obtained from observable market prices for identical underlying securities that may not be actively traded.

  •
  Level 3: Unobservable inputs for which there is little or no market data and require the Company to develop its own assumptions, based on the best information available in the circumstances, about the assumptions market participants would use in pricing the assets or liabilities.

        Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurements. Changes in the observability of valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy.

        The Company's financial instruments consist of cash and cash equivalents, time deposits, accounts receivable, prepaid and other current assets, accounts payable, and accrued expenses and other current liabilities. The carrying values of these financial instruments approximate their fair values due to the immediate or short-term maturity of these instruments.

        Cash and cash equivalents are valued based on Level 1 inputs and time deposits are valued based on Level 2 inputs. There are no assets or liabilities that are measured at fair value on a recurring basis using Level 3 inputs.

        The Company's non-financial assets, such as property and equipment are adjusted to fair value only when an impairment charge is recognized. Such fair value measurements are based predominantly on Level 3 inputs.

Plentyoffish Media Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

Accounts receivable

        Accounts receivable are stated at amounts due from customers, net of an allowance for doubtful accounts and revenue reserves. Accounts receivable outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time accounts receivable are past due, the Company's previous loss history, the specific customer's ability to pay its obligation to the Company and the condition of the general economy and the customer's industry. The Company writes off accounts receivable when they become uncollectible. The Company also maintains allowances to reserve for potential credits issued to customers or other revenue adjustments. The amounts of these reserves are based, in part, on historical experience.

Property and equipment

        Property and equipment, including significant improvements, are recorded at cost. Repairs and maintenance costs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Estimated useful lives
Asset category:
Computer hardware and software	3 years
Furniture and other equipment	5 years
Leasehold improvements	7 years

        For the years ended December 31, 2013 and 2014, the Company did not capitalize any website or internally developed software costs due to the Company's rapid development cycle and frequency of releases. The Company has charged such costs to product development expense in the period incurred.

        Property and equipment is reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. The carrying value of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If the carrying value is deemed not to be recoverable, an impairment loss is recorded equal to the amount by which the carrying value of the long-lived asset exceeds its fair value.

Advertising costs

        Advertising costs are expensed in the period incurred (when the advertisement first runs for production costs that are initially capitalized) and represent online marketing, including fees paid to search engines and offline marketing, which is primarily television advertising. Advertising expense is $8.7 million and $6.8 million for the years ended December 31, 2013 and 2014, respectively.

Legal costs

        Legal costs are expensed as incurred.

Income taxes

        The Company accounts for income taxes under the liability method, and deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the

Plentyoffish Media Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

financial statement carrying values of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided on deferred tax assets if it is determined that it is more likely than not that the deferred tax asset will not be realized. The Company records interest, net of any applicable related income tax benefit, on potential income tax contingencies as a component of income tax expense.

        The Company recognizes liabilities for uncertain tax positions based on a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement.

Comprehensive income

        The Company has no items of other comprehensive income. Our comprehensive income is equivalent to our net earnings for all periods presented, and as such, no statement of other comprehensive income is presented.

Foreign currency transaction gains and losses

        Transaction gains and losses resulting from assets and liabilities denominated in a currency other than the functional currency are included in the consolidated statement of operations as a component of other (expense) income, net.

Certain risks and concentrations

        The Company's business is subject to certain risks and concentrations including dependence on third-party technology providers, exposure to risks associated with online commerce security and credit card fraud.

        Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of cash and cash equivalents and time deposits. Some of the cash and cash equivalents are maintained with international financial institutions that are not covered by deposit insurance.

Recent accounting pronouncement

        In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers, which clarifies the principles for recognizing revenue and develops a common standard for all industries. The new guidance is effective for reporting periods beginning after December 15, 2017. Entities have the option of using either a full retrospective or cumulative effect approach to adopt ASU No. 2014-09. In July 2015, the FASB decided to defer the effective date by one year, with early adoption on the original effective date permitted. The Company is currently evaluating the new guidance and has not yet determined whether the adoption of the new standard will have a material impact on its consolidated financial statements or the method and timing of adoption.

Plentyoffish Media Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

Note 3—Income taxes

        The components of the provision for income taxes are as follows:

	Years ended December 31,
	2013	2014
	(In thousands of CAD)
Current income tax provision:
Canadian federal	$3,658	$5,024
Provincial	2,814	3,843
Foreign	314	234

Current income tax provision	6,786	9,101

Deferred income tax (benefit) provision:
Canadian federal	(5)	3
Provincial	—	3

Deferred income tax (benefit) provision	(5)	6

Income tax provision	$6,781	$9,107

        The tax effects of cumulative temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below.

	December 31,
	2013	2014
	(In thousands of CAD)
Deferred tax assets:
Losses carryforward	$486	$508

Total deferred tax assets	486	508

Deferred tax liabilities:
Property and equipment	(316)	(324)

Total deferred tax liabilities	(316)	(324)

Net deferred tax assets	$170	$184

        At December 31, 2014, the Company has $1.9 million of non-capital losses for income tax purposes which can be carried forward to be applied against future taxable income. These losses will expire at various times between 2031 and 2034.

Plentyoffish Media Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

        A reconciliation of the income tax provision to the amounts computed by applying the Canadian statutory federal income tax rate to earnings before income taxes is shown as follows:

	Years ended December 31,
	2013	2014
	(In thousands of CAD)
Income tax provision at the Canadian federal statutory rate of 15%	$3,911	$5,215
Provincial taxes	2,810	3,840
Non-deductible expense	9	21
Other, net	51	31

Income tax provision	$6,781	$9,107

        A reconciliation of the beginning and ending amount of unrecognized tax benefits, excluding interest, is as follows:

	December 31,
	2013	2014
	(In thousands of CAD)
Balance at January 1	$—	$296
Additions based on tax positions related to the current year	296	322

Balance at December 31	$296	$618

        The Company recognizes interest and, if applicable, penalties related to unrecognized tax benefits in the income tax provision. At December 31, 2013 and 2014, the Company has accrued less than $0.1 million, respectively, for the payment of interest.

        At December 31, 2013 and 2014, unrecognized tax benefits, including interest and penalties, are $0.3 million and $0.6 million, respectively. If unrecognized tax benefits at December 31, 2014 are subsequently recognized, $0.1 million, net of related receivables and interest, would reduce income tax expense. The comparable amount as of December 31, 2013 is $0.1 million.

        Various jurisdictions are open to examination for various tax years beginning with 2011. Income taxes payable include reserves considered sufficient to pay assessments that may result from examination of prior year tax returns. Differences between the reserves for income tax contingencies and the amounts owed by the Company are recorded in the period they become known.

Note 4—Redeemable preferred stock

        The Company has 10,000 shares of redeemable preferred stock, $0.01 par value, outstanding as of December 31, 2013 and 2014. There is no maximum number of authorized shares. These shares were issued on September 30, 2009 with a redemption value of $9.3 million. The holder of the redeemable preferred stock is not entitled to any dividends or otherwise participate in the profits of the Company.

        The holder of the preferred stock has the right to require the Company to redeem each of its shares within 60 days after the receipt of a written request; accordingly, the Company recorded the preferred stock outside of permanent equity.

Plentyoffish Media Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

        The Company will not, while any preferred stock is outstanding, declare or pay any dividends; redeem or acquire any shares other than preferred stock; or reduce its capital otherwise than by way of a redemption or acquisition of any common shares unless the board of directors determine that the fair value of the preferred stock, immediately thereafter, is not less than its redemption value. In connection with the cash dividends paid on the outstanding Class A common stock the director of the Company determined that the fair value of the preferred stock was not less than its redemption value. The holder of preferred stock shall not have any right to receive notice of or attend at or vote at any general meeting of the shareholders of the Company.

        In the event of any liquidation, dissolution, or winding-up of the Company, or other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs, each holder of preferred stock shall be entitled to be paid and in preference to and priority over any distribution or payment on any other share, the amount that would have been the redemption price for such share if the date of payment had been the date for redemption, and after such payment each such holder will not be entitled to participate in any further distribution of property or assets of the Company.

Note 5—Shareholder equity

        The Company's amended and restated certificate of incorporation authorizes the Company to issue 30,000 shares of common stock (10,000 Class A shares, 10,000 Class B shares and 10,000 Class C shares) no par value. As of December 31, 2013 and 2014, there was 100 Class A shares issued and outstanding and no Class B or Class C shares issued or outstanding. Class B common stock has identical rights to Class A common stock. Class C common stock has no voting rights for the election of directors or any other purpose and shall not be entitled to receive notice of or to attend any annual or special meeting of the shareholders of the Company.

        The holder of the Company's Class A common stock has one vote for each share of common stock and is entitled to receive dividends out of funds that are legally available if declared by the board of directors. For the years ended December 31, 2013 and 2014, $9.8 million and $33.9 million in cash dividends had been declared and paid.

Note 6—Commitments

        The Company leases office space used in connection with its operations under various operating leases, some of which contain escalation clauses.

        Future minimum payments under operating lease agreements are as follows:

Years ending December 31,	(In thousands of CAD)
2015	$516
2016	523
2017	394

Total	$1,433

        Expenses charged to operations under these agreements are $0.8 million for both years ended December 31, 2013 and 2014.

Plentyoffish Media Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

Note 7—Contingencies

        From time to time, the Company is party to litigation in the ordinary course of business. The Company establishes reserves for specific legal matters when it determines that the likelihood of an unfavorable outcome is probable and the loss is reasonably estimable. The Company also evaluates other contingent matters, including income and non-income tax contingencies, to assess the likelihood of an unfavorable outcome and estimated extent of potential loss. Management currently believes that resolving claims against us will not have a material impact on the liquidity, results of operations, or financial condition of the Company, however, these matters are subject to inherent uncertainties and management's view of these matters may change in the future. See Note 3 for additional information related to income tax contingencies.

Note 8—Supplemental cash flow information

	Years ended December 31,
	2013	2014
	(In thousands of CAD)
Cash paid during the year for:
Interest	$5	$2
Income tax payments	7,289	8,648

Note 9—Related party transactions

        The Company's shareholders are Mr. Markus Frind, Chief Executive Officer of the Company, and entities affiliated with him. From time to time, the Company has transferred cash to entities controlled by Mr. Frind and/or his affiliates. In addition, the Company has paid certain operating expenses on behalf of one of these entities. During 2013 and 2014, cash transfers from the Company to Mr. Frind and his affiliates were $1.4 million and $5.2 million, respectively, and cash transfers to the Company from Mr. Frind and his affiliates were $1.0 million and $7.0 million, respectively. The amounts due from Mr. Frind and his affiliates totaled $2.0 million and $0.2 million as of December 31, 2013 and 2014, respectively. These receivables are included in "Other non-current assets" in the accompanying consolidated balance sheet.

Note 10—Benefit plans

        The Company offers a defined contribution plan for its employees. The Company's contributions to this plan for both years ended December 31, 2013 and 2014 is $0.1 million.

Plentyoffish Media Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

Note 11—Consolidated financial statement details

	December 31,
	2013	2014
	(In thousands of CAD)
Property and equipment, net:
Computer hardware and software	$8,804	$11,967
Leasehold improvements	943	1,115
Furniture and other equipment	381	447

	10,128	13,529
Accumulated depreciation and amortization	(5,845)	(7,967)

Property and equipment, net	$4,283	$5,562

	December 31,
	2013	2014
	(In thousands of CAD)
Other non-current assets:
Receivables from related parties	$2,004	$202
Income taxes receivable	247	532
Deferred income taxes	170	184
Other	897	708

Other non-current assets	$3,318	$1,626

	December 31,
	2013	2014
	(In thousands of CAD)
Accrued expenses and other current liabilities:
Value-added taxes payable	$1,427	$—
Accrued license fees	—	771
Other	183	266

Accrued expenses and other current liabilities	$1,610	$1,037

	Years ended December 31,
	2013	2014
	(In thousands of CAD)
Other (expense) income, net:
Interest income, net	$273	$443
Foreign currency exchange (losses) gains, net	(475)	1,060
Other	—	(439)

Other (expense) income, net	$(202)	$1,064

Plentyoffish Media Inc. and Subsidiaries

Notes to consolidated financial statements (Continued)

Note 12—Subsequent events

        On June 29, 2015, the Company amended and restated its articles of incorporation to issue two new classes of common stock, Class D and Class E, and a new class of redeemable preferred stock, Class F. In connection with the new classes of common stock and redeemable preferred stock the holder of the Class A common shares exchanged his outstanding shares for 1.0 million shares of Class E common stock and 4.9 million shares of Class F redeemable preferred stock. There was no issuance of Class D common stock.

        On July 14, 2015, the Company announced that it had entered into a definitive agreement to be acquired by Match Group, Inc. for USD $575 million in cash. The acquisition is expected to close in the fourth quarter of 2015.

        In preparing these consolidated financial statements, management evaluated subsequent events through October 5, 2015 on which date the consolidated financial statements were available for issuance.

Match Group, Inc.

EXCHANGE OFFER FOR

$445,172,000 6.75% senior notes due 2022
FOR
A LIKE PRINCIPAL AMOUNT OF OUTSTANDING
6.75% senior notes due 2022

$400,000,000 6.375% senior notes due 2024
FOR
A LIKE PRINCIPAL AMOUNT OF OUTSTANDING
6.375% senior notes due 2024

PROSPECTUS

July 18, 2016